UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

GALAXY GAMING, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GALAXY GAMING, INC.

MERGER PROPOSED-YOUR VOTE IS VERY IMPORTANT

September 26, 2024

Dear Stockholders of Galaxy Gaming, Inc.:

You are cordially invited to attend a special meeting of the stockholders of Galaxy Gaming, Inc., a Nevada corporation (“Galaxy,” the “Company,” “we,” “us” or “our”), to be held virtually via live webcast on November 12, 2024, at 9:00 a.m. Pacific Time (the special meeting and any adjournments or postponements thereof, the “Special Meeting”) at www.virtualshareholdermeeting.com/GLXZ2024SM.

We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of July 18, 2024, with Evolution Malta Holding Limited, a company registered in Malta (“Parent” or “Evolution”), and Galaga Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Galaxy, with Galaxy surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are each affiliated with Evolution AB (publ) (“Evolution Parent”). Evolution Parent is one of the world’s top providers of online casino games.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Galaxy common stock, par value $0.001 per share (the “Company Shares”) entitled to vote thereon as of the close of business on September 25, 2024 (the “Record Date”) is required to approve the Merger Proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Galaxy’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”). The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes, if any) at the Special Meeting by the holders present or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Merger Compensation Proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes, if any) at the Special Meeting by the holders present or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Adjournment Proposal.

If the Merger is consummated, you will be entitled to receive $3.20 in cash, without interest and subject to any applicable withholding taxes, for each Company Share that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). Such merger consideration represents a premium of approximately 124% over the Company Share closing price of $1.43 on July 17, 2024, the last trading day before the announcement of the transaction.

The Board of Directors of Galaxy (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Galaxy and Galaxy stockholders, (ii) duly authorized and approved the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation by Galaxy of the transactions contemplated thereby, (iii) declared the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation of the transactions contemplated thereby, advisable, and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that Galaxy stockholders adopt and approve the Merger Agreement and approve the transactions contemplated thereby, including the Merger. The Board recommends that Galaxy stockholders vote “FOR” the Merger Proposal. In addition, the Board recommends that Galaxy stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement and is incorporated herein by reference. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Galaxy from documents we file with the Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.

Your vote is very important, regardless of the number of Company Shares that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding Company Shares entitled to vote thereon as of the Record Date.

If you have questions or need assistance voting your Company Shares, please contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: (877) 800-5185

Banks and brokers may call collect: (212) 750-5833

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

Mark Lipparelli

Director and Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. This proxy statement is dated September 26, 2024 and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about September 26, 2024.

GALAXY GAMING, INC.

NOTICE OF VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 12, 2024

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Galaxy Gaming, Inc., a Nevada corporation (“Galaxy,” the “Company,” “we,” “us” or “our”), will be held virtually via live webcast on November 12, 2024, at 9:00 a.m. Pacific Time, or at any adjournment or postponement thereof. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” or “in person” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of July 18, 2024, by and among Evolution Malta Holding Limited, a company registered in Malta (“Parent” or “Evolution”), Galaga Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Galaxy, pursuant to which Merger Sub will be merged with and into Galaxy, with Galaxy surviving as a wholly owned subsidiary of Parent (the “Merger”);

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Galaxy’s named executive officers that is based on or otherwise relates to the Merger; and

3.

To consider and vote on a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the special meeting (the virtual special meeting and any adjournments or postponements thereof, the “Special Meeting”).

Only stockholders of record as of the close of business on September 25, 2024 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.

The Board recommends that you vote:

1.	“FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”);

2.

“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Galaxy’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”); and

3.

“FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Your vote is very important, regardless of the number of shares of Galaxy common stock, par value $0.001 per share (“Company Shares”), that you own. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

Under the Nevada Revised Statutes (as amended from time to time), stockholders and beneficial owners who do not vote in favor of the Merger Proposal and who follow the procedures set forth in Sections 92A.300 through 92A.500 of the Nevada Revised Statutes will have the right to seek appraisal of the fair value of their issued and outstanding Company Shares

By Order of the Board of Directors,

Very truly yours,

Mark Lipparelli

Director and Chairman of the Board

Las Vegas, Nevada

September 26, 2024

YOUR VOTE IS VERY IMPORTANT!

If your Company Shares are registered directly in your name: If you are a stockholder of record, you may grant a proxy to vote your Company Shares through the Internet, by telephone or by mail as described below. Please help us save time and postage costs by granting a proxy through the Internet or by telephone. Each such method is generally available 24 hours a day and will ensure that your proxy to vote your Company Shares is confirmed and posted immediately. To grant a proxy to vote your Company Shares:

1.	BY INTERNET

a.	Please visit the Internet at the address on your proxy card and follow the instructions.

b.	To be counted, your Internet vote must be received by 11:59 p.m. Eastern Time, on November 11, 2024, the day preceding the Special Meeting.

2.	BY TELEPHONE

a.	Please call toll-free (within the U.S. or Canada) at the phone number on your proxy card and follow the instructions.

b.	To be counted, your telephone vote must be received by 11:59 p.m. Eastern Time, on November 11, 2024, the day preceding the Special Meeting.

3.	BY MAIL

a.	Please complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope.

If your Company Shares are held in the name of a bank, broker or other nominee: You will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your Company Shares to be voted. Telephone and Internet voting instructions also may be offered to stockholders owning Company Shares through certain banks and brokers. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the Company Shares in your account. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting, including the Merger Proposal, without your instructions.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting.

To vote your Company Shares at the Special Meeting, you must attend the virtual meeting at www.virtualshareholdermeeting.com/GLXZ2024SM.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor or us by using the contact information provided below:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: (877) 800-5185

Banks and brokers may call collect: (212) 750-5833

or

Galaxy Gaming, Inc.

Attn: Corporate Secretary

Email: investors@galaxygaming.com

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the virtual special meeting (together with any adjournments or postponements thereof, the “Special Meeting”), the Merger Agreement (as defined below) and the transactions contemplated by the Merger Agreement, pursuant to which Merger Sub (as defined below) will be merged with and into Galaxy (as defined below), with Galaxy surviving as a wholly owned subsidiary of Parent (as defined below) (the “Merger”). Please refer to the “Summary” beginning on page 13 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

Except as otherwise specifically noted in this proxy statement or as context otherwise requires, “Galaxy,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to Galaxy Gaming, Inc. Throughout this proxy statement we refer to Evolution Malta Holding Limited as “Parent” or “Evolution” and Galaxy Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of July 18, 2024, as it may be amended from time to time, by and among Parent, Merger Sub and Galaxy, as the “Merger Agreement.”

Q.	Why am I receiving these materials?

A.

On July 18, 2024, Galaxy entered into the Merger Agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Parent, with and into Galaxy, with Galaxy surviving the Merger as a wholly owned subsidiary of Parent. The board of directors of Galaxy (the “Board”) is furnishing this proxy statement and form of proxy card to the holders of the issued and outstanding shares of Galaxy common stock, par value $0.001 per share (the “Company Shares”), in connection with the solicitation of proxies to be voted at the Special Meeting.

Q.	What is the proposed transaction?

A.

The proposed transaction is the acquisition of Galaxy by Parent pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement (the “Merger Proposal”) is approved by the holders of a majority of the voting power of the Company Shares outstanding and entitled to vote thereon as of the Record Date (as defined below) and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will be merged with and into Galaxy, with Galaxy surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, Company Shares will no longer be publicly traded and will be delisted from the OTCQB marketplace (“OTCQB”). In addition, Company Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Galaxy will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q.	What will I receive if the Merger is consummated?

A.

Upon consummation of the Merger, you will be entitled to receive $3.20 in cash, without interest (the “Merger Consideration”) and subject to applicable withholding taxes, for each Company Share that you own as of the Effective Time (as defined below), unless you have properly exercised and not failed to perfect, withdrawn or otherwise lost your right to appraisal in accordance with Sections 92A.300 to 92A.500 of the Nevada Revised Statutes (as amended from time to time, the “NRS”). For example, if you own 1,000 Company Shares as of the Effective Time, you will receive $3,200.00 in cash in exchange for your Company Shares (less any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Parent as a result of the Merger.

Q.

How does the Merger Consideration compare to the market price of Company Shares prior to the public announcement that Galaxy entered into the Merger Agreement? How does the Merger Consideration compare to the market price of Company Shares as of a recent trading date?

A.

The Merger Consideration represents a premium of approximately 124% over the Company Share closing price of $1.43 on July 17, 2024, the last trading day before the announcement of the transaction. On September 25, 2024, the last practicable day before the printing of this proxy statement, the closing price of the Company Shares on OTCQB was $2.77 per share. You are encouraged to obtain current market quotations for Company Shares.

Q.	When and where is the Special Meeting?

A.

The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/GLXZ2024SM on November 12, 2024, at 9:00 a.m. Pacific Time or at any adjournment or postponement thereof. The Special Meeting will be online only, so there is no physical meeting location.

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to consider and vote on the following proposals:

•	To approve the Merger Proposal;

•

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Galaxy’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”); and

•

To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Q.	Who is entitled to vote at the Special Meeting?

A.

Only holders of record of Company Shares as of the close of business on September 25, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were 24,975,826 Company Shares issued and outstanding. Each issued and outstanding Company Share on that date will entitle its holder to one vote, in person or by proxy, on all matters to be voted on at the Special Meeting.

Q.	What vote is required to approve the Merger Proposal?

A.	The affirmative vote of the holders of a majority of the voting power of the Company Shares outstanding and entitled to vote thereon as of the Record Date is required to approve the Merger Proposal.

The failure to grant a proxy to vote your Company Shares by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Q.	What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the approval of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal?

A.

In reaching its decision to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that our stockholders approve the Merger Proposal, the

Merger Compensation Proposal and the Adjournment Proposal, the Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as other alternatives. For a more detailed description of these factors, see “The Merger-Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement.

Q.	What is a quorum and how many Company Shares are needed to constitute a quorum?

A.

A quorum of stockholders is the presence of stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The holders of at least a majority of the voting power of Company Shares entitled to vote at the Special Meeting, present or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present, then under our second amended and restated bylaws, the person presiding at the Special Meeting may adjourn the meeting from time to time in the manner provided under our Bylaws until a quorum is represented.

If you submit a signed proxy card, grant a proxy electronically over the Internet or by telephone, or vote at the Special Meeting (regardless of whether you indicate how you wish to vote), your Company Shares will be counted for purposes of determining the presence of a quorum. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will cause such Company Shares to not be counted for purposes of determining the presence of a quorum. However, if you hold Company Shares in “street name” and give voting instructions to your broker, bank or other nominee with respect to at least one of the proposals, but give no instruction as to one or more of the other proposals, then those Company Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Abstentions will be counted for purposes of determining the presence of a quorum.

Q.

What vote is required to approve the proposal to approve certain compensation that will or may be paid or become payable to Galaxy’s named executive officers that is based on or otherwise relates to the Merger?

A.

The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes, if any) at the Special Meeting by the holders entitled to vote thereon is required to approve the Merger Compensation Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will not have any effect on the Merger Compensation Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will not have any effect on the Merger Compensation Proposal. Abstentions are not considered to be votes cast and will have no effect on the Merger Compensation Proposal.

Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either Galaxy or Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Galaxy stockholders on the Merger Compensation Proposal.

Q.	What vote is required to approve the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies?

A.

The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes, if any) at the Special Meeting by the holders entitled to vote thereon is required to approve the Adjournment Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will not have any effect on the Adjournment Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will not have any effect on the Adjournment Proposal. Abstentions are not considered to be votes cast and will have no effect on the Adjournment Proposal.

Q.	How does the Board recommend that I vote?

A.

The Board, after considering the various factors described under “The Merger-Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Galaxy and Galaxy stockholders, (ii) duly authorized and approved the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation by Galaxy of the transactions contemplated thereby, (iii) declared the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation of the transactions contemplated thereby, advisable, and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that Galaxy stockholders adopt and approve the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

The Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Q.	What do I need to do now?

A.

We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically on the Internet or by telephone, so that your Company Shares can be voted at the Special Meeting. If you hold your Company Shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your Company Shares. Please do not send your stock certificates with your proxy card.

Q.	How do I vote?

A.

If you are a stockholder of record (that is, if your Company Shares are registered in your name with our transfer agent, Pacific Stock Transfer Company (“PST”)), there are four ways to cause your Company Shares to be voted at the Special Meeting:

•	by visiting the Internet at the address on your proxy card and following the instructions;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card and following the instructions;

•	by completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	by voting virtually at the Special Meeting at www.virtualshareholdermeeting.com/GLXZ2024SM.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal.

A 16-digit control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your Company Shares, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your Company Shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting, you are strongly encouraged to grant a proxy to vote your Company Shares.

If your Company Shares are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your Company Shares. Without those instructions, your Company Shares will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.

Q.	What is the difference between holding Company Shares as a stockholder of record and as a beneficial owner?

A.

If your Company Shares are registered directly in your name with our transfer agent, PST, you are considered, with respect to those Company Shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Galaxy.

If your Company Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such Company Shares and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those Company Shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your Company Shares at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Q.	Will my Company Shares held in “street name” or another form of record ownership be combined for voting purposes with Company Shares I hold as the stockholder of record?

A.

No. Because any Company Shares you may hold in “street name” will be deemed to be held by a different stockholder than any Company Shares you hold as the stockholder of record, any Company Shares held in “street name” will not be combined for voting purposes with the Company Shares you hold as the stockholder of record. Similarly, if you own Company Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those Company Shares because they are held in a different form of record ownership. Company Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Company Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	If I hold my Company Shares in “street name,” will my bank, broker or other nominee vote my Company Shares for me on the proposals to be considered at the Special Meeting?

A.

Not without your direction. Your bank, broker or other nominee will only be permitted to vote your Company Shares on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. “Broker non-votes” occur when shares held in street name are present at a stockholder meeting at which at least one item of business is a routine proposal, but the bank, broker or other nominee is not instructed by the beneficial owner of those shares to vote on a particular proposal for which the bank, broker or other nominee does not have discretionary voting power. Under applicable stock exchange rules, the proposals in this proxy statement are non-routine matters, and therefore it is expected that there will be no broker non-votes at the Special Meeting. Accordingly, banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your Company Shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your Company Shares. Without such instructions, your Company Shares will not be voted at the Special Meeting and will not be considered present and entitled to vote at the Special Meeting for the purpose of determining whether a quorum is present. If you fail to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal, it will have the same effect as if you voted “AGAINST” the Merger Proposal.

Q.	What happens if I do not vote?

A.

The required vote to approve the Merger Proposal is based on the total number of Company Shares outstanding as of the close of business on the Record Date, not just the Company Shares that are voted at the Special Meeting. If you do not vote in person or by proxy, it will have the same effect as voting “AGAINST” the Merger Proposal.

Q.	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A.	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time by:

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on November 11, 2024, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 11:59 p.m. Eastern Time on November 11, 2024, the day preceding the Special Meeting;

•

sending a written notice of revocation to Galaxy at 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118, which must be received prior to 11:59 p.m. Eastern Time on November 11, 2024, the day preceding the Special Meeting; or

•	virtually attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note that if you hold your Company Shares in “street name,” and you have instructed a broker, bank or other nominee to vote your Company Shares, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote. You may also vote at the Special Meeting via the Special Meeting website, provided you have obtained a legal proxy from your bank, broker or other nominee for the Special Meeting.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person (a “proxy”) to vote your Company Shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Company Shares is called a “proxy card.” The Board has designated each of Matt Reback, President and Chief Executive Officer, and Steven Kopjo, Chief Financial Officer, with full power of substitution, as proxies for the Special Meeting.

Q.	If a stockholder gives a proxy, how are the Company Shares voted?

A.

Regardless of the method you choose to grant a proxy to vote your Company Shares, the individuals named on the enclosed proxy card, or your proxies, will vote your Company Shares in the way that you indicate.

When completing the Internet or telephone process or the proxy card, you may specify whether your Company Shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your Company Shares should be voted on a matter, the Company Shares represented by your properly signed proxy will be voted (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Q.	May I attend the Special Meeting and vote in person?

A.

All stockholders of record of Galaxy as of the Record Date may attend the Special Meeting and vote at the virtual Special Meeting. You will not be able to attend the Special Meeting physically in person. To vote your Company Shares at the Special Meeting, you must attend and vote at the virtual meeting at www. virtualshareholdermeeting.com.

Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee for the Special Meeting.

Even if you plan to attend the Special Meeting, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your shares will be represented at the Special Meeting.

Q.	What happens if I sell or otherwise transfer my Company Shares before consummation of the Merger?

A.

If you sell or transfer your Company Shares before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your Company Shares through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your Company Shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Company Shares and each of you notifies Galaxy in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your Company Shares, but you will have retained your right to vote these Company Shares at the Special Meeting. Even if you sell or otherwise transfer your Company Shares after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.

Q.	How will I receive the Merger Consideration to which I am entitled?

A.

If you hold your Company Shares in certificated form, you will receive a letter of transmittal shortly after the Merger is consummated instructing you how to surrender your stock certificates to an exchange agent to be designated by Parent in order to receive the Merger Consideration to which you are entitled. Please do not send in your stock certificates now. If you hold your Company Shares in book-entry form but not through the Depository Trust Company (“DTC”), you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares. If your Company Shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” Company Shares in exchange for the Merger Consideration.

Q.	Should I send in my stock certificate(s) now or other evidence of ownership now?

A.	No. Please do not send in your stock certificates or other documents evidencing ownership of Company Shares now or with your proxy card.

Q.	I do not know where my stock certificate is. How will I get the Merger Consideration for my Company Shares?

A.

If the Merger is consummated, the transmittal materials you will receive after the consummation of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to post a bond as indemnity against any potential loss.

Q.	When do you expect the Merger to be consummated?

A.

Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement and approval of the Merger by the holders of a majority of the voting power of the Company Shares outstanding and entitled to vote thereon as of the Record Date and certain approvals from gaming authorities or under gaming laws in jurisdictions relating to the conduct of activities by Galaxy or its affiliates and the transactions contemplated by the Merger Agreement.

We currently anticipate that the Merger will be consummated in mid-2025, subject to the satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of Galaxy and Parent, that the Merger will be consummated at a later time or not at all.

Q.	What effects will the Merger have on Galaxy?

A.

The Company Shares are currently registered under the Exchange Act, and are listed on OTCQB under the symbol “GLXZ.” As a result of the Merger, Galaxy will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. As soon as reasonably practicable following the consummation of the Merger, the Company Shares will cease trading on and be delisted from OTCQB and will be deregistered under the Exchange Act, and Galaxy will no longer be required to file periodic reports with the SEC.

Q.	Why am I being asked to vote on the Merger Compensation Proposal?

A.

In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q.	What will happen if the stockholders do not approve the Merger Compensation Proposal at the Special Meeting?

A.

Approval of the Merger Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Merger Compensation Proposal is on an advisory basis and will not be binding on Galaxy or Parent. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Galaxy stockholders on the Merger Compensation Proposal.

Q.	What happens if the Merger is not consummated?

A.

If the Merger Agreement is not adopted by the holders of a majority of the voting power of the outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Galaxy stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Galaxy will remain a public company, the Company Shares will continue to be listed and traded on OTCQB and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Parent a termination fee of $2,617,339 upon the termination of the Merger Agreement (the “Company Termination Fee”), including if the Board changes its recommendation to Galaxy stockholders to vote FOR the Merger Proposal, or we enter into an alternative transaction with respect to a Superior Proposal, as further described under “The Merger Agreement-Termination Fee; Certain Expenses” beginning on page 91 of this proxy statement.

Additionally, Parent may be required to pay us a termination fee of $5,234,678 under specified circumstances (the “Parent Termination Fee”), including, under specified circumstances, due to the failure to obtain certain gaming regulatory approvals.

Q.	Do any directors or executive officers have interests in the Merger that may differ from those of Galaxy stockholders generally?

A.

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by our stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger-Interests of the Directors and Executive Officers of Galaxy in the Merger” beginning on page 57 of this proxy statement.

Q.	Have any stockholders agreed to vote for the Merger Proposal?

A.

As an inducement to Parent entering into the Merger Agreement, on July 18, 2024, Michael Gavin Isaacs, Meredith Brill, Mark Lipparelli, Cheryl Kondra, Cheryl Kondra and Bryan W. Waters (collectively, the “Support Agreement Signatories”), who collectively beneficially own shares representing approximately 14% of the voting power of the Company Shares, entered into Support Agreements with Galaxy (collectively, the “Support Agreements”), pursuant to which the Support Agreement Signatories will, among other things, (i) cause all of their respective Company Shares to be counted as present thereat for purposes of determining a quorum; and (ii) be present (in person or by proxy) and vote (or cause to be voted if another person is the holder of record of any Company Shares beneficially owned by the Support Agreement Signatory), or deliver (or cause to be delivered) a written consent with respect to, all of his or her Company Shares (a) in favor of (1) the adoption and approval of the Merger Agreement and the approval of the Merger, (2) the approval of any proposal to adjourn or postpone such meeting (including the Special Meeting) to a later date if Galaxy or Parent proposes or requests such postponement or adjournment in accordance with the terms of the Merger Agreement, and (3) the approval of any other proposal considered and voted upon by the Galaxy stockholders at any meeting of the stockholders of Galaxy (including the Special Meeting) necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against any (1) Takeover Proposal, (2) change in the Board (as defined herein), (3) action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Galaxy contained in the Merger Agreement and (4) other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger or any other transactions contemplated by the Merger Agreement.

Q.	Who will count the votes obtained at the Special Meeting?

A.	The votes will be counted by the inspector of election appointed for the Special Meeting.

Q.	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?

A.

We will bear the cost of the solicitation of proxies. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $25,000, plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, without additional compensation, personally or by telephone, email, fax, over the Internet or other means of communication.

Q.	Where can I find the voting results of the Special Meeting?

A.

We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 102 of this proxy statement.

Q.	What are the material U.S. federal income tax consequences to Galaxy stockholders of the exchange of Company Shares for cash pursuant to the Merger?

A.

The exchange of Company Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A “U.S. Holder” (as defined below under “The Merger-Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 62 of this proxy statement) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A “Non-U.S. Holder” (as defined below under “The Merger-Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 62 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. You should consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the material U.S. federal income tax consequences of the Merger is provided under “The Merger-Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 62 of this proxy statement.

Q.	What will the holders of Galaxy equity awards receive in the Merger?

A.

The Merger Agreement provides that, effective as of immediately prior to the Effective Time, Galaxy’s equity awards that are outstanding immediately prior thereto will be treated in the following manner in connection with the Merger. For additional information regarding the treatment of Galaxy equity awards, see “The Merger Agreement-Treatment of Equity Awards” beginning on page 69 of this proxy statement.

•

Treatment of Galaxy Options. Effective as of immediately prior to the Effective Time, each Galaxy stock option (the “Company Stock Options”) to purchase Company Shares with an exercise price per share less than the Merger Consideration (each, an “In-the-Money Company Stock Option”) that is outstanding and unexercised will be automatically fully vested, canceled and converted into the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (1) the number of Company Shares underlying such Company Stock Option by (2) an amount equal to the Merger Consideration less the applicable per share exercise price of such Company Stock Option (such aggregate amount, the “Option Consideration”), less any applicable withholding taxes. Each Company Stock Option (whether vested or unvested) that is not an In-the-Money Company Stock Option will, at the Effective Time, be automatically canceled for no consideration.

•

Treatment of Galaxy Stock Awards. Effective as of immediately prior to the Effective Time, except as described in the following paragraph, each unvested Galaxy stock award (the “Company Stock Awards”) prior to the date of the Merger Agreement that vests solely on the basis of time and that is outstanding immediately prior to the Effective Time will, at the Effective Time, be automatically fully vested, canceled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding under applicable law), equal to (A) the number of Company Shares underlying such Company Stock Award multiplied by (B) the Merger Consideration (the “Stock Award Consideration”).

The Company Stock Award that was issued to Matthew Reback, our Chief Executive Officer prior to the date of the Merger Agreement (his “Long-Term Incentive Stock Grant”) or any Stock Award that was granted on or after July 18, 2024 but prior to the Effective Time, and that is, in each case, outstanding immediately prior to the Effective Time, will, at the Effective Time, be automatically canceled and converted into a contingent right to receive an amount in cash (without interest and subject to deduction for any required withholding under applicable law), equal to the Stock Award Consideration with respect to the number of Company Shares still eligible to be earned and subject to such Company Stock Award as of the Effective Time (determined in the case of Mr. Reback’s performance-based award, based on maximum performance) (each, a “Contingent Cash Award”). Each Contingent Cash Award will be generally subject to the same terms and conditions (including vesting terms and any terms providing for “double-trigger” acceleration of vesting) that applied to the Company Stock Award from which it was converted as of immediately prior to the Effective Time, subject to certain adjustments to reflect the Merger, except that, with respect to Mr. Reback’s Contingent Cash Award, (a) any portion of the Contingent Cash Award that vests in accordance with its terms based on 2024, 2025, or 2026 performance, as applicable, shall be paid to him prior to March 15, 2025, 2026, or 2027, respectively, and (b) any portion of Mr. Reback’s Contingent Cash Award that vests in accordance with its terms as a result of any other vesting event (including termination of employment) shall be paid to him within 30 days following the vesting date.

For additional information regarding the treatment of Galaxy equity awards, see “The Merger Agreement-Treatment of Equity Awards” beginning on page 69 of this proxy statement.

Q.	Am I entitled to dissenters’ or appraisal rights instead of receiving the Merger Consideration for my Company Shares under the NRS?

A.

Under the NRS, stockholders and beneficial owners who do not vote in favor of the Merger Proposal and who follow the procedures set forth in Sections 92A.300 through 92A.500 of the NRS will have the right to seek appraisal of the fair value of their issued and outstanding Company Shares. A copy of the full text of Sections 92A.300 through 92A.500 of the NRS is attached to this proxy statement as Annex C and incorporated herein by reference.

Q.	What should I do if I receive more than one set of voting materials?

A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your Company Shares are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your Company Shares are voted.

Q.	What is householding and how does it affect me?

A.

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Company Shares held through brokerage firms. If your family has multiple accounts holding Company Shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q.	Who can help answer my questions?

A.

If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor or us at the contact information provided below:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: (877) 800-5185

Banks and brokers may call collect: (212) 750-5833

or

Galaxy Gaming, Inc.

Attn: Corporate Secretary

Email: investors@galaxygaming.com

If your broker, bank or other nominee holds your Company Shares, you may also call your broker, bank or other nominee for additional information.

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 102 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.

The Companies (page 25)

Galaxy Gaming, Inc.

Galaxy Gaming, Inc. (“Galaxy”) is an established global gaming company specializing in the design, development, acquisition, assembly, marketing and licensing of proprietary casino table games and associated technology, platforms and systems for the casino gaming industry. Casinos use Galaxy’s proprietary products and services to enhance their gaming operations and improve their profitability, productivity and security, as well as to offer popular cutting-edge gaming entertainment content and technology to their players. Galaxy also markets its products and services to online and land-based casinos worldwide. Galaxy licenses its products and services for use solely in markets where casino gaming is not illegal. Galaxy also licenses its content and distributes content from other companies to iGaming operators throughout the world. The Company Shares are listed on OTCQB marketplace (“OTCQB”) under the symbol “GLXZ.” See “The Companies-Galaxy Gaming, Inc.” beginning on page 25 of this proxy statement.

Additional information about Galaxy is contained in certain of its public filings that are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 102 of this proxy statement.

Evolution Malta Holding Limited

Evolution Malta Holding Limited (“Parent” or “Evolution”) is a direct, wholly owned subsidiary of Evolution AB (publ) (“Evolution Parent”), a Swedish public limited company founded in 2006 that develops, produces, markets and licenses fully-integrated business-to-business online casino solutions to gaming operators. Evolution Parent’s customers include 800 operators including the majority of tier one online operators and several land-based casinos. Evolution Parent’s principal executive offices are located at Hamngatan 11, SE-111 47 Stockholm, Sweden. Evolution Parent’s common stock is listed and traded on Stockholm Stock Exchange under the symbol “EVO.” See “The Companies-Evolution” beginning on page 25 of this proxy statement.

Galaxy Merger Sub, Inc.

Galaga Merger Sub, Inc. (“Merger Sub”) is a Nevada corporation and an indirect wholly owned subsidiary of Evolution Parent and a direct wholly owned subsidiary of Evolution, with a registered office located at 701 South Carson Street, Suite 200, Carson City, Nevada 89701. Merger Sub was formed solely for the purpose of effecting the Merger and the other transactions contemplated by the Merger Agreement and has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into Galaxy, with Galaxy surviving as a wholly owned subsidiary of Evolution. See “The Companies-Galaga Merger Sub, Inc.” beginning on page 25 of this proxy statement.

The Special Meeting (page 26)

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually at www.proxyvote.com on November 12, 2024, at 9:00 a.m. Pacific Time or at any adjournment or postponement thereof.

Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a “legal proxy” from your bank, broker or other nominee for the Special Meeting.

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal.

The Merger Proposal (page 94)

You will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into Galaxy, with Galaxy surviving the Merger as a wholly owned subsidiary of Parent and that, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares held by (i) any stockholder who has properly exercised appraisal rights of such shares in accordance with the applicable provisions of Sections 92A.300 through 92A.500 of the NRS, (ii) Galaxy or any wholly owned subsidiary of Galaxy as treasury stock or otherwise or (iii) Parent, Merger Sub or any other wholly owned subsidiary of Parent) will be automatically canceled and converted into the right to receive the Merger Consideration.

Following the Merger, the Company Shares will no longer be publicly listed and traded on OTCQB, and existing Galaxy stockholders will cease to have any ownership interest in Galaxy.

Record Date; Shares Entitled to Vote; Quorum (page 26)

You are entitled to receive notice and to vote at the Special Meeting if you owned Company Shares as of the close of business on the Record Date for the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding Company Shares entitled to vote at the Special Meeting, will constitute a quorum at the Special Meeting, permitting Galaxy to transact business at the Special Meeting.

Vote Required; Abstentions and Broker Non-Votes (page 27)

Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the holders of a majority of the voting power of the Company Shares outstanding and entitled to vote thereon as of the Record Date to vote “FOR” the Merger Proposal. A failure to vote your Company Shares for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will have the same effect as voting “AGAINST” the Merger Proposal.

As of the Record Date, there were 24,975,826 Company Shares issued and outstanding and entitled to vote at the Special Meeting.

Recommendation of the Board and Reasons for the Merger (page 43)

The Board, after considering the various factors more fully described under “The Merger-Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Galaxy and Galaxy stockholders, (ii) duly authorized and approved the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation by Galaxy of the transactions contemplated thereby, (iii) declared the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation of the transactions contemplated thereby, advisable, and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that Galaxy stockholders adopt and approve the Merger Agreement and approve the transactions contemplated thereby, including the Merger. The Board recommends that Galaxy stockholders vote “FOR” the Merger Proposal. In addition, the Board recommends that Galaxy stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Opinion of Macquarie Capital (page 48)

Galaxy engaged Macquarie Capital (USA) Inc. (“Macquarie Capital”) as its financial advisor in connection with the proposed merger. On July 18, 2024, Macquarie Capital rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Macquarie Capital’s written opinion addressed to the Board dated the same date) as to, as of July 18, 2024, and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Macquarie Capital as set forth in its written opinion, the fairness, from a financial point of view, to the holders of Galaxy common stock (other than Parent and its affiliates) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

The full text of Macquarie Capital’s written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken, is attached as Annex D to this proxy statement. The description of Macquarie Capital’s opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Macquarie Capital’s opinion was directed to the Board, in its capacity as such, and addressed only the fairness, from a financial point of view and as of the date of such opinion, to the holders of Company Shares (other than Parent and its affiliates) of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement. Macquarie Capital’s opinion did not address any other terms, aspects or implications of the Merger. Macquarie Capital’s opinion did not address the underlying business decision of the Board or Galaxy to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions available to Galaxy. Macquarie Capital’s opinion is not intended to be and does not constitute a recommendation to the Board, Galaxy or any securityholder of Galaxy, or any other person, as to how to act or vote with respect to any matter relating to the merger or otherwise.

Certain Effects of the Merger on Galaxy (page 35)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Galaxy, with Galaxy surviving as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “surviving corporation” to refer to Galaxy as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the

State of Nevada (or at such later date and time as we and Parent may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the closing of the Merger (the “Closing”) occurs.

Effect on Galaxy if the Merger Is Not Consummated (page 35)

If the Merger Agreement is not adopted by the holders of a majority of the voting power of the outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Galaxy stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Galaxy will remain a public company, the Company Shares will continue to be listed and traded on OTCQB and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Galaxy may be required to pay Parent a termination fee, as described under “The Merger Agreement-Termination Fee; Certain Expenses” beginning on page 91 of this proxy statement. Additionally, the Parent Termination Fee may be payable by Parent to Galaxy in the event that the Merger Agreement is terminated under specified circumstances, as described under “The Merger Agreement-Termination Fee; Certain Expenses” beginning on page 91 of this proxy statement.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which it trades as of the date of this proxy statement.

Merger Consideration (page 36)

In the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than as described herein) will be canceled and extinguished and automatically, without any action by the holders of such Company Shares, be converted into the right to receive the Merger Consideration, and each holder of a share represented by a certificate (“Certificates”) or non-certificated and represented by book-entry (“Book-Entry Shares”), which immediately prior to the Effective Time represented Company Shares, will cease to have any rights with respect to such Company Shares other than the right to receive the Merger Consideration. As described further under “The Merger Agreement-Payment for Company Shares” beginning on page 70 of this proxy statement, prior to the Closing Date, Parent will deposit or cause to be deposited cash in an amount sufficient to pay the aggregate Merger Consideration with an exchange agent designated by Parent that is reasonably acceptable to Galaxy (the “paying agent”). Promptly after the Effective Time, holders of Certificates or Book-Entry Shares will receive a letter of transmittal instructing them to surrender their Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration for each Company Share represented by such Certificates or Book-Entry Shares.

Each Company Share issued and outstanding immediately prior to the Effective Time that is held by (i) Galaxy or any wholly owned subsidiary of Galaxy as treasury stock or otherwise or (ii) Parent, Merger Sub or any other wholly owned subsidiary of Parent will automatically be canceled and extinguished without any conversion thereof or consideration paid therefor at the Effective Time.

Further, any Company Shares that are issued and outstanding immediately prior to the Effective Time and held by Galaxy stockholders who have not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who have properly exercised appraisal rights of such shares in accordance with the applicable provisions of Sections 92A.300 through 92A.500 of the NRS (such Company Shares being referred to collectively as the “Company Dissenting Shares”) will not be converted into, or represent the right to receive, the Merger Consideration, and the holders thereof will be entitled only to such rights as are granted pursuant to the NRS. See “The Merger-Appraisal Rights” beginning on page 62 of this proxy statement for more information.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Galaxy stockholder as a result of the Merger (except that any holder of Company Dissenting Shares will have those rights granted under the applicable provisions of Sections 92A.300 through 92A.500 of the NRS), nor will you be entitled to receive any shares in Parent or the surviving corporation.

Treatment of Equity Awards (page 69)

The Merger Agreement provides that, effective as of immediately prior to the Effective Time, Galaxy’s equity awards that are outstanding immediately prior thereto will be treated in the following manner in connection with the Merger. For additional information regarding the treatment of Galaxy equity awards, see “The Merger Agreement-Treatment of Equity Awards” beginning on page 69 of this proxy statement.

•

Treatment of Galaxy Options. Effective as of immediately prior to the Effective Time, each In-the-Money Company Stock Option that is and unexercised will be automatically fully vested, canceled and converted into the right to receive an amount in cash (without interest) equal to the Option Consideration, less any applicable withholding taxes. Each Company Stock Option (whether vested or unvested) that is not an In-the-Money Company Stock Option will, at the Effective Time, be automatically canceled for no consideration.

•

Treatment of Galaxy Stock Awards. Effective as of immediately prior to the Effective Time, except as described in the following paragraph, each unvested Company Stock Award prior to the date of the Merger Agreement that vests solely on the basis of time and that is outstanding immediately prior to the Effective Time will, at the Effective Time, be automatically fully vested, canceled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding under applicable law), equal to the Stock Award Consideration.

Mr. Reback’s Long-Term Incentive Stock Grant and each other Company Stock Award that was granted on or after July 18, 2024 but prior to the Effective Time, and that is outstanding, in each case, immediately prior to the Effective Time, will, at the Effective Time, be automatically canceled and converted into a Contingent Cash Award. Each Contingent Cash Award will generally be subject to the same terms and conditions (including vesting terms and any terms providing for “double-trigger” acceleration of vesting) that applied to the Company Stock Award from which it was converted as of immediately prior to the Effective Time, subject to certain adjustments to reflect the Merger, except that, with respect to Mr. Reback’s Contingent Cash Award, (a) any portion of the Contingent Cash Award that vests in accordance with its terms based on 2024, 2025, or 2026 performance, as applicable, shall be paid to him prior to March 15, 2025, 2026, or 2027, respectively, and (b) any portion of a Contingent Cash Award that vests in accordance with its terms as a result of any other vesting event (including termination of employment) shall be paid to him within 30 days following the vesting date.

Interests of the Directors and Executive Officers of Galaxy in the Merger (page 57)

In considering the recommendation of the Board with respect to the Merger Proposal, our stockholders should be aware that members of the Board and Galaxy’s executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of Galaxy stockholders generally. The members of the Board were aware of these potential interests and considered them at the time they approved the Merger Agreement and in making their recommendation that the Galaxy stockholders adopt the Merger Agreement. These potential interests include, but may not be limited to:

•	one member of the Board and each of Galaxy’s executive officers holds outstanding Galaxy equity awards. All such equity awards outstanding as of the date of this proxy statement will be afforded the treatment described above under “The Merger Agreement-Treatment of Galaxy Equity Awards,” including acceleration of Company Stock Options at the Effective Time;

•

each of Galaxy’s executive officers is party to an employment agreement that provides for severance payments and benefits and accelerated vesting of certain equity awards upon a qualifying termination that occurs in connection with a change in control (including the Merger); and

•	continued indemnification in favor of the current and former directors and officers of Galaxy, as well as certain obligations related to maintenance of directors’ and officers’ liability insurance.

For additional information on the potential interests of members of the Board and Galaxy’s executive officers in the Merger, see “The Merger-Interests of the Directors and Executive Officers of Galaxy in the Merger” beginning on page 57 of this proxy statement.

Financing of the Merger (page 61)

The consummation of the Merger is not subject to any financing conditions, and Parent intends to pay the Merger Consideration from available funds. Parent has represented to Galaxy in the Merger Agreement that, through the Effective Time, it will have sufficient cash and cash equivalents to enable Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration and any other amounts required to be paid in connection with the transactions contemplated by the Merger Agreement and to pay all related fees and expenses required to be paid by Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement.

Support Agreements (page 61)

As an inducement to Parent entering into the Merger Agreement, on July 18, 2024, Michael Gavin Isaacs, Meredith Brill, Mark Lipparelli, Cheryl Kondra, Cheryl Kondra and Bryan W. Waters (collectively, the “Support Agreement Signatories”), who collectively beneficially own shares representing approximately 14% of the voting power of the Company Shares, entered into Support Agreements with Galaxy (collectively, the “Support Agreements”), pursuant to which the Support Agreement Signatories will, among other things, (i) cause all of their respective Company Shares to be counted as present thereat for purposes of determining a quorum; and (ii) be present (in person or by proxy) and vote (or cause to be voted if another person is the holder of record of any Company Shares beneficially owned by the Support Agreement Signatory), or deliver (or cause to be delivered) a written consent with respect to, all of his or her Company Shares (a) in favor of (1) the adoption and approval of the Merger Agreement and the approval of the Merger, (2) the approval of any proposal to adjourn or postpone such meeting (including the Special Meeting) to a later date if Galaxy or Parent proposes or requests such postponement or adjournment in accordance with the terms of the Merger Agreement, and (3) the approval of any other proposal considered and voted upon by the Galaxy stockholders at any meeting of the stockholders of Galaxy (including the Special Meeting) necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against any (1) Takeover Proposal, (2) change in the Board (as defined herein), (3) action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Galaxy contained in the Merger Agreement and (4) other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger or any other transactions contemplated by the Merger Agreement.

The Support Agreements will terminate automatically, without any notice or other action by any person, upon the first to occur of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the Board or any committee thereof makes an Adverse Recommendation Change as a result of an Intervening Event in accordance with the terms of the Merger Agreement, and (iv) the mutual written consent of all of the parties thereto.

Appraisal Rights (page 62)

Under the NRS, stockholders and beneficial owners who do not vote in favor of the Merger Proposal and who follow the procedures set forth in Sections 92A.300 through 92A.500 of the NRS will have the right to seek appraisal of the fair value of their issued and outstanding Company Dissenting Shares. Company Dissenting Shares will not be converted into a right to receive the Merger Consideration, but will instead be entitled to only such rights as are granted by Sections 92A.300 through 92A.500 of the NRS. However, if, after the Effective Time, a holder of Company Dissenting Shares fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Sections 92A.300 through 92A.500 of the NRS or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Sections 92A.300 through 92A.500 of the NRS, such holder’s Company Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration upon surrender of the Certificate formerly representing such Company Dissenting Shares or transfer of the Book-Entry Shares, as applicable. A copy of the full text of Sections 92A.300 through 92A.500 of the NRS is attached to this proxy statement as Annex C and incorporated herein by reference.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares (page 62)

The receipt of cash for Company Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder in exchange for such U.S. Holder’s Company Shares in the Merger generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered in the Merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion under “The Merger-Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 62 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Regulatory Approvals Required for the Merger (page 65)

Under the Merger Agreement, Galaxy, Parent and Merger Sub are not required to consummate the Merger if certain governmental bodies have enacted any judgement that has the effect of enjoining or otherwise prohibiting the consummation of the Merger. For more information, see the discussion under “The Merger Agreement-Conditions to the Merger” beginning on page 88 of this proxy statement).

In addition, the parties have agreed that receipt of gaming approvals from certain jurisdictions is a condition to the completion of the Merger (the “Required Gaming Approvals”). In addition to the jurisdictions identified by the parties as conditions to the completion of the Merger, Parent and Galaxy will make further filings with gaming regulators in various jurisdictions as may be required by applicable legal requirements (the “Additional Gaming Approvals”), but the expiration of any waiting periods, or receipt of any required approvals, in connection with such filings for Additional Gaming Approvals will not be conditions to the completion of the Merger without the written consent of Parent and Galaxy. For more information, see the discussion under “The Merger Agreement-Conditions to the Merger” beginning on page 88 of this proxy statement).

No Solicitation; Galaxy Takeover Proposals; Adverse Recommendation Change (page 80)

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, neither Galaxy nor any of its subsidiaries will, nor will they authorize or knowingly permit any of their representatives to, directly or indirectly:

•

initiate, solicit, or knowingly facilitate, (including by way of furnishing non-public information) the submission of any inquiries, regarding, or the making of any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal (as defined and described under “The Merger Agreement-Other Covenants and Agreements-No Solicitation; Galaxy Takeover Proposals; Adverse Recommendation Change” beginning on page 80 of this proxy statement);

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Parent, Merger Sub or their respective affiliates) any non-public information relating to Galaxy or its subsidiaries or afford to any person access to the business, properties, assets, books or records, or to any personnel of Galaxy or its subsidiaries, in any such case, with the intent of, encouraging any inquiry, proposal, or offer that constitutes, or would reasonably be expected to lead to, or result in, a Takeover Proposal;

•

amend or grant any waiver or release under, or fail to use reasonable best efforts to enforce, any standstill, confidentiality or similar agreement with Galaxy or its subsidiaries or with respect to any securities of Galaxy or its subsidiaries entered into in respect of, in contemplation of or otherwise relating to a Takeover Proposal, except to solely permit the making of a Takeover Proposal in accordance with Section 5.02(b) of the Merger Agreement; or

•	resolve or agree to do any of the foregoing.

Notwithstanding the foregoing, if prior to obtaining the affirmative vote of the holders of a majority of the voting power of the outstanding Company Shares entitled to vote thereon as of the Record Date in favor of the Merger Proposal (the “Galaxy Stockholder Approval”) Galaxy or any of its representatives has received an unsolicited bona fide Takeover Proposal that did not result from a material breach of the Merger Agreement, (i) Galaxy and its representatives may contact such person or group of persons making the Takeover Proposal to clarify the terms and conditions thereof or to request that such Takeover Proposal made orally be made in writing and (ii) if the Board or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes or is reasonably expected to result in a Superior Proposal (as defined and described under “The Merger Agreement-Other Covenants and Agreements-No Solicitation; Galaxy Takeover Proposals; Adverse Recommendation Change” beginning on page 80 of this proxy statement), and that failure to take such actions would be inconsistent with its directors’ fiduciary duties under applicable law, then Galaxy and any of its representatives may, subject to certain requirements:

•

enter into an Acceptable Confidentiality Agreement (as defined and described under “The Merger Agreement-Other Covenants and Agreements-No Solicitation; Galaxy Takeover Proposals; Adverse Recommendation Change” beginning on page 80 of this proxy statement) with the person or group of persons making the Takeover Proposal;

•

furnish pursuant to an Acceptable Confidentiality Agreement information (including non-public information) with respect to Galaxy and its subsidiaries to the person or group of persons who has made such Takeover Proposal and its or their respective representatives; provided that Galaxy must promptly provide to Parent written notice of entry into an Acceptable Confidentiality Agreement and any non-public information concerning Galaxy or any of its subsidiaries that is provided to any person given such access which was not previously provided to Parent or its representatives; and

•

following the execution of an Acceptable Confidentiality Agreement, engage in or otherwise participate in discussions or negotiations regarding such Takeover Proposal with the person or group of persons making such Takeover Proposal and its or their representatives (and waive such person’s or group of persons’ noncompliance with the provisions of any “standstill” agreement to the extent necessary to permit such discussions or negotiations).

Prior to obtaining the Galaxy Stockholder Approval, the Board or any committee thereof may (i) make an Adverse Recommendation Change (as defined and described under “The Merger Agreement-Other Covenants and Agreements-No Solicitation; Galaxy Takeover Proposals; Adverse Recommendation Change” beginning on page 80 of this proxy statement) or (ii) cause Galaxy to enter into a Company Acquisition Agreement (as defined and described under “The Merger Agreement-Other Covenants and Agreements-No Solicitation; Galaxy Takeover Proposals; Adverse Recommendation Change” beginning on page 80 of this proxy statement) with respect to a Takeover Proposal that did not result from any breach of the Merger Agreement and terminate the Merger Agreement, in either case if the Board or any committee thereof has determined in good faith, after consultation with its financial advisor and outside legal counsel, that (x) in the case of clause (i) above, the Adverse Recommendation Change is not made in response to a Takeover Proposal and is made in response to an Intervening Event (as defined and described under “The Merger Agreement-Other Covenants and Agreements-No Solicitation; Galaxy Takeover Proposals; Adverse Recommendation Change” beginning on page 80 of this proxy statement), and failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (y) in the case of clause (i) above where such Adverse Recommendation Change is made in response to a Takeover Proposal or in the case of clause (ii) above, such Takeover Proposal constitutes a Superior Proposal.

However, the Board or any committee thereof must not, and must cause Galaxy not to, take any action described in the paragraph immediately above, unless (i) Galaxy has first given Parent at least 4 business days’ prior written notice of its intention to take such action, (ii) Galaxy has negotiated, and has caused its representatives to negotiate, in good faith with Parent during such 4 business day period following Parent’s receipt of the notice described in clause (i) above, to the extent Parent wishes to negotiate, to enable Parent to propose in writing an offer to effect revisions to the terms of the Merger Agreement such that it would cause any such Superior Proposal to no longer constitute a Superior Proposal, and (iii) following the end of such 4 business day period, the Board or any committee thereof has considered in good faith such revised offer, and has determined in good faith after consultation with its financial advisor and outside legal counsel that (x) the Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed in any such revised offer by Parent were to be given effect and (y) the failure to take such action would continue to be inconsistent with the directors’ fiduciary duties under applicable law (it being understood that Galaxy must comply again with its obligations under the foregoing clauses (i), (ii) and (iii) in the event of any change to the financial or other material terms of any such Superior Proposal, except that references to 4 business days above will be deemed to be references to 3 business days).

For a further discussion of the limitations on solicitation of Takeover Proposals from third parties, the limitations on making an Adverse Recommendation Change, approving or recommending a Superior Proposal, or terminating the Merger Agreement to enter into a Company Acquisition Agreement, see “The Merger Agreement-Other Covenants and Agreements-No Solicitation; Galaxy Takeover Proposals; Adverse Recommendation Change” beginning on page 80 of this proxy statement.

Conditions to the Merger (page 88)

The respective obligations of Galaxy, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or waiver by Parent and Galaxy, if permissible under applicable law) on or prior to the Closing Date of the following conditions:

•	the Galaxy Stockholder Approval has been obtained; and

•	no governmental body has enacted any judgement that has the effect of enjoining or otherwise prohibiting the consummation of the Merger.

The respective obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent, if permissible under applicable law) on or prior to the Closing Date of the following conditions:

•	with specified qualifications and exceptions, the truth and correctness of the Galaxy’s representations and warranties contained in the Merger Agreement as of the Closing Date;

•	Galaxy having complied with or performed in all material respects its obligations required to be complied with or performed by it prior to the Effective Time;

•	the non-occurrence since the date of the Merger Agreement of a Material Adverse Effect that is continuing;

•

the delivery by Galaxy of a certificate dated as of the Closing Date and signed by an executive officer of Galaxy certifying that the conditions described in the preceding three bullets have been satisfied; and

•

the Gaming Approvals in (A) each of the Core Gaming Approval Jurisdictions (as defined in the Merger Agreement) and (B) such other jurisdictions for which there is a Required Gaming Approval (as defined in the Merger Agreement) other than the Core Gaming Approval Jurisdictions that, when taken together with the Core Gaming Approval Jurisdictions represents, in the aggregate, Attributable Revenue (as defined in the Merger Agreement) equal to or greater than the Revenue Threshold (as defined in the Merger Agreement), have been obtained.

The obligations of Galaxy to effect the Merger are further subject to the satisfaction (or waiver by Galaxy, if permissible under applicable law) on or prior to the Closing Date of the following conditions:

•	with specified qualifications and exceptions, the truth and correctness of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement as of the Closing Date;

•	Parent and Merger Sub having complied with or performed in all material respects their obligations required to be complied with or performed by them prior to the Closing; and

•

the delivery by Parent of a certificate dated as of the Closing Date and signed by an executive officer of Parent certifying that the conditions described in the preceding two bullets have been satisfied.

Termination (page 90)

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Galaxy Stockholder Approval, as follows:

•	by mutual written agreement of Galaxy and Parent;

•	by either Galaxy or Parent, if:

•

the Merger has not consummated on or prior to Initial Outside Date (as defined in the Merger Agreement); provided that (x) if, on the Initial Outside Date, (i) the No Restraints Closing Condition (as defined in “The Merger Agreement-Conditions to the Merger”) has not been satisfied or validly waived or (ii) the Gaming Approval Closing Condition has not been satisfied or validly waived, but all other conditions to the Merger have been satisfied or waived if the Closing were to take place on the Initial Outside Date, then the Initial Outside Date will be automatically extended, without action by Galaxy or Parent, to the First Extended Outside Date (as defined in the Merger Agreement); and (y) if, on the First Extended Outside Date, (i) the No Restraints Closing Condition has not been satisfied or validly waived or (ii) the Gaming Approval Closing Condition has not been satisfied or validly waived, but all other conditions to the Merger have been satisfied or waived if the Closing were to take place on the First Extended Outside Date, then the First Extended Outside Date will be automatically extended, without action by Galaxy or Parent, to January 18, 2026. As used in this proxy statement, the term “Outside Date” shall mean the Initial Outside Date, unless the Initial Outside Date has been extended, in which case the term “Outside Date” shall mean the date to which the Outside Date has been so extended.

However, the right to terminate the Merger Agreement as described in this paragraph is not available to a terminating party if the terminating party’s breach of its representations and warranties or obligations under the Merger Agreement has been a principal cause of the failure of the Effective Time to occur on or before the Outside Date;

•

any judgement or order enacted, promulgated, issued or deemed applicable by any governmental authority of competent jurisdiction (a “Restraint”) is in effect and becomes final and nonappealable, provided that the terminating party’s breach of its obligation under the Merger Agreement may not have been a principal cause of the issuance or entry of such Restraint (or if the issuance or entry of such Restraint resulted principally from such breach); or

•	the Special Meeting (including any adjournments or postponements thereof) has concluded and the Galaxy Stockholder Approval was not obtained;

•	by Parent, if:

•

Galaxy breaches any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (A) would give rise to Galaxy’s failure to satisfy a condition to the obligations of Parent and Merger Sub (as described under “The Merger Agreement-Conditions to the Merger” beginning on page 88 of this proxy statement) and (B) is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, Galaxy has not cured the breach or failure to perform within thirty (30) calendar days (but in no event later than the Outside Date) following receipt by Galaxy of written notice of such breach or failure to perform from Parent; provided that Parent would not have the foregoing right to terminate the Merger Agreement if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements such that Galaxy has the right to terminate the Merger Agreement; or

•	the Board or a committee thereof has made an Adverse Recommendation Change; or

•	by Galaxy, if:

•

Parent or Merger Sub has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (x) would give rise to Parent or Merger Sub’s failure to satisfy a condition to the obligations of Galaxy (as described under “The Merger Agreement-Conditions to the Merger” beginning on page 88 of this proxy statement) and (y) is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, Parent and Merger Sub has not cured the breach or failure to perform within thirty (30) calendar days (but in no event later than the Outside Date) following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from Galaxy; provided that Galaxy will not have the foregoing right to terminate the Merger Agreement if Galaxy is then in breach of any of its representations, warranties, covenants or agreements such that Parent has the right to terminate the Merger Agreement; or

•

prior to receipt of the Galaxy Stockholder Approval, in connection with Galaxy concurrently entering into a Company Acquisition Agreement providing for a Superior Proposal (as described under “The Merger Agreement-Other Covenants and Agreements-No Solicitation; Galaxy Takeover Proposals; Adverse Recommendation Change” beginning on page 80 of this proxy statement); provided that (x) prior to or concurrently with such termination (and as a condition to such termination) Galaxy pays the Company Termination Fee, (y) such Superior Proposal did not result from a breach of the Merger Agreement with respect to such Superior Proposal and any Takeover Proposal that was a precursor thereto and (z) concurrently with such termination, Galaxy enters into a Company Acquisition Agreement providing for such Superior Proposal.

Termination Fee; Certain Expenses (page 91)

Under certain circumstances, including due to an Adverse Recommendation Change or the entry by Galaxy into a Company Acquisition Agreement providing for a Superior Proposal, Galaxy will be required to pay Parent the Company Termination Fee equal to $2,617,339. In addition, in connection with a termination of the Merger Agreement under specified circumstances, including due to (i) a failure to consummate the Merger on or prior to the Outside Date or (ii) a Restraint being in effect and becoming final and nonappealable and either clauses (i) or (ii) resulting from a Restraint arising out of certain gaming laws or an inability to obtain the necessary gaming approvals, Parent will be required to pay Galaxy a termination fee equal to $5,234,678. For more information, please see “The Merger Agreement-Termination Fee; Certain Expenses” beginning on page 91 of this proxy statement.

Generally, if Parent actually receives the termination fee in circumstances in which it is payable by Galaxy, Galaxy will have no further liability to Parent or Merger Sub under the Merger Agreement except in certain limited circumstances. Similarly, if Galaxy actually receives the termination fee in circumstances in which it is payable by Parent, Parent will have no further liability to Galaxy under the Merger Agreement except in certain limited circumstances.

Expenses Generally (page 92)

Except as otherwise described in this proxy statement, including under “The Merger Agreement-Termination Fee; Certain Expenses” beginning on page 91 of this proxy statement, whether or not the transactions contemplated by the Merger Agreement are consummated, all fees and expenses incurred in connection with the Merger Agreement and the transaction contemplated thereby shall be paid by the party incurring or required to incur such fees or expenses.

Market Prices and Dividend Data (page 99)

The Company Shares have been listed on OTCQB under the symbol “GLXZ.” On July 17, 2024, the last trading day before the announcement of the transaction, the closing price of the Company Shares on OTCQB was $1.43 per share. On September 25, 2024, the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Shares on OTCQB was $2.77 per share. You are encouraged to obtain current market quotations for Company Shares.

Galaxy does not currently intend to pay, nor under the Merger Agreement may Galaxy pay without the prior written consent of Parent, any cash dividends on its capital stock in the foreseeable future.

Delisting and Deregistration of Company Shares (page 66)

If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on OTCQB and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE COMPANIES

Galaxy Gaming, Inc.

Galaxy Gaming, Inc. (“Galaxy”) is an established global gaming company specializing in the design, development, acquisition, assembly, marketing and licensing of proprietary casino table games and associated technology, platforms and systems for the casino gaming industry. Casinos use Galaxy’s proprietary products and services to enhance their gaming operations and improve their profitability, productivity and security, as well as to offer popular cutting-edge gaming entertainment content and technology to their players. Galaxy also markets its products and services to online and land-based casinos worldwide. Galaxy licenses its products and services for use solely in markets where casino gaming is not illegal. Galaxy also licenses its content and distributes content from other companies to iGaming operators throughout the world. The Company Shares are listed on OTCQB under the symbol “GLXZ.”

Additional information about Galaxy is contained in certain of its public filings that are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 102 of this proxy statement.

Evolution Malta Holding Limited

Evolution Malta Holding Limited (“Parent” or “Evolution”) is a direct, wholly owned subsidiary of Evolution AB (publ) (“Evolution Parent”), a Swedish public limited company founded in 2006 that develops, produces, markets and licenses fully-integrated business-to-business online casino solutions to gaming operators. Evolution Parent’s customers include 800 operators including the majority of tier one online operators and several land-based casinos. Evolution Parent’s principal executive offices are located at Hamngatan 11, SE-111 47 Stockholm, Sweden. Evolution Parent’s common stock is listed and traded on Stockholm Stock Exchange under the symbol “EVO.”

Galaxy Merger Sub, Inc.

Galaga Merger Sub, Inc. (“Merger Sub”) is a Nevada corporation and an indirect wholly owned subsidiary of Evolution Parent, with registered office located at 701 South Carson Street, Suite 200, Carson City, Nevada 89701. Merger Sub was formed solely for the purpose of effecting the Merger and the other transactions contemplated by the Merger Agreement and has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into Galaxy, with Galaxy surviving as a wholly owned subsidiary of Evolution.

THE SPECIAL MEETING

We are furnishing this proxy statement to Galaxy stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually at www.virtualshareholdermeeting.com/GLXZ2024SM on November 12, 2024, at 9:00 a.m. Pacific Time or at any adjournment or postponement thereof.

Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting at www.virtualshareholdermeeting.com/GLXZ2024SM. Shares held in “street name” may be voted at the Special Meeting at www.virtualshareholdermeeting.com/GLXZ2024SM.

Purpose of the Special Meeting

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal. If holders of Company Shares fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 67 of this proxy statement.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about September 26, 2024.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on September 25, 2024, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof.

As of the Record Date, there were 24,975,826 Company Shares issued and outstanding and entitled to be voted at the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. Our second amended and restated bylaws provide that the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding Company Shares entitled to vote at the Special Meeting will constitute a quorum for Galaxy to transact business at the Special Meeting. In general, Company Shares that were issued and outstanding as of the Record Date and are represented by a properly signed and returned proxy card will be counted as Company Shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. Company Shares represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of Company Shares considered to be present at the Special Meeting for purposes of determining a quorum. Broker non-votes, if any, will not be included in the calculation of the number of Company Shares considered to be present at the Special Meeting for purposes of determining a quorum. However, if a beneficial owner of Company Shares held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Company Shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares that are outstanding as of the Record Date and entitled to vote thereon. Adoption of the Merger Agreement by our stockholders is a condition to the Closing.

Approval of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) at the Special Meeting by the holders entitled to vote thereon.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) at the Special Meeting by the holders entitled to vote thereon.

If a Galaxy stockholder fails to vote, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, but it will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

If a Galaxy stockholder abstains from voting, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, but will not be considered to be a vote cast on, and will have no effect on, the Merger Compensation Proposal or the Adjournment Proposal.

If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Company Shares Held by Directors and Executive Officers

As of the close of business on the Record Date, directors and executive officers of Galaxy and their affiliates beneficially owned and were entitled to vote, in the aggregate, 4,523,007 Company Shares, which represented approximately 18.11% of the Company Shares issued and outstanding on that date. Our directors and executive officers have informed us that they currently intend to vote all of their Company Shares (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal, although none of them is obligated to do so.

Voting; Proxies

Voting at the Special Meeting

You can vote at the virtual Special Meeting, which will be held on November 12, 2024, at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/GLXZ2024SM (unless the Special Meeting is adjourned or postponed).

You may also authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. If you are not a stockholder of record, but instead hold your Company Shares in “street name” through a bank, broker or other nominee, you may vote at www.virtualshareholdermeeting.com/GLXZ2024SM.

Providing Voting Instructions

To ensure that your Company Shares are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your Company Shares held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.

Company Shares Held by Record Holders

If you are a stockholder of record and your Company Shares are registered in your name with our transfer agent, PST, you may submit your proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone, until 11:59 p.m. Eastern Time on November 11, 2024, the day preceding the Special Meeting, by calling the toll-free number as specified on the enclosed proxy card or via the Internet, until 11:59 p.m. Eastern Time on November 11, 2024, the day preceding the Special Meeting, by accessing the Internet address as specified on the enclosed proxy card. Your Company Shares will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received prior to the Special Meeting, your Company Shares will be voted in the manner directed by you on your proxy card.

Voting instructions are included on your proxy card. All Company Shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such Company Shares represented by your properly signed proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card and you are a holder of record as of the close of business on the Record Date, unless you attend the Special Meeting, your Company Shares will not be considered present at the Special Meeting for purposes of determining whether a quorum is present, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal and will have no effect on the vote regarding the Merger Compensation Proposal or the Adjournment Proposal.

Company Shares Held in “Street Name”

If your Company Shares are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your Company Shares. You may cause your Company Shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number so that you may vote.

Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. “Broker non-votes” occur when shares held in street name are present at a stockholder meeting at which at least one item of business is a routine proposal, but the bank, broker or other nominee is not instructed by the beneficial owner of those shares to vote on a particular proposal for which the bank, broker or other nominee does not have discretionary voting power. Under applicable stock exchange rules, the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal described in this proxy statement are “non-routine” matters, and therefore it is expected that there will be no broker non-votes at the Special Meeting. Accordingly, your bank, broker or other nominee cannot vote on these proposals without your instructions. Therefore, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote with a “legal proxy” from your bank, broker or other nominee, your Company Shares will not be voted at the Special Meeting and will not be considered present and entitled to vote at the Special Meeting for the purpose of determining whether a quorum is present. Broker non-votes, if any, will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as if you voted “AGAINST” the Merger Proposal and will have no effect on the Merger Compensation Proposal or the Adjournment Proposal. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on November 11, 2024, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 11:59 p.m. Eastern Time on November 11, 2024, the day preceding the Special Meeting;

•

sending a written notice of revocation to Galaxy at 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118, which must be received prior to 11:59 p.m. Eastern Time on November 11, 2024, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Galaxy or by sending a written notice of revocation to Galaxy, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Galaxy before the Special Meeting. Please note that to be effective, your new Internet voting instructions, telephonic voting instructions or written notice of revocation must be received by our Corporate Secretary prior to 11:59 p.m. Eastern Time on November 11, 2024, the day preceding the Special Meeting.

If you hold your Company Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote at the Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Galaxy stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Company Shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. If a quorum is not present, then under our second amended and restated bylaws, (i) the person presiding at the Special Meeting or (ii) a majority in voting power of the stockholders entitled to vote thereon, present at the Special Meeting or represented by proxy, shall have power to adjourn the Special Meeting until a quorum is represented, and notice need not be given of the adjourned meeting if the time and place thereof are announced at the Special Meeting at which the adjournment is taken. However, our amended and restated bylaws provide that if any such adjournment is for more than 60 days, or if after an adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

In the event that there is present at the Special Meeting, in person or by proxy, sufficient favorable voting power to secure the vote of our stockholders necessary to adopt the Merger Agreement by approving the Merger Proposal, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

The Board, after considering the various factors more fully described under “The Merger-Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Galaxy and Galaxy stockholders, (ii) approved and declared advisable the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation by Galaxy of the transactions contemplated thereby, (iii) declared the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation of the transactions contemplated thereby, advisable, and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that Galaxy stockholders adopt and approve the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the matters described in clauses (i) through (iv), the “Company Board Recommendation”).

The Board recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Solicitation of Proxies

The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.

We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $25,000, plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

We currently anticipate that the Merger will be consummated in mid-2025, assuming satisfaction or waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of Galaxy and Parent, that the Merger will be consummated at a later time or not at all.

Appraisal Rights

Under the NRS, stockholders and beneficial owners who do not vote in favor of the Merger Proposal and who follow the procedures set forth in Sections 92A.300 through 92A.500 of the NRS will have the right to seek appraisal of the fair value of their issued and outstanding Company Dissenting Shares. Company Dissenting Shares will not be converted into a right to receive the Merger Consideration, but will instead be entitled to only such rights as are granted by Sections 92A.300 through 92A.500 of the NRS. However, if, after the Effective Time, a holder of Company Dissenting Shares fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Sections 92A.300 through 92A.500 of the NRS or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Sections 92A.300 through 92A.500 of the NRS, such holder’s Company Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration upon surrender of the Certificate formerly representing such Company Dissenting Shares or transfer of the Book-Entry Shares, as applicable. A copy of the full text of Sections 92A.300 through 92A.500 of the NRS is attached to this proxy statement as Annex C and incorporated herein by reference.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon a written request or verbal request to Galaxy Gaming, Inc., Attention: Corporate Secretary, email: investors@galaxygaming.com. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their broker, bank or other intermediary or sending a written request to Galaxy Gaming, Inc. at the address above.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor or us:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: (877) 800-5185

Banks and brokers may call collect: (212) 750-5833

or

Galaxy Gaming, Inc.

Attn: Corporate Secretary

Email: investors@galaxygaming.com

If your broker, bank or other nominee holds your Company Shares, you may also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•

the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the proposed transaction;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction;

•	the risks that the proposed transaction disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations;

•

the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the proposed transaction;

•	the risk that the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities;

•	the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction;

•

the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability;

•	the effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of the Company’s common stock;

•

the effect of the restrictions placed on our business activities and the limitations on our ability to pursue alternatives to the Merger during the pendency of the Merger, pursuant to the Merger Agreement;

•	the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against us and others;

•	the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for U.S. federal income tax purposes;

•

Galaxy’s ability to implement its business strategy, including the fact that our stockholders would forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company; and

•	the risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger.

Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Galaxy or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. The foregoing review of risks and uncertainties that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Galaxy’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement and other reports filed with the SEC.

Any forward-looking statement made in this proxy statement speaks only as of the date on which it is made. Galaxy can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. Galaxy undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If Galaxy does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on Galaxy

If the Merger Agreement is adopted by Galaxy stockholders and the other conditions to the Closing are either satisfied or waived, Merger Sub will be merged with and into Galaxy, with Galaxy continuing as the surviving corporation and a wholly owned subsidiary of Parent.

At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares held as treasury stock or otherwise by Parent, Merger Sub, Galaxy or any of their respective wholly owned subsidiaries (“Canceled Company Shares”) and Company Dissenting Shares) will be canceled and extinguished and automatically converted into the right to receive the Merger Consideration.

The Company Shares are listed and trade on the OTCQB under the symbol “GLXZ.” As a result of the Merger, Galaxy will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. Prior to the Effective Time, we will use our reasonable best efforts to cooperate with Parent to delist the Company Shares from the OTCQB and deregister the Company Shares under the Exchange Act, provided that such delisting and termination will not be effective until after the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation or Parent.

Effect on Galaxy if the Merger Is Not Consummated

If the Merger Agreement is not adopted by the holders of a majority of the voting power of the outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Galaxy stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Galaxy will remain a public company, the Company Shares will continue to be listed and traded on the OTCQB and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Company Shares. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the holders of a majority of the voting power of the outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Galaxy will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the Merger Agreement, under specified circumstances, Galaxy may be required to pay Parent a termination fee, and under other specified circumstances, Parent may be required to pay Galaxy the Parent Termination Fee, in each case, as further described under “The Merger Agreement-Termination Fee; Certain Expenses” beginning on page 91 of this proxy statement.

Merger Consideration

In the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than (i) Company Dissenting Shares or (ii) Company Shares to be canceled as described in the immediately succeeding paragraph) will be automatically canceled and extinguished and automatically converted into the right to receive the Merger Consideration.

Each Company Share issued and outstanding immediately prior to the Effective Time that is held by (i) Galaxy or any wholly owned subsidiary of Galaxy as treasury stock or otherwise or (ii) Parent, Merger Sub or any other wholly owned subsidiary of Parent will automatically be canceled and extinguished and no consideration shall be delivered in exchange therefor at the Effective Time.

“Company Dissenting Shares” refers to each Company Share outstanding immediately prior to the Effective Time (other than Company Shares canceled as described in the immediately preceding paragraph) and held by a Galaxy stockholder who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with the applicable provisions of Sections 92A.300 through 92A.500 of the NRS. Company Dissenting Shares shall not be converted into, or represent the right to receive the Merger Consideration. Please see “The Merger-Appraisal Rights” beginning on page 62 of this proxy statement for more information.

Effective as of immediately prior to the Effective Time, each In-the-Money Company Stock Option that is outstanding and unexercised will be automatically fully vested, canceled and converted into the right to receive an amount in cash (without interest) equal to the Option Consideration, less any applicable withholding taxes. Each Company Stock Option (whether vested or unvested) that is not an In-the-Money Company Stock Option will, at the Effective Time, be automatically canceled for no consideration.

Effective as of immediately prior to the Effective Time, except as described in the following paragraph, each unvested Company Stock Award that vests solely on the basis of time and that is outstanding immediately prior to the Effective Time will, at the Effective Time, be automatically fully vested, canceled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding under applicable law), equal to the Stock Award Consideration.

Mr. Reback’s Long-Term Incentive Stock Grant and each other Company Stock Award that was granted on or after July 18, 2024, but prior to the Effective Time, in each case, and that is outstanding immediately prior to the Effective Time, will, at the Effective Time, be automatically canceled and converted into a Contingent Cash Award. Each Contingent Cash Award will generally be subject to the same terms and conditions (including vesting terms and any terms providing for “double-trigger” acceleration of vesting) that applied to the Company Stock Award from which it was converted as of immediately prior to the Effective Time, subject to certain adjustments to reflect the Merger, except that, with respect to Mr. Reback’s Contingent Cash Award, (a) any portion of the Contingent Cash Award that vests in accordance with its terms based on 2024, 2025, or 2026 performance, as applicable, shall be paid to him prior to March 15, 2025, 2026, or 2027, respectively, and (b) any portion of a Contingent Cash Award that vests in accordance with its terms as a result of any other vesting event (including termination of employment) shall be paid to him within 30 days following the vesting date.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Galaxy stockholder as a result of the Merger (except that any holder of Company Dissenting Shares will have those rights granted under the applicable provisions of Sections 92A.300 through 92A.500 of the NRS), nor will you be entitled to receive any shares in Parent or the surviving corporation.

Each of the Parent, surviving corporation, their respective affiliates, and the paying agent will be entitled to deduct and withhold from any amounts payable under the Merger Agreement such amounts as are required to be deducted and withheld therefrom under applicable tax laws. To the extent amounts are withheld or deducted and paid over to the appropriate governmental authority, such amounts shall be treated for all purposes under the Merger Agreement as having been paid to the person in respect of which such deduction and withholding were made.

Background of the Merger

The terms of the Merger are the result of arm’s-length negotiations between Galaxy and Evolution. The following is a summary of the events leading up to the entry into the Merger Agreement and the key meetings, negotiations, discussions and actions between Galaxy and Evolution and their respective advisors that preceded the public announcement of the Merger.

From time to time, the Board, together with Galaxy’s management, has reviewed and evaluated Galaxy’s prospects and various opportunities to maximize stockholder value, including, among others, internal growth strategies, potential divestitures and acquisitions, and potential business combinations involving Galaxy. The Board has also periodically reviewed with members of Galaxy’s management and external advisors, including Macquarie Capital (USA) Inc. (“Macquarie”), Galaxy’s financial advisor since 2018, the economic environment, industry dynamics, and potential strategic alternatives available to Galaxy.

Prior to May 2023, members of Galaxy’s management and the Board had, from time to time, met with representatives of Evolution through the course of Evolution’s relationship as a key customer of Galaxy. In the two years prior to Evolution’s initial proposal to acquire Galaxy made on February 21, 2024 Galaxy and Evolution did not have any discussions regarding a potential strategic transaction involving the acquisition of Galaxy.

In April 2023, Martin Carlesund, Evolution’s Chief Executive Officer, contacted Mark Lipparelli, the Chairman of the Board, and Todd Cravens, Galaxy’s former President and Chief Executive Officer, to request a meeting between Messrs. Lipparelli and Cravens and Mr. Carlesund to discuss Galaxy’s business and a potential strategic transaction between Galaxy and Evolution.

On May 8, 2023, Messrs. Lipparelli and Cravens met with Mr. Carlesund in person in Las Vegas, Nevada. During this meeting, Mr. Carlesund expressed Evolution’s interest in a potential strategic transaction with Galaxy, including the possibility of an outright acquisition of Galaxy. No specific pricing terms of a potential transaction were discussed as part of that meeting. Promptly following the discussion, Mr. Lipparelli informed the other members of the Board, who expressed support for Mr. Lipparelli engaging in further discussions with Evolution related to Evolution’s potential interest in exploring a strategic transaction.

On May 23, 2023, Mr. Lipparelli contacted Mr. Carlesund to indicate that Galaxy would be interested in further discussing a potential strategic transaction with Evolution if Evolution was receptive, and Mr. Carlesund indicated that they would continue to evaluate the opportunity based on publicly available information and will keep him informed if they have further interest.

On August 6, 2023, Mr. Carlesund contacted Mr. Lipparelli telephonically to reiterate Evolution’s interest in evaluating a potential strategic transaction with Galaxy, and to request that the parties meet on August 23, 2023, in Las Vegas, Nevada. On that call, the parties discussed potentially entering into a confidentiality agreement to facilitate further discussions, if the Board was supportive.

On August 11, 2023, the Board held its quarterly meeting with members of Galaxy’s management present. Given Galaxy’s existing relationship with Macquarie and Macquarie’s experience within the gaming industry, the Board and members of Galaxy’s management reaffirmed Macquarie’s suitability to continue to serve as Galaxy’s financial advisor in connection with a potential strategic transaction with Evolution. At the meeting, Mr. Lipparelli updated the Board regarding Evolution’s continued interest in a strategic transaction with Galaxy, and Mr. Carlesund’s request to meet Mr. Lipparelli on August 23,

2023. The Board discussed the potential benefits and drawbacks of a potential strategic transaction with Evolution, including the potential synergies that could be achieved as a result of a combination of the companies, supporting an ability for Evolution to maximize its offer price. The Board also considered the fact that Evolution is a significant customer of Galaxy, Galaxy’s other strategic alternatives and its prospects as a stand-alone company, the limited universe of potential other bidders that might be interested in acquiring Galaxy based on management’s and Macquarie’s understanding of the industry, Galaxy’s prior interactions with other parties, the complex regulatory environment that would potentially impact timing, operational constraints related to both the gaming industry and Evolution’s existing customer relationship with Galaxy, Evolution’s reputation and profile, and the risks inherent in engaging in a potential strategic transaction. After discussion, the Board indicated its support for Mr. Lipparelli to meet with Mr. Carlesund regarding the potential transaction with Evolution and authorized Galaxy’s management to negotiate and execute a confidentiality agreement to facilitate the sharing of certain nonpublic information in connection with Evolution’s due diligence, and instructed Mr. Lipparelli and Galaxy’s management to keep the Board apprised of the status of discussions.

On August 22, 2023, Galaxy entered into a customary confidentiality agreement with Evolution (the “Evolution Confidentiality Agreement”) related to the potential strategic transaction, which included customary standstill provisions restricting Evolution from, among other things, making public proposals with respect to the acquisition of Galaxy without Galaxy’s prior consent until the earlier of one year from the date the Evolution Confidentiality Agreement was entered and the Effective Time (which restrictions would terminate upon the occurrence of, among other things, Galaxy’s execution of a definitive written agreement providing for any acquisition of a majority of the voting securities of Galaxy and its subsidiaries by any person or group). The Evolution Confidentiality Agreement also contained a “don’t ask don’t waive” provision prohibiting Evolution from requesting that Galaxy release Evolution from its standstill restrictions.

On August 23, 2023, Messrs. Lipparelli and Carlesund met in person in Las Vegas, Nevada, at which meeting Mr. Carlesund reiterated Evolution’s interest in continuing to explore a potential strategic transaction with Galaxy. Messrs. Lipparelli and Carlesund discussed the key workstreams that would be necessary to further the discussions between the parties, including price, transaction structure and regulatory considerations (including gaming regulatory approvals). Mr. Carlesund indicated that Evolution and its advisors would commence their preliminary financial and legal due diligence based on the information provided by Galaxy to Evolution.

From August 23, 2023, through January 2024, Evolution conducted preliminary regulatory diligence with its legal counsel and advisors to assess the viability of a potential transaction with Galaxy, including how to structure a potential transaction and the scope of regulatory approvals (including gaming regulatory approvals) that may be necessary in connection with a strategic transaction with, or acquisition of, Galaxy. Evolution also engaged with local advisors in the various jurisdictions in which Galaxy operated, both to assess the potential scope of required gaming regulatory approvals, and the nature of such approvals.

On October 12, 2023, Mr. Lipparelli informed Jesper von Bahr, Evolution’s Director of Mergers and Acquisitions, that Macquarie would be acting as financial advisor to Galaxy and coordinating an initial meeting with Evolution’s financial advisor, J.P. Morgan.

On January 30, 2024, Mr. Lipparelli contacted Mr. Carlesund to request an update on Evolution’s preliminary diligence and regulatory analysis to date. Mr. Lipparelli also indicated that the Board was weighing various strategic options for the upcoming year and encouraged Evolution to provide a written proposal if it was interested in continuing to explore a potential strategic transaction with the Company.

On February 1, 2024, at the instruction of Galaxy’s management, representatives of Macquarie shared with representatives of J.P. Morgan a summary of Galaxy’s financial performance for the fiscal year ended 2023, as well as certain projected financial data for fiscal years ending 2024 and 2025.

On February 21, 2024, Mr. Carlesund sent Mr. Lipparelli a written non-binding indication of interest to acquire all of the outstanding equity interests of Galaxy in an all-cash transaction to be priced at a premium to Galaxy’s share price that would be customary for transactions of this nature and consistent with market practice (the “February 21 Letter”). The February 21 Letter did not contain specific pricing terms.

On February 22, 2024, the Board held a meeting with members of Galaxy’s management and representatives of Macquarie in attendance. Mr. Lipparelli led discussions with the Board and Galaxy’s advisors regarding the diligence and analysis performed by Evolution to date, Galaxy’s recent communications with Evolution, and the February 21 Letter (including the potential interpretations of “customary” premia for transactions of the nature proposed by Evolution). The Board also discussed with members of Galaxy’s management and its advisors potential responses to Evolution, including the relative risks and benefits of continuing discussions. After these discussions, members of the Board indicated their support for continuing to explore the proposed transaction with Evolution, but instructed management and its advisors to communicate to Evolution and its advisors that the Company was only willing to continue these discussions if Evolution provided a proposed price that the Board could evaluate.

On February 25, 2024, at the instruction of Galaxy’s management, representatives of Macquarie delivered to representatives of J.P. Morgan information relating to the potential cost synergies that Evolution could realize from a potential acquisition of Galaxy.

On March 22, 2024, the Board held a meeting with members of Galaxy’s management in attendance. The Board discussed the communications between Galaxy and Evolution since the prior Board meeting, including potential next steps. Additionally, Bruce Benson of Howard & Howard Attorneys PLLC, outside counsel to Galaxy, provided the Board with an overview of its fiduciary duties under applicable Nevada law and confidentiality obligations in connection with a potential acquisition of Galaxy.

On March 24, 2024, Evolution submitted a revised written non-binding indication of interest to acquire all of the outstanding equity interests of Galaxy in an all-cash transaction at a proposed purchase price of $2.19 per share (the “March 24 Offer”). The purchase price reflected in the March 24 Offer implied a 38% premium to the Galaxy closing stock price as of March 22, the last trading day prior to the March 24 Offer.

On March 27, 2024, the Board held a meeting with members of Galaxy’s management and representatives of Macquarie in attendance to discuss the March 24 Offer. During this meeting, the Board discussed with management and its advisors their perspectives on the March 24 Offer, including consideration of Galaxy’s strategic alternatives, including its prospects as a stand-alone company, the historical trading price of its common stock, and other topics. The Board also discussed with management and its advisors potential responses to Evolution. Following these discussions, the Board instructed management and its advisors to communicate to Evolution and its advisors that the March 24 Offer would not provide Galaxy’s stockholders with sufficient value in order to move forward with the potential transaction.

On April 19, 2024, Evolution submitted a revised offer to acquire all of the outstanding equity interests of Galaxy in an all-cash transaction at a proposed purchase price of $2.62 per share (the “April 19 Offer”). The purchase price reflected in the April 19 Offer implied a 100% premium to the Galaxy closing stock price as of April 18, 2024, the last trading day prior to the April 19 Offer.

On April 20, 2024, the Board held a meeting with members of Galaxy’s management and representatives of Macquarie in attendance to discuss the April 19 Offer. During this meeting, representatives of Macquarie reviewed certain financial aspects relating to the April 19 Offer and financial information and other data relating to Galaxy, and the Board discussed with management and its advisors their perspectives on the April 19 Offer, including consideration of Galaxy’s strategic alternatives, including its prospects as a stand-alone company, the historical trading price of its common stock, and other topics. Following discussion and review of the April 19 Offer, the Board expressed its belief that the April 19 Offer would not provide Galaxy’s stockholders with sufficient value relative to its prospects as a stand-alone company, and discussed with management and its advisors potential strategies for encouraging Evolution to increase its proposed purchase price. After discussion, the Board directed management and its advisors to communicate to Evolution its position that the proposed price set forth in the April 19 Offer was inadequate, and to provide additional due diligence to support that belief, including Galaxy’s financial performance, growth trajectory and other due diligence topics, and representatives of Macquarie subsequently communicated the same to representatives of J.P. Morgan.

On April 24, 2024, Mr. Lipparelli delivered a written response to Mr. Carlesund communicating the Board’s views and encouraging Evolution to engage in further due diligence to improve its proposed purchase price. Later that day, Mr. Carlesund spoke to Mr. Lipparelli and verbally agreed to engage in further due diligence, with a focus on financial due diligence, regarding Galaxy’s value. Messrs. Carlesund and Lipparelli directed their respective financial advisors to coordinate a meeting among members of their respective senior management and the financial advisors, which was later scheduled for May 13, 2024, in New York, New York.

On May 10, 2024, the Board held a meeting with members of Galaxy’s management in attendance to discuss the recent interactions between Galaxy and Evolution and their respective advisors, including the communications between Messrs. Carlesund and Lipparelli following Galaxy’s written response to the April 19 Offer and the upcoming meeting scheduled for May 13, 2024.

On May 13, 2024, Matt Reback, Galaxy’s President and Chief Executive Officer, and Harry Hagerty, strategic advisor to Galaxy and Galaxy’s former Chief Financial Officer, met with Mr. von Bahr in New York, New York with representatives of Macquarie and J.P. Morgan in attendance. At this meeting, Messrs. Reback and Hagerty presented financial information supportive of the Board’s views that Evolution should be willing to pay a higher per share price, and answered questions from Mr. von Bahr and J.P. Morgan regarding Galaxy’s business and operations. Mr. von Bahr indicated that Evolution was interested in continuing discussions and receiving additional due diligence information to potentially support a higher valuation and encouraged Galaxy to provide a counterproposal to the April 19 Offer.

On May 14, 2024, Mr. Lipparelli and members of Galaxy’s management met with representatives of Macquarie and Latham & Watkins LLP (“Latham”), legal advisor to Galaxy, to discuss recent interactions between Galaxy and Evolution and the upcoming meeting of the Board to discuss the potential transaction with Evolution and the possibility of a making a counterproposal to Evolution.

On May 17, 2024, and May 20, 2024, the Board held meetings with members of Galaxy’s management and representatives from Macquarie and Latham in attendance to discuss the meetings that took place on May 13 in New York, New York. At the beginning of the meeting, as previously discussed with the Board, one of the members of the Board, Mr. Gavin Isaacs, reminded the Board of his current service on the board of directors of a competitor to Evolution, and recused himself from subsequent meetings relating to, and any deliberations and decisions regarding, the potential transaction with Evolution to avoid the appearance of any possible conflict of interest. Representatives of Macquarie reviewed a history of the proposals submitted by Evolution to Galaxy in connection with the potential transaction and strategies for encouraging Evolution to increase its proposed purchase price. The Board then discussed potential strategies to respond to Evolution’s request for a counterproposal, including the Board’s and Macquarie’s perspectives on value, precedent transactions, historical trading prices, and future prospects, as well as the benefits and drawbacks of making a specific counterproposal, and the timing thereof. Following these discussions, the Board instructed management to continue to provide additional due diligence to help support an improved valuation, and to communicate to Evolution a counterproposal at $3.50 per share.

On May 30, 2024, Messrs. Lipparelli and Carlesund met in person in London multiple times over the course of the day to negotiate certain key terms of the potential transaction, including price, and discuss additional due diligence requests. During these meetings, Mr. Lipparelli communicated to Mr. Carlesund Galaxy’s counterproposal at $3.50 per share. Mr. Carlesund indicated that he did not believe that Evolution would be prepared to consummate the transaction at that price, but, based on the due diligence performed to date, indicated that Evolution may be willing to provide a counterproposal, which would be their final offer.

Later in the day on May 30, 2024, Evolution submitted a revised non-binding indication of interest with a proposed price per share of $3.20 (the “May 30 Offer”). The May 30 Offer represented a 100% premium to the Galaxy closing stock price as of May 29, the last trading day prior to the May 30 Offer.

On May 31, 2024, the Board held a meeting with members of Galaxy’s management and representatives of Macquarie and Latham in attendance to discuss the May 30 Offer. At this meeting, representatives of Macquarie reviewed certain financial aspects relating to the May 30 Offer and financial information and other data relating to Galaxy, and the Board discussed with management and its advisors their perspectives on the May 30 Offer, including consideration of Galaxy’s strategic alternatives, including its prospects as a stand-alone company, the historical trading price of its common stock, and other topics, including management’s expectation that the May 30 Offer would be Evolution’s final offer. The Board also discussed the benefits and risks relating to seeking to engage other bidders to solicit competing offers, including the limited universe of likely bidders that would be willing and able to submit a proposal that would be superior to the May 30 Offer based on management’s and Macquarie’s understanding of the industry, Galaxy’s prior interactions with other parties, the complex regulatory environment and other operational constraints related to the gaming industry and Evolution’s existing customer relationship with Galaxy, and the availability to negotiate for fiduciary protections in public mergers that would still enable Galaxy to terminate an agreement or change its recommendation for certain competitive proposals. The Board also discussed with management and its advisors the reputation, financial capacity and motivations of Evolution, as well as the risks related to a transaction with Evolution, including potential regulatory requirements (including the potential timing of obtaining such approvals, and the risks related thereto), deal certainty, the potential risk to other business relationships that Galaxy has with Evolution’s primary competitors, the potential risk to Galaxy’s existing relationship with Evolution if no transaction with Evolution were to happen and the harm that would be caused to Galaxy if such a transaction were announced but not consummated. Following the discussions, the Board instructed Mr. Lipparelli to express to Mr. Carlesund Galaxy’s willingness to continue negotiations based on the proposed terms of the May 30 Offer, but to indicate that the Board’s willingness to approve a transaction would remain subject to the satisfactory resolution of certain other key terms related to deal certainty and protections available to Galaxy, including the scope of required gaming regulatory approvals and providing for and maximizing a reverse termination fee payable by Evolution under certain circumstances.

On June 6, 2024, representatives of Latham and Macquarie met with members of Galaxy’s management to discuss key legal terms and conditions of the potential transaction, including potential gaming regulatory considerations, related to a potential transaction with Evolution and Evolution’s outstanding due diligence requests.

Later in the day on June 6, 2024, representatives of Kirkland & Ellis LLP (“Kirkland”), legal advisor to Evolution, sent representatives of Latham an initial draft of the Merger Agreement, which proposed, among other things, (i) the nature and scope of the efforts required by Evolution to obtain the regulatory approvals required to consummate the Merger and (ii) a termination fee equal to 5.5% of Galaxy’s equity value payable by Galaxy to Evolution under certain circumstances. The initial draft of the Merger Agreement did not make a proposal with respect to a reverse termination fee payable by Evolution to Galaxy or a proposal with respect to the outside date.

On June 7, 2024, representatives of Kirkland and Evolution were provided access to the virtual data room to complete remaining confirmatory due diligence.

Beginning on June 6, 2024, and over the course of the following weeks, representatives of Evolution, Kirkland, J.P. Morgan, KPMG and other of Evolution’s professional advisors engaged in extensive due diligence, including participating in multiple telephonic due diligence calls with members of Galaxy’s management and representatives of Macquarie and Latham, and submitting multiple rounds of supplemental due diligence requests, and engaged in multiple rounds of negotiations regarding the key legal terms of the Merger Agreement, including with respect to (i) regulatory approvals (and the requisite efforts standards the parties must take with respect to obtaining applicable regulatory approvals, including actions with respect to obtaining required gaming approvals), (ii) the outside date (and related extensions thereto), (iii) whether Evolution should be obligated to pay a reverse termination fee to Galaxy (and the circumstances requiring payment of such fee), (iv) the sizes of the termination fee and the reverse termination fee, (v) certain interim operating covenants (and related monetary thresholds) and (vi) certain employment and compensation matters. During this period, members of Galaxy’s management and members of the Board engaged in and provided feedback on the negotiations, including the importance of improving the terms and maximizing the amount of the reverse termination fee payable by Evolution under certain circumstances, as well as seeking to reduce the size of the termination fee payable by Galaxy and otherwise improving the terms of the fiduciary outs, reducing the conditionality risks related to regulatory approvals and financing, in each case, and further described in “The Merger Agreement”.

On June 12, 2024, representatives of Kirkland delivered a proposed draft of a Support Agreement, pursuant to which it was proposed that certain members of Galaxy’s management and the Board agree to vote their respective shares of common stock in favor of the Merger, in each case, subject to the terms thereof.

On June 20, 2024, the Board held a meeting with members of Galaxy’s management and representatives of Macquarie in attendance. At this meeting, the Board was updated as to the progress of negotiations and deliberations between the parties, including key open issues in the Merger Agreement. The Board provided their perspectives on the open terms of the Merger Agreement and, following these discussions, instructed management and its advisors to keep the Board apprised as to the status of negotiations.

On July 15, 2024, Galaxy provided a five-year forecast (the “Galaxy Projections”) to representatives of Macquarie, which was made available to Evolution and its advisors via the online data room. Further, members of Galaxy’s management reviewed the Galaxy Projections and directed Macquarie to use the Galaxy Projections for purposes of providing financial analyses in connection with the Board’s evaluation of the potential transaction with Evolution, including preparing its opinion referenced below.

On July 16, 2024, the Board held a meeting with representatives of Macquarie and Latham and members of Galaxy’s management in attendance. At this meeting, members of Galaxy’s management and representatives of Latham reviewed with the Board the outcome of the negotiations on the terms in the Merger Agreement and the other transaction documents, including the proposed Support Agreements. Representatives of Macquarie reviewed and discussed its preliminary financial analyses, including the Galaxy Projections, with respect to the Merger. The Board then discussed the various reasons to approve or not approve the Merger. For a detailed description of the various reasons considered by the Board, please see the section titled “The Merger-Recommendation of the Board and Reasons for the Merger.” The Board provided their perspectives on the terms of the Merger Agreement, including the remaining open issues, and, following these discussions, instructed management and its advisors to finalize the remaining open issues, and agreed to reconvene to consider the final proposal. Also on this date, representatives of Macquarie provided the Board with customary disclosure regarding its relationships with Galaxy and Evolution.

On July 16, 2024, and through the morning of July 17, representatives of the parties, including Latham and Kirkland, finalized the open issues related to the Merger Agreement and other transactional documents, which included, with respect to the Merger Agreement, among other things, (i) certain actions that must be taken by Evolution in connection with obtaining required gaming approvals and (ii) the list of required gaming approvals, including the core gaming approval jurisdictions where approvals must be obtained and the methodology for obtaining additional approvals based on a Galaxy revenue threshold.

On July 18, 2024, the Board held a meeting, with members of Galaxy’s management and representatives of Macquarie and Latham in attendance. At this meeting, representatives of Latham reviewed with the Board the proposed terms in the Merger Agreement and the other transaction documents, including the proposed Support

Agreements, and provided a review of the Board’s fiduciary duties with respect to its consideration of the Merger. Representatives of Macquarie reviewed and discussed its preliminary financial analyses with respect to the Merger and the merger consideration to be received by Galaxy’s stockholders. The Board then discussed the various reasons to approve or not approve the Merger, including such matters as further described in the section titled “The Merger-Recommendation of the Board and Reasons for the Merger.” At the request of the Board, representatives of Macquarie rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Macquarie’s written opinion dated the same date) as to, as of July 18, 2024 and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Macquarie as set forth in its written opinion, the fairness, from a financial point of view, to the holders of Galaxy common stock (other than Parent and its affiliates) of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement. Following that discussion the Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Galaxy and Galaxy’s stockholders, (ii) duly authorized and approved the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation by Galaxy of the transactions contemplated thereby, (iii) declared the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation of the transactions contemplated thereby, advisable, and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that Galaxy’s stockholders adopt and approve the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

Later in the day on July 18, 2024, following the Board’s approval of the Merger Agreement and transactions contemplated thereby, Galaxy and Evolution executed and delivered the Merger Agreement, and the various stockholders executed the Support Agreements. Thereafter, Galaxy issued a joint press release with Evolution announcing the entry into the Merger Agreement.

Recommendation of the Board and Reasons for the Merger

Recommendation of the Board

The Board has: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Galaxy and Galaxy stockholders, (ii) approved and declared advisable the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation by Galaxy of the transactions contemplated thereby, (iii) declared the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation of the transactions contemplated thereby, advisable, and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that Galaxy stockholders adopt and approve the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

The Board recommends that Galaxy stockholders vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated thereby, the Board consulted with members of Galaxy’s senior management, representatives of Galaxy’s legal advisor, Latham & Watkins LLP, and representatives of Galaxy’s financial advisors, Macquarie Capital. In the course of reaching its determination and recommendation, the Board reviewed, evaluated and considered a significant amount of information and numerous factors and benefits, including those listed below (which are not listed in any relative order of importance), all of which the Board viewed as supporting its (i) determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Galaxy and Galaxy stockholders, (ii) approval and declaration that the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation by Galaxy of the transactions contemplated thereby is advisable,

(iii) declaration that the execution, delivery and performance by Galaxy of the Merger Agreement and the consummation of the transactions contemplated thereby, is advisable, and (iv) resolution, subject to the terms and conditions set forth in the Merger Agreement, to recommend that Galaxy stockholders adopt and approve the Merger Agreement and approve the transactions contemplated thereby, including the Merger:

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Premium to Market Price. The Board considered the relationship of the Merger Consideration to the price of the Company Shares immediately prior to the execution of the Merger Agreement and the recent historical market price and volatility of the Company Shares, including the fact that the Merger Consideration represents (i) a premium of approximately 124% to the $1.43 closing price per Company Share on OTCQB on July 17, 2024, the last trading day prior to the announcement of the transaction; and (ii) a premium of approximately 124% to the 30-day volume-weighted average price per share of $1.43 as of July 17, 2024. The Board believed that the Merger Consideration represents the highest value reasonably obtainable for the Company Shares for the foreseeable future, taking into account the Board’s familiarity with the business strategy, assets and prospects of Galaxy on a standalone basis and the recent historical market price of the Company Shares.

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Certainty of Value. The Board considered the all-cash nature of the Merger Consideration to be received by Galaxy stockholders in the Merger, which would provide liquidity and certainty of value to our stockholders while avoiding exposure to long-term business and execution risk, as well as risks related to the financial markets and other macro-economic headwinds facing Galaxy and its industry more generally. Taking into account the business, operations, prospects, strategic and short and long term operating plans, assets, liabilities and financial condition of Galaxy, the Board weighed the certainty of realizing compelling value for Company Shares by virtue of the Merger against the uncertain prospect that the trading value of Company Shares would approach the Merger Consideration in the foreseeable future and the risks and uncertainties associated with our business generally, including those described below and those discussed in Galaxy’s public filings with the SEC. See “Where You Can Find More Information” beginning on page 102 of this proxy statement.

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Full and Fair Value. The Board believed that the Merger Consideration of $3.20 per Company Share represents full and fair value for our Company Shares, taking into account the Board’s familiarity with the business strategy, assets and prospects of Galaxy on a standalone basis and the relative certainty of the cash consideration payable in the Merger as compared to the risks and uncertainties of continuing on a standalone basis as an independent public company.

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Highest Value Reasonably Obtainable. The Board believed that the Merger Consideration of $3.20 per Company Share represents the highest value reasonably obtainable for our Company Shares for the foreseeable future, taking into account the business, operations, prospects, business strategy, assets, liabilities and general financial condition of Galaxy. The Board also considered the progress and the outcome of Galaxy’s negotiations with Parent, including the increase in the consideration offered by Parent from the time of its initial offer to the end of the negotiations and a number of changes in the terms and conditions of the Merger Agreement from the version initially proposed by Parent that were favorable to Galaxy. Further, the Board believed, based on these negotiations, that the Merger Consideration was the highest price per share that Parent or any other potential bidder was willing to pay and that the Merger Agreement contained the most favorable terms to Galaxy to which Parent was willing to agree.

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Likelihood of Consummation. The Board considered the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement, including the likelihood of consummation, based upon the scope of the conditions to the consummation of the Merger, the relative likelihood of obtaining required gaming regulatory approvals in certain jurisdictions, the remedies available to Galaxy under the Merger Agreement in the event of various breaches by Parent, including specific performance, and Parent’s reputation in the casino gaming industry, its relationships with Galaxy and the inherent synergies available to Parent by consummating the Merger, and its financial capacity to complete an acquisition of this size, which the Board believed supported the conclusion that a transaction with Parent could be completed relatively expeditiously and in an orderly manner. The Board also considered the substantial Parent Termination Fee payable to Galaxy if the Merger Agreement is terminated in certain circumstances, and Galaxy’s right under the Merger Agreement to seek specific performance and require Parent to complete the Merger and the other transactions contemplated by the Merger Agreement under certain circumstances;

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Macquarie Capital’s Opinion and Related Analysis. The Board considered the opinion of Macquarie Capital rendered to the Board on July 18, 2024, which was subsequently confirmed by delivery of a written opinion dated July 18, 2024, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Macquarie Capital in preparing its opinion, the Merger Consideration to be received by the holders of Company Shares (other than Parent and its affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “Opinion of Macquarie Capital.”

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Value Relative to Other Strategic Alternatives. The Board considered its view that Evolution was the potential transaction partner most likely to offer the best combination of value and certainty to Galaxy stockholders. The Board considered that there existed no alternative offers from third parties to acquire Galaxy and few other potential third parties who had the ability to acquire Galaxy on terms as favorable as those set forth in the Merger Agreement, or on the timeline contemplated thereby, particularly in light of Evolution’s extensive existing commercial relationships with Galaxy and its significance to Galaxy’s business (including the fact that, in the trailing twelve months ended June 30, 2024, revenues from Evolution represented approximately 21% of Galaxy’s total consolidated revenues), as well as the competitive landscape in our business and the current capital markets uncertainties.

•	Arms’ Length Transaction. The Board considered the fact the Merger Agreement and the terms thereof was the result of arm’s-length negotiation between the parties.

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Stockholder Approval. The Board considered the fact that the Merger is subject to Galaxy’s receipt of stockholder approval, and that Galaxy stockholders are free to vote against the Merger for any reason, including if a Superior Proposal were to be made prior to the special meeting (subject to certain limitations).

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Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, which was the product of arm’s-length negotiations between the parties with the assistance of Galaxy’s advisors, including the structure of the transaction, the all-cash form of the Merger Consideration, the limited scope of the conditions to the consummation of the Merger, and the customary nature of the representations, warranties, and the covenants and agreements of the parties. For the reasons noted below, the Board believed that the provisions of the Merger Agreement were advisable and fair to, and in the best interests of, Galaxy and our stockholders. In particular:

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No Financing Condition. The Board considered the representation of Parent that Parent would have available sufficient funds for the satisfaction of all of its obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by Parent or Merger Sub pursuant to the terms of the Merger Agreement, and that the consummation of the Merger is not subject to a financing condition.

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No Solicitation Covenants and Fiduciary Outs. The Board considered the non-solicitation covenants and “fiduciary out” provisions of the Merger Agreement, which, subject to the terms and conditions thereof and limitations set forth therein, permit Galaxy to furnish information to, and to engage in discussions with, third parties that make unsolicited Takeover Proposals meeting certain criteria, permit the Board to change its recommendation to stockholders regarding the Merger Agreement under certain circumstances and permit Galaxy to terminate the Merger Agreement in order to enter into a definitive agreement relating to a Superior Proposal, subject to, among other things, payment of a termination fee to Parent of $2,617,339.00, representing approximately 3% of the transaction equity value. The Board further considered its ability to change its recommendation to stockholders regarding the Merger Agreement in response to an Intervening Event if the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law. The Board further considered the fact that the Company Termination Fee, in the opinion of the Board, (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger, (ii) is consistent with the amount of such fees payable in comparable transactions on a relative basis, and (iii) would not be a substantial impediment or preclude another party from making a competing proposal to acquire Galaxy.

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Outside Date. The Board considered the fact that the Outside Date under the Merger Agreement, on which either party, subject to certain exceptions, can terminate the Merger Agreement, allows for sufficient time to consummate the transactions contemplated by the Merger Agreement, but also prevents the Merger Agreement from being extended for an unreasonable amount of time, which could adversely impact Galaxy’s operations.

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Right to a Parent Termination Fee. The Board considered the fact that Parent would be required to pay Galaxy a termination fee equal to $5,234,678.00, representing 6% of the transaction equity value, under specified circumstances, including due to the failure to obtain certain gaming regulatory approvals.

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Enforcement. The Board considered Galaxy’s ability to obtain specific enforcement of the obligations of Parent and Merger Sub under the Merger Agreement, thereby ensuring that Galaxy has an appropriate remedy in the event Parent and Merger Sub were to decline to comply with their obligations under the Merger Agreement.

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Stockholder Approval; Appraisal Rights. The Board considered that the adoption of the Merger Agreement would be subject to the approval of our stockholders, that stockholders would be free to vote against the adoption of the Merger Agreement, and that stockholders who do not vote to adopt the Merger Agreement and who properly exercise their appraisal rights under Nevada law will be entitled to such appraisal rights in connection with the Merger.

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Conditions to Closing; Interim Operations. The Board considered the fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to consummation of the Merger would not be satisfied and also provide reasonable flexibility to operate Galaxy’s business during the pendency of the Merger.

In the course of its deliberations, the Board, in consultation with members of Galaxy’s senior management and representatives of Galaxy’s outside financial and legal advisors, also considered a variety of uncertainties, risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, including, but not limited to, the following (which are not listed in any relative order of importance):

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No Stockholder Participation in Future Earnings or Growth. The Board considered that the nature of the Merger as a cash transaction means that, if the Merger is consummated, our stockholders will not participate in future earnings or growth of Galaxy and will not benefit from any appreciation in the value of Galaxy’s business, the success of any of Galaxy’s product candidates or any appreciation in the shares of the surviving corporation.

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Risk Associated with Failure to Consummate the Merger. The Board considered the possibility that the transactions contemplated by the Merger Agreement, including the Merger, might not be consummated, and that consummation of the Merger is subject to the satisfaction of certain conditions that may not be within our control, including receipt of the necessary regulatory clearances and approvals and that no Material Adverse Effect with respect to Galaxy has occurred that is continuing. The Board considered the fact that there can be no assurance that all conditions to the parties’

obligations to consummate the Merger will be satisfied and, as a result, it is possible that the Merger may not be consummated even if the Merger Agreement is adopted by our stockholders. The Board considered the fact that if the Merger is not consummated (i) Galaxy will have incurred significant transaction and opportunity costs, including the possibility of (a) disruption to our operations, (b) diversion of management and employee attention, (c) employee attrition and (d) a negative effect on our business and customer relationships (including as discussed below with respect to the effect of a transaction announcement), (ii) the trading price of the Company Shares could be adversely affected, and (iii) the market’s perceptions of our prospects could be adversely affected.

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Interim Operating Covenants. The Board considered the restrictions on the conduct of our business during the pendency of the Merger, which may delay or prevent Galaxy from undertaking potential business opportunities that may arise, may have a material adverse effect on our ability to respond to changing market and business conditions in a timely manner (or at all), or may negatively affect our ability to attract, retain and motivate key personnel. The Board also considered that the focus and resources of Galaxy’s management may become diverted from other important business opportunities and operational matters while working to consummate the Merger, which could adversely affect our business.

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No Solicitation Covenants and Termination Fee. The Board considered the fact that, subject to certain exceptions, the Merger Agreement precludes Galaxy and its representatives from soliciting, or entering into or participating in discussions or negotiations relating to, alternative acquisition proposals, and requires Galaxy to pay to Parent the Company Termination Fee if the Merger Agreement is terminated under certain circumstances, including a termination of the Merger Agreement by Galaxy to enter into a definitive agreement for a Superior Proposal, as described in “The Merger Agreement-Termination Fee; Certain Expenses” beginning on page 91 of this proxy statement. The Board also considered, but did not consider preclusive of a potential Superior Proposal, the fact that the right afforded to Parent under the Merger Agreement to propose amendments or modifications to the terms and conditions of the Merger Agreement in response to a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Galaxy. The Board also considered that the amount of the Company Termination Fee, as compared to termination fees in transactions of a similar size, in the opinion of the Board, was reasonable and would not likely deter competing bids. The Board also recognized that the provisions in the Merger Agreement relating to non-solicitation and the Company Termination Fee were required by Parent as conditions to entering into the Merger Agreement. The Board also considered the fact that Evolution’s existing relationships with Galaxy could discourage other potential bidders from submitting competing proposals.

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Effect of Transaction Announcement. The Board considered the potential effect of the announcement of the Merger Agreement and Galaxy’s significant existing commercial arrangements with Evolution, including effects on our stock price and operations, including our relationships with suppliers, distributors, vendors, collaborators and employees, and our ability to attract and retain key personnel during the pendency of the transactions contemplated by the Merger Agreement. The Board considered the potential adverse consequences of the announcement of the Merger Agreement on Galaxy’s existing relationships with other customers, including the fact that it might discourage such customers from continuing or expanding their relationships with Galaxy, as well as the fact that any termination fee payable to Galaxy may be inadequate to cover the costs and harm incurred by Galaxy in connection with such announcement.

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Transaction Costs. The Board considered the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated, including the expenses relating to potential Merger-related stockholder litigation.

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Regulatory Approvals. The Board considered the risk that the parties may incur significant costs and material delays resulting from seeking gaming regulatory approvals necessary for consummation of the Merger.

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Support Agreements. The Board considered the fact that (i) certain members of the Board, who will be receiving the same consideration as Galaxy stockholders in their capacity as Galaxy stockholders, supported the Merger and agreed to enter into Support Agreements and the Company Shares beneficially owned by them in the aggregate represent approximately 14% of the outstanding Company Shares, as of July 18, 2024 and (ii) the Support Agreements will terminate automatically, without any notice or other action by any person, upon the first to occur of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the Board or any committee thereof makes an Adverse Recommendation Change as a result of an Intervening Event, and (iv) the mutual written consent of all the parties thereto.

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Taxable Transaction. The Board considered that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders (as defined in “The Merger-Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 62 of this proxy statement) for U.S. federal income tax purposes.

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Interests of Directors and Executive Officers. The Board considered the possibility that Galaxy’s directors and executive officers may have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, those of Galaxy stockholders generally. See “The Merger-Interests of the Directors and Executive Officers of Galaxy in the Merger” beginning on page 57 of this proxy statement.

After considering the foregoing potentially negative factors, the Board concluded that the potential benefits of the Merger substantially outweighed the risks or potential negative consequences.

The foregoing discussion of the information and factors considered by the Board is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered by the Board in reaching its conclusions and recommendation in relation to the Merger, the Merger Agreement and the transactions proposed thereby. In light of the variety of reasons and factors considered and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons or factors considered in reaching their determinations and recommendations. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, members of our senior management and representatives of our outside financial advisors and legal counsel. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the Merger to the stockholders of Galaxy outweighed the risks or potential negative consequences. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 33 of this proxy statement.

Opinion of Macquarie Capital

Galaxy engaged Macquarie Capital as its financial advisor in connection with the proposed merger. On July 18, 2024, Macquarie Capital rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Macquarie Capital’s written opinion addressed to the Board dated the same date) as to, as of July 18, 2024, and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Macquarie Capital as set forth in its written opinion, the fairness, from a financial point of view, to the holders of Company Shares (other than Parent and its affiliates) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

The full text of Macquarie Capital’s written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken, is attached as Annex D to this proxy statement. The description of Macquarie Capital’s opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Macquarie Capital’s opinion was directed to the Board, in its capacity as such, and addressed only the fairness, from a financial point of view and as of the date of such opinion, to the holders of Company Shares (other than Parent and its affiliates) of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement. Macquarie Capital’s opinion did not address any other terms, aspects or implications of the Merger. Macquarie Capital’s opinion did not address the underlying business decision of the Board or Galaxy to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions available to Galaxy. Macquarie Capital’s opinion is not intended to be and does not constitute a recommendation to the Board, Galaxy or any securityholder of Galaxy, or any other person, as to how to act or vote with respect to any matter relating to the merger or otherwise.

In arriving at its opinion, Macquarie Capital, among other things:

•	reviewed an execution version of the merger agreement furnished to Macquarie Capital on July 18, 2024;

•	reviewed certain publicly available business and financial information regarding Galaxy;

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reviewed certain other information relating to Galaxy, including financial projections prepared by the management of Galaxy (and approved for Macquarie Capital’s use by the management of Galaxy) relating to Galaxy for the fiscal years ending December 31, 2024 through December 31, 2029 (referred to in this section as the “Galaxy Projections”);

•	discussed the merger and the business, operations, financial condition and prospects of Galaxy with members of the management of Galaxy;

•	reviewed certain financial data with respect to Galaxy and compared that data with similar data for other companies with publicly traded equity securities that Macquarie Capital deemed relevant;

•	reviewed, to the extent publicly available, the financial terms of certain other transactions that Macquarie Capital deemed relevant; and

•	performed such other financial analyses and considered such other information and factors that Macquarie Capital deemed appropriate for purposes of its opinion.

Macquarie Capital did not undertake any responsibility for independently verifying, and did not independently verify, any of the foregoing information and Macquarie Capital assumed and relied upon the accuracy and completeness of all such information. Management of Galaxy advised Macquarie Capital, and Macquarie Capital assumed, that the Galaxy Projections had been reasonably prepared in good faith on bases reflecting such management’s best currently available estimates and judgments as to the future financial performance and condition of Galaxy. Galaxy advised Macquarie Capital and Macquarie Capital assumed that the Galaxy Projections are a reasonable basis upon which to evaluate Galaxy and the Merger and, at Galaxy’s direction, Macquarie Capital used and relied upon the Galaxy Projections for purposes of its analyses and opinion. Macquarie Capital expressed no view or opinion as to the Galaxy Projections or the assumptions upon which they are based. Further, Macquarie Capital assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Galaxy since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Macquarie Capital that would be material to Macquarie Capital’s analyses or opinion, and that there is no information or any facts that would make any of the information reviewed by Macquarie Capital incomplete or misleading. In connection with Macquarie Capital’s opinion, Macquarie Capital had not made, nor assumed any responsibility for making, any physical inspection or independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Galaxy, nor had Macquarie Capital been furnished with any such evaluations or appraisals.

Macquarie Capital relied upon and assumed that the representations and warranties of each party in the merger agreement are true and correct, that each party will fully and timely perform all of the covenants and agreements required to be performed by it under the merger agreement, that all of the conditions to the consummation of the Merger will be satisfied in accordance with the merger agreement, and that the Merger would be consummated in a timely manner in accordance with the terms set forth in the merger agreement without waiver, modification or amendment of any terms or provisions thereof. Macquarie Capital further assumed, with Galaxy’s consent, that the Merger would be effected in a manner that complies in all respects with all applicable federal, state and other statutes, rules and regulations and that all governmental, regulatory, third-party and other consents, approvals or releases necessary for the effectiveness of the merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Galaxy or the Merger. In addition, Macquarie Capital assumed that the final form of the Merger Agreement, when executed, would not differ from the draft of the Merger Agreement reviewed by Macquarie Capital in any respect material to Macquarie Capital’s analyses or opinion.

Macquarie Capital’s opinion did not address the underlying business decision of the Board or Galaxy to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions available to Galaxy. Macquarie Capital’s opinion is necessarily based on information made available to Macquarie Capital as of the date thereof and financial, economic, market and other conditions as they existed and could be evaluated on the date thereof. Macquarie Capital did not have any obligation to update, revise, reaffirm or withdraw its opinion or to otherwise comment on or consider events occurring or coming to its attention after the date thereof.

Macquarie Capital’s opinion only addressed the fairness, from a financial point of view, to the holders of Galaxy common stock (other than Parent and its affiliates) of the merger consideration to be received by such holders in the merger pursuant to the merger Agreement and does not address any other aspect or implication of the merger or any consent, agreement, arrangement or understanding provided or entered into in connection therewith or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or merger consideration to be paid or payable to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration or otherwise. Macquarie Capital did not provide any advice or opinion as to matters that require legal, regulatory, accounting, insurance, executive compensation, tax or other similar professional advice. Macquarie Capital assumed that Galaxy had obtained or would obtain such advice or opinions from appropriate professional sources. Furthermore, Macquarie Capital relied upon the accuracy and completeness of the assessments by Galaxy and its advisors with respect to all legal, regulatory, accounting, insurance, executive compensation and tax matters.

In preparing its opinion, Macquarie Capital performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Macquarie Capital’s opinion or the analyses underlying, and factors considered in connection with, Macquarie Capital’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Macquarie Capital arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Macquarie Capital believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

In its analyses, Macquarie Capital considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in Macquarie Capital’s analyses for comparative purposes is identical to

Galaxy or the proposed merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to the fairness, from a financial point of view, of the merger consideration (to the extent expressly specified in Macquarie Capital’s opinion), Macquarie Capital did not make separate or quantifiable judgments regarding individual analyses. The reference ranges indicated by Macquarie Capital’s financial analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond Galaxy’s control and the control of Macquarie Capital. Much of the information used in, and accordingly the results of, Macquarie Capital’s analyses are inherently subject to substantial uncertainty.

Macquarie Capital was selected by Galaxy to act as its financial advisor based on Macquarie Capital’s qualifications, experience and reputation. Macquarie Capital was not requested to, and it did not, recommend or determine the specific consideration payable in the merger or opine that any specific consideration constituted the only appropriate consideration for the merger. The type and amount of consideration payable in the merger were determined through negotiations between Galaxy and Parent and the decision of Galaxy to enter into the merger agreement was solely that of the Board. The issuance of Macquarie Capital’s opinion was approved by an internal opinion committee of Macquarie Capital.

Macquarie Capital’s opinion to the Board was one of many factors taken into consideration by the Board in deciding to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the approval of the merger by the holders of Galaxy common stock. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Board with respect to the merger consideration or of whether the Board or management would have been willing to agree to a different merger consideration.

Summary of Financial Analyses of Macquarie Capital

The following is a summary of the material financial analyses performed by Macquarie Capital in connection with its oral opinion and the preparation of its written opinion to the Board, both provided as of July 18, 2024. The following summary is not a complete description of the financial analyses performed and factors considered by Macquarie Capital in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 17, 2024. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Macquarie Capital, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Macquarie Capital’s opinion. Furthermore, mathematical analysis is not in itself a meaningful method of using the data referred to below.

Selected Public Companies Trading Analysis

Macquarie Capital performed for Galaxy a selected public companies trading analysis for which Macquarie Capital reviewed certain financial and stock market information relating to the selected publicly traded companies listed below that Macquarie Capital deemed comparable to Galaxy in one or more respects.

For the selected companies noted below, Macquarie Capital considered, among other things, the ratio of enterprise value (defined as market capitalization plus net debt) to (i) 2024 and 2025 estimated Adjusted EBITDA (calculated as earnings before interest, taxes, depreciation, and amortization adjusted for certain non-recurring items, “Adj. EBITDA”) and (ii) 2024 and 2025 estimated Adj. EBITDA minus estimated capital expenditures (“CapEx”), in each case based on research consensus estimates. For purposes of Macquarie Capital’s analyses, in deriving ranges of implied values for Galaxy, Macquarie Capital used the estimates reflected in the Galaxy Projections for the applicable financial data for Galaxy.

The selected companies (and their corresponding multiples) considered by Macquarie Capital for its analysis of Galaxy were:

Selected Companies	Enterprise Value / 2024E Adj. EBITDA	Enterprise Value / 2025E Adj. EBITDA	Enterprise Value / 2024E Adj. EBITDA less CapEx	Enterprise Value / 2025E Adj. EBITDA less CapEx
Inspired Entertainment Inc.	5.6x	5.1x	8.1x	6.6x
Ainsworth Game Technology Limited	6.0x	5.2x	13.3x	9.8x
Everi Holdings Inc.	4.3x	4.2x	7.7x	5.5x

Based upon the application of its professional judgment and experience, Macquarie Capital applied the multiple ranges of (i) 4.8x to 6.3x to Galaxy’s estimated 2024E Adj. EBITDA (based on the Galaxy Projections), (ii) 4.4x to 5.9x to Galaxy’s estimated 2025E Adj. EBITDA (based on the Galaxy Projections), (iii) 6.8x to 9.3x to Galaxy’s estimated 2024E Adj. EBITDA less CapEx (based on the Galaxy Projections), and (iv) 5.4x to 7.9x to Galaxy’s estimated 2025E Adj. EBITDA less CapEx (based on the Galaxy Projections). This analysis indicated the following approximate implied per share equity value reference ranges for Galaxy, as compared to the per share merger consideration in the merger.

Metric	Implied Range	Merger Consideration
2024E Adj. EBITDA	$0.77 - $1.47	$3.20
2025E Adj. EBITDA	$1.08 - $1.94
2024E Adj. EBITDA less CapEx	$1.46 - $2.50
2025E Adj. EBITDA less CapEx	$1.30 - $2.56
Overall (based on average)	$1.15 - $2.12

Selected Precedent Transactions Analysis

Macquarie Capital performed for Galaxy a selected precedent transactions analysis, which is designed to derive an implied value of a company based on publicly available financial terms for selected transactions. In connection with its analysis, Macquarie Capital reviewed publicly available financial data for certain transactions involving targets deemed comparable in one or more respects.

For the selected transactions noted below, Macquarie Capital considered, among other things, the implied transaction value as a multiple of (i) Adj. EBITDA for the twelve months preceding the announcement of the transaction, or LTM Adj. EBITDA, and (ii) Adj. EBITDA minus CapEx for the twelve months preceding the announcement of the transaction, or LTM Adj. EBITDA less CapEx, in each case based on public filings, press releases and other publicly available information. For purposes of Macquarie Capital’s analyses, in deriving ranges of implied values for Galaxy, Macquarie Capital used information provided by Galaxy for the applicable financial data for Galaxy.

The selected transactions (and their corresponding multiples) considered by Macquarie Capital for its analysis of Galaxy were:

Date Announced	Target	Acquiror	Enterprise Value / LTM Adj. EBITDA	Enterprise Value / LTM Adj. EBITDA less CapEx
02/24	Everi Holdings Inc.	International Game Technology PLC	6.0x	9.9x
05/24	PlayAGS, Inc.	Brightstar Capital Partners	6.4x	10.3x

Based on the application of its professional judgment and experience, Macquarie Capital applied multiple ranges of 5.4x to 6.9x to Galaxy’s LTM Adj. EBITDA (based on information provided by Galaxy management) and 8.9x to 11.4x to Galaxy’s LTM Adj. EBITDA less CapEx (based on information provided by Galaxy management). This analysis indicated an approximate implied per share equity value reference ranges for Galaxy, as compared to the per share merger consideration in the merger.

Metric	Implied Range	Merger Consideration
LTM Adj. EBITDA	$0.75 - $1.37	$3.20
LTM Adj. EBITDA less CapEx	$0.85 - $1.51
Overall (based on average)	$0.80 - $1.44

Discounted Cash Flow Analysis

Macquarie Capital performed a discounted cash flow analysis for Galaxy by calculating the estimated present value (as of June 30, 2024) of (a) the standalone unlevered free cash flows that Galaxy was forecasted to generate during the six-month period ending December 31, 2024 through fiscal year ending December 31, 2029, based on the Galaxy Projections and (b) an estimated terminal value for Galaxy. To derive an estimate of Galaxy’s terminal value, Macquarie Capital applied terminal multiple ranges of (i) 4.9x to 6.4x to Galaxy’s 2029E Adj. EBITDA (based on the Galaxy Projections) and (ii) 9.4x to 11.9x to Galaxy’s 2029E Adj. EBITDA less CapEx (based on the Galaxy Projections). The present values (as of June 30, 2024) of the cash flows and implied terminal values were then calculated using a range of discount rates, selected by Macquarie Capital based on its professional judgement and experience after application of the capital asset pricing model, of 15.3% to 17.3%. This analysis indicated the following approximate implied per share equity value reference ranges for Galaxy, as compared to the per share merger consideration in the Merger.

Terminal Value Metric	Implied Range	Merger Consideration
LTM Adj. EBITDA	$1.89 - $2.70	$3.20
LTM Adj. EBITDA less CapEx	$3.11 - $4.31
Overall (based on average)	$2.50 - $3.50

Certain Additional Information

Macquarie Capital also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including premia reflected in certain precedent public transactions. Reviewing data from transactions (other than master limited partnership and real estate transactions) with premia ranging from 0% to 200%, that were announced from 2010 to July 15, 2024 and involved North American publicly listed targets with enterprise values from $10 million to $1 billion, Macquarie Capital noted that the mean, median, 25th percentile and 75th percentile one-day premia were 44.2%, 34.2%, 17.9% and 57.8% and that applying an illustrative range of premia of 29.2% to 39.2% to Galaxy’s closing share price on July 17, 2024 would indicate an implied per share equity range of $1.85 to $1.99.

Miscellaneous

Macquarie Capital acted as financial advisor to Galaxy in connection with the proposed merger and will receive a fee payable upon the consummation of the merger in an amount based upon the transaction value of the merger (currently estimated to be $2.9 million). Macquarie Capital also became entitled to a fee of $600,000 (creditable toward the estimated $2.9 million fee) upon having informed Galaxy that it had substantially completed its work in connection with the rendering of its opinion. In addition, Galaxy agreed to reimburse Macquarie Capital for its expenses, including fees and expenses of counsel, incurred in connection with its engagement and to indemnify Macquarie Capital and related parties against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Macquarie Capital’s engagement.

In the ordinary course of business, Macquarie Capital and its affiliates may acquire, hold, sell or trade debt, equity and other securities and financial instruments (including derivatives, loans and other obligations) of Galaxy, Parent or any other company that may be involved in the merger, and their respective affiliates, for its and their own accounts and for the accounts of its and their customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments. As of a recent date prior to the date of this proxy statement, Macquarie Capital’s positions in the equity of Parent represented less than 1% of the outstanding equity in Parent. Macquarie Capital and its affiliates provide a wide range of investment banking advice and services, including financial advisory services, securities underwritings and placements, securities sales and trading, brokerage advice and services, and loans. Macquarie Capital and its affiliates may in the future provide investment banking advice and services to, and may otherwise seek to expand our business and commercial relationships with, Galaxy, Parent and their respective affiliates for which it would expect to receive compensation.

Certain Unaudited Prospective Financial Information

We do not, as a matter of course, make public projections as to our future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates and the inherent difficulty of predicting financial performance for future periods. However, in connection with the Board’s evaluation of the Merger, as described further in the section captioned “The Merger-Background of the Merger” beginning on page 37 of this proxy statement, Galaxy’s management prepared and reviewed with the Board certain unaudited prospective financial information of Galaxy as an independent company for the second half of fiscal year 2024 and the fiscal years 2025 through 2029, as prepared and used as described below (referred to as the “Unaudited Prospective Financial Information”).

The Unaudited Prospective Financial Information was prepared for internal use only and not for public disclosure and was provided to the Board for the purposes of considering, analyzing and evaluating the Merger. The Unaudited Prospective Financial Information was provided to, approved by Galaxy for use by, and relied upon by, Macquarie Capital, Galaxy’s financial advisor, for the purposes of Macquarie Capital’s financial analysis and fairness opinion in connection with the Merger (as described in more detail in the section captioned “The Merger-Opinion of Macquarie Capital” beginning on page 48 of this proxy statement). The Unaudited Prospective Financial Information was also provided to Parent. The Unaudited Prospective Financial Information includes estimates of Galaxy’s financial performance on a risk-adjusted basis.

The Unaudited Prospective Financial Information was developed without giving effect to the Merger, including any impact of the negotiation or execution of the Merger Agreement or the Merger, the expenses that have already or may be incurred in connection with completing the Merger or any changes to Galaxy’s operations or strategy that may be implemented during the pendency of or following the consummation of the Merger. The Unaudited Prospective Financial Information also does not consider the effect of any failure of the Merger to be completed and it should not be viewed as accurate or continuing in that context.

The Unaudited Prospective Financial Information was not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, the accompanying Unaudited Prospective Financial Information was not prepared with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. The Unaudited Prospective Financial Information included in this document has been prepared by, and is the responsibility of, the Company’s management. Our independent registered public accounting firm has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Unaudited Prospective Financial Information and accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. The Moss Adams LLP report included in the Company’s Annual Report on Form 10-K relates to the Company’s previously issued financial statements. It does not extend to the Unaudited Prospective Financial Information and should not be read to do so.

Because the Unaudited Prospective Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Unaudited Prospective Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Unaudited Prospective Financial Information is not, and should not be considered to be, a guarantee of future operating results. Further, the Unaudited Prospective Financial Information is not fact and should not be relied upon as being necessarily indicative of our future results.

Although the Unaudited Prospective Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events. The Unaudited Prospective Financial Information reflects assumptions and uncertainties that are subject to change. Important factors that may affect actual results and cause the Unaudited Prospective Financial Information not to be achieved are described in various risk factors described in the section captioned “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 33 of this proxy statement, and in our other filings with the SEC, including those listed under the section captioned “Where You Can Find More Information” beginning on page 102 of this proxy statement. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Unaudited Prospective Financial Information will be realized, and actual results may be materially better or worse than those contained in the Unaudited Prospective Financial Information, whether or not the Merger is consummated. The Unaudited Prospective Financial Information also reflects assumptions as to certain business decisions that are subject to change. The Unaudited Prospective Financial Information may differ from publicized analyst estimates and forecasts and does not consider any events or circumstances after the date that it was prepared, including the announcement of the entry into the Merger Agreement. The Unaudited Prospective Financial Information has not been updated or revised to reflect information or results after the date it was prepared or as of the date of this proxy statement. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Unaudited Prospective Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. Galaxy has or may report results of operations for periods included in the Unaudited Prospective Financial Information that were or will be completed following the preparation of the Unaudited Prospective Financial Information. Stockholders and investors are urged to refer to Galaxy’s periodic filings with the SEC for information on Galaxy’s actual historical results.

Certain of the financial measures included in the Unaudited Prospective Financial Information, including Adjusted EBITDA, EBIT, net operating profits after tax (“NOPAT”) and Unlevered Free Cash Flow, are “non-GAAP financial measures.” These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. In certain circumstances, including those applicable to the Unaudited Prospective Financial Information, financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Unaudited Prospective Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board or Macquarie Capital. Accordingly, no reconciliation of the financial measures included in the Unaudited Prospective Financial Information is provided in this proxy statement.

The Unaudited Prospective Financial Information constitutes forward-looking statements. By including the Unaudited Prospective Financial Information in this proxy statement, neither we nor any of our representatives has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that the Board, Galaxy or any other person considered, or now considers, the Unaudited Prospective Financial Information to be predictive of actual future results. Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by Galaxy that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our stockholders access to the information that was provided to the Board and Macquarie Capital and shared with Parent. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any Galaxy stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares.

Unaudited Prospective Financial Information

Various judgments and assumptions were made when preparing the Unaudited Prospective Financial Information, including, among others, revised prospects for the Company’s business, changes in general business or economic conditions, certain accounting assumptions, timing of business investments, changes in actual or projected cash flows, competitive pressures and changes in tax or other laws or regulations, corporate general and administrative expenses generally, and or other transactions or events that have occurred or that may occur and that were not anticipated when the financial projections were prepared. Similarly, the Unaudited Prospective Financial Information reflects Galaxy management’s assessment of Galaxy’s business and prospects at the time such estimates were prepared, and such estimates were not updated to reflect subsequent events or financial results that may have been available to Galaxy’s management following the preparation thereof.

The following table presents estimates of Galaxy’s revenue, Adjusted EBITDA, EBIT, NOPAT and Unlevered Free Cash Flow, in each case, for the second half of fiscal year 2024 and the fiscal years 2024 through 2029, as reflected in the Unaudited Prospective Financial Information, as approved by Galaxy management.

	Projected Non-GAAP ($ in millions, Unaudited)
	Six Months Ended 2024B	FY 2024B	FY 2025E	FY 2026E	FY 2027E	FY 2028E	FY 2029E
Net Revenue	$15.1	$29.9	$32.7	$36.3	$38.5	$40.6	$42.8
Adjusted EBITDA(1)	6.7	12.2	15.2	17.9	19.5	20.9	22.5
EBIT(2)	5.0	8.8	11.9	14.4	16.0	17.5	19.0
NOPAT(3)	3.9	6.8	9.1	11.1	12.4	13.4	14.6
Capital Expenditures	0.5	1.0	1.7	1.7	1.9	2.1	2.3
Unlevered Free Cash Flow(4)	4.9	8.5	9.4	11.3	12.4	13.3	14.3

(1)

Adjusted EBITDA includes adjustments to net loss/income to exclude interest, taxes, depreciation, amortization, share based compensation, gain/loss on extinguishment of debt, foreign currency exchange gains/losses, change in estimated fair value of interest rate swap liability and severance and other expenses related to litigation. Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP.

(2)	“EBIT” is defined as Adjusted EBITDA, less (i) depreciation, (ii) amortization, and (iii) stock-based compensation. EBIT is not a financial measure in conformity with U.S. GAAP.
(3)

“NOPAT” is defined as Adjusted EBITDA, less (i) depreciation and amortization expense, less (ii) stock-based compensation, less (iii) cash taxes. NOPAT is not a financial measure in conformity with U.S. GAAP.

(4)

“Unlevered Free Cash Flow” is defined as NOPAT less (i) capital expenditures, less (ii) increases (decreases) in working capital, plus (iii) depreciation and amortization expense. Unlevered Free Cash Flow is not a financial measure in conformity with U.S. GAAP.

Interests of the Directors and Executive Officers of Galaxy in the Merger

Members of the Board and Galaxy’s executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of Galaxy stockholders generally. The members of the Board were aware of these potential interests and considered them at the time they approved the Merger Agreement and in making their recommendation that Galaxy stockholders adopt the Merger Agreement. These potential interests are described below.

Treatment of Equity Awards

One of our directors and all of our executive officers hold outstanding Galaxy equity awards. Effective as of immediately prior to the Effective Time, outstanding Galaxy equity awards held by our directors and executive officers will be treated as follows:

•

Treatment of Galaxy Options. Effective as of immediately prior to the Effective Time, each In-the-Money Company Stock Option that is outstanding and unexercised will be automatically fully vested, canceled and converted into the right to receive an amount in cash (without interest) equal to the Option Consideration, less any applicable withholding taxes. Each Company Stock Option (whether vested or unvested) that is not an In-the-Money Company Stock Option will, at the Effective Time, be automatically canceled for no consideration.

•

Treatment of Galaxy Stock Awards. Effective as of immediately prior to the Effective Time, except as described in the following paragraph, each unvested Company Stock Award that vests solely on the basis of time and that is outstanding immediately prior to the Effective Time will, at the Effective Time, be automatically fully vested, canceled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding under applicable law), equal to the Stock Award Consideration.

Mr. Reback’s Long-Term Incentive Stock Grant and each other Company Stock Award that was granted on or after July 18, 2024 but prior to the Effective Time, and that is, in each case, outstanding immediately prior to the Effective Time, will, at the Effective Time, be automatically canceled and converted into a Contingent Cash Award. Each Contingent Cash Award will generally be subject to the same terms and conditions (including vesting terms and any terms providing for “double-trigger” acceleration of vesting) that applied to the Company Stock Award from which it was converted as of immediately prior to the Effective Time, subject to certain adjustments to reflect the Merger, except that, with respect to Mr. Reback’s Contingent Cash Award, (a) any portion of the Contingent Cash Award that vests in accordance with its terms based on 2024, 2025, or 2026 performance, as applicable, shall be paid to him prior to March 15, 2025, 2026, or 2027, respectively, and (b) any portion of a Contingent Cash Award that vests in accordance with its terms as a result of any other vesting event (including termination of employment) shall be paid to him within 30 days following the vesting date.

The following tables set forth, for each current executive officer or non-employee director or any individual who served as an executive officer or non-employee director at any time since December 31, 2023, (i) the number and value of Company Shares subject to vested and unvested Company Stock Options that would accelerate at the Effective Time, (ii) the number and value of Company Shares subject to unvested Company Stock Awards that would accelerate at the Effective Time, (iii) the number and value of Company Shares subject to Company Stock Awards that would convert into Contingent Cash Performance Awards at the Effective Time, and (iv) the total value of Company Shares subject to Galaxy equity awards, in each case, held by such current or former director or executive officer as of August 30, 2024, as if the Effective Time were to occur on August 30, 2024. Any amounts actually payable in respect of these equity awards will be less any required withholding taxes and without interest. These amounts do not attempt to forecast any additional equity award grants, vesting, issuances or forfeitures that may occur prior to the Effective Time following the date of this proxy statement in accordance with the terms of the Merger Agreement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by the individuals identified in the table below may materially differ from the amounts set forth below.

	Number of Shares subject to Vested Stock Options (#)	Value of Vested Stock Options ($)(1)	Number of Shares subject to Unvested Stock Options (#)	Value of Accelerated Unvested Stock Options ($)(1)	Number of Accelerated Time-Based Company Stock Awards (#)	Value of Accelerated Time-Based Company Stock Awards ($)(1)	Number of Shares subject to Company Stock Awards to be Converted into Contingent Cash Performance Awards (#)(2)	Value of Shares subject to Company Stock Awards to be Converted into Contingent Cash Performance Awards ($)(1)	Total ($)(3)
Non-Employee Directors
Mark A. Lipparelli	—	—	—	—	—	—	—	—	—
Michael Gavin Isaacs	—	—	—	—	—	—	—	—	—
Cheryl A. Kondra	—	—	—	—	25,000	80,000	—	—	80,000
Meredith Brill	—	—	—	—	—	—	—	—	—
Bryan W. Waters	—	—	—	—	—	—	—	—	—
Executive Officers
Matthew D. Reback	—	—	400,000	560,000	—	—	300,000	960,000	1,520,000
Steven Kopjo	—	—	300,000	510,000	—	—	—	—	510,000
Harry C. Hagerty	200,000	—	—	—	—	—	—	—	—

(1)

For purposes of this table, the value of each Company Share underlying the equity awards is equal to $3.20. No value is reflected in the table above for the Company Stock Options held by Mr. Hagerty as the exercise price per share of such options exceeds $3.20.

(2)

In accordance with the terms of the Merger Agreement and based on the Merger Consideration of $3.20, represents, for each Company Share subject to a Company Stock Award that would convert into a Contingent Cash Performance Award at the Effective Time, the number and value of Company Shares underlying the Company Stock Award (with respect to the maximum number of Company Shares still eligible to be earned under such award). For additional information regarding the Company Stock Awards held by Mr. Reback and the accelerated vesting terms that would apply upon his qualifying termination following the Effective Time, see “The Merger-Interests of the Directors and Executive Officers of Galaxy in the Merger-Change in Control Benefits.”

(3)	See page 100 of this proxy statement for additional information regarding Company Shares beneficially owned by non-employee directors and executive officers of Galaxy.

Change in Control Benefits

Employment Agreement with Mr. Reback

We have entered into an employment agreement with Matt Reback to serve as the Company’s President and Chief Executive Officer. The Reback employment agreement has a three-year term and provides for a base salary of $350,000 per year, an annual discretionary bonus target of up to 50% of his base salary, with the opportunity to earn additional amounts if certain financial objectives are achieved, and eligibility to participate in the employee benefit plans available to the Company’s employees. Under the Reback employment agreement, the Company has agreed to pay a minimum bonus of $80,000 to Mr. Reback for the 2024 calendar year (on its regularly scheduled plan for annual bonus payments) if 80% of the annual bonus target is achieved.

Under the Reback employment agreement, Mr. Reback received a Company Stock Award that is eligible to vest based on achievement of performance-based vesting conditions (the “Long-Term Incentive Stock Grant”). The award is eligible to vest based on personal and business performance targets to be established by the Board for each of 2024, 2025 and 2026. The targets, if achieved, will provide Mr. Reback the opportunity to receive a total of 70,000 shares of common stock for calendar year 2024, 100,000 shares of common stock for calendar year 2025, and 130,000 shares of common stock for calendar year 2026, with final vesting determined following the assessment of achievement of the performance objectives during the first quarter of the following calendar year. To the extent any portion of this Company Stock Award remains outstanding at the Effective Time, such portion will convert into a Contingent Cash Award at the Effective Time and will remain subject to the same vesting conditions, subject to the acceleration terms described below.

The Reback employment agreement provides that upon termination of employment by Mr. Reback for good reason or by the Company for any reason other than Mr. Reback’s death or disability or other than for cause, Mr. Reback is entitled to receive cash severance payments equal to 12 months of his annual base salary at the time of termination and continuation of his medical and health insurance benefits for a period equal to the lesser of (x) 12 months and (y) the period ending on the date he first becomes entitled to medical and health insurance benefits under any plan maintained by any person for whom Mr. Reback provides services as an employee or otherwise. In addition to the foregoing severance benefits, if Mr. Reback’s employment is terminated without cause following a change of control (including the Merger), he is also entitled to: (i) additional cash severance payments equal in the aggregate to 12 months of his annual base salary at the time of termination and (ii) accelerated vesting of his “base” Company Stock Options granted under the Reback employment agreement. In addition, if the Effective Time occurs and Mr. Reback is not retained or is not provided the continuing opportunity to earn his Company Stock Award (or any Contingent Cash Award issued to Mr. Reback in consideration of his Company Stock Award at the Effective Time), Mr. Reback will vest in the earned portion of such award (for any calendar year completed prior to the Effective Time) or if a calendar year is not yet complete (or has not commenced) as of the Effective Time, the remaining unearned portion of the award.

All such severance payments are subject to Mr. Reback entering into and not revoking a release of claims in favor of the Company and Mr. Reback fully complying with certain covenants, including confidentiality and non-compete and non-solicit covenants.

Employment Agreement with Steven Kopjo

We have entered into an employment agreement with Steven Kopjo to serve as the Company’s Chief Financial Officer. The Kopjo employment agreement has a three-year term and provides for a base salary of $250,000 per year, an annual discretionary bonus target of up to 50% of his base salary, with the opportunity to earn additional amounts if certain financial objectives are achieved, and eligibility to participate in the employee benefit plans available to the Company’s employees.

The Kopjo employment agreement provides that upon termination of employment by Mr. Kopjo for good reason or by the Company for any reason other than Mr. Kopjo’s death or disability or other than for cause, Mr. Kopjo is entitled to receive cash severance payments equal to 12 months of his annual base salary at the time of termination and continuation of his medical and health insurance benefits for a period equal to the lesser of (x) 12 months and (y) the period ending on the date he first becomes entitled to medical and health insurance benefits under any plan maintained by any person for whom Mr. Kopjo provides services as an employee or otherwise. In addition to the foregoing severance benefits, if Mr. Kopjo’s employment is terminated without cause following a change of control, he is also entitled to: (i) additional cash severance payments equal in the aggregate to 12 months of his annual base salary at the time of termination and (ii) accelerated vesting of his “base” Company Stock Options granted under the Kopjo employment agreement.

All such severance payments are subject to Mr. Kopjo entering into and not revoking a release of claims in favor of the Company and Mr. Kopjo fully complying with certain covenants, including confidentiality and non-compete and non-solicit covenants.

Employment Agreement with Mr. Hagerty

We have entered into an employment agreement with Harry C. Hagerty, the Company’s former Chief Financial Officer and a current advisor to the Company. The Hagerty employment agreement has a term ending

April 30, 2025, after which he intends to retire from the Company. The Hagerty agreement provides that Mr. Hagerty will serve as a strategic advisor during the remaining term of the agreement to assist with the transition to the Company of his successor, Steven Kopjo. Pursuant to the Hagerty employment agreement, Mr. Hagerty will continue to receive a base salary of $6,000 per month until April 30, 2025 unless his service is earlier terminated. In the event Mr. Hagerty is terminated without cause or terminates his employment for good reason, Mr. Hagerty is entitled to receive cash severance payments equal to 12 months of his annual base salary at the time of termination and continuation of his medical and health insurance benefits for a period equal to the lesser of (x) 12 months and (y) the period ending on the date he first becomes entitled to medical and health insurance benefits under any plan maintained by any person for whom Mr. Hagerty provides services as an employee or otherwise. In addition to the foregoing severance benefits, if Mr. Hagerty’s employment is terminated without cause following a change of control, he is also entitled to: (i) additional cash severance payments equal in the aggregate to 12 months of his annual base salary at the time of termination and (ii) accelerated vesting of his Company Stock Options.

Retention Bonus Agreement with Mr. Hagerty

Mr. Hagerty is eligible for a retention bonus in the amount of $50,000 in connection with the Merger. The retention bonus is payable as follows: $7,500 is payable on January 1, 2025; and $42,500 is payable upon the Effective Time, in each case, subject to Mr. Hagerty’s continued employment or service. The retention bonus (or any remaining unpaid installments) will be paid on an accelerated basis in the event his employment or service is terminated as a result of the expiration of his employment agreement prior to the Effective Time, subject to his execution and non-revocation of a general release of claims in favor of Galaxy.

Payment of Annual Bonuses Under Merger Agreement

Under the Merger Agreement, if the Effective Time occurs before the annual bonuses for the preceding fiscal year have been paid, then Parent shall, or shall cause the surviving corporation to, pay to each eligible continuing employee, including the Galaxy’s executive officers, the amounts payable for such fiscal year under Galaxy’s bonus plans at substantially the same time(s) as amounts have historically been paid by the Company under such bonus plans, with the amount of such bonus payments to be determined as follows: (i) if the Effective Time occurs prior to the last day of such fiscal year, for the portion of the fiscal year elapsed prior to the Effective Time based on the accrued level of performance (measured through the Effective Time), and with the bonus for the portion of the fiscal year elapsed following the Effective Time to be based on actual performance, or (ii) if the Effective Time occurs on or after the last day of such fiscal year, based on the actual level of performance and individual earned bonus amounts as determined by the Company no later than immediately prior to the Effective Time (in each case, determined in the ordinary course of business consistent with past practice and in good faith in accordance with the terms of the bonus plans). Payments under the bonus plans will be subject to continued employment through the payment date; however, if any employee’s employment is terminated without cause following the Effective Time but prior to the payment of his or her bonus, subject to such employee’s execution and non-revocation of a release of claims, the employee will remain eligible to receive his or her bonus, prorated for the portion of the applicable performance period elapsed prior to the date of termination.

New Parent Arrangements

Certain of Galaxy’s executive officers may continue to provide employment or other services to Parent after the Effective Time and may enter into new agreements, arrangements or understandings with Parent to set forth the terms and compensation of such post-Effective Time service. As of the date of this proxy statement, no such agreements, arrangements or understandings with Parent exist.

280G Mitigation Actions

Galaxy may, with Parent’s consent, implement strategies before the Effective Time to mitigate the possible impact of Sections 280G and 4999 of the Code.

Golden Parachute Disclosure

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Galaxy is required to submit a proposal to Galaxy stockholders for a non-binding, advisory vote to approve certain compensation that may be paid or become payable to the named executive officers of Galaxy that is based on or otherwise relates to the Merger, as determined in accordance with Item 402(t) of Regulation S-K. This compensation is summarized in the table set forth below under “Proposal No. 2: Advisory Vote on the Merger Compensation Proposal.”

Indemnification of Directors and Officers; Insurance

Directors and officers of Galaxy are also entitled to indemnification and covered by insurance in certain circumstances. For a detailed description of these requirements, please see “The Merger Agreement-Other Covenants and Agreements-Indemnification of Directors and Officers; Insurance” beginning on page 87 of this proxy statement.

Financing of the Merger

The consummation of the Merger is not subject to any financing conditions, and Parent intends to pay the Merger Consideration from available funds. Parent has represented to Galaxy in the Merger Agreement that, through the Effective Time, it will have sufficient cash and cash equivalents to enable Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration and any other amounts required to be paid in connection with the transactions contemplated by the Merger Agreement and to pay all related fees and expenses required to be paid by Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement.

Closing and Effective Time of the Merger

The Closing will take place by electronic exchange of signatures and documents on a date to be specified by the parties, which shall be not later than the third business day after the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), or at such other date and time as Galaxy and Parent shall mutually agree upon in writing.

On the Closing Date, Parent, Galaxy and Merger Sub will cause the Merger to be consummated under the NRS by filing the articles of merger in such form as required by, and executed in accordance with, the NRS with the Nevada Secretary of State and will take such further actions as may be required to make the Merger effective on the Closing Date. The Merger will become effective at the time and day of the filing and acceptance of such certificate of merger with the Nevada Secretary of State, or such later time and day as may be agreed in writing by Galaxy and Parent (and specified in the articles of merger).

Support Agreements

As an inducement to Parent entering into the Merger Agreement, on July 18, 2024, Michael Gavin Isaacs, Meredith Brill, Mark Lipparelli, Cheryl Kondra, Cheryl Kondra and Bryan W. Waters (collectively, the “Support Agreement Signatories”), who collectively beneficially own shares representing approximately 14% of the voting power of the Company Shares, entered into Support Agreements with Galaxy (collectively, the “Support Agreements”), pursuant to which the Support Agreement Signatories will, among other things, (i) cause all of their respective Company Shares to be counted as present thereat for purposes of determining a quorum; and (ii) be present (in person or by proxy) and vote (or cause to be voted if another person is the holder of record of any Company Shares beneficially owned by the Support Agreement Signatory), or deliver (or cause to be delivered) a written consent with respect to, all of his or her Company Shares (a) in favor of (1) the adoption and approval of the Merger Agreement and the approval of the Merger, (2) the approval of any proposal to adjourn or postpone such meeting (including the Special Meeting) to a later date if Galaxy or Parent proposes or requests such postponement or adjournment in accordance with the terms of the Merger Agreement, and (3) the approval of any other proposal considered and voted upon by the Galaxy stockholders at any meeting of the stockholders of Galaxy (including the Special Meeting) necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against any (1) Takeover Proposal, (2) change in the Board (as defined herein), (3) action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Galaxy contained in the Merger Agreement and (4) other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger or any other transactions contemplated by the Merger Agreement.

The Support Agreements will terminate automatically, without any notice or other action by any person, upon the first to occur of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the Board or any committee thereof makes an Adverse Recommendation Change as a result of an Intervening Event, and (iv) the mutual written consent of all of the parties thereto.

The foregoing description of the Support Agreements and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Support Agreement (the form of which is attached as Annex B to the accompanying proxy statement).

Appraisal Rights

Under the NRS, stockholders and beneficial owners who do not vote in favor of the Merger Proposal and who follow the procedures set forth in Sections 92A.300 through 92A.500 of the NRS will have the right to seek appraisal of the fair value of their issued and outstanding Company Dissenting Shares. Company Dissenting Shares will not be converted into a right to receive the Merger Consideration, but will instead be entitled to only such rights as are granted by Sections 92A.300 through 92A.500 of the NRS. However, if, after the Effective Time, a holder of Company Dissenting Shares fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Sections 92A.300 through 92A.500 of the NRS or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Sections 92A.300 through 92A.500 of the NRS, such holder’s Company Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration upon surrender of the Certificate formerly representing such Company Dissenting Shares or transfer of the Book-Entry Shares, as applicable. A copy of the full text of Sections 92A.300 through 92A.500 of the NRS is attached to this proxy statement as Annex C and incorporated herein by reference.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of Company Shares whose Company Shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their Company Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state or local tax, estate, gift or alternative minimum tax, the Medicare contribution tax on net investment income or any withholding considerations under the Sections 1471 through 1474 of the Code (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith)). In addition, this summary does not address the U.S. federal income tax consequences to holders of Company Shares that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances, including, but not limited to:

•

holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes or any investor therein, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies” or certain former citizens or long-term residents of the United States;

•	holders holding their Company Shares as part of a hedging, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	holders deemed to sell their Company Shares under the constructive sale provisions of the Code;

•	holders that received their Company Shares in compensatory transactions;

•	holders that hold their Company Shares through individual retirement or other tax-deferred accounts;

•	holders that own an equity interest, actually or constructively, in Parent or the surviving corporation;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders that are required to report income no later than when such income is reported in an “applicable financial statement” (as defined in the Code); or

•	holders that own or have owned (directly, indirectly or constructively) 5% or more of the Company Shares.

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Company Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Company Shares and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. Further, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Merger or related transactions.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of Company Shares who or that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for Company Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the Company Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Company Shares is more than one year at the time of the consummation of the Merger. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of Company Shares at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Shares.

Non-U.S. Holders

For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of Company Shares that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the consummation of the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

•	Company Shares held by such Non-U.S. Holder constitute a United States real property interest (a “USRPI”) by reason of Galaxy’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the Non-U.S. Holder held the applicable Company Shares.

With respect to the third bullet point above, Galaxy believes it is not a USRPHC. Because the determination of whether Galaxy is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Galaxy is not a USRPHC. Even if Galaxy is a USRPHC, gain realized by a Non-U.S. Holder pursuant to the Merger will not be subject to U.S. federal income tax if Company Shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of Company Shares throughout the shorter of the five-year period ending on the date of the Effective Time or the Non-U.S. Holder’s holding period with respect to the applicable Company Shares.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s non-U.S. status on the applicable IRS Form W-8 (or a substitute or successor form) or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

The parties have agreed that, with respect to Parent, receipt of Gaming Approvals (as defined in the Merger Agreement) in (i) certain Core Gaming Approval Jurisdictions (as defined in the Merger Agreement) and (ii) such other jurisdictions for which there is a Required Gaming Approval (as defined in the Merger Agreement) other than the Core Gaming Approval Jurisdictions that, when taken together with the Core Gaming Approval Jurisdictions represents, in the aggregate, Attributable Revenue (as defined in the Merger Agreement) equal to or greater than the Revenue Threshold (as defined in the Merger Agreement), is a condition to Closing. The parties have agreed in the Merger Agreement that Parent and Merger Sub will file with the applicable Gaming Authorities all applications for licensure, submissions for suitability review and other appropriate, necessary and requested documentation in connection with all Required Gaming Approvals as soon as reasonably practicable following the date of the Merger Agreement.

There is no assurance that we will obtain all required gaming regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on Galaxy and/or Parent after completion of the Merger. Other than the filings described above and in this section of the proxy statement, we are not aware of any mandatory regulatory filings to be made, approvals to be obtained, or waiting periods to expire, in order to complete the Merger. If the parties discover that other regulatory filings, approvals or waiting periods are necessary, they will seek to obtain or comply with them.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements or limitations on the completion of the Merger, including the requirement to divest assets, license or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the Merger Agreement, or that a challenge to the Merger on antitrust or gaming regulatory grounds will not be made, or if such challenge is made, what the result will be. These conditions or changes could result in the conditions to the Merger not being satisfied. There is currently no way to predict how long it will take to obtain all of the required gaming regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval of the proposal to approve the Merger Agreement by stockholders and the completion of the Merger.

In accordance with the terms and subject to the conditions of the Merger Agreement, Parent, Merger Sub, and Galaxy have agreed to use their reasonable best efforts to obtain all gaming regulatory approvals required to complete the Merger.

Delisting and Deregistration of Company Shares

If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on the OTCQB and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Galaxy contained in this proxy statement or in Galaxy’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Galaxy contained in the Merger Agreement and described in this summary. The representations, warranties, covenants, and agreements made in the Merger Agreement by Galaxy and Evolution were qualified and subject to important limitations agreed to by Galaxy and Evolution in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations, warranties, covenants, and agreements contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations, warranties, covenants, and agreements were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right to not close the Merger if the representations and warranties of the other party prove to be untrue (or such covenants and agreements were not complied with), due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations, warranties, covenants, and agreements may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed by each of Galaxy or Evolution (or its applicable affiliate) with the SEC or Nasdaq Stockholm, as applicable, and in some cases were qualified by disclosures contained in the disclosure letter delivered by Galaxy to Evolution (the “Galaxy Disclosure Letter”) and in the disclosure letter delivered by Evolution to Galaxy (the “Evolution Disclosure Letter” and, together with the Galaxy Disclosure Letter, the “Disclosure Letters”), in each case in connection with the Merger Agreement, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Galaxy or Evolution (or its applicable affiliate) with the SEC or Nasdaq Stockholm, as applicable. For the foregoing reasons, the representations, warranties, covenants, and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Galaxy, Evolution or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Additional information about Galaxy may be found elsewhere in this proxy statement and Galaxy’s other public filings. See “Where You Can Find More Information” beginning on page 102 of this proxy statement.

When the Merger Becomes Effective

The Closing will take place at 10:00 a.m. (New York City time) on the date that is three business days following the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of those conditions at such time) at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, or remotely by exchange of documents and signatures (or their electronic counterparts), unless another date, time or place is agreed to in writing by Evolution and Galaxy (such date, the “Closing Date”).

On the Closing Date, Galaxy, Evolution and Merger Sub will cause the Merger to be consummated by filing the articles of merger with the Nevada Secretary of State executed and acknowledged in accordance with, and in such form as is required by, the relevant provisions of the NRS, and will make all other filings, recordings or publications required under the NRS in connection with the Merger. The Merger will become effective at the time that the articles of merger are filed with the Nevada Secretary of State or, to the extent permitted by applicable law, at such later time as is agreed to in writing by Galaxy and Evolution prior to the filing of such articles of merger and specified in the articles of merger (the “Effective Time”).

Structure of the Merger; Articles of Incorporation; Bylaws; Directors and Officers

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Galaxy and the separate corporate existence of Merger Sub will cease. Galaxy will continue as the surviving corporation and as a wholly owned subsidiary of Evolution. At the Effective Time, the articles of incorporation of Galaxy, as in effect immediately prior to the Effective Time, will be amended and restated as of the Effective Time to be identical to the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the surviving corporation will be “Galaxy Gaming, Inc.” and, as so amended, will be the articles of incorporation of the surviving corporation until thereafter amended as provided therein or by applicable law. The bylaws of the surviving corporation will be amended and restated as of the Effective Time to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, and as so amended and restated, will be the bylaws of the surviving corporation until thereafter amended as provided therein or by applicable law.

Effect of the Merger on Company Shares

At the Effective Time, each issued and outstanding Company Share as of immediately prior to the Effective Time (other than Canceled Company Shares and Company Shares that are outstanding immediately prior to the Effective Time held by a stockholder of Galaxy who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who has properly exercised appraisal rights of such Company Shares in accordance with the applicable provisions of Sections 92A.300 through 92A.500 of the NRS (“Company Dissenting Shares”)) will be canceled and extinguished and automatically cease to exist and will be converted into the right to receive the Merger Consideration.

At the Effective Time, each Canceled Company Share will be canceled automatically and will cease to exist and no consideration will be delivered in exchange therefor.

If, during the period between July 18, 2024 and the Effective Time, the outstanding Company Shares are changed into a different number or class of shares by reason of the occurrence or record date of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Shares), reorganization, recapitalization, reclassification, combination, exchange of shares, or other like change, the Merger Consideration and any other amount payable pursuant the Merger Agreement (including consideration payable in respect of Company Stock Options or Company Stock Awards) will be appropriately adjusted to reflect the effect of such stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Shares), reorganization, recapitalization, reclassification, combination, exchange of shares, or other like change, as permitted by the Merger Agreement.

Treatment of Equity Awards

Under the Merger Agreement, by virtue of the Merger and without any action on the part of any person, effective as of immediately prior to the Effective Time:

•

Each In-the-Money Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time be automatically fully vested (to the extent unvested), canceled and converted into the right to receive an amount in cash, without interest and subject to deduction for any required withholding under applicable law, equal to (i) the number of Company Shares underlying such In-the-Money Company Stock Option, multiplied by (ii) the excess of (a) the Merger Consideration minus (b) the applicable per share exercise price of such In-the-Money Company Stock Option (the “Stock Option Consideration”). Each Company Stock Option that that is not an In-the-Money Company Stock Option will be automatically canceled for no consideration.

•

Each Company Stock Award subject to only time-based vesting requirements that was granted prior to July 18, 2024 and is outstanding immediately prior to the Effective Time will, be automatically fully vested, canceled and converted into the right to receive an amount in cash, without interest and subject to deduction for any required withholding under applicable law, equal to (i) the number of Company Shares underlying such Company Stock Award, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes (the “Stock Award Consideration”).

•

Mr. Reback’s Long-Term Incentive Stock Grant and each other Company Stock Award that was granted on or after July 18, 2024 but prior to the Effective Time, and that, in each case, remains outstanding immediately prior the Effective Time will be automatically canceled and converted into a contingent right to receive an amount in cash, without interest and subject to deduction for any required withholding under applicable law, equal to the Stock Award Consideration with respect to the maximum number of Company Shares still eligible to be earned and subject to such Company Stock Award as of the Effective Time (each, a “Contingent Cash Award”). Each Contingent Cash Award will be subject to the same terms and conditions (including vesting terms and any terms providing for “double-trigger” acceleration of vesting) that applied to the Company Stock Award from which it was converted as of immediately prior to the Effective Time, except that (i) any portion of a Contingent Cash Award that vests in accordance with its terms based on 2024, 2025 or 2026 performance, as applicable, will be paid to him prior to March 15, 2025, 2026 or 2027, respectively, and (ii) any portion of a Contingent Cash Award that vests in accordance with its terms as a result of any other vesting event (including termination of employment) will be paid to him within 30 days following the date on which such portion becomes vested.

Promptly after the Effective Time (but in any event no later than the second payroll date after the Effective Time), the surviving corporation will pay through its or its affiliate’s payroll systems the Stock Option Consideration and the Stock Award Consideration.

Treatment of Warrants

Each outstanding Company Warrant will, in accordance with the terms thereof, automatically and without any required action on the part of the holder thereof or any other person, cease to represent a Company Warrant exercisable for Company Shares and convert into the right to receive cash in an amount equal to the product of the total number of shares of Company Shares subject to such Company Warrant prior to the Effective Time, multiplied by the excess of the Merger Consideration minus $0.01.

Company Dissenting Shares

The Merger Agreement provides that Company Dissenting Shares will not be converted into a right to receive the Merger Consideration, but instead at the Effective Time will be entitled to only such rights as are granted by Sections 92A.300 through 92A.500 of the NRS. If any holder of Company Dissenting Shares fails to perfect, withdraws or loses such holder’s right to appraisal under Sections 92A.300 through 92A.500 of the NRS or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Sections 92A.300 through 92A.500 of the NRS, such holder’s Company Dissenting Shares will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate formerly representing such Company Dissenting Shares or transfer of the Book-Entry Shares, as applicable.

Payment for Company Shares

At or prior to the Closing Date, Evolution will deposit, or cause to be deposited, with a paying agent designated by Evolution that is reasonably acceptable to Galaxy, for the sole benefit of holders of Company Shares, an amount in cash sufficient to pay the aggregate Merger Consideration to which the Galaxy stockholders are entitled under the Merger Agreement.

Promptly after the Effective Time, Evolution and the surviving corporation will cause the paying agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of Company Shares (other than the Company Shares to be canceled in accordance with the provisions of the Merger Agreement): (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, will pass, in the case of Certificates, only upon delivery of the Certificates to the paying agent, and which will be in such form and will have such other customary provisions (including customary provisions regarding delivery of an “agent’s message” with respect to Book-Entry Shares) as Evolution and Galaxy may reasonably agree in writing prior to the Closing Date and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration as provided in the Merger Agreement.

Upon (i) surrender of a Certificate for cancelation to the paying agent, together with such letter of transmittal, duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may be reasonably required by the paying agent) or (ii) in the case of Book-Entry Shares, receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request), the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor the Merger Consideration for each Company Share formerly represented by such Certificate or Book-Entry Share, and the Certificate or Book-Entry Share so surrendered shall forthwith be canceled.

Until surrendered as contemplated, each Certificate and Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Galaxy, Evolution and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Letters) as to, among other things:

•	corporate organization, good standing and corporate power and authority to conduct its business as currently conducted;

•	corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

•

the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents, and applicable law or judgments, in each case arising out of the execution, delivery or performance of, or consummation of the transactions contemplated by, the Merger Agreement;

•

required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons, and compliance with applicable gaming laws, listing and corporate governance rules and regulations of the OTCQB (in the case of Galaxy) and Nasdaq Stockholm (in the case of Evolution);

•	the absence of any failure to receive a license, certificate, registration or finding of suitability from an applicable gaming regulator;

•

the absence of operations in material violation of any applicable gaming law of any jurisdiction in which either Galaxy or Evolution holds a license, permit, approval, authorization or registration from any gaming authority;

•	the absence of certain litigation, orders and judgments and governmental proceedings and investigations pending against the parties; and

•	matters relating to information to be included in required filings with the SEC, including this proxy statement, in connection with the Merger.

The Merger Agreement also contains representations and warranties of Galaxy (subject to certain qualifications or exceptions in the Merger Agreement and the Galaxy Disclosure Letter) as to, among other things:

•

the licensing and qualification and good standing of Galaxy and its subsidiaries in each jurisdiction in which the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary;

•	the capitalization of Galaxy, including the authorized and outstanding Company Shares and Company Shares held by Galaxy in its treasury, and its subsidiaries;

•

outstanding Company Shares and all Company Shares issued upon exercise, settlement or conversion, as applicable, of Company Stock Options, Company Stock Awards, and Company Warrants having been or being when issued duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights or similar rights;

•

the Company Stock Options being in compliance in all material respects with all applicable laws, and the per share exercise price of each Company Stock Option being equal to or greater than the fair market value of the underlying Company Shares on the date of the grant (within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder);

•

except as otherwise disclosed, the absence of (i) outstanding shares of capital stock of, or other equity or voting interest in, Galaxy, (ii) outstanding securities of Galaxy convertible into or exchangeable for shares of capital stock, or other equity or voting in Galaxy, (iii) outstanding subscriptions, options, warrants, rights, puts, calls, stock appreciation rights, restricted or performance stock units, phantom stock or other commitments or agreements to acquire from Galaxy, or that obligate Galaxy to issue, any capital stock of, or other equity or voting interests (including indebtedness of Galaxy having the right to vote or convertible into, or exchangeable for, securities having the right to vote) in, or any securities convertible into or exchange for shares of capital stock of, or other equity or voting interests in, Galaxy, (iv) obligations of Galaxy to grant, extend or enter into any subscription, option, warrant, right, put, call, stock appreciation right, restricted or performance stock unit, phantom stock, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, Galaxy and (v) other outstanding obligations by Galaxy to make any payments based on the price or value of any of the foregoing securities covered in clauses (i) through (iv) above (the items in clauses (i), (ii), (iii), (iv) and (v) being referred to collectively as “Company Securities”);

•	except as otherwise disclosed, the absence of outstanding agreements of any kind which obligate Galaxy to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Stock Options or the forfeiture or withholding of taxes with respect to Company Stock Options or Company Stock Awards), or obligate Galaxy to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, call or rights of first refusal or similar rights with respect to any Company Securities;

•

the absence of any stockholder’s agreements, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities or the right to elect, or to designate or nominate for election, a director to the Board or the board of directors (or similar governing body) of any subsidiary of Galaxy;

•	that, assuming the due authorization, execution and delivery of the Merger Agreement by Evolution and Merger Sub, the Merger Agreement constitutes a legal, valid and binding obligation of Galaxy;

•

the Board, at a meeting duly called and held, adopting resolutions (i) determining that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Galaxy and its stockholders, (ii) approving and declaring that it is advisable for Galaxy to execute, deliver and perform its obligations under the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement, (iii) subject to the terms and conditions set forth in the Merger Agreement, resolving to recommend that Galaxy stockholders adopt and approve the Merger Agreement and approve the Merger and (iv) assuming that the representations and warranties of Evolution and Merger Sub in the Merger Agreement are correct, its completion of all necessary actions so that the restrictions under Nevada takeover laws are not applicable to Galaxy, Evolution, Merger Sub or their respective affiliates and subsidiaries or the Merger Agreement and its contemplated transactions, and that these resolutions have not, except as after the date of the Merger Agreement as permitted by the terms of the Merger Agreement, been rescinded, modified or withdrawn;

•

the timeliness and accuracy of Galaxy’s filings with the SEC, and the compliance of such filings and financial statements with SEC rules, GAAP (in the case of financial statements), the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002;

•	the absence of outstanding or unresolved comments received from the SEC staff or outstanding SEC investigations with respect to Galaxy’s SEC filings;

•

the absence of liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on July 18, 2024, to be reflected or reserved against on a consolidated balance sheet of Galaxy (including notes thereto);

•

the absence of any agreement or obligation on Galaxy or any of any of its subsidiaries to become a party to any securitization transaction, off-balance sheet partnership or any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement or understanding that is legally binding (each, a “Contract”) to avoid disclosure in Galaxy’s SEC filings;

•	Galaxy’s disclosure controls and procedures and internal control over financial reporting and the absence of “significant deficiencies” or “material weaknesses” in Galaxy’s internal controls;

•	the absence of fraud or allegation thereof that involves management or other employees who have a significant role in Galaxy’s internal control over financial reporting;

•

since December 31, 2023 through the date of the Merger Agreement, Galaxy and its subsidiaries have conducted their respective businesses in the ordinary course of business in all material respects (except for the execution and performance of the Merger Agreement and the discussions and negotiations related thereto) and have not suffered a Material Adverse Effect;

•	the payment of taxes, filing of tax returns, absence of tax obligations, audits or proceedings and other tax matters;

•	Galaxy’s employee benefit plans, including compliance with the Employee Retirement Income Security Act of 1974 and the Code, and other agreements with its employees;

•	labor matters, including the absence of certain employee related disputes since January 1, 2022;

•	environmental matters, including compliance with environmental laws by Galaxy and its subsidiaries;

•	Galaxy’s intellectual property rights;

•	the compliance by Galaxy and its subsidiaries with data privacy and protection laws and the absence of material failures of Galaxy and its subsidiaries information technology systems;

•	the absence of a stockholders’ rights agreement and non-applicability of certain anti-takeover laws to the Merger Agreement and the Merger;

•	real property leased by Galaxy and its subsidiaries;

•	certain categories of specified material contracts;

•	insurance policies maintained by Galaxy and its subsidiaries;

•	compliance with anti-bribery and anti-corruption laws, rules and regulations, including the Foreign Corrupt Practices Act of 1977;

•	the absence of any fees owed by Galaxy to investment bankers or brokers in connection with the Merger, other than those specified in the Galaxy Disclosure Letter;

•	Galaxy’s 10 largest customers by dollar volume of revenue and 10 largest suppliers by dollar volume of spend during the fiscal years ended December 31, 2022 and December 31, 2023;

•

the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the voting power of the outstanding Company Shares in favor of the Merger Agreement and the transactions, including the Merger, at the stockholders meeting as the only vote or approval of the holders of any securities of Galaxy necessary to adopt the Merger Agreement and approve the transactions, including the Merger;

•	the compliance as to form of the proxy statement with the applicable requirements of the Exchange Act and the accuracy of the information provided in such proxy statement;

•

the receipt by the Board of the opinion of Macquarie Capital as to the fairness of the Merger Consideration, from a financial point of view, to the holders of Company Shares (other than holders of Company Dissenting Shares and Canceled Company Shares);

•	transactions with certain affiliates of Galaxy;

•	the compliance by Galaxy with certain disclosure requirements of the OTCQB Rules for U.S. companies; and

•	compliance with certain U.S. defense laws.

The Merger Agreement also contains representations and warranties of Evolution and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement and the Evolution Disclosure Letter) as to, among other things:

•	the absence of any ownership by Evolution and Merger Sub or any of their respective affiliates of Company Shares or securities convertible into or exchangeable for Company Shares;

•

the availability to Evolution and Merger Sub, at all times from July 18, 2024 through the Closing Date, sufficient cash and cash equivalents to enable Merger Sub and the surviving corporation to pay, on the terms and conditions contained in the Merger Agreement, the aggregate Merger Consideration and any other amounts required to be paid in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement required to be paid by Evolution and Merger Sub in connection with the related transactions;

•	ownership and operations of Merger Sub since its formation;

•	the solvency of Evolution and Merger Sub;

•

the absence of any fees owed by Evolution, Merger Sub or any of their respective affiliate to investment bankers or brokers in connection with the Merger, except for those, if any, whose fees and expenses will be paid by Evolution; and

•

other than the Support Agreement, the absence of certain arrangements between Evolution, Merger Sub or any of their respective affiliates and any member of Galaxy’s management or directors relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, pursuant to which (i) any stockholder of Galaxy would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (ii) any stockholder of Galaxy (a) has agreed to vote to adopt the Merger Agreement or the Merger (b) has agreed to vote against, or not to tender his, her or its shares of capital stock of Galaxy in, any takeover proposal and (iii) any such person (other than any affiliate of Evolution) has agreed to provide, directly or indirectly, equity capital to Evolution or Galaxy to finance in whole or in part the Merger.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Material Adverse Effect” clause.

For purposes of the Merger Agreement, a “Material Adverse Effect” means any effect, change, event, fact, circumstance, development or occurrence that: (i) has had or would reasonably be expected to have a material adverse effect on the businesses, results of operations, assets or financial conditions of Galaxy and its subsidiaries, taken as a whole; provided, however, that none of the following, either alone or in combination, will constitute or be taken into account in determining whether a Material Adverse Effect has occurred: (a) any effect, change, event, fact, circumstance, development or occurrence to the extent resulting from (1) general conditions (or changes therein) in the industry in which Galaxy or any of its subsidiaries operates, (2) business, economic or political conditions (or changes therein) in the United States or elsewhere in the world or (3) general conditions (or changes therein) in the credit, financial, banking, currency or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates; (b) any effect, change, event, fact, circumstance, development or occurrence to the extent resulting from (1) changes in law or in GAAP or other applicable accounting standards (or the interpretation thereof) after the date of the Merger Agreement, (2) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, or (3) volcanoes, tsunamis, pandemics (including the COVID-19 pandemic), earthquakes, hurricanes, tornados or other natural disasters; (c) (1) any decline in the market price, or change in trading volume, of the capital stock of Galaxy or (2) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (c) (1) and (2) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein is, or would reasonably be expected to be, a Material Adverse Effect, unless such change, decline or failure would otherwise be excepted from the definition of “Material Adverse Effect”); (d) any action taken by Galaxy or any of its subsidiaries at Evolution’s written request; (e) any legal action brought by a stockholder of Galaxy (on their own behalf or on behalf of Galaxy) against Galaxy, to the extent arising out of the Merger or in connection with the related transactions; (f) the negotiation, execution, public announcement, or the pendency or consummation of the transactions, including (1) by reason of the identity of Evolution, Merger Sub or their affiliates or (2) the termination of, failure to renew or inability to enter into any contracts with customers, suppliers, distributors or other business partners as a result of the foregoing (it being understood that this clause (f) will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the related transactions); provided further, however, that any effect, change, event, fact, circumstance, development or occurrence referred to in clause (a) or clause (b) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such effect, change, event, fact, circumstance, development or occurrence has a disproportionate adverse effect on the businesses, results of operations, assets or financial condition of Galaxy and its subsidiaries, taken as a whole, as compared to other similarly situated companies in the industry in which Galaxy and its subsidiaries operate; or (ii) would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by Galaxy of the transactions or the performance by Galaxy in all material respects of its obligations under the Merger Agreement.

Conduct of Business Pending the Merger

The Merger Agreement provides that except (i) as required by applicable law or judgment, as expressly required by the Merger Agreement or as set forth in the Galaxy Disclosure Letter, during the period from the date of the Merger Agreement until the Effective Time (or such earlier date on which the Merger Agreement is terminated pursuant to its terms), unless Evolution otherwise expressly provides consent in writing in advance of Galaxy or any of its subsidiaries taking or omitting to take any action (such consent not to be unreasonably withheld or delayed), Galaxy will, and will cause its subsidiaries to: (a) carry on their respective businesses in all material respects in the ordinary course of business; (b) use their respective reasonable best efforts to preserve their respective business organizations substantially intact and preserve existing relations with employees, customers, suppliers, licensors, licensees, governmental authorities and other persons with whom Galaxy or any of its subsidiaries has material business relationships and (c) use their respective reasonable best efforts to maintain in full force and effect their permits under applicable gaming laws, and (ii) without limiting the generality of the foregoing, except as required by applicable law or judgment, as expressly required by the Merger Agreement or as set forth in the Galaxy Disclosure Letter, during the period from the date of the Merger Agreement until the Effective Time (or such earlier date on which the Merger Agreement may be terminated pursuant to its terms), unless Evolution otherwise expressly consents in writing in advance (such consent not to be unreasonably withheld, conditioned, or delayed), Galaxy will not, and will cause each of its subsidiaries not to:

•

except as expressly required pursuant to the terms of the Merger Agreement or any existing Galaxy benefit plan (as in effect on the date of the Merger Agreement and as defined in the Merger Agreement):

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issue, sell, deliver, transfer, pledge, dispose of, encumber, grant or authorize or commit to the issuance, sale, delivery, transfer, pledge, disposal, encumbrance or grant of any shares of its capital stock or other equity or voting interests, or any other Company Securities, securities of Galaxy’s subsidiaries or any other securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests (except pursuant to the exercise of any Company Stock Options set forth in the corresponding section of the Galaxy Disclosure Letter, in each case, or the settlement of Company Stock Awards set forth in the Galaxy Disclosure Letter in accordance with their existing terms), or take any action to accelerate the vesting or remove the forfeiture conditions of (as applicable) of any Company Stock Option or Company Stock Award that is otherwise unvested or subject to forfeiture;

•

redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests (other than pursuant to the cashless exercise of Company Stock Options in accordance with their existing terms or the forfeiture or repurchase or withholding of taxes with respect to Company Stock Options or Company Stock Awards outstanding and as in effect on the date of the Merger Agreement);

•

establish a record date for, declare, set aside for payment, authorize or pay any dividend on, or any other distribution (whether in cash, securities, other property or any combination thereof) in respect of, any shares of its capital stock or other equity or voting interests (other than any dividend or distribution by a wholly owned subsidiary of Galaxy to Galaxy or any other wholly owned subsidiary of Galaxy);

•

split, combine, subdivide, adjust, recapitalize or reclassify any shares of its capital stock or other equity or voting interests or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock any of its other equity or equity-linked interests; or

•	enter into any agreement with respect to the voting or registration of any shares of its capital stock or other equity or equity-linked interests;

•

(i) incur, assume, or otherwise become liable for any indebtedness in excess of $1,000,000, except for debt incurred in the ordinary course of business consistent with past practice to finance premiums and other expenses in connection with the directors and officers insurance policies, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Galaxy or any of its subsidiaries, guarantee any such indebtedness or any debt securities of another person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, (ii) enter into any swap or hedging transaction or other derivative agreements or (iii) make or forgive any loans, capital contributions or advances to any Person, other than, in the case of this clause (iii), to a wholly owned subsidiary of Galaxy;

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sell, spin-off, abandon, assign, license, transfer, exchange, swap or lease to any person, or mortgage or otherwise encumber or subject to any lien (other than Permitted Liens (as defined in the Merger Agreement)) in a single transaction or series of related transactions, any of its properties or assets (other than intellectual property) that have a current value in excess of $250,000, except dispositions of inventory in the ordinary course of business and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the businesses of Galaxy or its subsidiaries in the ordinary course of business;

•

make or authorize capital expenditures for property, plant and equipment, except as expressly contemplated by the capital expenditure budget of Galaxy set forth in the Galaxy Disclosure Letter, or otherwise in an aggregate amount for all such capital expenditures, not to exceed $500,000;

•

make (i) any acquisition (including by merger) of the capital stock or a material portion of the assets of any other person (other than any acquisition of, inventory or products in the ordinary course of business) or (ii) any advances, capital contributions or investments (including through any loans or advances) in any other person;

•

except as required pursuant to the terms of the Merger Agreement, any existing Galaxy benefit plan (as in effect on the date of the Merger Agreement) or as required under applicable law, (i) increase the cash compensation, wages, bonuses, incentive compensation, pension, severance or termination pay or any other compensation or benefits, payable or to become payable to any current or former director, officer, employee or independent contractor of Galaxy or any of its subsidiaries, other than pursuant to offer letters to new hires who are hired in compliance with the terms of the Merger Agreement that provide for no equity or equity-based incentive awards, severance, retention or change in control payments or benefits, (ii) establish, adopt, enter into, terminate or amend in any material respect any Galaxy benefit plan (or any benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Galaxy benefit plan if in effect on the date of the Merger Agreement), except for any offer letters to new hires who are hired in compliance with the terms of the Merger Agreement that provide for no equity or equity-based incentive awards, severance, retention or change in control payments or benefits, (iii) grant or award, or commit to grant or award, any equity or equity-based awards, (iv) take any action to accelerate any rights or benefits under any Galaxy plan, including any action to accelerate the vesting or funding or payment of any compensation or benefit to any current or former director, officer, employee or independent contractor of Galaxy, (v) enter into any employment, severance, retention, transaction bonus, or change in control agreement (excluding offer letters that provide for no equity or equity-based incentive awards, severance, retention, transaction bonus, change in control or similar payments or benefits), (vi) hire or engage any individual to be employed or engaged by Galaxy or any of its subsidiaries with target annual compensation of $250,000 or more, except for replacement hires in the ordinary course of business to replace employees who have terminated employment provided that such replacement hires’ target annual compensation shall not be materially greater than the target annual compensation of the replaced individual, or (vii) terminate (other than for cause, death or disability) any individual with target annual compensation of $250,000 or more;

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implement or announce any closings, employment losses, layoffs, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would require advance notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended;

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(i) establish, adopt, modify, extend, or enter into any collective bargaining agreement, or (ii) recognize or certify any labor union, works council, labor organization or group of employees of Galaxy or any of its subsidiaries as the bargaining representative of any employees of Galaxy or any such subsidiary;

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except as may be required by applicable law, waive or release any legally binding noncompetition, nonsolicitation, nondisclosure, noninterference or nondisparagement obligation for the benefit of Galaxy or its subsidiaries of any current or former director, officer, employee or independent contractor;

•

make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of Galaxy and its subsidiaries, except insofar as may be required (i) by GAAP, (ii) by Regulation S-X under the Securities Act, or (iii) by any governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

•

amend Galaxy’s articles of incorporation or bylaws, each as amended as of the date of the Merger Agreement (collectively, the “Company Charter Documents”) or the organizational documents of any subsidiary of Galaxy;

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settle, or offer or propose to settle, any action made or pending against Galaxy or any of its subsidiaries, other than the settlement of any actions in the ordinary course of business that require payments by Galaxy and its subsidiaries (net of insurance proceeds) in an amount not to exceed $500,000 individually or $1,000,000 in the aggregate; provided, however, that the foregoing clause will not permit Galaxy or any of its subsidiaries to (i) settle any action that would involve injunctive or equitable relief, impose any restrictions or changes on the businesses or operations of Galaxy or any of its subsidiaries (or, following the Closing, on Evolution or any of its affiliates), involve any admission of any wrongdoing by Galaxy or any of its subsidiaries, or involve any license, cross license or similar arrangement with respect to intellectual property or (ii) settle or propose to settle any transaction litigation, the treatment of which is addressed in the Merger Agreement;

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commence any action, other than in such cases where Galaxy reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that Galaxy consults with Evolution and considers the views and comments of Evolution with respect to such action prior to commencement thereof);

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(i) make, change or revoke any material tax election in a manner materially inconsistent with past practice, (ii) change any annual tax accounting period or material method of tax accounting, (iii) file any material amendment with respect to any material tax return, (iv) settle or compromise any material claim, notice, audit, investigation, assessment or other proceeding with respect to material taxes, (v) enter into any material tax allocation agreement, tax sharing agreement, tax indemnity agreement (in each case, other than an agreement entered into in the ordinary course of business and the principal purpose of which is not tax), (vi) execute any closing agreement relating to any material amount of tax, (vii) affirmatively surrender or compromise any right to claim a material tax refund or (viii) consent to any extension or waiver of the statute of limitations period with respect to the assessment or examination of any material tax (other than an extension in the ordinary course or as a result of the extension of the due date for filing any tax return);

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(i) modify, amend, terminate (other than expiration in accordance with its terms) or waive any rights or claims under any material contract in any material respect, except in the ordinary course of business, (ii) enter into any contract (or any substantially related contracts, taken together) that, if entered into prior to the date of the Merger Agreement, would be a material contract, except in the ordinary course of business (provided that no such contract may be entered pursuant to the ordinary course of business exception in this clause (ii) with respect to any contract (a) that relates to any joint venture, strategic alliance, partnership, limited liability company or other similar arrangement, (b) with profit-sharing arrangements or co-ownership of products by Galaxy or any of its subsidiaries, on the one hand, and a third party on the other, involving milestone payments, earnouts or royalties, (c) that provides for the creation of any lien, other than a Permitted Lien (as defined in the Merger Agreement), (d) that contains provisions related to non-competition, most-favored nations arrangements, exclusivity, or perpetual license grants of intellectual property including, in each case, terms that would so limit or impose such obligations on Evolution or any of its affiliates following the Closing, (e) that contains a put, call, right of first refusal or similar right or option for the purchase or sale of certain equity interests or assets, (f) that contains a standstill or similar agreement, or (g) that relates to an acquisition or disposition, directly or indirectly, of assets or capital stock pursuant to which Galaxy or any of its subsidiaries has continuing “earn out” or other contingent payment obligations or gives any person the right to acquire any material assets of Galaxy or any of its subsidiaries), or (iii) enter into any contract that contains a change in control or similar provision in favor of the other party or parties thereto that would require a payment to, or give rise to any rights to, such other party or parties in connection with the consummation of the transactions (including in combination with any other event or circumstance) or any subsequent change in control of Evolution or any of its affiliates (including Galaxy and its subsidiaries);

•	enter into, fail to renew, terminate or amend in any material respect any lease of real property by Galaxy or any of its subsidiaries;

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(i) sell, assign, transfer, convey, license, waive rights, fail to maintain or otherwise dispose of any intellectual property (other than non-exclusive, non-perpetual licenses granted to customers in the ordinary course of business), (ii) fail to diligently prosecute or maintain any Galaxy registrations or fail to exercise a right of renewal or extension under any contract relating to, or with respect to, any intellectual property, except in the ordinary course of business or (iii) disclose any trade secrets (including source code for any of Galaxy’s or any of its subsidiaries’ products) of Galaxy or any of its subsidiaries;

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, recapitalization, restructuring or other reorganization of Galaxy or any of its subsidiaries;

•	engage in, enter into or amend any interested party transaction that would be required to be disclosed by Galaxy under Regulation S-K promulgated by the SEC;

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commence operations or activities in any new jurisdiction which requires Galaxy or its subsidiaries or any officers, directors or employees thereof to submit applications and obtain licenses pursuant to gaming laws, or otherwise enter into any new line of business that is not related to, and is not an extension of, the current business of Galaxy, except to the extent that taking any such action would not reasonably be expected to materially interfere with any existing gaming approval of Galaxy or any of its subsidiaries or prevent, hinder or delay the ability of Evolution, Galaxy or any of their respective affiliates to obtain any required gaming approval;

•

intentionally fail to maintain insurance covering Galaxy and its subsidiaries and their respective properties, assets and businesses at less than current levels or otherwise in a manner inconsistent with past practice; or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

Nothing contained in the Merger Agreement is intended to give Evolution, directly or indirectly, the right to control or direct the operations of Galaxy and its subsidiaries prior to the Effective Time, and nothing contained in the Merger Agreement is intended to give Galaxy or any of its subsidiaries, directly or indirectly, the right to control or direct Evolution’s or its subsidiaries’ operations.

Other Covenants and Agreements

Special Meeting and Related Actions

Galaxy will establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of obtaining the Galaxy Stockholder Approval. Galaxy will schedule such stockholder meeting on a date to be selected by Galaxy, in consultation with Evolution, as promptly as reasonably practicable (and in any event no later than 35 days after the earlier of (i) the 10th calendar day after the preliminary proxy statement has been filed with the SEC if by such date the SEC has not informed Galaxy that it intends to review the proxy statement and (ii) if the SEC has by such date informed Galaxy that it intends to review the proxy statement, the date on which the SEC confirms that it has no further comments on the proxy statement) for the purposes of obtaining the Galaxy Stockholder Approval.

Galaxy is permitted to postpone, adjourn or recess the Special Meeting (i) to the extent required by applicable law, (ii) if as of the time for which the Special Meeting is originally scheduled, (a) Galaxy has not received proxies representing a sufficient number of Company Shares to obtain the Galaxy Stockholder Approval to allow reasonable additional time to solicit additional proxies or (b) there are insufficient Company Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Special Meeting or (iii) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Board has determined in good faith after consultation with outside counsel is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Galaxy stockholders prior to the Special Meeting to the extent so determined to be necessary (it being understood that, with respect to clauses (ii) through (iii) above, Galaxy may not postpone or adjourn the Special Meeting more than two times without Evolution’s prior written consent). Other than pursuant to clause (i) above, Galaxy may not postpone, recess or adjourn to a date that is more than ten business days after the date on which the Special Meeting was originally scheduled, and, in any event, to a date not fewer than three business days prior to the Outside Date, without the prior written consent of Evolution. However, Galaxy must, at the request of Evolution, to the extent permitted by law, adjourn the Special Meeting to a date specified by Evolution for the absence of a quorum or if the Galaxy has not received proxies representing a sufficient number of Company Shares to obtain the Galaxy Stockholder Approval, provided that Galaxy will not be required to adjourn the Special Meeting more than two times, and no such adjournment will be required to be for a period exceeding ten business days. Except to the extent an Adverse Recommendation Change (as defined in the section entitled “The Merger Agreement-Other Covenants and Agreements-No Solicitation; Galaxy Takeover Proposal; Adverse Recommendation Change” beginning on page 80 of this proxy statement) has been effected, the Board will include the Company Board Recommendation in the proxy statement and Galaxy will use its reasonable best efforts to solicit votes of Galaxy stockholders in favor of obtaining the Galaxy Stockholder Approval.

Access and Information

Between the date of the Merger Agreement and the earlier of the Effective Time and the valid termination of the Merger Agreement according to its terms, upon reasonable notice, Galaxy will, and will cause its subsidiaries to, afford to Evolution and Evolution’s representatives reasonable access during normal business hours to the officers, employees, agents, properties, books, contracts and records of Galaxy and its subsidiaries (subject to any reasonable redactions as to the pricing terms of such contracts), and Galaxy will, and will cause its subsidiaries to, furnish reasonably promptly to Evolution and Evolution’s representatives such information concerning their respective businesses, personnel, assets, liabilities and properties as Evolution may reasonably request; provided that Evolution and its representatives will conduct any such activities in such a manner so as not to interfere unreasonably with the businesses or operations of Galaxy and its subsidiaries; provided further, that neither Galaxy nor any of its subsidiaries will be obligated to provide such access or information if Galaxy determines, in its reasonable judgment, that doing so would (i) result in the disclosure of trade secrets or competitively sensitive information to third parties, (ii) violate applicable law, an applicable judgment or a binding material contract or obligation of confidentiality owing to a third party, or (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege; provided further, that (a) Galaxy, Evolution and Merger Sub will make appropriate substitute arrangements under circumstances in which the restrictions of the preceding proviso apply and (b) Galaxy will, and will cause its subsidiaries to, use their respective reasonable best efforts to communicate the applicable information to Evolution in a way that would not violate any applicable law or such a contract or waive such a privilege (including, subjecting certain properties, books, contracts and other records of Galaxy and its subsidiaries to necessary redactions).

No Solicitation; Galaxy Takeover Proposal; Adverse Recommendation Change

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Galaxy and its subsidiaries will not, nor will they authorize or knowingly permit any of their representatives to, directly or indirectly:

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initiate, solicit, or knowingly facilitate (including by way of furnishing non-public information) the submission of any inquiries, regarding, or the making of any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal;

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engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Evolution, Merger Sub or their respective affiliates) any non-public information relating to Galaxy or its subsidiaries or afford to any person access to the business, properties, assets, books or records, or to any personnel of Galaxy or its Subsidiaries, in any such case, with the intent of, encouraging any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, or result in, a Takeover Proposal;

•

amend or grant any waiver or release under, or fail to use reasonable best efforts to enforce, any standstill, confidentiality or similar agreement with Galaxy or its subsidiaries or with respect to any securities of Galaxy or its subsidiaries entered into in respect of, in contemplation of or otherwise relating to a Takeover Proposal, except to solely permit the making of a Takeover Proposal in accordance with the terms of the Merger Agreement; or

•	resolve or agree to do any of the foregoing.

In addition, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Effective Time, Galaxy will, and will instruct and cause its subsidiaries and their respective directors and officers to and instruct its other representatives to, immediately cease any existing discussions or negotiations with any person that may be ongoing with respect to a Takeover Proposal, or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to, or result in, a Takeover Proposal, cease providing any information with respect to Galaxy or any of its subsidiaries or access to the business, properties, assets, books, records or other non-public information, or to any personnel of Galaxy or its subsidiaries and, terminate all physical and electronic data room access previously granted to any person or its representatives in connection with a Takeover Proposal, or any inquiry, proposal or indication of interest that would reasonably be expected to lead to, or result in, a Takeover Proposal, and request in writing the prompt return or destruction of all confidential information concerning Galaxy or any of its subsidiaries in such person’s possession or control.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, if at any time after the date of the Merger Agreement and prior to obtaining the Galaxy Stockholder Approval Galaxy or any of its representatives receives an unsolicited bona fide Takeover Proposal, which Takeover Proposal was made after the date of the Merger Agreement and did not result from any material breach of the Merger Agreement, (i) Galaxy and its representatives may contact such person or group of persons making the Takeover Proposal to clarify the terms and conditions thereof or to request that such Takeover Proposal made orally be made in writing and (ii) if the Board or any committee thereof determines in good faith, after consultation with Galaxy’s financial advisor and outside legal counsel, that such Takeover Proposal constitutes or is reasonably expected to result in a Superior Proposal, and that failure to take such actions would be inconsistent with its directors’ fiduciary duties under applicable law, then Galaxy and any of its representatives may (1) enter into an Acceptable Confidentiality Agreement with the person or group of persons making the Takeover Proposal and furnish pursuant to an Acceptable Confidentiality Agreement information (including non-public information) with respect to Galaxy and its subsidiaries to the person or group of persons who has made such Takeover Proposal and its or their respective representatives (except that Galaxy will promptly provide to Evolution written notice of entry into an Acceptable Confidentiality Agreement and any non-public information concerning Galaxy or any of its subsidiaries that is provided to any person given such access which was not previously provided to Evolution or its representatives) and (2) following the execution of an Acceptable Confidentiality Agreement, engage in or otherwise participate in discussions or negotiations regarding such Takeover Proposal with the person or group of persons making such Takeover Proposal and its or their representatives (and waive such person’s or group of persons’ noncompliance with the provisions of any “standstill” agreement to the extent necessary to permit such discussions or negotiations).

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Effective Time, Galaxy will as promptly as practicable (and in any event within 24 hours) notify Evolution in writing in the event that Galaxy or its representatives receives any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal and shall disclose to Evolution the material terms and conditions thereof and the identity of the person or group of persons making such inquiry, proposal or offer and as promptly as practicable (and in any event within 24 hours) provide Evolution with a copy of any such Takeover Proposal if made in writing (or a written summary of the material terms if not made in writing), copies of any written materials or communications related thereto exchanged between Galaxy or its representatives and any such person, and Galaxy will keep Evolution informed on a reasonably prompt basis (and in any event within 24 hours of any such change or event) of any material developments with respect to any such Takeover Proposal (including any changes to the material terms thereto).

Subject to limited exceptions as described herein, neither the Board nor any committee thereof may (i) (a) withhold, withdraw or qualify (or modify in a manner adverse to Evolution), or publicly propose to withhold, withdraw or qualify (or modify in a manner adverse to Evolution), the Company Board Recommendation, (b) fail to publicly and without qualification reaffirm the Company Board Recommendation in the proxy statement or fail to recommend without qualification against any Takeover Proposal upon a written request therefor by Parent within 10 business days following a written request by Evolution (or, if earlier, by the second business day prior to the then-scheduled Special Meeting), (c) in the case of the Board, if any Takeover Proposal structured as a tender or exchange offer is commenced, fail to recommend against acceptance of such tender or exchange offer by Galaxy stockholders within 10 business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (d) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Takeover Proposal (it being understood that the Board or any committee thereof may, and may cause Galaxy to, if any Takeover Proposal structured as a tender or exchange offer is commenced make a customary “stop, look and listen” communication, or elect to take no position with respect to a Takeover Proposal until such time as a position statement is required pursuant to Rule 14e-2 under the Exchange Act without such communication or election in and of itself being considered an Adverse Recommendation Change) (any action being described in this clause (i), an “Adverse Recommendation Change”) or (ii) authorize, execute or enter into (or cause or permit Galaxy or any of its subsidiaries to execute or enter into) any letter of intent, memorandum of understanding, agreement in principle, license agreement, merger agreement, acquisition agreement or other similar agreement relating to a Takeover Proposal, other than any Acceptable Confidentiality Agreement (each, a “Company Acquisition Agreement”). Notwithstanding the foregoing limitations but subject to Galaxy’s compliance with the applicable provisions of the Merger Agreement, prior to obtaining Galaxy Stockholder Approval, but not after, the Board or any committee thereof may (A) make an Adverse Recommendation Change or (B) cause Galaxy to enter into a Company Acquisition Agreement with respect to a Takeover Proposal that did not result from any breach of the terms of the Merger Agreement and terminate the Merger Agreement pursuant to the terms of the Merger Agreement, in either case if the Board or any committee thereof has determined in good faith, after consultation with its financial advisor and outside legal counsel, that (x) in the case of clause (A), the Adverse Recommendation Change is not made in response to a Takeover Proposal and is made in response to an Intervening Event, and failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and (y) in the case of clause (B) where such Adverse Recommendation Change is made in response to a Takeover Proposal or in the case of clause (B), such Takeover Proposal constitutes a Superior Proposal.

Prior to taking any of the actions expressly permitted in the preceding paragraph, in the event an Adverse Recommendation Change is proposed to be taken in connection with an Intervening Event (an “Intervening Event Adverse Recommendation Change”) and is not proposed to be taken in connection with a Superior Proposal, the Board or any committee thereof will not, and will cause Galaxy not to, make an Intervening Event Adverse Recommendation Change, unless (i) Galaxy has first given Evolution at least 4 business days’ prior written notice of its intention to effect an Intervening Event Adverse Recommendation Change in connection with such Intervening Event, which notice shall specify the nature of the Intervening Event in reasonable detail, (ii) Galaxy has negotiated, and has caused its representatives to negotiate, in good faith with Evolution during such 4 business day period following Evolution’s receipt of the notice described in clause (i), to the extent Evolution wishes to negotiate, to enable Evolution to propose in writing an offer to effect revisions to the terms of the Merger Agreement that would eliminate the need of the Board to effect an Intervening Event Adverse Recommendation Change in connection with such Intervening Event, and (iii) following the end of such 4 Business Day period, the Board or any committee thereof shall have considered in good faith any amendments to the Merger Agreement that Parent and Merger Sub have proposed in connection with such revised offer by Parent and shall have determined in good faith after consultation with its financial advisors and outside legal counsel that the failure to effect such Intervening Event Adverse Recommendation Change would continue to be inconsistent with the directors’ fiduciary duties under applicable Law.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, nothing in the Merger Agreement prohibits Galaxy or the Board (or a committee thereof) from (i) taking and disclosing to Galaxy stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 or Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to Galaxy stockholders if the Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with its fiduciary duties to Galaxy stockholders under applicable law; provided that any such disclosure that constitutes or contains an Adverse Recommendation Change will be subject to the terms of the Merger Agreement as described under “The Merger Agreement-Other Covenants and Agreements-No Solicitation; Galaxy Takeover Proposals; Adverse Recommendation Change” beginning on page 80 of this proxy statement.

For purposes of the Merger Agreement:

•

“Acceptable Confidentiality Agreement” means (i) any confidentiality agreement entered into by Galaxy from and after the date of the Merger Agreement that contains provisions that are not materially less favorable in the aggregate to Galaxy than those contained in the confidentiality agreement Galaxy entered into with Evolution, or (ii) any confidentiality agreement entered into prior to the date of the Merger Agreement that contains provisions that are not materially less favorable in the aggregate to Galaxy than those contained in the confidentiality agreement Galaxy entered into with Evolution, it being understood that Galaxy, in its sole discretion, will be entitled to waive or release any preexisting explicit or implicit standstill provisions or similar agreements with any person or group of persons in order to permit such person(s) to make a private proposal to Galaxy; provided that in no event will an Acceptable Confidentiality Agreement include provisions that prohibit Galaxy from complying with its obligations under the Merger Agreement.

•

“Intervening Event” means a positive event, development or change in circumstances arising or occurring after the date of the Merger Agreement that materially affects Galaxy and was either not known to or not reasonably foreseeable by the Board as of the date of the Merger Agreement (or, if known to or reasonably foreseeable by the Board, the consequences of which were neither known to nor reasonably foreseeable by the Board as of the date of the Merger Agreement); provided that in no event shall, (i) the receipt, existence or terms of a Takeover Proposal, (ii) any events, developments or change in circumstances of Evolution, in each case in and of itself, (iii) receipt or timing of any consents or permits required to be obtained in connection with the transactions, or (iv) the fact, in each case in and of itself, that Galaxy meets or exceeds any internal or published projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date of the Merger Agreement, or any change in and of itself after the date of the Merger Agreement in the market price or trading volume of Company Shares or credit rating of Galaxy, constitute an Intervening Event.

•

“Superior Proposal” means a bona fide unsolicited, written Takeover Proposal of the types described in clauses (i) through (iv) of the definition thereof made after the date of the Merger Agreement, in each case, that the Board or any committee thereof has determined in its good faith judgment (i) would be more favorable to Galaxy stockholders from a financial point of view than the transactions contemplated by the Merger Agreement and (ii) is reasonably capable of being completed on the terms proposed, in each case, taking into account all legal, regulatory, financial, financing and other aspects of such proposal and of the Merger Agreement that the Board or such committee thereof may deem appropriate; provided that for purposes of the definition of “Superior Proposal”, the references to “20% or more” in the definition of Takeover Proposal shall be deemed to be references to “50% or more”.

•

“Takeover Proposal” means any proposal, offer or indication of interest from any person or group (other than Evolution and its subsidiaries or their respective affiliates) relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition or license of 20% or more of the consolidated assets of Galaxy and its subsidiaries, taken as a whole (based on the fair market value thereof as determined in good faith by the Board or any committee thereof), (ii) issuance or acquisition of 20% or more of the outstanding Company Shares, (iii) tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding Company Shares or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Galaxy pursuant to which such person or group (or the stockholders of any person) would acquire, directly or indirectly, 20% or more of the consolidated assets of Galaxy and its subsidiaries, taken as a whole (based on the book value thereof), 20% or more of the outstanding capital stock of Galaxy or 20% or more of the aggregate voting power of Galaxy or of the surviving entity in a merger, consolidation, share exchange or other business combination involving Galaxy or the resulting direct or indirect parent of Galaxy or such surviving entity; provided, however, that, for clarity, the Merger Agreement and the transactions will not be deemed a Takeover Proposal.

Galaxy has agreed that in the event any representative of Galaxy takes, or fails to take, any action which, if taken, or failed to be taken, by Galaxy or its subsidiaries that would constitute a breach of the obligations described in this section, Galaxy will be deemed to be in breach of the Merger Agreement.

Employee Matters

For a period beginning at the Effective Time and ending on the earlier of (i) the first anniversary of the Effective Time and (ii) the termination of employment of the relevant Continuing Employee (as defined below),

Evolution will, or will cause the surviving corporation to provide to the employees of Galaxy immediately prior to, and who remain so employed immediately following, the Effective Time (each, a “Continuing Employee”):

•	an annual base salary or base wage rate (as applicable) not less than the base salary or base wage rate (as applicable) provided to such Continuing Employee immediately prior to the Effective Time;

•

a target annual cash bonus opportunity or target cash commissions opportunity (as applicable) that is not less than such individual’s target annual cash bonus opportunity or target cash commissions opportunity (as applicable) in effect immediately prior to the Effective Time;

•

employee benefits (other than defined benefit pension, nonqualified deferred compensation, severance, retiree or post-termination health or welfare benefits, equity or equity-based compensation, and retention or change in control-related compensation or similar compensation (collectively, the “Specified Arrangements”)) that are no less favorable in the aggregate to the employee benefits (other than the Specified Arrangements) provided to Continuing Employees immediately prior to the Effective Time under the Galaxy benefit plans; and

•

except as otherwise set forth in any individual agreement with a Continuing Employee or any Galaxy benefit plan, severance protections and benefits that are no less favorable than the severance protections and benefits provided to similarly-situated employees of Evolution.

If requested by Evolution at least one day prior to the Closing Date, Galaxy will take or shall cause to be taken all actions necessary, including the adoption of written resolutions of the appropriate governing body in a form satisfactory to Evolution, to terminate each Galaxy benefit plan intended to be qualified under Section 401(a) of the Code plan (the “Galaxy 401(k) Plan”), to cease all contributions to the Galaxy 401(k) Plan and to fully vest all participants under the Galaxy 401(k) Plan, to be effective no later than the business day preceding the Closing Date and contingent upon the consummation of the transactions. To the extent Evolution requests termination of the Galaxy 401(k) Plan, each Continuing Employee who is a participant in a Galaxy 401(k) Plan will be allowed to participate, effective as of as soon as administratively practicable following the Effective Time, in Evolution’s 401(k) Plan. Evolution will use commercially reasonable efforts to, or will cause an affiliate to, take all actions necessary so that Evolution’s 401(k) Plan will accept rollover contributions of “eligible rollover distributions” from the Galaxy 401(k) Plan, and Evolution (or its affiliate) will thereafter maintain such loan under the Evolution 401(k) plan.

Except as set forth below, with respect to any 401(k) plan of the surviving corporation and employee benefit plans (including vacation, paid time-off and severance plans) maintained by the surviving corporation, Evolution, or any of their respective subsidiaries in which Continuing Employees are eligible to participate after the Effective Time, for purposes of eligibility to participate, level of benefits and vesting, Evolution will, or will cause the surviving corporation to, use commercially reasonable efforts to provide that each Continuing Employee’s service with Galaxy or its subsidiaries (as well as service with any predecessor employer of Galaxy or its subsidiaries, to the extent such service was recognized by Galaxy or such subsidiary) prior to the Closing shall be treated as service with the surviving corporation (with such service to be credited to the same extent such service was recognized and for the same purpose under the analogous Galaxy benefit plan in which such Continuing Employee participated immediately prior to the Effective Time, if an analogous Galaxy benefit plan was maintained by Galaxy immediately prior to the Closing); provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits or compensation for the same period of service. No Continuing Employee will be credited with his or her years of service with Galaxy before the Effective Time for any purposes under any defined benefit pension, retiree or post-termination welfare benefit plan.

Evolution will, or will cause the surviving corporation to, use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any group health benefit plan maintained by the surviving corporation in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time and in the plan year in which the Effective Time occurs, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the corresponding Galaxy plan immediately prior to the Effective Time.

Evolution will, or will cause the surviving corporation to, use commercially reasonable efforts to recognize the dollar amount of all co-insurance, deductibles and maximum out-of-pocket expenses paid prior to the Effective Time by each Continuing Employee (and his or her covered, eligible dependents) under a group health Galaxy benefit plan during the plan year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-insurance limitations under the relevant group health benefit plans of the surviving corporation in which they will be eligible to participate from and after the Effective Time and in the plan year in which the Effective Time occurs.

Galaxy and Evolution will take the actions described in the Galaxy Disclosure Letter with respect to annual bonuses.

Efforts to Consummate the Merger

Subject to the terms and conditions of the Merger Agreement, Galaxy, Evolution and Merger Sub will cooperate and use their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for in the Merger Agreement) to promptly (i) consummate and make effective, as promptly as reasonably practicable, and in any event prior to the Outside Date, the Merger and the other transactions contemplated by the Merger Agreement, including preparing and filing promptly and fully all documentation necessary to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement and (iii) execute and deliver any additional instruments necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement, other than, in the case of each of clauses (i) through (iii), with respect to filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, approvals, consents, registrations, permits, authorizations and other confirmations relating to gaming laws, gaming authorities or required gaming approvals.

Galaxy and Evolution will each (i) take all action necessary to ensure that no takeover law is or becomes applicable to any of the transactions and refrain from taking any actions that would cause the applicability of such laws and (ii) if the restrictions of any takeover law become applicable to any of the transactions, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise lawfully minimize the effect of such takeover law on the Merger and the other transactions contemplated by the Merger Agreement.

Notwithstanding any provision in the Merger Agreement to the contrary, Evolution and its affiliates will not be required (and Galaxy will not agree to any of the following without the express written consent of Evolution): (i) (a) to offer, agree or consent to sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (before or after the Closing) any assets, licenses, operations, rights, product lines, businesses or interests therein of Evolution or any of its affiliates (other than, after the Closing, Galaxy or any of its subsidiaries), (b) to offer, agree or consent to terminate or amend any (1) existing relationship, contractual right or obligation of Evolution or any of its affiliates (other than, after the Closing, Galaxy or any of its subsidiaries) or (2) venture or other similar arrangement of Evolution or any of its affiliates (other than, after the Closing, Galaxy or any of its subsidiaries), or (c) to offer, agree or consent to any impairment of, or restriction on, Evolution or any of its affiliates’ ability to own or operate any assets, licenses, operations, rights, product lines, businesses or interests (other than, after the Closing, any of the assets, licenses, operations, rights, product lines, businesses or interests of Galaxy or any of its subsidiaries); or (ii) to commit to or effect any action that is not conditioned upon consummation of the Merger.

Required Gaming Approvals

Evolution and Merger Sub will, and will (i) cause any person employed by Evolution or its affiliates to (ii) use reasonable best efforts to cause any person holding at least 5% of the outstanding capital stock of Evolution, in each case that are reasonably necessary to obtain the required gaming approvals to, as soon as reasonably practicable following the date of the Merger Agreement, file, or cause to be filed, with the applicable gaming authorities all applications for licensure, submissions for suitability review and other appropriate, necessary and requested documentation in connection with all required gaming approvals (it being understood that any such gaming authority’s failure to deem any such filing complete will not, in and of itself, constitute a failure by Evolution or Merger Sub to have satisfied its filing obligations pursuant to this sentence).

Galaxy, Evolution and Merger Sub will, and will cause each of their respective affiliates, as applicable, to use reasonable best efforts to comply with, pursue, and respond to any and all subsequent regulatory requests related to the required gaming approvals, and use reasonable best efforts to cause the receipt of, and to eliminate any restraint in respect of, the required gaming approvals so as to obtain such required gaming approvals as promptly as reasonably practicable following the date of the Merger Agreement (it being understood that any failure to obtain any required gaming approval will not, in and of itself, constitute a failure by Evolution, Merger Sub or Galaxy to have satisfied its obligations pursuant to this sentence).

Evolution will lead, control and direct the process by which it and Galaxy seek the required gaming approvals, including by making final determinations related to the review or investigation of the transactions pursuant to the Merger Agreement by the gaming authorities (including substantive analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals to be made or submitted by or on behalf of any party hereto or any other persons reasonably necessary to obtain the required gaming approvals) relating to any required gaming approvals and attending all meetings and discussions with the gaming authorities except to the extent that the gaming authorities may request to communicate exclusively with Galaxy.

Galaxy will, and will cause its subsidiaries to, supply to parent as promptly as practicable any additional information and documentary material relating to Galaxy, its subsidiaries or any applicable individuals that may be (or is reasonably expected to be) requested by any gaming authority, and use reasonable best efforts to furnish to parent such information and reasonable assistance as parent may request in connection with each of (i) the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any gaming authority and (ii) Evolution’s efforts to obtain the required gaming approvals.

If during the period between the date of the Merger Agreement and the Effective Time, Galaxy, Evolution and Merger Sub become aware that a consent, approval, authorization or other action by, or filing with or notification to, any gaming authority on the part of, or with respect to, Galaxy, Evolution, Merger Sub, or any of their respective subsidiaries and affiliates is required in connection with the execution, delivery and performance of the Merger Agreement or the consummation of the transactions contemplated therein, which was not otherwise listed in the Galaxy Disclosure Letter, the party identifying such additional approval will give prompt notice of such requirement to the others, and, upon the written consent of Galaxy, Evolution and Merger Sub, each such additional approval will be considered required solely for purposes of Section 5.03 of the Merger Agreement.

If requested in writing by Evolution (such request to set forth the specific gaming approval(s) to which the request relates) Galaxy will, and will cause its subsidiaries to, take all such actions that are reasonably necessary (which, will not include any actions that would prevent Galaxy’s ability to operate in the ordinary course of business prior to Closing) to surrender any gaming approval(s) held by Galaxy or any of its subsidiaries and set forth in such request (and cease business in each state or jurisdiction to which such gaming approval relates); provided, that such surrender (and cessation of business) will only be required (i) to occur at such time the conditions to the Closing have been satisfied or waived or will then be capable of being satisfied or waived if the Closing were to take place immediately following such surrender and cessation of business (which Evolution will confirm in writing in connection with its request), and (ii) to be effective immediately prior to, and conditioned upon, the Closing. If Evolution requests the surrender of any such gaming approval(s), and any such gaming approval is a required gaming approval set forth in the Galaxy Disclosure Letter, then for purposes of the applicable provisions in the Merger Agreement such required gaming approval will, upon the effectiveness of such surrender (and cessation of business) in accordance with the Merger Agreement, will be deemed to have been obtained.

Indemnification of Directors and Officers; Insurance

For the six-year period commencing immediately after the Effective Time, the surviving corporation will to the fullest extent permissible by applicable law, (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of Galaxy or any of its subsidiaries (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any action based on or arising out of, directly or indirectly, (a) the fact that an Indemnitee is or was a director or officer of Galaxy or any of its subsidiaries or (b) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director or officer of Galaxy or any of its subsidiaries or taken at the request of Galaxy or any of its subsidiaries (including in connection with serving at the request of Galaxy or any of its subsidiaries as a representative of another person (including any employee benefit plan)), in the case of each of clauses (a) and (b), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the transactions) and (ii) assume (in the case of the surviving corporation, in the Merger without any further action) all obligations of Galaxy and its subsidiaries to the Indemnitees in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Charter Documents or the organizational documents of Galaxy’s subsidiaries as in effect on the date of the Merger Agreement or in the agreements in effect as of the date of the Merger Agreement providing for indemnification between the Company and any Indemnitee (except that each such Indemnitee agrees in advance to return any such funds to which a court of ultimately entitled to indemnification). For a period of six-years after the Effective Time, Evolution will cause, unless otherwise required by law, the articles of incorporation and bylaws of the surviving corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities and exculpation of directors and officers and indemnification of and advancement of expenses to directors and officers than are in the Company Charter Documents or organizational documents of Galaxy’s subsidiaries (as applicable) as in effect as of the date of the Merger Agreement, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

For the six-year period commencing immediately after the Effective Time, the surviving corporation will maintain in effect directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are currently (and any additional individuals who prior to the Effective Time become) covered by Galaxy’s directors’ and officers’ liability insurance policies on terms and scope with respect to such coverage, and in amounts, no less favorable to such individuals than those of such policy as in effect on the date of the Merger Agreement (or Evolution may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring prior to the Effective Time, including a “tail” policy). However, the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the annual premium currently payable by Galaxy with respect to the current policy (the “Premium Cap”), except that if the aggregate annual premium of such insurance coverage exceeds the Premium Cap, the surviving corporation shall be obligated to obtain a policy for such year with the greatest coverage available for a cost not exceeding the Premium Cap. Galaxy shall have the right prior to the Effective Time to purchase a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by Galaxy with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Merger and the other transactions contemplated by the Merger Agreement, so long as the premium under such policy does not exceed the Premium Cap. If such prepaid “tail policy” has been obtained by Galaxy, it shall be deemed to satisfy all obligations to obtain insurance pursuant to the requirements of the Merger Agreement and the surviving corporation shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

In the event that (i) the surviving corporation or any of its successors or assigns (a) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (b) transfers or conveys all or substantially all of its properties and assets to any person, or (ii) Evolution or any of its successors or assigns dissolves the surviving corporation, then, and in each such case, proper provision shall be made so that the successors and assigns of the surviving corporation shall assume all of the obligations described in this section.

Miscellaneous Covenants

The Merger Agreement contains additional agreements among Galaxy, Evolution and Merger Sub relating to, among other matters:

•	the filing by Galaxy of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

•	notification upon the occurrence or non-occurrence of certain matters;

•	the coordination of press releases and other public announcements or filings relating to the Merger;

•	actions necessary to cause Merger Sub to perform its obligations under the Merger Agreement;

•	reporting requirements under Section 16 of the Exchange Act;

•	actions taken by the parties to cause the Company Shares to cease to be quoted on the OTCOB and the deregistration of Company Shares under the Exchange Act following the Effective Time;

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any litigation against Galaxy and/or its directors or its officers relating to or in connection with the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement; and

•	the resignation of each director of Galaxy to be effective at the Effective Time.

Conditions to the Merger

The respective obligations of Galaxy, Evolution and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Evolution and Galaxy, if permissible under applicable law) on or prior to the Closing Date of the following conditions:

•	the Galaxy Stockholder Approval must have been obtained;

•

the absence of any Restraints (after taking into account any valid surrender (and cessation of business) of any gaming approval permitted pursuant to the terms of the Merger Agreement) enjoining, making illegal or otherwise prohibiting consummation of the Merger, except that, for purposes of the conditions to the obligation of Galaxy, Evolution and Merger Sub to consummate the Merger, with respect to gaming approvals, only Restraints in (1) certain jurisdictions specified in the Galaxy Disclosure Letter (the “Core Gaming Approval Jurisdictions”) or (2) jurisdictions of one or more required gaming approvals that represent consolidated revenues of Galaxy and its subsidiaries for the 12 months ended March 31, 2024 in the aggregate equal to or greater than a threshold specified in the Galaxy Disclosure Letter shall constitute a Restraint (such condition, the “No Restraints Closing Condition”).

The obligations of Evolution and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Evolution, if permissible under applicable law) on or prior to the Closing Date of the following conditions:

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except for de minimis accuracies, certain specified representations and warranties made by Galaxy in the Merger Agreement with respect to the capitalization of Galaxy’s outstanding equity interests being true and correct in all respects as of the Closing Date, with the same effect as though made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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the representations and warranties made by Galaxy in the Merger Agreement with respect to corporate organization and qualification, the capitalization of Galaxy not covered by the preceding bullet, Galaxy’s subsidiaries, corporate authority and the requisite Board approval with respect to the Merger, the absence of certain stockholder rights’ plans and applicability of takeover laws, Galaxy Stockholder Approval with respect to the Merger, opinion of Galaxy’s financial advisor, and brokers’ fees, in each case, being true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the Closing Date, with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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the representations and warranties made by Galaxy in the Merger Agreement with respect to the non-occurrence of a Material Adverse Effect since December 31, 2023 through the date of the Merger Agreement being true and correct in all respects as of the Closing Date, with the same effect as though made as of the Closing Date;

•	Galaxy having complied with or performed in all material respects its obligations required to be complied with or performed by it prior to the Closing under the Merger Agreement;

•	the non-occurrence since the date of the Merger Agreement of a Material Adverse Effect that is continuing;

•	the delivery by Galaxy of a certificate signed by an executive officer of Galaxy certifying that the conditions described in the preceding five bullets have been satisfied; and

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the receipt of gaming approvals in (i) each of the Core Gaming Approval Jurisdictions and (ii) such other jurisdictions for which there is a required gaming approval other than the Core Gaming Approval Jurisdictions that, when taken together with the Core Gaming Approval Jurisdictions represent, in the aggregate, consolidated revenues of Galaxy and its subsidiaries for the 12 months ended March 31, 2024 equal to or greater than a threshold specified in the Galaxy Disclosure Letter (such condition, the “Gaming Approvals Closing Condition”).

The obligations of Galaxy to consummate the Merger are subject to the satisfaction (or waiver by Galaxy, if permissible under applicable law) on or prior to the Closing Date of the following conditions:

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the representations and warranties made by Evolution and Merger Sub in the Merger Agreement, in each case, being true and correct as of the Closing Date, as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be so true and correct would not, individually and in the aggregate, reasonably be expected to prevent or materially impede, materially interfere with, materially hinder or materially delay the consummation by Evolution or Merger Sub of the Merger and the other transactions contemplated by the Merger Agreement.

•

Evolution and Merger Sub having complied with or performed in all material respects their obligations required to be complied with or performed by them prior to the Closing under the Merger Agreement; and

•	the delivery by Evolution of a certificate signed by an executive officer of Evolution certifying that the conditions described in the preceding two bullets have been satisfied.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Effective Time, whether before or after receipt of the Galaxy Stockholder Approval (except as otherwise expressly noted), as follows:

•	by the mutual written consent of Galaxy and Evolution;

•	by either of Galaxy or Evolution, if:

•

the Merger has not consummated on or prior to the July 18, 2025 (the “Initial Outside Date”); provided that (a) if, on the Initial Outside Date, (i) the No Restraints Closing Condition has not been satisfied or validly waived or (ii) the Gaming Approval Closing Condition has not been satisfied or validly waived, but all other conditions to the Merger have been satisfied or waived if the Closing were to take place on the Initial Outside Date, then the Initial Outside Date will be automatically extended, without action by Galaxy or Parent, to October 18, 2025 (the “First Extended Outside Date”); and (b) if, on the First Extended Outside Date, (i) the No Restraints Closing Condition has not been satisfied or validly waived or (ii) the Gaming Approval Closing Condition has not been satisfied or validly waived, but all other conditions to the Merger have been satisfied or waived if the Closing were to take place on the First Extended Outside Date, then the First Extended Outside Date will be automatically extended, without action by Galaxy or Parent, to January 18, 2026. As used in this proxy statement, the term “Outside Date” shall mean the Initial Outside Date, unless the Initial Outside Date has been extended, in which case the term “Outside Date” shall mean the date to which the Outside Date has been so extended. However, the right to terminate the Merger Agreement as described in this paragraph is not available to a terminating party if the terminating party’s breach of its representations and warranties or obligations under the Merger Agreement has been a principal cause of the failure of the Effective Time to occur on or before the Outside Date;

•

a regulatory authority of competent jurisdiction has issued a Restraint enjoining, making illegal or otherwise prohibiting consummation of the Merger and such Restraint shall have become final and nonappealable, provided that the terminating party’s breach of its obligations under the Merger Agreement may not have been a principal cause of the issuance or entry of such Restraint (or if the issuance or entry of such Restraint resulted principally from such breach;

•	the Special Meeting (including any adjournments or postponements thereof) has been held and the Galaxy Stockholder Approval was not obtained;

•	by Evolution, if:

•

Galaxy breaches any of its representations or warranties or fails to perform any of its covenants or agreements set forth in the Merger Agreement, such that the closing condition with respect to Galaxy’s performance of its covenants and agreements would not be satisfied and Galaxy’s failure to perform such covenants or agreements is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, Galaxy has not cured the breach or failure to perform within 30 calendar days (but in no event later than the Outside Date) following receipt by Galaxy of written notice of such breach or failure to perform from Evolution, provided that Evolution will not have the right to terminate the Merger Agreement if Evolution or Merger Sub is in breach of any of its representations, warranties, covenants or agreements thereunder such that Galaxy has the right to terminate the Merger Agreement pursuant to its terms;

•	the Board or a committee thereof makes an Adverse Recommendation Change; or

•	by Galaxy, if:

•	Evolution or Merger Sub breaches any of its representations or warranties or fails to perform any of its covenants or agreements set forth in the Merger Agreement, such that the closing condition with respect to Evolution’s or Merger Sub’s performance of its covenants and agreements is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, Evolution and Merger Sub has not cured the breach or failure to perform within 30 calendar days (but in no event later than the Outside Date) following receipt by Evolution or Merger Sub of written notice of such breach or failure to perform from Galaxy, provided that Galaxy will not have the right to terminate the Merger Agreement if Galaxy is then in breach of any of its representations, warranties, covenants or agreements such that Evolution has the right to terminate the Merger Agreement pursuant to its terms; or

•

prior to receipt of the Galaxy Stockholder Approval, in connection with Galaxy concurrently entering into an acquisition agreement providing for a Superior Proposal in accordance with the Merger Agreement, provided that (x) prior to or concurrently with such termination (and as a condition to such termination) Galaxy pays the Company Termination Fee due under the Merger Agreement, (y) such Superior Proposal did not result from a breach of the terms of the Merger Agreement with respect to such Superior Proposal and any Takeover Proposal that was a precursor thereto and (z) concurrently with such termination, Galaxy enters into an acquisition agreement providing for such Superior Proposal.

Termination Fee; Certain Expenses

Galaxy will pay to Evolution the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Evolution in the event that the Merger Agreement is terminated:

•

by either Galaxy or Evolution because (i) (a) the Merger has not been consummated by the Outside Date or (b) the Galaxy Stockholder Approval has not been obtained upon a vote taken at the Special Meeting (including any adjournment or postponement thereof) (so long as, on such date, such termination does not otherwise entitle Galaxy to payment of the Parent Termination Fee), and in either case; (ii) a bona fide Takeover Proposal had been publicly announced or had otherwise become publicly known and, in either case, had not been publicly and unconditionally withdrawn or otherwise abandoned (x) in the case of a termination for failure to consummate the Merger by the Outside Date, prior to the date of termination or (y) in the case of termination in the event the Galaxy Stockholder Approval is not obtained, prior to the date that is 10 business days prior to the Stockholders Meeting; and (iii) within 12 months after such termination, Galaxy enters into an acquisition agreement with any third party with respect to any Takeover Proposal or consummates any Takeover Proposal (provided that for purposes of this bullet, each reference to “20%” in the definition for “Takeover Proposal” will mean “50%”);

•

by Galaxy, at any time prior to obtaining the Galaxy Stockholder Approval, because Galaxy, concurrently with such termination, enters into an acquisition agreement providing for a Superior Proposal (as described under “The Merger Agreement-Other Covenants and Agreements-No Solicitation; Galaxy Takeover Proposal; Adverse Recommendation Change” beginning on page 80 of this proxy statement), provided that such Superior Proposal did not result from a breach of the Merger Agreement with respect to such Superior Proposal and any Takeover Proposal that was a precursor thereto; or

•	by Evolution because the Board makes an Adverse Recommendation Change.

Evolution will pay to Galaxy the Parent Termination Fee by wire transfer of immediately available funds (in the case of a termination by Evolution) or within two business days (in the case of a termination by Galaxy) to an account or accounts designed in writing by Galaxy in the event that the Merger Agreement is terminated:

•

by Galaxy or Evolution because (i) the Merger has not been consummated by the Outside Date or any Restraint has become final and nonappealable, (ii) at the time of such termination, any of the conditions set forth in the No Restraints Closing Condition (where the failure of the No Restraints Closing Condition arises out of (x) any gaming law of a Core Gaming Approval Jurisdiction or (y) any gaming law of jurisdictions (other than the Core Gaming Approval Jurisdictions) that represent consolidated revenues of Galaxy and its subsidiaries for the 12 months ended March 31, 2024 equal to or greater than a threshold specified in the Galaxy Disclosure Letter or the Gaming Approvals Closing Condition has not been satisfied or validly waived; and (iii) all other closing conditions set forth in the Merger Agreement have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing, provided that such conditions would have been so satisfied if the Closing would have occurred on the date of such termination).

In no event shall either party be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the applicable termination fee would be payable under more than one provision of the Merger Agreement at the same or at different times.

The Merger Agreement further provides that in the event Galaxy or Evolution fails to pay any termination fee that becomes due pursuant to, and within the time frame provided in, the Merger Agreement, and Galaxy or Evolution commences a legal proceeding resulting in a judgment against Galaxy or Evolution, as applicable, for any portion of the fees or expenses due, the non-prevailing party in such legal proceeding will be required to pay to the prevailing party its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the prevailing party in connection with such legal proceeding, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to the payment date, except that in no event will the amount that any party is required to be pay in connection with enforcing such a legal proceeding will exceed $1,000,000.

Expenses Generally

Except as otherwise described above or provided in the Merger Agreement, whether or not the Merger and the other transactions contemplated by the Merger Agreement are consummated, Galaxy, Evolution and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Specific Performance

The parties to the Merger Agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Amendments; Waiver

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

Governing Law and Jurisdiction

The Merger Agreement and any matters or disputes relating thereto will be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except that the laws of the State of Nevada will govern (i) the Merger, to the extent required, (ii) the internal affairs (including fiduciary duties) of Galaxy and the Board, and (iii) any other provisions set forth in the Merger Agreement in which such laws are required to apply to the provisions or transactions contemplated by the Merger Agreement.

All actions arising out of or relating to the Merger Agreement and the transactions contemplated therein, other than as to Nevada law matters, will be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any such action, any state or federal court within the State of Delaware), and in each case, appellate courts therefrom, and Galaxy, Evolution and Merger Sub hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action, other than as to Nevada law matters, and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action.

All actions arising out of the Nevada law matters will be heard and determined exclusively in the Court of the Eighth Judicial District Court of Clark County, Nevada (or, if the court does not have jurisdiction, the Second Judicial District Court of Washoe County, Nevada) and any state appellate court therefrom within the State of Nevada (or, if the Eighth Judicial District Court of Clark County, Nevada and Second Judicial District Court of Washoe County, Nevada decline to accept jurisdiction over a particular matter, any federal court within the State of Nevada (and any appellate court therefrom) or, if any federal court within the State of Nevada declines to accept jurisdiction over a particular matter, any other state court within the State of Nevada (and any appellate court therefrom)).

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

We are asking you to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 67 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. See also “The Merger” beginning on page 35 of this proxy statement.

Vote Required

As described under “The Merger-Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement, after considering various factors described in such section, the Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Galaxy and our stockholders. The Board has approved and declared advisable the execution and delivery by Galaxy of the Merger Agreement and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, and the Board recommends that you vote “FOR” the Merger Proposal.

Under Nevada law, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Company Shares entitled to vote thereon as of the Record Date. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s Company Shares will be voted in favor of the Merger Proposal.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: ADVISORY VOTE ON THE MERGER COMPENSATION PROPOSAL

The Merger Compensation Proposal

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Galaxy is required to submit a proposal to Galaxy stockholders for a non-binding, advisory vote to approve certain compensation that may be paid or become payable to the named executive officers of Galaxy that is based on or otherwise relates to the Merger, as determined in accordance with Item 402(t) of Regulation S-K. This compensation is summarized in the table set forth below, including the footnotes to the table. This proposal is commonly known as a “say-on-golden parachute proposal,” and we refer to it as the “Merger Compensation Proposal.”

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, assuming the Merger is consummated on the latest practicable date prior to the filing of this proxy statement, August 30, 2024.

Please note that the amounts indicated below are estimates based on the material assumptions described in the assumptions and notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. For purposes of this disclosure, “single-trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double-trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment.

Furthermore, for purposes of calculating such amounts, we have assumed:

•

the employment of each named executive officer is terminated by Galaxy without “cause” or by the named executive officer for “good reason” (each, a “qualifying termination”), in either case, immediately following the consummation of the Merger;

•	the named executive officer’s base salary and target bonus will remain unchanged from those applicable as of August 30, 2024, which target bonus amount is 50% of base salary;

•	each named executive officer’s prorated bonus for 2024 is calculated as of August 30, 2024;

•	each named executive officer’s outstanding Company Stock Options and Company Stock Awards are those that are outstanding and unvested as of August 30, 2024;

•	vested Company Stock Options which are unexercised as of August 30, 2024 are not included;

•	each named executive officer will receive reimbursement or payment of COBRA premiums, as applicable, for the maximum eligible period; and

•	a price per Company Share equal to the Merger Consideration of $3.20.

No amounts are reflected in the table below for Mr. Cravens as he separated from employment with Galaxy on November 10, 2023, and did not receive and is not entitled to receive any payments or benefits required to be disclosed by Item 402(t) of Regulation S-K.

Quantification of Potential Payments and Benefits to Galaxy’s Named Executive Officers

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Benefits/ Perquisites ($)(3)	Total ($)
Matthew D. Reback	815,068	1,520,000	33,012	1,586,024
Harry C. Hagerty	194,000	—	15,061	209,061
Todd P. Cravens	—	—	—	—

(1)

Cash. For each named executive officer, consists of (a) cash severance equal to (i) for Mr. Reback, two times his base salary, plus, pursuant to the Merger Agreement, a prorated annual bonus payment (assumed to equal target performance for purposes of this quantification), and (ii) for Mr. Hagerty, two times his base salary and his retention bonus, as described below.

Mr. Hagerty is eligible for a retention bonus in the amount of $50,000. The retention bonus is payable as follows: $7,500 is payable on January 1, 2025; and $42,500 is payable upon the Effective Time, subject to Mr. Hagerty’s continued employment or service. The retention bonus (or any remaining unpaid installments) will be paid on an accelerated basis in the event his employment or service is terminated as a result of the expiration of his employment agreement prior to the Effective Time, subject to his execution and non-revocation of a general release of claims.

The cash severance and the pro-rated annual bonus are “double trigger” and, upon or following the Effective Time, become payable only upon a qualifying termination of employment following a change in control of Galaxy under the terms of their employment agreements. The retention bonus is a “single trigger” benefit and will be payable upon the date set forth above or the Effective Time (or, if earlier, upon an expiration of his employment agreement). See “The Merger-Interests of the Directors and Executive Officers of Galaxy in the Merger—Change in Control Benefits.”

The estimated amount of each such payment is shown in the following table:

Named Executive Officer	Severance ($)	Prorated Bonus ($)	Retention Bonus ($)	Total ($)
Matthew D. Reback	700,000	115,068	—	815,068
Harry C. Hagerty	144,000	—	50,000	194,000
Todd P. Cravens	—	—	—	—

(2)

Equity. Amounts shown reflect the sum of the value that Mr. Reback is expected to receive in connection with the accelerated vesting of his Company option awards and Contingent Cash Awards issued to him in consideration of his Company Stock Awards at the Closing (assuming his employment is terminated without cause immediately following the Closing), as more fully described in the section entitled “The Merger Agreement-Treatment of Equity Awards” beginning on page 69 of this proxy statement and in the section entitled “The Merger-Interests of the Directors and Executive Officers of Galaxy in the Merger-Change in Control Benefits” beginning on page 58 of this proxy statement. For purposes of this quantification, it is assumed that Contingent Cash Awards issued to Mr. Reback in consideration of his Company Stock Awards at the Closing would vest in full in connection with his termination without cause following the Merger, see “The Merger-Interests of the Directors and Executive Officers of Galaxy in the Merger-Treatment of Equity Awards” and “The Merger-Interests of the Directors and Executive Officers of Galaxy in the Merger-Change in Control Benefits.”

Given that the Company Stock Options will accelerate at the Effective Time of the Merger pursuant to the Merger Agreement without regard to any termination of employment, they are considered “single-trigger” benefits. The acceleration of Contingent Cash Awards issued to Mr. Reback in consideration of his Company Stock Awards at the Effective Time is considered a “double-trigger” benefit, which means that both a change in control of Galaxy, such as the Merger, and a qualifying termination of employment must occur in order for the vesting of such awards to be accelerated and for Mr. Reback to receive a payment in respect of such awards prior to the regularly scheduled vesting dates.

The following table quantifies each separate form of compensation included in the aggregate total reported in this column:

Named Executive Officer	Number of Accelerated Options (#)	Value of Accelerated Options ($)	Number of Shares subject to Company Stock Awards to be Converted into Contingent Cash Performance Awards (#)	Value of Shares subject to Company Stock Awards to be Converted into Contingent Cash Performance Awards ($)	Total ($)
Matthew D. Reback	400,000	560,000	300,000	960,000	1,520,000
Harry C. Hagerty	—	—	—	—	—
Todd P. Cravens	—	—	—	—	—

(3)

Benefits and Perquisites. Amounts consist of the estimated value of continued health benefits for each named executive officer pursuant to his employment agreement, calculated through the applicable severance period (12 months) and are calculated based on actual average monthly health coverage costs for each respective named executive officer for fiscal year 2024. Such benefits are “double trigger” and are provided only upon a qualifying termination of employment following a change in control of Galaxy (see “The Merger-Interests of the Directors and Executive Officers of Galaxy in the Merger-Change in Control Benefits”).

Vote Required

The Board recommends that the stockholders of Galaxy approve the following resolution:

“BE IT RESOLVED THAT:

the compensation that may be paid or become payable to Galaxy’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the section entitled “Proposal No. 2: Advisory Vote on the Merger Compensation Proposal-The Merger Compensation Proposal-Quantification of Potential Payments and Benefits to Galaxy’s Named Executive Officers” beginning on page 95 of the proxy statement dated September 26, 2024, including the tables, associated footnotes and narrative discussion, is hereby approved, ratified and confirmed on a non-binding, advisory basis.”

Approval of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes, if any) at the Special Meeting by the holders entitled to vote thereon. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Compensation Proposal, such stockholder’s Company Shares will be voted in favor of the Merger Compensation Proposal. If a Galaxy stockholder abstains from voting, it will not be considered to be a vote cast on the Merger Compensation Proposal and will have no effect on the Merger Compensation Proposal. If a Galaxy stockholder fails to vote, it will have no effect on the Merger Compensation Proposal. Broker non-votes, if any, will have no effect on the Merger Compensation Proposal.

The vote on the Merger Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Merger Compensation Proposal and vice versa. Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either Galaxy or Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Galaxy stockholders on the Merger Compensation Proposal.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE MERGER COMPENSATION PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those Company Shares to change their votes to vote in favor of the Merger Proposal. In addition, the chairperson of the Special Meeting could adjourn the Special Meeting if under our amended and restated bylaws a quorum is not present for the meeting.

Notwithstanding the foregoing, Galaxy’s right to adjourn or postpone the Special Meeting, and the number of times that Galaxy may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement as described further under “The Merger Agreement-Other Covenants and Agreements-Special Meeting and Related Actions” beginning on page 79 of this proxy statement.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Galaxy does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

The Board believes that it is in the best interests of Galaxy and our stockholders to be able to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes, if any) at the Special Meeting by the holders entitled to vote thereon. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s Company Shares will be voted in favor of the Adjournment Proposal. If a Galaxy stockholder abstains from voting, it will not be considered to be a vote cast on the Adjournment Proposal and will have no effect on the Adjournment Proposal. If a Galaxy stockholder fails to vote, it will have no effect on the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

Company Shares are listed on the OTCQB under the symbol “GLXZ.”

As of September 18, 2024, there were 24,975,826 Company Shares issued and outstanding, held by approximately 38 stockholders of record.

We do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Parent, any cash dividends on our capital stock in the foreseeable future.

On July 17, 2024, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for the Company Shares as reported on the OTCQB were $1.44 and $1.40 per share, respectively. The closing price of the Company Shares on the OTCQB on July 17, 2024 was $1.43 per share.

On September 25, 2024, the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Shares on the OTCQB was $2.77 per share. You are encouraged to obtain current market quotations for Company Shares.

Upon the consummation of the Merger, there will be no further market for Company Shares and, as promptly as practicable thereafter, the Company Shares will cease trading on and be delisted from the OTCQB and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of the Company Shares on August 30, 2024 for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of the Company Shares.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all Company Shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 24,975,826 Company Shares issued and outstanding as of August 30, 2024. In computing the number of Company Shares beneficially owned by a person and the percentage ownership of that person, we deemed to be issued and outstanding all Company Shares subject to options, warrants or other rights held by that person or entity that are currently exercisable within 60 days of August 30, 2024. We did not deem these shares issued and outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
	Number	Percentage
Name of Beneficial Owner
5% or Greater Stockholders
Cannell Capital LLC(1)	1,417,265	5.67%
Name of Beneficial Owner
Named Executive Officers and Directors
Mark A. Lipparelli, Director(2)	1,995,017	7.99%
Michael Gavin Isaacs, Director	308,445	1.23%
Meredith Brill, Director(3)	394,366	1.58%
Bryan W. Waters, Director	589,174	2.36%
Cheryl A. Kondra, Director	145,505	*
Todd P. Cravens, Former President and Chief Executive Officer	685,220	2.74%
Matthew D. Reback, President and Chief Executive Officer(4)	—	*
Harry C. Hagerty, Former Chief Financial Officer(5)	1,090,500	4.37%
All current executive officers and directors as a group	4,523,007	18.11%

*	Less than 1%.
(1)	Based on the Schedule 13G filed with the SEC by Cannell Capital LLC on February 13, 2024.
(2)	Mr. Lipparelli holds 1,865,017 shares of common stock under his name and 130,000 shares under Mark Allan Lipparelli TTEE.
(3)	Ms. Brill holds 119,366 shares of common stock under her name and 275,000 shares of common stock indirectly as a beneficial owner of Yoav Brill Medicine Professional Corporation.
(4)	Mr. Reback holds options to purchase 400,000 shares of our common stock, none of which are exercisable at or within 60 days of August 30, 2024.
(5)	Mr. Hagerty holds 890,500 shares of our common stock and holds options to purchase 200,000 shares of our common stock which are exercisable within 60 days of August 30, 2024.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an annual meeting of stockholders in 2025 only if the Merger is not consummated.

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2025 pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our principal executive offices, 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118, Attention: Corporate Secretary, not later than December 27, 2024 if the Company’s annual meeting of stockholders in 2025 is held within 30 days of May 29, 2025, and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Stockholders intending to present a proposal at the 2025 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our second amended and restated bylaws. Our second amended and restated bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to May 29, 2025, provided that if the date of the 2025 annual meeting is more than 30 days before or more than 70 days after May 29, 2025, notice by a stockholder to be timely must be so delivered, or mailed and received, not earlier than the 120th day prior to May 29, 2025 and not later than the 90th day prior to May 29, 2025 or, if later, the 10th day following the day on which public disclosure of the date of the 2025 annual meeting is first made by the Company. Notice received outside of these dates is considered untimely. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our second amended and restated bylaws and the proposal must contain the specific information required by our second amended and restated bylaws. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. Stockholders are advised to review our second amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-9 under the Exchange Act no later than March 30, 2025.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The following Galaxy filings with the SEC are incorporated by reference:

•	Galaxy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024;

•	Galaxy’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024 and for the quarter ended June 30, 2024, filed with the SEC on August 12, 2024; and

•

Galaxy’s Current Reports on Form  8-K filed with the SEC on March  28, 2024, April  23, 2024, May  24, 2024, May  31, 2024, July  18, 2024, July  18, 2024, and August  5, 2024 and August 13, 2024 (other than the portions of such document not deemed to be filed).

We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Stockholders may obtain free copies of the documents filed with the SEC by Galaxy through the SEC’s website, www.sec.gov, or through the Investors section of our website, ir.galaxygaming.com, and the “SEC Filings” section therein.

You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:

Galaxy Gaming, Inc.

Attention: Corporate Secretary

Email: investors@galaxygaming.com

If you would like to request documents from us, please do so by October 28, 2024, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within 1 business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investors section of our website, ir.galaxygaming.com, and the “SEC Filings” section therein. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor or us at:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: (877) 800-5185

Banks and brokers may call collect: (212) 750-5833

or

Galaxy Gaming, Inc.

Attn: Corporate Secretary

Email: investors@galaxygaming.com

MISCELLANEOUS

Galaxy has supplied all information relating to Galaxy, and Parent has supplied, and Galaxy has not independently verified, all of the information relating to Parent and Merger Sub contained in “Summary-The Companies” beginning on page 13 of this proxy statement and “The Companies” beginning on page 25 of this proxy statement.

If you hold any certificates representing Company Shares, you should not send in such certificates until you receive transmittal materials after the Merger is consummated.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 26, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

By and Among

EVOLUTION MALTA HOLDING LIMITED,

GALAGA MERGER SUB, INC.

and

GALAXY GAMING, INC.

Dated as of July 18, 2024

A-i

(Continued)

A-ii

(Continued)

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of July 18, 2024 (this “Agreement”), is by and among Evolution Malta Holding Limited, a company registered in Malta (“Parent”), Galaga Merger Sub, Inc., a Nevada corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Galaxy Gaming, Inc., a Nevada corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 8.12.

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes (as amended from time to time, the “NRS”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent and Merger Sub ceasing to exist as a separate entity;

WHEREAS, the Board of Directors of the Company has (i) determined that this Agreement and the Transactions, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) duly authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, (iii) declared the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, advisable, and (iv) resolved, subject to the terms and conditions set forth in this Agreement, to recommend that the Company’s stockholders adopt and approve this Agreement and approve the Transactions, including the Merger;

WHEREAS, the Board of Directors of each of Parent and Merger Sub has unanimously duly authorized and approved, pursuant to Section 92A.120 of the NRS, the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions, and the Board of Directors of Merger Sub has declared this Agreement and the consummation of the Transactions, fair and advisable;

WHEREAS, Parent, in its capacity as sole stockholder of Merger Sub, will approve and adopt this Agreement by written consent immediately following execution of this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Mark Lipparelli, Bryan W. Waters, Meredith Brill, Michael Gavin Isaacs and Cheryl Kondra, each as a holder of shares of the common stock, par value $0.001 per share, of the Company (“Company Common Stock”), has delivered to Parent and Merger Sub a support agreement (the “Support Agreement”), dated as of the date hereof, providing that such stockholder has, among other things, agreed to (i) vote all the shares of Company Common Stock beneficially owned by it in favor of the approval and adoption of this Agreement and the Merger, and (ii) support the Merger and the other Transactions, each on the terms and subject to the conditions set forth in the applicable Support Agreement; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

The Transactions

SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the NRS, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger. The Company, as the surviving corporation after the Merger, is hereinafter referred to as the “Surviving Corporation”.

SECTION 1.02. Closing. The closing of the Merger (the “Closing”) shall take place 10:00 a.m. (New York City time) on the date that is three Business Days following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of those conditions at such time), at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, or remotely by exchange of documents and signatures (or their electronic counterparts), unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing actually occurs is referred to as the “Closing Date”.

SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the articles of merger with the Nevada Secretary of State executed and acknowledged in accordance with, and in such form as is required by, the relevant provisions of the NRS (the “Articles of Merger”), and shall make all other filings, recordings or publications required under the NRS in connection with the Merger. The Merger shall become effective at the time that the Articles of Merger is filed with and accepted by the Secretary of State of the State of Nevada (the “Secretary of State”) or, to the extent permitted by applicable Law, at such later time as is agreed to in writing by the parties hereto prior to the filing of such Articles of Merger and specified in the Articles of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

SECTION 1.04. Effects of the Merger. The Merger shall have the effects provided in this Agreement, the Articles of Merger and as set forth in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.05. Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be identical to the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Galaxy Gaming, Inc.”, and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law (and subject to Section 5.06 hereof). The bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

SECTION 1.06. Directors and Officers of the Surviving Corporation.

(a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the charter and bylaws of the Surviving Corporation.

(b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

Effect of the Merger on Capital Stock; Exchange of Certificates; Warrants;

Equity-Based Awards

SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub, the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock, par value of $0.01 per share, of Merger Sub as of immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(b) Cancelation of Certain Shares. All shares of Company Common Stock that are owned by the Company or any wholly owned Subsidiary of the Company as treasury stock or otherwise immediately prior to the Effective Time shall be canceled automatically and retired and shall cease to exist and no consideration shall be delivered in exchange therefor. All shares of Company Common Stock then held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled automatically and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock as of immediately prior to the Effective Time (other than (i) Company Dissenting Shares to be treated in accordance with Section 2.06 and (ii) shares of Company Common Stock to be canceled in accordance with Section 2.01(b)) shall be converted automatically into and shall thereafter represent only the right to receive $3.20 in cash, without interest (the “Merger Consideration”), subject to any withholding of Taxes required by applicable Law in accordance with Section 2.07. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) or non-certificated shares of Company Common Stock held in book entry form (each, a “Book Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or Book Entry Share in accordance with Section 2.02(b).

SECTION 2.02. Exchange of Certificates and Book Entry Shares.

(a) Paying Agent. Prior to the Closing Date, Parent shall designate a nationally recognized, reputable U.S. bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article II and, in connection therewith, prior to the Closing Date shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the sole benefit of the Company’s stockholders, an amount in cash sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”). Pending its disbursement in accordance with this Section 2.02, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in short-term direct obligations of the United States of America or short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest. Any interest and other income from such investments shall become part of the Exchange Fund held by the Paying Agent for purposes of paying the Merger Consideration, and any amounts in excess of the aggregate amount of the Merger Consideration payable pursuant to Section 2.01 shall be returned to the Surviving Corporation in accordance with Section 2.02(e). Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying

Agent shall diminish the rights of any holder of shares of Company Common Stock to receive the Merger Consideration as provided herein. The Exchange Fund shall not be used for any purpose other than as expressly provided in this Agreement.

(b) Payment Procedures. Promptly after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of shares of Company Common Stock (other than the shares of Company Common Stock to be canceled in accordance with Section 2.01(b)) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book Entry Shares, as applicable, shall pass, in the case of Certificates, only upon delivery of the Certificates to the Paying Agent, and which shall be in such form and shall have such other customary provisions (including customary provisions regarding delivery of an “agent’s message” with respect to Book Entry Shares) as Parent and the Company may reasonably agree in writing prior to the Closing Date) and (ii) instructions for use in effecting the surrender of the Certificates or Book Entry Shares in exchange for payment of the Merger Consideration as provided in Section 2.01(c). Upon (A) surrender of a Certificate for cancelation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the Paying Agent) or (B) in the case of Book Entry Shares, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), the holder of such Certificate or Book Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book Entry Share, and the Certificate or Book Entry Share so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book Entry Share is registered, it shall be a condition of payment that (x) the Certificate or Book Entry Share so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer to the reasonable satisfaction of the Surviving Corporation, (y) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such shares of Company Common Stock represented by such Certificate or Book Entry Share surrendered and shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable, and (z) the respective holder and the Person requesting such payment represents and agrees that it is the beneficial owner of such Merger Consideration for all Tax purposes. Until surrendered as contemplated by this Section 2.02, each Certificate and Book Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II.

(c) Transfer Books; No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates or Book Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates or Book Entry Shares, and at the Effective Time, the stock transfer books of the Company shall be closed with respect to, and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of, the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that represented ownership of shares of Company Common Stock and Book Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except for the right to receive the Merger Consideration or as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.02(e), if, at any time after the Effective Time, Certificates and Book Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated by this Article II.

(e) Termination of Exchange Fund. At any time following the first anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) which has not been disbursed to holders of Certificates or Book Entry Shares, and thereafter such holders shall be entitled to look only to Parent for, and Parent shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article II.

(f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

SECTION 2.03. Treatment of Equity Awards.

(a) Company Stock Options.

(i) By virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, each Company Stock Option that has a per share exercise price that is less than the Merger Consideration (each, an “In-the-Money Company Stock Option”) that is outstanding and unexercised immediately prior to the Effective Time, shall, at the Effective Time, be automatically fully vested (to the extent unvested), cancelled and converted into the right to receive an amount in cash, without interest and subject to deduction for any required withholding under applicable Law, equal to (A) the number of shares of Company Common Stock underlying such In-the-Money Company Stock Option multiplied by (B) the excess of (1) the Merger Consideration minus (2) the per share exercise price of such In-the-Money Company Stock Option (the “Stock Option Consideration”).

(ii) By virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, each Company Stock Option (whether vested or unvested) that is not an In-the-Money Company Stock Option shall, at the Effective Time, be automatically cancelled for no consideration.

(b) Company Stock Awards.

(i) By virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, each Company Stock Award subject to only time-based vesting requirements that was granted prior to the date hereof and is outstanding immediately prior to the Effective Time shall, at the Effective Time, be automatically fully vested, cancelled and converted into the right to receive an amount in cash, without interest and subject to deduction for any required withholding under applicable Law, equal to (A) the number of shares of Company Common Stock underlying such Company Stock Award multiplied by (B) the Merger Consideration (the “Stock Award Consideration”).

(ii) By virtue of the Merger and without any action on the part of the Parent, the Company or the holder thereof, each Company Stock Award identified on Section 2.03(b)(ii) of the Company Disclosure Letter that remains outstanding immediately prior to the Effective Time shall, at the Effective Time, be automatically cancelled and converted into a contingent right to receive an amount in cash, without interest and subject to deduction for any required withholding under applicable Law, equal to the Stock Award Consideration with respect to the maximum number of shares of Company Common Stock still eligible to be earned and subject to such Company Stock Award as of the Effective Time (each, a “Contingent Performance Cash Award”). Each Contingent Performance Cash Award shall be subject to the same terms and conditions (including vesting terms and any terms providing for “double-trigger” acceleration of vesting) that applied to the Company Stock Award from which it was converted as of immediately prior to the Effective Time, except that (A) any portion of the Contingent Performance Cash Award that vests in accordance with its terms based on 2024, 2025 or 2026 performance, as applicable, shall be paid to the holder thereof by the Surviving Corporation through its or its Affiliate’s payroll systems prior to March 15, 2025, 2026 or 2027, respectively, and (B) any portion of a Contingent Performance Cash Award that vests in accordance with its terms as a result of any other vesting event (including termination of employment) shall be paid to the holder thereof by the Surviving Corporation through its or its Affiliate’s payroll systems within 30 days following the date on which such portion becomes vested.

(c) Company Actions. Prior to the Effective Time, the Board of Directors of the Company (or an applicable committee thereof) shall adopt resolutions and take such other actions as are reasonably required to effectuate the treatment of the Company Stock Options and Company Stock Awards pursuant to this Section 2.03.

(d) Payments with Respect to Company Options and Company Stock Awards. Promptly after the Effective Time (but in any event no later than the second payroll date after the Effective Time), the Surviving Corporation shall pay through its or its Affiliate’s payroll systems the Stock Option Consideration and the Stock Award Consideration due pursuant to this Section 2.03.

SECTION 2.04. Treatment of Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of Company, Merger Sub, or any holder of any Company Warrants, each Company Warrant shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a Company Warrant exercisable for Company Common Stock and convert into the right to receive cash in an amount equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Warrant prior to the Effective Time multiplied by (ii) the excess of (A) the Merger Consideration minus (B) $0.01.

SECTION 2.05. Adjustments. If between the date hereof and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the Merger Consideration shall be appropriately adjusted to reflect such stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change; provided, that nothing in this Section 2.05 shall be construed to permit the Company to take any action that is prohibited by the terms of this Agreement.

SECTION 2.06. Company Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled in accordance with Section 2.01(b)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with the applicable provisions of Sections 92A.300 through 92A.500 of the NRS (such shares of Company Common Stock being referred to collectively as the “Company Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the NRS with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Sections 92A.300 through 92A.500 of the NRS; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Sections 92A.300 through 92A.500 of the NRS or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Sections 92A.300 through 92A.500 of the NRS, such holder’s Company Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(c), without interest thereon, upon surrender of the Certificate formerly representing such Company Dissenting Shares or transfer of the Book Entry Shares, as applicable. The Company shall promptly provide Parent written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

SECTION 2.07. Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of Parent, the Surviving Corporation, their respective Affiliates, and the Paying Agent shall be entitled to deduct and withhold from the amounts otherwise payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. Any amounts so withheld shall be paid over to the appropriate Governmental Authority. Before making any such deduction or withholding (other than with respect to compensatory payments), Parent shall use reasonable best efforts to provide to the Company prior notice of any applicable payor’s intention to make such deduction or withholding in order for the Company to obtain reduction of or relief from such deduction or withholding from the applicable Governmental Authority and/or execute and deliver to or file with such Governmental Authority and/or Parent such affidavits, certificates and other documents as may reasonably be expected to afford to the Company and its stockholders reduction of or relief from such deduction or withholding. Parent shall reasonably cooperate with the Company to obtain such reduction of or relief from such deduction or withholding. To the extent amounts are so withheld or deducted and paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that, except as (A) set forth in the confidential disclosure letter delivered by the Company to Parent and Merger Sub at or prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Article III to which it corresponds in number and each other section or subsection of this Article III to the extent that it is reasonably apparent on its face that such information, item or matter is relevant to such other section or subsection) or (B) expressly disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the U.S. Securities and Exchange Commission (the “SEC”) and publicly available after December 31, 2022 and on or prior to 5:30 p.m., New York City time, on July 15, 2024 (the “Filed SEC Documents”), other than any cautionary or forward-looking information in any such Filed SEC Document, including formation contained in the “Risk Factors” or “Forward-Looking Statements” section thereof (provided that nothing disclosed in the Filed SEC Documents shall be deemed to be a qualification of, or a modification to, the representations and warranties set forth in Section 3.01 (Organization; Standing), Section 3.02 (Capitalization), Section 3.03 (Subsidiaries), Section 3.04 (Authority; Noncontravention), Section 3.07 (Absence of Certain Changes) or Section 3.24 (Opinion of Financial Advisor)):

SECTION 3.01. Organization; Standing. The Company is a corporation duly organized, validly existing under the Laws of the State of Nevada, is in good standing under the Laws of the State of Nevada and has all requisite corporate power and corporate authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except (other than with respect to Gaming Laws in respect of jurisdictions in which there is a Required Gaming Approval) where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Company. True and complete copies of the Company Charter Documents are included in the Filed SEC Documents, and each as so made available is in full force and effect as of the date of this Agreement. The Company is not in violation of the Company Charter Documents.

SECTION 3.02. Capitalization.

(a) The authorized capital stock of the Company consists of 65,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”). At the close of business on July 16, 2024 (the “Capitalization Date”), (i) 24,957,493 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company as treasury stock, (iii) no shares of Company Preferred Stock were issued and outstanding, (iv) 682,148 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plan, (v) 1,023,333 shares of Company Common Stock were subject to In-the-Money Company Stock Options, (vi) 580,001 shares of Company Common Stock were subject to Company Stock Options that are not In-the-Money Company Stock Options, (vii) 361,364 shares of Company Common Stock were subject to outstanding Company Stock Awards (in the case of any such Company Stock Awards that vest in whole or in part based on performance, assuming “maximum” performance), and (viii) 778,320 shares of Company Common Stock were issuable pursuant to outstanding Company Warrants. Since the Capitalization Date through the date hereof, the Company has not (x) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or (y) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company’s capital stock. All of the outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and were issued in accordance with applicable Laws and the Company’s Charter Documents and were not issued in violation of any preemptive rights, rights of first refusal or similar rights.

(b) Except as described in Section 3.02(a), as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding subscription, options, warrants, rights, puts, calls, stock appreciation rights, restricted or performance stock units, phantom stock or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests (including any Indebtedness of the Company having the right to vote or convertible into, or exchangeable for, securities having the right to vote) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, option, warrant, right, put, call, stock appreciation right, restricted or performance stock unit, phantom stock, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company and (v) no other outstanding obligations by the Company to make any payments based on the price or value of any of the foregoing securities covered in clauses (i) through (iv) above (the items in clauses (i), (ii), (iii), (iv) and (v) being referred to collectively as “Company Securities”). There are no outstanding agreements of any kind which obligate the Company to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Stock Options or the forfeiture or withholding of Taxes with respect to Company Stock Options or Company Stock Awards), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, call or rights of first refusal or similar rights with respect to any Company Securities. The Company is not a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities or the right to elect, or to designate or nominate for election, a director to the Board of Directors of the Company or the board of directors (or similar governing body) of any Subsidiary of the Company. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock issued upon exercise, settlement or conversion, as applicable, of Company Stock Options, Company Stock Awards, and Company Warrants will be when issued, duly authorized and validly issued and are or will be, as applicable, fully paid, nonassessable and free of preemptive rights or similar right. Each Company Stock Option is in compliance in all material respects with all applicable Laws, and the per share exercise price of each Company Stock Option is equal to or greater than the fair market value of the underlying Company Common Stock on the date of grant (within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder).

(c) Section 3.02(c) of the Company Disclosure Letter sets forth a true and complete list, as of the Capitalization Date, of all Company Stock Options and Company Stock Awards, including: (i) as to each outstanding Company Stock Option, the name of the holder of such Company Stock Option, the number of shares of Company Common Stock issuable upon exercise of such Company Stock Option, the exercise price with respect thereto, the applicable grant date and expiration date thereof, the applicable vesting schedule with respect thereto, and whether such Company Stock Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code; and (ii) as to each outstanding Company Stock Award, the name of the holder of such Company Stock Award, the number of shares of Company Common Stock underlying such Company Stock Award, the applicable grant date thereof, and the applicable vesting schedule and vesting conditions with respect thereto. The Company has made available to Parent copies of all Company equity plans covering all outstanding incentive equity awards and the forms of all award agreements evidencing such incentive equity awards (to the extent such awards are evidenced by an award agreement).

SECTION 3.03. Subsidiaries.

(a) Each Subsidiary of the Company is an entity duly organized and validly existing the Laws of its jurisdiction of organization, is in good standing under the laws of its jurisdiction of organization (to the extent such concept is recognized under applicable Law) and has all requisite organizational power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to be in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except (other than with respect to Gaming Laws in respect of jurisdictions in which there is a Required Gaming Approval) where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.03(a) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company. Except as set forth on Section 3.03(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest (or interest convertible, exchangeable or exercisable for any such equity interest) in any other Person. The Company has made available to Parent true and complete copies of the organizational documents of each of its Subsidiaries, each as so made available is in full force and effect as of the date of this Agreement and none of the Subsidiaries of the Company is in violation, in any material respect, of its respective organizational documents.

(b) Except as set forth in Section 3.03(b) of the Company Disclosure Letter, there are (i) no outstanding shares of capital stock of, or other equity or voting interests in, any Subsidiary of the Company, (ii) no outstanding securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, such Subsidiary, (iii) no outstanding subscription, options, warrants, rights, puts, calls, stock appreciation rights, restricted or performance stock units, phantom stock or other commitments or agreements to acquire from any Subsidiary of the Company, or that obligate such Subsidiary to issue, any capital stock of, or other equity or voting interests (including any Indebtedness of such Subsidiary having the right to vote or convertible into, exchangeable for, or measured by reference to, securities having the right to vote) in, or any securities convertible into or exchangeable for, or measured by reference to, shares of capital stock of, or other equity or voting interests in, such Subsidiary, (iv) no obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, option, warrant, right, put, call, stock appreciation right, restricted or performance stock unit, phantom stock, equity or equity-based right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, such Subsidiary, and (v) no other outstanding obligations of any Subsidiary of the Company to make any payments based on the price or value of any of the foregoing securities covered in clauses (i) through (iv) above (the items in clauses (i), (ii), (iii), (iv) and (v) being referred to collectively as “Company Subsidiary Securities”). There are no outstanding agreements of any kind which obligate any Company Subsidiary to repurchase, redeem or otherwise acquire any applicable Company Subsidiary Securities, or obligate such Subsidiary to grant, extend or enter into any such agreements relating to any applicable Company Subsidiary Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, call or rights of first refusal or similar rights with respect to such Company Subsidiary Securities. No Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to its Company Subsidiary Securities or any other agreement relating to the disposition, voting or dividends with respect to any such Company Subsidiary Securities or the right to elect, or to designate or nominate for election, a director to the Board of Directors (or similar governing body) of any Subsidiary of the Company. All outstanding Company Subsidiary Securities are duly authorized and validly issued, fully paid and nonassessable (to the extent applicable) and free of preemptive rights or similar right.

SECTION 3.04. Authority; Noncontravention.

(a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and, subject to obtaining the Stockholder Approval, to perform its obligations hereunder and, assuming that the Merger is consummated in accordance with the NRS, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and, assuming that the Merger is consummated in accordance with the NRS, the consummation by it of the Transactions, have been duly authorized by its Board of Directors and, except for obtaining the Stockholder Approval and filing the Articles of Merger with the Secretary of State pursuant to the NRS, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exceptions”).

(b) The Board of Directors of the Company, at a meeting duly called and held, adopted resolutions (i) determining that this Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approving and declaring advisable the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, (iii) subject to the terms and conditions set forth in this Agreement, resolving to recommend that the Company’s stockholders adopt and approve this Agreement and approve the Merger (such recommendation, the “Company Board Recommendation”), and (iv) assuming that the representations and warranties of Parent and Merger Sub set forth in Section 4.12 are correct, taking all necessary actions so that the restrictions in Takeover Laws are not applicable to the Company, Parent, Merger Sub or their Affiliates or their Subsidiaries, or this Agreement or the

Transactions, which resolutions have not, except after the date hereof as permitted by Section 5.02, been subsequently rescinded, modified or withdrawn.

(c) Except as set forth in Section 3.04(c) Section 3.03(b) of the Company Disclosure Letter, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, does or will (i) assuming the Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.05 and the Stockholder Approval are obtained prior to the Effective Time, as applicable, and except for the exceptions referred to in Section 3.05, (x) violate any Law or Judgment applicable to the Company, any of its Subsidiaries or any of their respective properties or assets, (y) require any consent, waiver or other action by any Person under, violate, or result in a breach of, or constitute a default under (or constitute an event which, with or without notice or lapse of time or both, would violate or constitute a default) or otherwise give rise to a right of termination or cancellation or accelerate the performance required by the Company or any of its Subsidiaries under any of the terms or provisions of any Material Contract to which the Company or any of its Subsidiaries is a party or (z) result in the creation of any Lien (other than any Permitted Lien) on any material properties or assets of the Company or any of its Subsidiaries, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Governmental Approvals. Except for (a) the filing with the SEC of a proxy statement relating to the Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”) by the Company, and other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934 (the “Exchange Act”), (b) compliance with the applicable listing and corporate governance rules and regulations of the OTCQB, (c) the filing of the Articles of Merger with the Secretary of State pursuant to the NRS and of appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, (d) the Required Gaming Approvals and any Additional Required Gaming Approval and (e) compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.06. Company SEC Documents; Undisclosed Liabilities.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, the Company has filed with or furnished to the SEC, on a timely basis, all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by the Company with or furnished by the Company to the SEC pursuant to the Securities Act of 1933 (the “Securities Act”), or the Exchange Act since January 1, 2022 (collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to the

Company or any of the Company SEC Documents and, to the Company’s Knowledge, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. No Subsidiary of the Company is required to file any reports, schedules, form, statements, registration statement, proxy statement, certification or other documentation with, or make any other filing with or to furnish any other material to, the SEC.

(b) The consolidated financial statements of the Company (including all related notes and schedules thereto) included or incorporated by reference in the Company SEC Documents, as of their respective dates of filing with the SEC (or, if such Company SEC Documents were amended prior to the date hereof, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be expressly indicated therein or in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders’ deficit for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments, none of which, if presented, would individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole). Since January 1, 2022, subject to any applicable grace periods, the Company has been and is in material compliance with the applicable provisions of the Sarbanes-Oxley Act.

(c) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected or reserved against on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the consolidated audited balance sheet (or the notes thereto) of the Company as of December 31, 2023 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as expressly contemplated by this Agreement or (iv) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(d) Neither the Company nor any of its Subsidiaries is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement or understanding that is legally binding (each, a “Contract”) (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or other Company SEC Documents.

(e) The Company has established and maintains, and at all times since January 1, 2022 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2022, neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of (i) “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures related to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, (ii) any fraud or allegation thereof, whether or not material, that involves management or other employees who have significant role in the Company’s internal control over financial reporting or (iii) any claim or allegation regarding any of the foregoing. The Company is in compliance in all material respects with all applicable requirements and standards of the OTCQB and has not, since January 1, 2022, received any notice from the OTCQB asserting any material noncompliance with such requirements.

(f) Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or Representative of the Company or any of its Subsidiaries has received a material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(g) Section 3.06(g) of the Company Disclosure Letter contains a true and complete list of all Indebtedness of the Company and its Subsidiaries as of the date hereof.

SECTION 3.07.Absence of Certain Changes. Since December 31, 2023 through the date of this Agreement (i) except for the execution and performance of this Agreement and the discussions and negotiations related thereto, the businesses of the Company and its Subsidiaries have been carried on and conducted in the ordinary course of business in all material respects and (ii) there has not been any Material Adverse Effect.

SECTION 3.08. Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no, and has not been since January 1, 2022, any (i) pending or, to the Company’s Knowledge, threatened legal or administrative claim, audit, arbitration, proceeding, suit, charge, complaint, arbitration or action (an “Action”) by or against the Company or any of its Subsidiaries, (ii) outstanding order, judgment, injunction, ruling, writ, stipulation, settlement, award, finding, determination or decree of any Governmental Authority (a “Judgment”) imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority, (iii) settlements of any Actions to which the Company or any of its Subsidiaries is a party or by which any of its assets are bound or (iv) investigation, inquiry or review pending (or, to the Company’s Knowledge, threatened) by any Governmental Authority with respect to the Company or any of its Subsidiaries.

SECTION 3.09. Compliance with Laws; Permits.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries are, and since January 1, 2022 have been, in compliance with all laws (whether foreign, federal, state, provincial, local, municipal, multinational common, tribal or otherwise), statutes, treaties, directives, ordinances, codes, acts, Permits, constitutions, conventions, executive orders, decrees, notices, rules or regulations or other similar requirements enacted, adopted, promulgated or applied by an Governmental Authority, including Gaming Laws (collectively, “Laws”) and Judgments applicable to the Company or any such Subsidiary. The Company and its Subsidiaries (and each of their respective officers, directors, partners, managers, members, principals or affiliates that may reasonably be considered in the process of determining the suitability of the Company and its Subsidiaries for Gaming Approvals by Gaming Authorities, or any other holder of Company Common Stock who is required to be licensed or found suitable under applicable Gaming Laws) hold and are in compliance in all material respects with, licenses, franchises, permits, consents, ratifications, waivers, exemptions, concessions, variances, registrations, clearances, certificates, approvals and other authorizations issued from Governmental Authorities, including Gaming Approvals (collectively, “Permits”) necessary for the lawful conduct of their respective businesses.

(b) Since January 1, 2022, neither the Company nor any of its Subsidiaries has received any allegation, inquiry, notice or communication that alleges that the Company or any of its Subsidiaries or any of their respective directors, officers, employees, agents or representatives or any other Person acting for or on behalf or at the direction of any of the Company or any of its Subsidiaries may have violated, nor made any voluntary or directed disclosure or prior disclosure related to violations of any Anti-Corruption Laws, Sanctions or Ex-Im Laws, and the Company is not aware of any such circumstances presently in existence reasonably likely to give rise to any such allegation, inquiry, notice or communication.

(c) Since January 1, 2022, neither the Company nor any of its Subsidiaries has (i) made any application for a license, certificate, registration or finding of suitability from any Gaming Authority that has not been issued, granted or given (for whatever reason), except to the extent such application remains pending and no decision to issue, grant or give has been made by the applicable Gaming Authority, or (ii) withdrawn any such application (for whatever reason).

(d) Where requested by any Gaming Authority prior to the date hereof or where required under applicable Gaming Laws or under any agreement with any Gaming Authority, all relevant owners, directors, officers, employees and, to the Knowledge of the Company contractors of the Company or any of its Subsidiaries, have obtained and hold, or at the Closing will have obtained and hold, all required licenses, certificates, registrations, approvals and findings of suitability and those licenses, certificates, registrations, approvals and findings of suitability are or will be in full force and effect, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(e) Since January 1, 2022, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has been operating in material violation of any applicable Gaming Laws of any jurisdictions in which it holds a license, permit, approval, authorization or registration from any Gaming Authority.

(f) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has been or is subject to any investigation, inquiry or criminal proceeding or other disciplinary action, whether pending or threatened in writing or, to the Knowledge of the Company, threatened orally under any applicable Gaming Law.

SECTION 3.10. Tax Matters.

(a) All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all material respects.

(b) All material Taxes of the Company and each of its Subsidiaries (whether or not shown to be due and payable on any such Tax Return) have been timely paid. The Company and each of its Subsidiaries has withheld all material Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(c) No deficiency for any material amount of Taxes has been asserted in writing or assessed by any Governmental Authority against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment, settled, withdrawn or otherwise resolved.

(d) Except as set forth on Section 3.10(d) of the Company Disclosure Letter, there are no audits or examinations by any Governmental Authority ongoing or pending or, to the Company’s Knowledge, threatened with respect to any material Taxes of the Company or any of its Subsidiaries.

(e) There are no waivers or extensions of any statute of limitations currently in effect with respect to material Taxes of the Company or any of its Subsidiaries (other than extensions that arise as a result of an extension of time for the filing of Tax Returns).

(f) There are no Liens for material Taxes upon any property or assets of the Company or any of its Subsidiaries, except for Permitted Liens.

(g) Neither the Company nor any of its Subsidiaries has, within the past two years, been a party to any transaction purported or intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code).

(h) Neither the Company nor any of its Subsidiaries (i) is a party to, is bound by or has any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement (other than any such agreement or obligation solely between and among the Company and its Subsidiaries or any agreement entered into in the ordinary course of business, a principal purpose of which is not related to Taxes), (ii) is or has been a member of any consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than any such group of which the Company is the common parent), or (iii) has any material liability for any Tax of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or non-U.S. Law), by contract (other than contracts entered into in the ordinary course of business, a principal purpose of which is not related to Taxes), as a transferee or successor, or otherwise.

(i) Neither the Company nor any of its Subsidiaries is or has been a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j) The Company is not, and has not been in the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code.

SECTION 3.11. Employee Benefits.

(a) Section 3.11(a) of the Company Disclosure Letter contains a true and complete list of each material Company Plan. With respect to each Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of (i) the current plan document or a written description or summary of all material terms thereof if such plan is not in writing, including all amendments and attachments thereto, (ii) the most recent financial statements, actuarial valuation report and annual report on Form 5500 as filed with the U.S. Department of Labor, (iii) the most recent IRS determination, advisory or opinion letter, (iv) the most recent summary plan description, including all summaries of material modifications thereto, (v) each related insurance Contract, trust or other funding vehicle or a written description or summary thereof if such Contract, trust or other funding vehicle is not in writing, and (vi) all material non-routine correspondence to or from any Governmental Authority received in the last three years with respect to any Company Plan.

(b) Each Company Plan has been established, maintained, administered, operated and funded, in all material respects, in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code. With respect to each Company Plan, all payments, premiums, contributions, distributions and reimbursements that are due for all periods ending prior to or as of the Effective Time have been made timely in all material respects, and all payments, premiums, contributions, distributions and reimbursements not yet due have been properly made or accrued in all material respects. Each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and has timely received a favorable determination letter from the IRS that it is currently entitled to rely upon or is entitled to rely upon a favorable advisory or opinion letter issued by the IRS, and, to the Company’s Knowledge, nothing has occurred that would reasonably be expected to materially adversely affect the qualification of any such Company Plan. To the Company’s Knowledge, there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breach of fiduciary duty (as determined under ERISA) with respect to any Company Plan in each case, that would not reasonably be expected to result in material liability to the Company. With respect to each Company Plan, (i) there are no pending, or to the Company’s Knowledge, threatened or anticipated Actions (other than routine claims for benefits) by, on behalf of or against or relating to any Company Plan or any trust or assets related thereto, (ii) no audit, investigation or other proceeding by a Governmental Authority is pending, or to the Company’s Knowledge, anticipated or threatened and (iii) no act or omission has occurred and no condition exists with respect to any Company Plan that would subject the Company or any of its Subsidiaries, to any material fine, penalty, Tax or other liability imposed under ERISA, the Code or other applicable Law.

(c) No Company Plan is, and neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to, has any obligation to contribute to, or has (or has had in the last six years) any current or contingent liability or obligation (including on account of an ERISA Affiliate) with respect to or under: (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); or (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code; (iii) a “multiple employer plan” as described in Section 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. Neither the Company nor any of its Subsidiaries has any current or contingent liability (including on account of an ERISA Affiliate) or obligation as a consequence of or by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(d) Except as set forth on Section 3.11(d) of the Company Disclosure Letter, no Company Plan provides, and neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation to provide, benefits or coverage in the nature of health, welfare, life or disability insurance following termination of employment or service or ownership, other than coverage or benefits required to be provided under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, or any other similar state applicable Law and for which the recipient pays the full premium cost of coverage. Neither the Company nor any of its Subsidiaries have incurred (whether or not assessed) any material Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code, and no circumstances exist that could result in the imposition of any such material Tax or penalty.

(e) With respect to each Company Plan that is subject to the Laws of a jurisdiction other than the United States (a “Non-U.S. Plan”): (i) each Non-U.S. Plan required to be registered, has been registered, and has been maintained in good standing in all material respects with applicable regulatory authorities, (ii) each Non-U.S. Plan intended to receive favorable tax treatment under applicable tax Laws has been qualified or similarly determined to satisfy the requirements of such Laws, (iii) no Non-U.S. Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), and (iv) no Non-U.S. Plan has any material unfunded liabilities, nor are such unfunded liabilities reasonably expected to arise in connection with the transactions contemplated by this Agreement.

(f) Neither the execution and delivery of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event (including any termination of employment on or following the Effective Time), (i) entitle any current or former director, officer, employee or other individual service provider of the Company or any of its Subsidiaries to any material compensation, severance pay or any other compensatory payment (whether in the form of cash, property or the vesting of property) or benefit, (ii) accelerate the time of payment or vesting or increase the amount of compensation, severance entitlement or benefits due to any such current or former director, officer, employee or other individual service provider of the Company or any of its Subsidiaries, (iii) cause the Company or any of its Subsidiaries to contribute, transfer or set aside any assets to fund any benefits under any Company Plan (through a grantor trust or otherwise), (iv) result in any “disqualified individual” receiving any “excess parachute payment” (each such term, as defined in Section 280G of the Code) or result in the imposition of an excise tax under Section 4999 of the Code, or (v) limit or restrict the Company’s right to amend, terminate, or transfer the assets of any Company Plan on or following the Effective Time.

(g) Each Company Plan that constitutes in any part a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated and maintained, in form and operation, in accordance in all material respects with Section 409A of the Code and its purpose, as determined under applicable guidance of the U.S. Department of Treasury and the IRS.

(h) Neither the Company nor any of its Subsidiaries is obligated to provide any individual with the right to a gross-up, indemnification, reimbursement of or other payment for any Taxes, interest or penalties, including those imposed by Sections 409A or 4999 of the Code (or any corresponding provisions of state, local or non-U.S. Law relating to Tax).

SECTION 3.12. Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to or bound by any CBA or other Contract or arrangement with, and no employee of the Company or any of its Subsidiaries is represented by, any labor union, works council, labor organization or other employee representative. To the Company’s Knowledge, there are, and since January 1, 2022 there have been, no activities or proceedings to organize any employees of the Company or any of its Subsidiaries. Since January 1, 2022, no demand for recognition as the bargaining representative of any employees of the Company or any of its Subsidiaries has been made by or on behalf of any labor organization, union, works council or group of employees.

(b) There is, and since January 1, 2022 there has been, no pending or, to the Company’s Knowledge, threatened strike, lockout, slowdown, work stoppage, picketing, hand billing, unfair labor practice charge, labor-related arbitration, material grievance, or other material labor dispute against or affecting the Company or any of its Subsidiaries. Since January 1, 2022, neither the Company nor any of its Subsidiaries has taken any action that would trigger notice obligations under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (“WARN Act”).

(c) The Company and each of its Subsidiaries are, and since January 1, 2022 have been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of I-9s for all employees and the proper confirmation of employee visas), harassment, discrimination and retaliation, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), workers’ compensation, labor relations, employee leave issues, pay transparency, restrictive covenants, COVID-19, affirmative action and affirmative action plan requirements and unemployment insurance.

(d) Since January 1, 2022, no employee of the Company or any of its Subsidiaries with a title of vice president or above has been the subject of any sexual harassment, sexual misconduct, sexual assault or other similar allegations during his or her tenure at the Company or its applicable Subsidiary, and none of the Company, any of its Subsidiaries or any employee of the Company or any of its Subsidiaries with a title of vice president or above has entered into any settlement agreement or confidentiality agreement relating to allegations of sexual harassment, sexual misconduct, sexual assault or other similar allegations.

SECTION 3.13. Environmental Matters. In each case, except as would not reasonably be expect to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries are, and since January 1, 2022 have been, in compliance with all applicable Laws and Judgments relating to public or workplace safety or health, pollution or protection of the environment, including without limitation, laws relating to the exposure to, or Releases or threatened Releases of, hazardous materials, substances or wastes as the foregoing are enacted or in effect on or prior to Closing (“Environmental Laws”), and neither the Company nor any of its Subsidiaries has received any written notice (or, to the extent unresolved, on or before) since January 1, 2022 alleging that the Company is in violation of any Environmental Law, (b) the Company and its applicable Subsidiaries possess and are, and since January 1, 2022 have been, in compliance with all Permits required under Environmental Laws for the operation of their respective businesses, (c) there is no Action under or pursuant to any Environmental Law or Permit relating to environmental matters that is pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, (d) neither the Company nor any of its Subsidiaries has become subject to any Judgment imposed by any Governmental Authority under which there are uncompleted, outstanding or unresolved obligations on the part of the Company arising under Environmental Laws, (e) neither the Company nor any of its Subsidiaries has not released, disposed or arranged for disposal of, transported, or exposed any Person to any substance, or owned or operated any property or facility contaminated by any substance, in each case so as to give rise to liability under any Environmental Law, and (f) neither the Company nor any of its Subsidiaries has assumed, provided an indemnity with respect to or become subject to any liability of any other Person relating to any Environmental Law.

SECTION 3.14. Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth a true and complete list of all IP Registrations that are included in the Company Owned IP (collectively, the “Company Registrations”) which, in each case, specifies, as applicable, the owner(s) (including any co-owner(s)), application and patent or other registration numbers and dates, title and jurisdiction. Each Company Registration is subsisting and in full force and effect and, to the Company’s Knowledge, each issued or registered Company Registration is valid and enforceable.

(b) The Company and its Subsidiaries solely own all right, title and interest in and to all Company Owned IP, free and clear of all Liens (other than Permitted Liens), and have the right to use, pursuant to a valid and enforceable license agreement, all other IP necessary for, or used or held for use in, the conduct of the businesses of the Company and its Subsidiaries (collectively, the “Company IP”) and, to the Company’s Knowledge, the Company IP constitutes all IP necessary for the exercise of the Covered Rights. The consummation of the Transactions will not materially impair any right, title or interest of the Company or any of its Subsidiaries in or to any Company IP or Company Systems, and as of the Closing, the Company and its Subsidiaries shall own or have the right to use all Company IP on the same terms and conditions pursuant to which the Company and its Subsidiaries owned or had the right to use such Company IP immediately prior to Closing. No Company Owned IP is subject to any outstanding consent or Judgment or is subject to any exclusive or other material option or similar contingent right or joint ownership interest.

(c) With respect to each Company Registration, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there has not been (and neither the Company nor any of its Subsidiaries has received notice of) any inventorship challenge, opposition (other than in the normal course of prosecuting an application), cancellation, inter partes review, derivative proceeding, re-examination (including supplemental re-examination), nullity, post-grant review, interference, or invalidity or unenforceability action or other material proceeding before any Governmental Authority, and to the Company’s Knowledge, none have been threatened. With respect to each Patent included in the Company Registrations, (i) the Company, its Subsidiaries and, to the Company’s Knowledge, any Company Licensor or other Person associated with the filing or prosecution of any such Patent, has complied in all material respects with all applicable Laws in connection with the filing and prosecution of such Patent, including the duty of candor to the U.S. Patent and Trademark Office; (ii) to the Company’s Knowledge, all listed inventors of such Patent are the sole inventors of such Patents (including as the term “inventor” is defined and interpreted under U.S. patent law) and have irrevocably assigned all right, title and interest in and to such inventions and Patents to the Company or its applicable Subsidiary, or to the third party that has assigned such inventions and Patents to the Company or its applicable Subsidiary, and all third parties that assigned such inventions and Patents to the Company or any of its Subsidiaries have irrevocably assigned all right, title and interest in and to such inventions and Patents to the Company or such Subsidiary; and (iii) all inventor and other assignments of any such inventions and Patents (including from any collaborators or other third parties) to the Company or its applicable Subsidiary have been properly executed pursuant to a valid and enforceable assignment agreement and recorded with the applicable Governmental Authority in accordance with applicable Laws, and no such assignments (including the inventions or Patents covered therein) are subject to any options or similar contingent rights or joint ownership interests.

(d) Since July 23, 2020, neither the Company nor any of its Subsidiaries (including through any Company Employee/Contractor), nor the conduct of their respective businesses (including the exercise of any Covered Rights), is or was (or will be, to the Company’s Knowledge, through the exercise of the Covered Rights as currently contemplated) infringing, misappropriating or otherwise violating the IP of any other Person, except in each case as would not be material to the Company and its Subsidiaries. Since July 23, 2020, neither the Company nor any of its Subsidiaries has (and, to the Company’s Knowledge, no Company Licensor has) received any complaint, notice or other communication, or is or was a party to any Action, involving any (i) allegation that the Company or any of its Subsidiaries (including through any Company Employee/Contractor) or the conduct of the their respective businesses is or was, or through the exercise of any Covered Rights will be, infringing, misappropriating or otherwise violating any IP of any other Person (including any demand from any Person to take a license or refrain from using any IP) or (ii) challenge to the ownership, use, validity, enforceability, patentability or registerability of any Company Owned IP or Company Registration, and with respect to each of the foregoing clauses (i) and (ii), no such Action has been threatened.

(e) Except as set forth on Section 3.14(e) of the Company Disclosure Letter, since July 23, 2020, neither the Company nor any of its Subsidiaries has filed any Actions against any Person alleging any misappropriation, infringement or other violation by any Person of any Company IP, and, to the Company’s Knowledge, no Person has infringed, misappropriated or otherwise violated any Company IP. The Company or its applicable Subsidiary has the sole and exclusive right to bring an Action against any other Person for past, present or future infringement, misappropriation or other violation of any Company Owned IP.

(f) The Company and its Subsidiaries have taken reasonable and necessary measures to protect, maintain and enforce the Company Owned IP and IP that is exclusively licensed to the Company or any of its Subsidiaries (including to maintain the confidentiality and value of its material confidential information). Each Company Employee/Contractor involved in the conception, reduction to practice, or other creation of any material IP has entered into valid and enforceable written agreements (each, an “Employee/Contractor IP Agreement”) with the Company or its applicable Subsidiary, providing for (i) the confidentiality and non-disclosure by such Person of all material Trade Secrets owned by or in the possession or control of any member of the Company or any of its Subsidiaries, and (ii) to the extent ownership of any such IP does not automatically vest in the Company or its Subsidiaries by operation of law, the assignment by such Person (by way of a present grant of assignment) to the Company or its Subsidiaries of all right, title, and interest in and to such Intellectual Property. To the Knowledge of the Company, no Person is in breach of any Employee/Contractor IP Agreement.

(g) Section 3.14(g) of the Company Disclosure Letter sets forth a true and complete list of all Company Products that are currently or that are currently intended to be licensed, sold, distributed or otherwise commercialized. To the Company’s Knowledge, no Software that constitutes Company Owned IP or any Company Product uses, incorporates, is derived from or has embedded in it any Open Source Software in a manner that would require (i) the Company or its Subsidiaries to disclose, distribute, license make available, offer or deliver all or any portion of any Software or Company Product, or (ii) any licensee of such Software or Company Product be permitted to modify, redistribute, make derivative works of, or reverse-engineer any such Software or Company Product.

(h) Neither the Company nor its Subsidiaries has disclosed, licensed, released, distributed, escrowed or made available to any Person, or allowed or granted to any Person to access or use, any source code for any Software that constitutes Company Owned IP (including any Company Product), other than Company Employees/Contractors that are bound by obligations of non-use and confidentiality. No event has occurred, and no circumstance or condition exists, that will, or would reasonably be expected to, result in a requirement that any such source code be disclosed, licensed, released, distributed, escrowed or made available or any other grant of any right be made with respect thereto. The Company or its Subsidiaries (and to the Company’s Knowledge no other Person) is in possession of the source code and object code for all Company Products.

SECTION 3.15. Data Protection; Company Systems.

(a) The Company, each of its Subsidiaries and each Person acting on behalf of the Company or any of its Subsidiaries: (i) is, and since January 1, 2022 has been, in compliance, in all material respects, with all Data Privacy and Security Requirements, including with respect to the collection, storage, sharing, transfer, disposition, protection, Processing or other use of any PII; (ii) since January 1, 2022, to the Company’s Knowledge, has not been subject to any Security Incident; (iii) has taken commercially reasonable actions and implemented commercially reasonable policies and procedures regarding the protection, Processing or other use of any PII, the prevention of Security Incidents, and the protection of its material Company Systems; and (iv) has not received, or otherwise been subject to, any material complaints, notices, audits, proceedings, investigations or claims or Actions conducted or asserted by any other Person (including any Governmental Authority) regarding any (x) collection, storage, sharing, transfer, disposition, protection, Processing or other use of any PII, or (y) violation of any Data Privacy and Security Requirements. None of the Company, any of its Subsidiaries or any Person acting on behalf of the Company or any of its Subsidiaries (including any Third Party Service Provider) has received any written, or to the Company’s Knowledge, oral notices, correspondence or other communications from any Person alleging or threatening noncompliance by the Company, any of its Subsidiaries or any such other Person of any of the foregoing in any material respect.

(b) The Company Systems are in good working order and sufficient for the current conduct of the businesses of the Company and its Subsidiaries in all material respects, and the Company has purchased a sufficient number of license seats, and scope of rights, for all third party Software used by the Company and its Subsidiaries for their respective businesses as currently conducted and has complied in all material respects with the terms of the corresponding agreements. The Company has taken reasonable actions to protect the security and integrity of the Company Systems, including taking and storing on-site and off-site of back-up copies of material data and information. To the Company’s Knowledge, there have been no unauthorized intrusions or other security breaches, or material failures or breakdowns that have not been remedied in all material respects, with respect to the Company Systems (including any which resulted in the unauthorized access to, or loss, corruption or alteration of, any PII or material data or information contained therein).

(c) The Company and its Subsidiaries own, and have possession of or control over, all of the Company’s and such Subsidiaries’ PII and other material data and information, including any databases containing any such data and information, and such data and information (i) is located at the Company’s or its applicable Subsidiary’s premises (excluding cloud-based or SaaS-based hosting and storage platforms) and in the Company Systems and is generally available and accessible to the Company and its Subsidiaries and is stored and backed-up on a regular basis and (ii) will be owned, in the possession and control of, and available for use by, Parent and its Affiliates (including the Company and its Subsidiaries), immediately following the Closing Date, free and clear of any restrictions, limitations or obligations. The Company and its applicable Subsidiaries have (A) provided any required notices regarding the Company’s and its Subsidiaries’ practices with respect to the Processing of PII, and (B) obtained any required consents or otherwise has a legal basis to Process PII maintained by the Company or any of its Subsidiaries to permit Parent and its Affiliates to receive and obtain such PII and to subsequently Process such PII in connection with the businesses of the Company and its Subsidiaries (including the exercise of the Covered Rights). The Company and its Subsidiaries have obtained all consents and approvals that may be necessary to use and disclose the PII in its possession and are not aware of any unauthorized use by the Company, its Subsidiaries or their respective Third Party Service Providers of such PII. The Company and its Subsidiaries maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, and such plans and procedures have been proven effective upon testing in all material respects.

SECTION 3.16. No Rights Agreement; Anti-Takeover Laws.

(a) The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

(b) Assuming the accuracy of the representations and warranties set forth in Section 4.12, and as a result of the approval by the Board of Directors of the Company referred to in Section 3.04(b), no “affiliate transactions,” “business combination statute or regulation,” “control share acquisition,” “fair price,” “moratorium,” “supermajority” or other similar state anti-takeover Laws, including Sections 78.378-78.3793 of the NRS, inclusive, and Sections 78.411-78.444 of the NRS, inclusive (each, a “Takeover Law”) apply or will apply to the Company, this Agreement or the Transactions.

SECTION 3.17. Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property. The Company or one of its Subsidiaries has a good and valid leasehold interest in each Company Lease, free and clear of all Liens (other than Permitted Encumbrances).

(b) Except with respect to matters related to real property (which are addressed in Section 3.17(a)), the Company and its Subsidiaries have good, valid and marketable title to, or a valid leasehold interest in, all of the material properties and material assets owned or leased by them, in each case free and clear of Liens (other than Permitted Encumbrances).

SECTION 3.18. Contracts.

(a) Section 3.18(a) of the Company Disclosure Letter sets forth any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound (other than Company Plans) (the “Material Contracts”):

(i) that relates to any joint venture, strategic alliance, partnership, limited liability company or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any joint venture, strategic alliance, partnership or equity investment in another Person;

(ii) (A) that relates to commercialization, collaboration, co-promotion, profit sharing or other similar agreements or arrangements, (B) pursuant to which products are developed that would be co-owned by the Company or any of its Subsidiaries, on the one hand, and a third party, on the other hand, or (C) involving milestone payments, earn-outs or the payment of royalties or other amounts calculated based upon the revenues, profits or income of the Company or any of its Subsidiaries or the income, profits or revenues related to any Company Product or Company IP;

(iii) (A) pursuant to which the Company or any of its Subsidiaries has any Indebtedness in an amount in excess of $500,000 outstanding (or that may otherwise be incurred, assumed, guaranteed or secured by any asset) in the aggregate or (B) any swap or hedging transaction or other derivative Contract;

(iv) that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, the pledging of the capital stock or other equity interests of the Company or any of its Subsidiaries or prohibits the issuance of any guaranty by the Company or any of its Subsidiaries;

(v) that provides for the creation of any material Lien, other than a Permitted Lien, with respect to any asset (including IP or other intangible assets);

(vi) that relates, in any material respect, in whole or in part, to IP, including any (A) Contract that would entitle any third party to receive a license or any other right, title or interest (including any option or other contingent right, or any covenant not to sue) with respect to Company IP following the Closing Date, (B) Contract pursuant to which the Company or any of its Subsidiaries is granted by, or grants to, any other Person, any license or other right, title or interest (including any option or other contingent right, or any covenant not to sue) with respect to, or assigns to any Person, or is assigned by any Person, any IP (other than employee invention assignment agreements entered into in the ordinary course of business), (C) Contract pursuant to which any research or development activities related to the Company Products are conducted, or (D) settlement, co-existence or other similar Contract or any Contract that restricts any Person from filing, registering, enforcing, disposing of or otherwise exploiting any IP related to the Company Products, in each case, other than (1) licenses for commercially available, off-the-shelf Software application with a replacement cost and/or aggregate annual license and maintenance fee of less than $250,000, (2) licenses for Open Source Software owned by third parties, (3) Contracts for the purchase or lease of hardware or equipment where Software required for the operation of hardware or equipment is pre-installed or embedded; (4) licenses of Trademarks where the grant is incidental to the primary purposes of the Contract, or (5) licenses granted by a Person to a contractor, vendor or service provider to such Person solely to enable the contractor, vendor or service provider to provide services to such Person;

(vii) that is a settlement, conciliation or similar agreement which would require the Company or any of its Subsidiaries to pay any consideration in excess of $200,000 after the date of this Agreement or that imposes any other material obligations upon the Company or any of its Subsidiaries after the date of this Agreement (or after the Closing, Parent or any of its Affiliates);

(viii) that is a collective bargaining agreement or other Contract with any labor union, labor organization, works council or other employee representative (each a “CBA”);

(ix) that contains any (A) covenant that limits in any material respect the ability of the Company or any of its Affiliates to engage in any line of business, to solicit or sell any product or other assets to any material potential or actual customer, to compete with any Person or operate at any geographic location, (B) material “most favored nation” terms, including such terms for pricing, (C) terms providing for exclusive relations that restrict the Company or any of its Affiliates or (D) perpetual license of Intellectual Property, including, in each case of clauses (A) through (D), terms that, following the Closing, would so limit or impose such obligations on Parent or any of its Affiliates;

(x) that contains a put, call, right of first refusal or similar right or option pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, or offer for purchase or sale, as applicable, any (A) equity interests of any Person or (B) assets (excluding ordinary course commitments to purchase goods, products and off-the-shelf Software) or businesses for an amount in excess, in the aggregate, of $500,000;

(xi) that contains any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another Person;

(xii) that (A) relates in any material respect, in whole or in part, to the acquisition or disposition, directly or indirectly, of assets or capital stock or other equity interests (by merger or otherwise) of any Person or pursuant to which the Company or any of its Subsidiaries has continuing “earn out” or other contingent payment obligations after the date of this Agreement or (B) gives any Person the right to acquire any material assets of the Company or any of its Subsidiaries after the date of this Agreement;

(xiii) that is with any supplier that involved the payment of more than $200,000 in the Company’s last fiscal year;

(xiv) that is with any Governmental Authority;

(xv) that requires any capital commitment or capital expenditure (or series of capital expenditures) by the Company or any of its Subsidiaries in an amount in excess of $250,000 individually or $500,000 in the aggregate;

(xvi) that is a Company Lease or relates to the property subject to a Company Lease;

(xvii) under which the Company or any of its Subsidiaries is obligated to make or receive payments in the future, including for the purchase of product or materials, in excess of $150,000 per annum

(xviii) that relates to the voting or registration of any securities, or any stockholders’ or investors’ rights or tax receivables or similar Contracts with respect to the Company Securities or Company Subsidiary Securities;

(xix) (A) with any record or, to the knowledge of the Company, beneficial owner as of the date hereof of five percent (5%) or more of the voting securities of the Company, or (B) that is or would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xx) that is or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K; and

(xxi) that is an agreement to enter into any of the foregoing.

(b) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any Material Contract other than the Material Contracts set forth on Section 3.18(a) of the Company Disclosure Letter. True and complete copies (subject to any reasonable redactions of the pricing terms in such Contracts) of each Material Contract in effect as of the date of this Agreement, including all amendments, waivers and changes thereto, have been made available to Parent. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and except with respect to any Contract that has previously expired in accordance with its terms, been terminated, restated or replaced, (A) each Material Contract is valid and binding on the Company or its applicable Subsidiary, as applicable, and to the Company’s Knowledge, each other party thereto, and is in full force and effect,(B) the Company, its applicable Subsidiaries, and, to the Company’s Knowledge, each other party thereto, has performed all obligations required to be performed by it under each Material Contract, (C) neither the Company nor any of its Subsidiaries has received notice of, or otherwise has Knowledge of, the existence of any event or condition which, with or without notice or lapse of time or both, (x) constitutes or would constitute, a breach or a default on the part of the Company or its applicable Subsidiary under any Material Contract or (y) would give any third party the right to declare or exercise any remedy under any Material Contract, accelerate the maturity or performance of any obligation of the Company or any of its Subsidiaries under any Material Contract or cancel, terminate or adversely modify any Material Contract, (D) to the Company’s Knowledge, there are no, events or conditions which constitute, or, after notice or lapse of time or both, would constitute a breach or a default on the part of any counterparty under such Material Contract, and (E) neither the Company nor any of its Subsidiaries has (x) received any notice in writing from any Person that such Person intends to terminate, or not renew, any Material Contract or (y) waived, or failed to enforce, any of its material rights or benefits under any Material Contract.

SECTION 3.19. Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries own or hold all material policies of insurance, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries and (b) all such insurance policies are in full force and effect, are valid and enforceable, except for any expiration thereof in accordance with the terms thereof, and all premiums have been paid. The Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of all such policies. Since January 1, 2022, no written notice of (i) cancelation or modification or material increase in any premium associated with any insurance policy has been received by the Company or any of its Subsidiaries other than in connection with ordinary renewals or (ii) refusal of any coverage or rejection of any material claim under the insurance policy have been received by the Company or any of its Subsidiaries, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder. True and complete copies of all material insurance policies maintained by the Company or any of its Subsidiaries or which pertain to their respective assets, employees or operations have been made available to Parent.

SECTION 3.20. International Trade; Anti-Corruption.

(a) None of the Company, any of its Subsidiaries or any of their respective officers, directors or employees, nor, to the Knowledge of the Company any agent or other third party representative acting for or on behalf of the Company or any of its Subsidiaries, is currently, or has in the last three (3) years (i) made or accepted any unlawful payment or given, received, offered, promised, or authorized or agreed to give or receive any money, payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or thing of value, regardless of form or amount, directly or indirectly, to or from any Government Official or any other Person in violation of Anti-Corruption Laws, (ii) established or maintained any unlawful fund of corporate monies or properties, (iii) used any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel, or other unlawful expenses, (iv) been a Sanctioned Person, (v) been engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country or (vi) otherwise been in violation of any Sanctions Laws, Ex-Im Laws, or U.S. anti-boycott Laws (collectively, “Trade Controls”) or any Anti-Corruption Laws.

(b) Neither the Company nor any of its Subsidiaries has received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Authority, or conducted any internal investigation or audit, in each case, concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws.

SECTION 3.21. Customers and Suppliers. Section 3.21 of the Company Disclosure Letter sets forth a complete and correct list of (a) the 10 largest customers (the “Material Customers”) and (b) the 10 largest suppliers (the “Material Suppliers”), of the Company and its Subsidiaries, each measured by dollar volume of revenue or spend with respect to each such Material Customer or Material Supplier during the fiscal years ended December 31, 2022 and December 31, 2023. Except as set forth on Section 3.21 of the Company Disclosure Letter, since the Balance Sheet Date, no Material Customer or Material Supplier has terminated or adversely modified, in any material respect, its business relationship with the Company or any of its Subsidiaries, or notified the Company or any of its Subsidiaries (whether in writing or, to the Knowledge of the Company, orally) of its intention to terminate or adversely modify its business relationship with the Company or any of its Subsidiaries in any way, other than the expiration of such relationship in accordance with its terms.

SECTION 3.22. Stockholder Approval. The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock in favor of this Agreement and the Transactions, including the Merger, at the Stockholders Meeting (the “Stockholder Approval”) is the only vote or approval of the holders of any securities of the Company necessary to adopt this Agreement and approve the Transactions, including the Merger.

SECTION 3.23. Proxy Statement. The Proxy Statement to be filed by the Company with the SEC in connection with seeking the adoption of this Agreement by the stockholders of the Company (including any amendments or supplements thereto and any other document incorporated or referenced therein) will not, at the time the Proxy Statement is filed with the SEC or at the time the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Parent, Merger Sub or any of their Affiliates specifically for inclusion or incorporation by reference therein.

SECTION 3.24. Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of the Company Financial Advisor, on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, and based upon and subject to the limitations, qualifications, and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of shares of Company Common Stock is fair, from a financial point of view, to such holders. The Company shall, following the execution of this Agreement, provide Parent with a copy of such opinion for informational purposes only.

SECTION 3.25. Brokers and Other Advisors. Except for the Company Financial Advisor, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has, prior to the execution and delivery of this Agreement, made available to Parent true and complete copies of all Contracts with respect to the engagement of the Company Financial Advisor related to the Transactions.

SECTION 3.26. Interested Party Transactions. As of the date of this Agreement, since December 31, 2022, no event has occurred and no relationship exists that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC (each, an “Interested Party Transaction”).

SECTION 3.27. Company OTC Reports. Since December 31, 2022, the Company has: (i) published through www.OTCIQ.com the annual reports and quarterly reports, and publicly disclosed (by disseminating press releases and posting such press releases through www.OTCIQ.com) the events required to be publicly disclosed pursuant to current reporting obligations, in each case as required by the Alternative Reporting Standard for OTCQB® Disclosure Guidelines (the “OTCQB Disclosure Guidelines”), and (ii) published through the OTC Disclosure & News Service all proxies, proxy statements and other material mailed to the Company’s shareholders with respect thereto, as required by the applicable rules under the OTCQB Rules for U.S. Companies (“OTC Rules”), in each case that have been required to be published by the Company before the date hereof (the “Company OTC Reports”). Each Company OTC Report complied, as of its publication date and giving effect to any amendments or supplements thereto published before the date hereof, in all material respects with the applicable requirements of the rules of the OTCQB as in effect on the date that such Company OTC Report was published. As of its publication date (or, if amended or superseded by a publication before the date hereof, on the date of such amended or superseded publication), each Company OTC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the OTC. Neither the Company nor any of its Subsidiaries is required to file any forms, reports or documents under, nor is subject to the rules of, the Exchange Act.

SECTION 3.28. TID U.S. Business. To the Company’s Knowledge, neither the Company nor its Subsidiaries engage in the “design, fabrication, development, testing, production or manufacture” of one or more “critical technologies” within the meaning of Section 721 of the U.S. Defense Production Act of 1950 and its implementing regulations (the “DPA”), as defined in 31 CFR § 800.215, and are not a “TID U.S. Business” within the meaning of the DPA, as defined in 31 CFR § 800.248.

SECTION 3.29. No Additional Representations or Warranties. Except as set forth in this Article III, the certificate delivered pursuant to Section 6.02(d) and any documents delivered in connection with this Agreement, none of the Company, its Subsidiaries or any of their respective Representatives makes or has made any other representation or warranty, express or implied, at law or in equity, in respect of the Company or any of its Subsidiaries. Any such other representation or warranty is hereby expressly disclaimed. Notwithstanding the foregoing, nothing in this Section 3.29 shall limit any claim, recourse or remedy in respect of fraud, or intentional misrepresentation by the Company.

SECTION 3.30. No Reliance. Except for the representations and warranties contained in Article IV, the certificate delivered pursuant to Section 6.03(c) and any documents delivered in connection with this Agreement, the Company acknowledges that none of Parent, Merger Sub nor any of its Affiliates, nor any other Person, has made or shall be deemed to have made any representation or warranty to the Company or any of its Affiliates, express or implied, at law or in equity, on behalf of Parent, Merger Sub or any of its Affiliates with respect to the Parent, Merger Sub or any of its Affiliates. Any claims the Company may have for breach of representation or warranty shall be based solely on the representations and warranties of Parent or Merger Sub expressly set forth in Article IV and the certificate delivered pursuant to Section 6.03(c). Notwithstanding anything herein to the contrary, nothing in this Section 3.30 shall limit any remedy available to the Company in the event of fraud or intentional misrepresentation by Parent.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as set forth in the confidential disclosure letter delivered by Parent to the Company at or prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Article IV to which it corresponds in number and each other section or subsection of this Article IV to the extent that it is reasonably apparent on its face that such information, item or matter is relevant to such other section or subsection):

SECTION 4.01. Organization; Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Each of Parent and Merger Sub has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.02. Authority; Noncontravention.

(a) Each of Parent and Merger Sub has all necessary corporate power and corporate authority to execute and deliver this Agreement, to perform its obligations hereunder and, assuming that the Transactions are consummated in accordance with the NRS, to consummate the Transactions. The Board of Directors of each of Parent and Merger Sub has duly authorized and approved the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions, and the Board of Directors of Merger Sub has declared this Agreement advisable. No vote of holders of capital stock of Parent is necessary to approve this Agreement or the consummation by Parent and Merger Sub of the Transactions. Parent, as the sole stockholder of Merger Sub, will approve this Agreement and the Merger immediately following the execution and delivery of this Agreement. Except as expressly set forth in this Section 4.02(a), no other corporate action (including any stockholder vote or other action) on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(b) None of the execution and delivery of this Agreement by Parent and Merger Sub, the performance or compliance by Parent or Merger Sub with any of the terms or provisions hereof or the consummation by Parent or Merger Sub of the Transactions will (i) conflict with or violate any provision of the articles of incorporation, certificate of incorporation, bylaws or other comparable charter or organizational documents of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained prior to the Effective Time, as applicable, and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the Effective Time, as applicable, (x) violate any Law or Judgment applicable to Parent, Merger Sub or any of their respective Subsidiaries or (y) require any consent, waiver or other action by any Person under any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.03. Governmental Approvals. Except for (a) compliance with the rules and regulations of the Nasdaq Stockholm and the OTCQB, (b) the filing of the Articles of Merger with the Secretary of State pursuant to the NRS and the filing of appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, (c) the Required Gaming Approvals and (d) compliance with any applicable requirements of the Securities Act, Exchange Act and any other applicable foreign or U.S., state or federal securities Laws, takeover Laws or blue sky Laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.04. Ownership and Operations of Merger Sub. Parent directly or indirectly owns beneficially and of record all of the outstanding capital stock of Merger Sub, free and clear of all Liens, except for Permitted Liens and such Liens as may be applicable under the Securities Act or other applicable securities Laws. Merger Sub was formed solely for the purpose of engaging in the Transactions, has no liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transactions, and prior to the Effective Time, will not have engaged in any other business activities other than those relating to the Transactions.

SECTION 4.05. Sufficiency of Funds.

(a) Parent currently has, and will have at all times from and after the date hereof and through the Effective Time, sufficient cash and cash equivalents to enable Merger Sub and the Surviving Corporation to pay, on the terms and conditions contained in this Agreement, the aggregate Merger Consideration and any other amounts required to be paid in connection with the consummation of the Transactions and to pay all related fees and expenses required to be paid by Parent and Merger Sub in connection with the Transactions.

Without limiting Section 8.08, in no event shall the receipt or availability of any funds or financing by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.

SECTION 4.06. Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company. Assuming (a) the truth and accuracy of the representations and warranties contained in Article III (without giving effect to any “material”, “materiality”, “Material Adverse Effect”, “Knowledge” or other similar qualifiers or exceptions contained therein), (b) that any estimates, projections or forecasts prepared by or on behalf of the Company or any of its Subsidiaries have been prepared in good faith based upon assumptions that were at the time such estimates, projections or forecasts were furnished to Parent, and continue to be, reasonable, (c) the Company complies in all material respects with its obligations under this Agreement, (d) the Company and its Subsidiaries, taken as a whole, are solvent immediately prior to the Effective Time, and (e) satisfaction of the conditions to Parent and Merger Sub’s obligations to consummate the Merger, immediately after giving effect to the transactions contemplated by this Agreement, the payment of the aggregate Merger Consideration and any other repayment or refinancing of debt that may be contemplated, and payment of all related fees and expenses, the Surviving Corporation will be Solvent. For purposes of this Section 4.06, the term “Solvent” with respect to the Surviving Corporation means that, as of any date of determination, (a) the amount of the fair saleable value of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with the applicable Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (c) the Surviving Corporation will be able to pay its liabilities, including contingent and other liabilities, as they mature.

SECTION 4.07. Absence of Certain Arrangements.

(a) Other than the Support Agreements and any agreements entered into in connection with obtaining the Required Gaming Approvals, there are no Contracts or understandings between Parent or Merger Sub or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that directly relate to the Company or the Merger and the other transactions contemplated by this Agreement.

(b) Other than the Support Agreements, none of Parent, Merger Sub, nor any of their respective Affiliates has entered into any Contract, or authorized, committed or agreed to enter into any Contract, pursuant to which: (i) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (ii) any stockholder of the Company (A) agrees to vote to adopt this Agreement or the Merger or (B) agrees to vote against, or not to tender his, her or its shares of capital stock of the Company in, any Takeover Proposal and (iii) any Person (other than any Affiliate of Parent) has agreed to provide, directly or indirectly, equity capital to Parent or the Company to finance in whole or in part the Merger.

SECTION 4.08. Compliance with Laws; Permits.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and Merger Sub are as of the date hereof, and since January 1, 2022 to the date hereof have been, in compliance, in all material respects, with all Laws, including Gaming Laws and Judgments applicable to Parent or any of its Subsidiaries and (ii) as of the date hereof, Parent and its Subsidiaries (and each of their respective officers, directors, partners, managers, members, principals or affiliates that may reasonably be considered in the process of determining the suitability of Parent and its Subsidiaries for the Required Gaming Approvals by Gaming Authorities) hold and are in compliance in all material respects with all Permits necessary for the lawful conduct of their respective businesses.

(b) Since January 1, 2022 to the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has (i) made any application for a license, certificate, registration or finding of suitability from any Gaming Authority that has not been issued, granted or given (for whatever reason), except to the extent such application remain pending and no decision to issue, grant or give has been made by the applicable Gaming Authority, or (ii) withdrawn any such application (for whatever reason).

(c) Since January 1, 2022 until the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has been operating in material violation of any applicable Gaming Laws of any jurisdictions in which it holds a license, permit, approval, authorization or registration from any Gaming Authority.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, from January 1, 2022 to the date hereof, neither Parent nor any of its Subsidiaries has been or is subject to any individual investigation, inquiry or criminal proceeding or other disciplinary action, whether pending or threatened in writing or, to the Knowledge of Parent, threatened orally, under any applicable Gaming Law.

SECTION 4.09. Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.

SECTION 4.10. Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement (including any amendments or supplements thereto) will, to the Knowledge of Parent, at the time such document (or any amendment or supplement thereto) is filed with the SEC or at the time such document (or any amendment or supplement thereto) is first published, sent or given to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 4.11. Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, there is no pending or, to the Knowledge of Parent, threatened Action against Parent or Merger Sub.

SECTION 4.12. Ownership of Company Common Stock. Neither Parent nor any of Parent’s controlled Affiliates directly or indirectly owns as of the date hereof, and at all times for the past three years prior to the date hereof, neither Parent nor any of Parent’s controlled Affiliates has owned, beneficially or otherwise, any Company Common Stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of Company Common Stock.

SECTION 4.13. No Additional Representations or Warranties. Except as set forth in this Article IV, the certificate delivered pursuant to Section 6.03(c) and any documents delivered in connection with this Agreement, none of Parent, Merger Sub, their respective Subsidiaries or any of their respective Representatives makes or has made any other representation or warranty, express or implied, at law or in equity, in respect of Parent, Merger Sub or their respective Affiliates. Any such other representation or warranty is hereby expressly disclaimed. Notwithstanding the foregoing, nothing in this Section 4.13 shall limit any claim, recourse or remedy in respect of fraud or intentional misrepresentation by Parent or Merger Sub.

SECTION 4.14. No Reliance. Except for the representations and warranties contained in Article III, the certificate delivered pursuant to Section 6.02(d) and any documents delivered in connection with this Agreement, each of Parent and Merger Sub acknowledges that none of the Company, any of its Subsidiaries or any other Person has made or shall be deemed to have made any representation or warranty to Parent or any of its Affiliates, express or implied, at law or in equity, on behalf of the Company or any of its Affiliates with respect to the Company and its Subsidiaries. Any claims Parent may have for breach of representation or warranty shall be based solely on the representations and warranties of the Company expressly set forth in Article III and the certificate delivered pursuant to Section 6.02(d). Notwithstanding anything herein to the contrary, nothing in this Section 4.14 shall limit any remedy available to Parent in the event of fraud or intentional misrepresentation by the Company.

ARTICLE V

Additional Covenants and Agreements

SECTION 5.01. Conduct of Business.

(a) Except as required by applicable Law or Judgment, as expressly required by this Agreement, or as set forth in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Section 7.01), unless Parent otherwise expressly provides consent in writing in advance of the Company or any of its Subsidiaries taking or omitting to take any action (such consent not to be unreasonably withheld or delayed), the Company shall, and shall cause its Subsidiaries to: (i) carry on their respective businesses in all material respects in the ordinary course of business; (ii) use their respective reasonable best efforts to preserve their respective business organizations substantially intact and preserve existing relations with employees, customers, suppliers, licensors, licensees, Governmental Authorities and other Persons with whom the Company or any of its Subsidiaries has material business relationships and (iii) use their respective reasonable best efforts to maintain in full force and effect their Permits under applicable Gaming Laws.

(b) Without limiting the generality of the foregoing, except as required by applicable Law or Judgment, as expressly required by this Agreement or as set forth in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), unless Parent otherwise expressly consents in writing in advance (such consent not to be unreasonably withheld, conditioned, or delayed), the Company shall not, and shall cause each of its Subsidiaries not to:

(i) Except as expressly required pursuant to the terms of this Agreement or any existing Company Plan (as in effect on the date hereof), (A) issue, sell, deliver, transfer, pledge, dispose of, encumber, grant or authorize or commit to the issuance, sale, delivery, transfer, pledge, disposal, encumbrance or grant of any shares of its capital stock or other equity or voting interests, or any other Company Securities, Company Subsidiary Securities or any other securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests (except pursuant to the exercise of any Company Stock Options set forth on Section 3.02(c) of the Company Disclosure Letter or the settlement of Company Stock Awards set forth in Section 3.02(c) of the Company Disclosure Letter in accordance with their existing terms), or take any action to accelerate the vesting or remove the forfeiture conditions of (as applicable) of any Company Stock Option or Company Stock Award that is otherwise unvested or subject to forfeiture, (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests (other than pursuant to the cashless exercise of Company Stock Options in accordance with their existing terms or the forfeiture or repurchase or withholding of taxes with respect to Company Stock Options or Company Stock Awards outstanding and as in effect on the date of this Agreement), (C) establish a record date for, declare, set aside for payment, authorize or pay any dividend on, or any other distribution (whether in cash, securities, other property or any combination thereof) in respect of, any shares of its capital stock or other equity or voting interests (other than any dividend or distribution by a wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company), (D) split, combine, subdivide, adjust, recapitalize or reclassify any shares of its capital stock or other equity or voting interests or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock any of its other equity or equity-linked interests or (E) enter into any agreement with respect to the voting or registration of any shares of its capital stock or other equity or equity-linked interests;

(ii) (A) incur, assume, or otherwise become liable for any Indebtedness in excess of $1,000,000, except for debt incurred in the ordinary course of business consistent with past practice to finance premiums and other expenses in connection with the directors and officers insurance policies, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such Indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, (B) enter into any swap or hedging transaction or other derivative agreements or (C) make or forgive any loans, capital contributions or advances to any Person, other than, in the case of this clause (C), to a wholly owned Subsidiary of the Company;

(iii) sell, spin-off, abandon, assign, license, transfer, exchange, swap or lease to any Person, or mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) in a single transaction or series of related transactions, any of its properties or assets (other than Intellectual Property which is covered in Section 5.01(b)(xvi) below) that have a current value in excess of $250,000, except dispositions of inventory in the ordinary course of business and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the businesses of the Company or its Subsidiaries in the ordinary course of business;

(iv) make or authorize capital expenditures for property, plant and equipment, except (A) as expressly contemplated by the capital expenditure budget of the Company set forth on Section 5.01(b)(iv) of the Company Disclosure Letter, or (B) otherwise in an aggregate amount for all such capital expenditures made pursuant to this clause (B) not to exceed $500,000;

(v) make (A) any acquisition (including by merger) of the capital stock or a material portion of the assets of any other Person (other than any acquisition of, inventory or products in the ordinary course of business) or (B) any advances, capital contributions or investments (including through any loans or advances) in any other Person;

(vi) except as required pursuant to the terms of this Agreement, any existing Company Plan (as in effect on the date hereof) or as required under applicable Law, (A) increase the cash compensation, wages, bonuses, incentive compensation, pension, severance or termination pay or any other compensation or benefits, payable or to become payable to any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, other than pursuant to offer letters to new hires who are hired in compliance with the terms of this Section 5.01(b)(vi) that provide for no equity or equity-based incentive awards, severance, retention or change in control payments or benefits, (B) establish, adopt, enter into, terminate or amend in any material respect any Company Plan (or any benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Company Plan if in effect on the date hereof), except for any offer letters to new hires who are hired in compliance with the terms of this Section 5.01(b)(vi) that provide for no equity or equity-based incentive awards, severance, retention or change in control payments or benefits, (C) grant or award, or commit to grant or award, any equity or equity-based awards, (D) take any action to accelerate any rights or benefits under any Company Plan, including any action to accelerate the vesting or funding or payment of any compensation or benefit to any current or former director, officer, employee or independent contractor of the Company, (E) enter into any employment, severance, retention, transaction bonus, or change in control agreement (excluding offer letters that provide for no equity or equity-based incentive awards, severance, retention, transaction bonus, change in control or similar payments or benefits), (F) hire or engage any individual to be employed or engaged by the Company or any of its Subsidiaries with target annual compensation of $250,000 or more, except for replacement hires in the ordinary course of business to replace employees who have terminated employment provided that such replacement hires’ target annual compensation shall not be materially greater than the target annual compensation of the replaced individual, or (G) terminate (other than for cause, death or disability) any individual with target annual compensation of $250,000 or more;

(vii) implement or announce any closings, employment losses, layoffs, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would require advance notice under the WARN Act;

(viii) (A) establish, adopt, modify, extend, or enter into any CBA, or (B) recognize or certify any labor union, works council, labor organization or group of employees of the Company or any of its Subsidiaries as the bargaining representative of any employees of the Company or any such Subsidiary;

(ix) except as may be required by applicable Law, waive or release any legally binding noncompetition, nonsolicitation, nondisclosure, noninterference or nondisparagement obligation for the benefit of the Company or its Subsidiaries of any current or former director, officer, employee or independent contractor;

(x) make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may be required (A) by GAAP, (B) by Regulation S-X under the Securities Act, or (C) by any Governmental Authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

(xi) amend the Company Charter Documents or the organizational documents of any Subsidiary of the Company;

(xii) settle, or offer or propose to settle, any Action made or pending against the Company or any of its Subsidiaries, other than the settlement of any Actions in the ordinary course of business that require payments by the Company and its Subsidiaries (net of insurance proceeds) in an amount not to exceed $500,000 individually or $1,000,000 in the aggregate; provided, however, that the foregoing clause shall not permit the Company or any of its Subsidiaries to (A) settle any Action that would involve injunctive or equitable relief, impose any restrictions or changes on the businesses or operations of the Company or any of its Subsidiaries (or, following the Closing, on Parent or any of its Affiliates), involve any admission of any wrongdoing by the Company or any of its Subsidiaries, or involve any license, cross license or similar arrangement with respect to Intellectual Property or (B) settle or propose to settle any Transaction Litigation, the treatment of which is addressed in Section 5.10;

(xiii) commence any Action, other than in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that the Company consults with Parent and considers the views and comments of Parent with respect to such Action prior to commencement thereof);

(xiv) (A) make, change or revoke any material Tax election in a manner materially inconsistent with past practice, (B) change any annual Tax accounting period or material method of Tax accounting, (C) file any material amendment with respect to any material Tax Return, (D) settle or compromise any material claim, notice, audit, investigation, assessment or other proceeding with respect to material Taxes, (E) enter into any material Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement (in each case, other than an agreement entered into in the ordinary course of business and the principal purpose of which is not Tax), (F) execute any closing agreement relating to any material amount of Tax, (G) affirmatively surrender or compromise any right to claim a material Tax refund or (H) consent to any extension or waiver of the statute of limitations period with respect to the assessment or examination of any material Tax (other than an extension in the ordinary course or as a result of the extension of the due date for filing any Tax Return);

(xv) (A) modify, amend, terminate (other than expiration in accordance with its terms) or waive any rights or claims under any Material Contract in any material respect, except in the ordinary course of business, (B) enter into any Contract (or any substantially related Contracts, taken together) that, if entered into prior to the date hereof, would be a Material Contract, except in the ordinary course of business (provided that no such Contract may be entered pursuant to the ordinary course of business exception in this clause (B) with respect to any Contract that would be a Material Contract under Section 3.18(a)(i), Section 3.18(a)(ii), Section 3.18(a)(v), Section 3.18(a)(ix), Section 3.18(a)(x), Section 3.18(a)(xi) or Section 3.18(a)(xii)), or (C) enter into any Contract that contains a change in control or similar provision in favor of the other party or parties thereto that would require a payment to, or give rise to any rights to, such other party or parties in connection with the consummation of the Transactions (including in combination with any other event or circumstance) or any subsequent change in control of Parent or any of its Affiliates (including the Company and its Subsidiaries);

(xvi) enter into, fail to renew, terminate or amend in any material respect any Company Lease;

(xvii) (A) sell, assign, transfer, convey, license, waive rights, fail to maintain or otherwise dispose of any Intellectual Property (other than non-exclusive, non-perpetual licenses granted to customers in the ordinary course of business), (B) fail to diligently prosecute or maintain any Company Registrations or fail to exercise a right of renewal or extension under any Contract relating to, or with respect to, any Intellectual Property, except in the ordinary course of business or (C) disclose any Trade Secrets (including source code for any Company Product) of the Company or any of its Subsidiaries;

(xviii) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, recapitalization, restructuring or other reorganization of the Company or any of its Subsidiaries;

(xix) engage in, enter into or amend any Interested Party Transaction;

(xx) commence operations or activities in any new jurisdiction which requires the Company or its Subsidiaries or any officers, directors or employees thereof to submit applications and obtain licenses pursuant to Gaming Laws, or otherwise enter into any new line of business that is not related to, and is not an extension of, the current business of the Company, except to the extent that taking any such action would not reasonably be expected to materially interfere with any existing Gaming Approval of the Company or any of its Subsidiaries or prevent, hinder or delay the ability of Parent, the Company or any of their respective Affiliates to obtain any Required Gaming Approval;

(xxi) intentionally fail to maintain insurance covering the Company and its Subsidiaries and their respective properties, assets and businesses at less than current levels or otherwise in a manner inconsistent with past practice; or

(xxii) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

(c) Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company or any of its Subsidiaries, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations.

SECTION 5.02. Solicitation; Change in Recommendation.

(a) Except as expressly permitted by this Section 5.02, (i) the Company shall, and shall instruct and cause its Subsidiaries and their respective directors and officers to and instruct its other Representatives to, immediately cease any existing discussions or negotiations with any Person that may be ongoing with respect to a Takeover Proposal, or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to, or result in, a Takeover Proposal, cease providing any information with respect to the Company or any of its Subsidiaries or access to the business, properties, assets, books, records or other non-public information, or to any personnel of the Company or its Subsidiaries and, terminate all physical and electronic data room access previously granted to any Person or its Representatives in connection with a Takeover Proposal, or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to, or result in, a Takeover Proposal, and request in writing the prompt return or destruction of all confidential information concerning the Company and its Subsidiaries in such Person’s possession or control and (ii) neither the Company nor any of its Subsidiaries shall, nor shall they authorize or knowingly permit any of their Representatives to, from the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Article VII, directly or indirectly, (A) initiate, solicit, or knowingly facilitate, (including by way of furnishing non-public information) the submission of any inquiries, regarding, or the making of any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person (other than Parent, Merger Sub or their respective Affiliates) any non-public information relating to the Company or its Subsidiaries or afford to any Person access to the business, properties, assets, books or records, or to any personnel of the Company or its Subsidiaries, in any such case, with the intent of, encouraging any inquiry, proposal, or offer that constitutes, or would reasonably be expected to lead to, or result in, a Takeover Proposal, (C) amend or grant any waiver or release under, or fail to use reasonable best efforts to enforce, any standstill, confidentiality or similar agreement with the Company or its Subsidiaries or with respect to any securities of the Company or its Subsidiaries entered into in respect of, in contemplation of or otherwise relating to a Takeover Proposal, except to solely permit the making of a Takeover Proposal in accordance with Section 5.02(b) or (D) resolve or agree to do any of the foregoing; provided that nothing herein shall prevent the Company from notifying any Person of the provisions of this Section 5.02.

(b) Notwithstanding the limitations contained in Section 5.02(a), if at any time prior to obtaining the Stockholder Approval the Company or any of its Representatives receives an unsolicited bona fide Takeover Proposal, which Takeover Proposal was made after the date hereof and did not result from any material breach of Section 5.02(a), (i) the Company and its Representatives may contact such Person or group of Persons making the Takeover Proposal to clarify the terms and conditions thereof or to request that such Takeover Proposal made orally be made in writing and (ii) if the Board of Directors of the Company or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes or is reasonably be expected to result in a Superior Proposal, and that failure to take such actions would be inconsistent with its directors’ fiduciary duties under applicable Law, then the Company and any of its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Takeover Proposal and furnish pursuant to an Acceptable Confidentiality Agreement information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal and its or their respective Representatives; provided that the Company shall promptly provide to Parent written notice of entry into an Acceptable Confidentiality Agreement hereunder and any non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives and (y) following the execution of an Acceptable Confidentiality Agreement, engage in or otherwise participate in discussions or negotiations regarding such Takeover Proposal with the Person or group of Persons making such Takeover Proposal and its or their Representatives (and waive such Person’s or group of Persons’ noncompliance with the provisions of any “standstill” agreement to the extent necessary to permit such discussions or negotiations).

(c) From and after the date hereof until the Effective Time, or if earlier, the termination of this Agreement in accordance with Article VII, the Company shall as promptly as practicable (and in any event within 24 hours) notify Parent in writing in the event that the Company or its Representatives receives any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal and shall disclose to Parent the material terms and conditions thereof and the identity of the Person or group of Persons making such inquiry, proposal or offer and as promptly as practicable (and in any event within 24 hours) provide Parent with a copy of any such Takeover Proposal if made in writing (or a written summary of the material terms if not made in writing), copies of any written materials or communications related thereto exchanged between the Company or its Representatives and any such Person, and the Company shall keep Parent informed on a reasonably prompt basis (and in any event within 24 hours of any such change or event) of any material developments with respect to any such Takeover Proposal (including any changes to the material terms thereof). All information provided to Parent pursuant to this Section 5.02(c) will be subject to the terms of the Confidentiality Agreement.

(d) Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withhold, withdraw or qualify (or modify in a manner adverse to Parent), or publicly propose to withhold, withdraw or qualify (or modify in a manner adverse to Parent), the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement, (B) fail to publicly and without qualification reaffirm the Company Board Recommendation or fail to recommend without qualification against any Takeover Proposal upon a written request therefor by Parent within ten (10) Business Days following a written request by Parent (or, if earlier, by the second (2nd) Business Day prior to the then-scheduled Stockholders Meeting), (C) in the case of the Board of Directors of the Company, if any Takeover Proposal structured as a tender or exchange offer is commenced, fail to recommend against acceptance of such tender or exchange offer by the Company’s stockholders within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (D) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Takeover Proposal (it being understood that the Board of Directors of the Company or any committee thereof may, and may cause the Company to, if any Takeover Proposal structured as a tender or exchange offer is commenced, make a customary “stop, look and listen” communication, or elect to take no position with respect to a Takeover Proposal until such time as a position statement is required pursuant to Rule 14e-2 under the Exchange Act without such communication or election in and of itself being considered an Adverse Recommendation Change) (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”), or (ii) authorize, execute or enter into (or cause or permit the Company or any of its Subsidiaries to execute or enter into) any letter of intent, memorandum of understanding, agreement in principle, license agreement, merger agreement, acquisition agreement or other similar agreement relating to a Takeover Proposal, other than any Acceptable Confidentiality Agreement (each, a “Company Acquisition Agreement”).

Notwithstanding the foregoing limitations but subject to the Company’s compliance with Section 5.02(e) or Section 5.02(f), as applicable, prior to obtaining the Stockholder Approval, but not after, the Board of Directors of the Company or any committee thereof may (I) make an Adverse Recommendation Change or (II) cause the Company to enter into a Company Acquisition Agreement with respect to a Takeover Proposal that did not result from any breach of this Section 5.02 and terminate this Agreement pursuant to Section 7.01(d)(ii), in either case if the Board of Directors of the Company or any committee thereof has determined in good faith, after consultation with its financial advisor and outside legal counsel, that (x) in the case of clause (I), the Adverse Recommendation Change is not made in response to a Takeover Proposal and is made in response to an Intervening Event, and failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and (y) in the case of clause (I) where such Adverse Recommendation Change is made in response to a Takeover Proposal or in the case of clause (II), such Takeover Proposal constitutes a Superior Proposal.

(e) Prior to taking any of the actions expressly permitted by Section 5.02(d), in the event such action is proposed to be taken in connection with a Superior Proposal, the Board of Directors of the Company or any committee thereof shall not, and shall cause the Company not to, take any action set forth in Section 5.02(d)(I) or (II), unless (i) the Company has first given Parent at least four (4) Business Days’ prior written notice of its intention to take such action (which notice shall specify the reasons thereof and, if relating to a Takeover Proposal, include an unredacted copy of any such Superior Proposal and an unredacted copy of any relevant proposed transaction agreements and the identity of the party making such Superior Proposal), (ii) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such four (4) Business Day period following Parent’s receipt of the notice described in clause (i), to the extent Parent wishes to negotiate, to enable Parent to propose in writing an offer to effect revisions to the terms of this Agreement such that it would cause any such Superior Proposal to no longer constitute a Superior Proposal, and (iii) following the end of such four (4) Business Day period, the Board of Directors of the Company or any committee thereof shall have considered in good faith such revised offer, and shall have determined in good faith after consultation with its financial advisor and outside legal counsel that (x) the Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed in any such revised offer by Parent were to be given effect and (y) the failure to take such action would continue to be inconsistent with the directors’ fiduciary duties under applicable Law (it being understood that the Company shall be required to comply again with its obligations under the foregoing clauses (i), (ii) and (iii) in the event of any change to the financial or other material terms of any such Superior Proposal, except that references to four (4) Business Days above shall be deemed to be references to three (3) Business Days).

(f) Prior to taking any of the actions expressly permitted by Section 5.02(d), in the event an Adverse Recommendation Change under Section 5.02(d)(i)(A) is proposed to be taken in connection with an Intervening Event (an “Intervening Event Adverse Recommendation Change”) and is not proposed to be taken in connection with a Superior Proposal, the Board of Directors of the Company or any committee thereof shall not, and shall cause the Company not to, make an Intervening Event Adverse Recommendation Change, unless (i) the Company has first given Parent at least four (4) Business Days’ prior written notice of its intention to effect an Intervening Event Adverse Recommendation Change in connection with such Intervening Event, which notice shall specify the nature of the Intervening Event in reasonable detail, (ii) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such four (4) Business Day period following Parent’s receipt of the notice described in clause (i), to the extent Parent wishes to negotiate, to enable Parent to propose in writing an offer to effect revisions to the terms of this Agreement that would eliminate the need of the Board of Directors of the Company to effect an Intervening Event Adverse Recommendation Change in connection with such Intervening Event, and (iii) following the end of such four (4) Business Day period, the Board of Directors of the Company or any committee thereof shall have considered in good faith any amendments to this Agreement that Parent and Merger Sub have proposed in connection with such revised offer by Parent and shall have determined in good faith after consultation with its financial advisors and outside legal counsel that the failure to effect such Intervening Event Adverse Recommendation Change would continue to be inconsistent with the directors’ fiduciary duties under applicable Law.

(g) Nothing in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company or the Board of Directors of the Company or any committee thereof from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law or if the Board of Directors of the Company determines, in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors of the Company to make such disclosure would be inconsistent with the Board of Directors’ fiduciary duties under applicable Law; provided that any such disclosure or statement that constitutes or contains an Adverse Recommendation Change shall be subject to the provisions of Section 5.02(d). For clarity, making such a disclosure or statement pursuant to this Section 5.02(g) shall not in any way limit or modify the effect that such action has under this Agreement, including whether there has been an Adverse Recommendation Change.

(h) As used in this Agreement, “Takeover Proposal” shall mean any proposal, offer or indication of interest from any Person or group (other than Parent and its Subsidiaries or their respective Affiliates) relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition or license of twenty percent (20%) or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (based on the fair market value thereof as determined in good faith by the Board of Directors of the Company or any committee thereof), (ii) issuance or acquisition of twenty percent (20%) or more of the outstanding Company Common Stock, (iii) tender offer or exchange offer that if consummated would result in any Person or group beneficially owning twenty percent (20%) or more of the outstanding Company Common Stock or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such Person or group (or the stockholders of any Person) would acquire, directly or indirectly, twenty percent (20%) or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (based on the book value thereof), twenty percent (20%) or more of the outstanding capital stock of the Company or twenty percent (20%) or more of the aggregate voting power of the Company or of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity; provided, however, that, for clarity, this Agreement and the Transactions shall not be deemed a Takeover Proposal.

(i) As used in this Agreement, “Superior Proposal” shall mean a bona fide unsolicited, written Takeover Proposal of the types described in clauses (i) through (iv) of the definition thereof made after the date of this Agreement, in each case, that the Board of Directors of the Company or any committee thereof has determined in its good faith judgment (i) would be more favorable to the Company’s stockholders from a financial point of view than the Transactions and (ii) is reasonably capable of being completed on the terms proposed, in each case, taking into account all legal, regulatory, financial, financing and other aspects of such proposal and of this Agreement that the Board of Directors of the Company or such committee thereof may deem appropriate; provided that for purposes of the definition of “Superior Proposal”, the references to “twenty percent (20%) or more” in the definition of Takeover Proposal shall be deemed to be references to “fifty percent (50%) or more”.

(j) As used in this Agreement, “Intervening Event” shall mean a positive event, development or change in circumstances arising or occurring after the date of this Agreement that materially affects the Company and was either not known to or not reasonably foreseeable by the Board of Directors of the Company as of the date of this Agreement (or, if known to or reasonably foreseeable by the Board of Directors of the Company, the consequences of which were neither known to nor reasonably foreseeable by the Board of Directors of the Company as of the date of this Agreement); provided that in no event shall, (i) the receipt, existence or terms of a Takeover Proposal, (ii) any events, developments or change in circumstances of Parent, in each case in and of itself, (iii) receipt or timing of any consents or Permits required to be obtained in connection with the Transactions, or (iv) the fact, in each case in and of itself, that the Company meets or exceeds any internal or published projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date of this Agreement, or any change in and of itself after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company, constitute an Intervening Event.

(k) The Company agrees that in the event any Representative of the Company takes, or fails to take, any action which, if taken, or failed to be taken, by the Company or its Subsidiaries, would constitute a breach of this Section 5.02, the Company shall be deemed to be in breach of this Section 5.02.

SECTION 5.03. Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties hereto and use their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) consummate and make effective, as promptly as reasonably practicable, and in any event prior to the Outside Date, the Transactions, including preparing and filing promptly and fully all documentation necessary to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions and (iii) execute and deliver any additional instruments necessary to consummate the Transactions, other than, in the case of each of clauses (i) through (iii), with respect to filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, approvals, consents, registrations, permits, authorizations and other confirmations relating to Gaming Laws, Gaming Authorities or Required Gaming Approvals, which are addressed in Section 5.03(d) below. Notwithstanding anything to the contrary herein, prior to the Effective Time, no party hereto shall be required to, and the Company shall not without the consent of Parent, pay any consent or other similar fee, “profit-sharing” or other similar payment or other consideration in any form (including increased rent or other similar payment or commercial accommodation or agree to enter into any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or provide additional security (including a guaranty) or otherwise assume or incur or agree to assume or incur any liability, to obtain any consent or approval of any Person (other than any Governmental Authority) under any Contract.

(b) In furtherance and not in limitation of the foregoing, the Company and Parent shall each (i) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions and refrain from taking any actions that would cause the applicability of such Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the Transactions, take all action reasonably necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Takeover Law on the Transactions.

(c) Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor its Affiliates shall be required (and the Company shall not agree to any of the following without the express written consent of Parent): (i) (A) to offer, agree or consent to sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (before or after the Closing) any assets, licenses, operations, rights, product lines, businesses or interests therein of Parent or any of its Affiliates (other than, after the Closing, the Company or any of its Subsidiaries), (B) to offer, agree or consent to terminate or amend any (x) existing relationship, contractual right or obligation of Parent or any of its Affiliates (other than, after the Closing, the Company or any of its Subsidiaries) or (y) venture or other similar arrangement of Parent or any of its Affiliates (other than, after the Closing, the Company or any of its Subsidiaries), or (C) to offer, agree or consent to any impairment of, or restriction on, Parent or any of its Affiliates’ ability to own or operate any assets, licenses, operations, rights, product lines, businesses or interests (other than, after the Closing, any of the assets, licenses, operations, rights, product lines, businesses or interests of the Company or any of its Subsidiaries); or (ii) to commit to or effect any action that is not conditioned upon consummation of the Merger.

(d) Parent and Merger Sub shall, and shall (i) cause any Person employed by Parent or its Affiliates and (ii) use reasonable best efforts to cause any Person holding at least five (5)-percent of the outstanding capital stock of Parent, in each case that are reasonably necessary to obtain the Required Gaming Approvals to, as soon as reasonably practicable following the date of this Agreement, file, or cause to be filed, with the applicable Gaming Authorities all applications for licensure, submissions for suitability review and other appropriate, necessary and requested documentation in connection with all Required Gaming Approvals (it being understood that any such Gaming Authority’s failure to deem any such filing complete shall not, in and of itself, constitute a failure by Parent or Merger Sub to have satisfied its filing obligations pursuant to this sentence). The parties hereto shall, and shall cause each of their respective Affiliates, as applicable, to use reasonable best efforts to comply with, pursue, and respond to any and all subsequent regulatory requests related to the Required Gaming Approvals, and use reasonable best efforts to cause the receipt of, and to eliminate any Restraint in respect of, the Required Gaming Approvals so as to obtain such Required Gaming Approvals as promptly as reasonably practicable following the date of this Agreement (it being understood that any failure to obtain any Required Gaming Approval shall not, in and of itself, constitute a failure by Parent, Merger Sub or the Company to have satisfied its obligations pursuant to this sentence). Parent and the Company shall use their respective reasonable best efforts to keep the other party reasonably informed of the status of any substantive communications with, and any substantive inquiries or requests for additional information from, any Gaming Authorities regarding the Required Gaming Approvals received by Parent or the Company or any of their respective Subsidiaries and Affiliates; provided, that nothing in this Section 5.03(d) shall require Parent or Merger Sub to cause the personal applications, personal application-related materials, or communications relating to such personal applications (including formal and informal interviews by the Gaming Authority relating to such personal applications) of any individual representative of Parent or Merger Sub (or their respective Affiliates) to be shared with the Company. Parent shall lead, control and direct the process by which the parties hereto seek to obtain the Required Gaming Approvals, including by making final determinations related to the review or investigation of the Transactions by the Gaming Authorities (including substantive analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals to be made or submitted by or on behalf of any party hereto or any other Persons reasonably necessary to obtain the Required Gaming Approvals) relating to any Required Gaming Approvals) and attending all meetings and discussions with the Gaming Authorities except to the extent that the Gaming Authorities may request to communicate exclusively with the Company; provided, that (i) Parent shall, in good faith, take into consideration the Company’s views, suggestions and comments regarding such strategy and process and (ii) Parent shall propose the structure and use its reasonable best efforts to take all other actions as Parent reasonably determines is necessary to obtain the Required Gaming Approvals. The Company shall, and shall cause its Subsidiaries to, supply to Parent as promptly as practicable any additional information and documentary material relating to the Company, its Subsidiaries or any applicable individuals that may be (or is reasonably expected to be) requested by any Gaming Authority, and use reasonable best efforts to furnish to Parent such information and reasonable assistance as Parent may request in connection with each of (i) the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Gaming Authority and (ii) Parent’s efforts to obtain the Required Gaming Approvals.

(e) If during the period between the date hereof and the Effective Time, the parties hereto become aware that a consent, approval, authorization or other action by, or filing with or notification to, any Gaming Authority on the part of, or with respect to, the Company, Parent, Merger Sub, or any of their respective Subsidiaries and Affiliates is required in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, which was not otherwise listed on Section 5.03(d) of the Company Disclosure Letter (an “Additional Required Gaming Approval”), such party hereto shall give prompt notice of such requirement to the other parties hereto, and, upon the written consent of all parties hereto (such consent not to be unreasonably withheld, conditioned or delayed), each such Additional Required Gaming Approval shall be deemed a Required Gaming Approval solely for purposes of Section 5.03.

(f) If requested in writing by Parent (such request to set forth the specific Gaming Approval(s) to which the request relates) the Company shall, and shall cause its Subsidiaries to, take all such actions as are reasonably necessary (which, for the avoidance of doubt, shall not include any actions that would prevent the Company’s ability to operate in the ordinary course of business prior to Closing) to surrender any Gaming Approval(s) held by the Company or any of its Subsidiaries and set forth in such request (and cease business in each state or jurisdiction to which such Gaming Approval relates); provided, that such surrender (and cessation of business) shall only be required (i) to occur at such time the conditions to the Closing set forth in Article VI shall have been satisfied or waived or shall then be capable of being satisfied or waived if the Closing were to take place immediately following such surrender and cessation of business (which Parent shall confirm in writing in connection with its request), and (ii) to be effective immediately prior to, and conditioned upon, the Closing. If Parent requests the surrender of any such Gaming Approval(s), and any such Gaming Approval is a Required Gaming Approval set forth in Section 5.03(d) of the Company Disclosure Letter, then for the purposes of Section 6.02(e) such Required Gaming Approval will, upon the effectiveness of such surrender (and cessation of business) in accordance with this Section 5.03, be deemed to have been obtained.

SECTION 5.04. Public Announcements. Parent, Merger Sub, and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any foreign or national securities exchange or foreign or national securities quotation system; provided, that, to the extent the content of any press release or other public statement has been approved and made in accordance with this Section 5.04, no separate opportunity to review and comment shall be required in respect of such content to the extent replicated in whole or in part in any subsequent press release or other public statement. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto (the “Announcement”). Notwithstanding the forgoing, this Section 5.04 shall not apply to any press release or other public statement made or proposed to be made by the Company or Parent in compliance with the provisions of Section 5.02.

SECTION 5.05. Access to Information; Confidentiality. Between the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7.01, upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access during normal business hours to the officers, employees, agents, properties, books, Contracts and records of the Company and its Subsidiaries (subject to any reasonable redactions as to the pricing terms of such Contracts), and the Company shall, and shall cause its Subsidiaries to, furnish reasonably promptly to Parent and Parent’s Representatives such information concerning their respective businesses, personnel, assets, liabilities and properties as Parent may reasonably request; provided that Parent and its Representatives shall conduct any such activities in such a manner so as not to interfere unreasonably with the businesses or operations of the Company and its Subsidiaries; provided further, that neither the Company nor any of its Subsidiaries shall be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would (i) result in the disclosure of Trade Secrets or competitively sensitive information to third parties, (ii) violate applicable Law, an applicable Judgment or a binding Material Contract or obligation of confidentiality owing to a third party, or (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege; provided further, that (A) the parties hereto will make appropriate substitute arrangements under circumstances in which the restrictions of the preceding proviso apply and (B) the Company shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to communicate the applicable information to Parent in a way that would not violate any applicable Law or such a Contract or waive such a privilege (including, subjecting certain properties, books, Contracts and other records of the Company and its Subsidiaries to necessary redactions) (the “Access Limitations”). Until the Effective Time, all information provided amongst the parties hereto will be subject to the terms of the letter agreement dated as of August 22, 2023, by and among the Company and Evolution Malta Holding Limited (the “Confidentiality Agreement”).

SECTION 5.06. Indemnification and Insurance.

(a) For the six-year period commencing immediately after the Effective Time, the Surviving Corporation shall to the fullest extent permissible by applicable Law, (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the

Company or any of its Subsidiaries (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, Judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any Action based on or arising out of, directly or indirectly, (A) the fact that an Indemnitee is or was a director or officer of the Company or any of its Subsidiaries or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director or officer of the Company or any of its Subsidiaries or taken at the request of the Company or any of its Subsidiaries (including in connection with serving at the request of the Company or any of its Subsidiaries as a representative of another Person (including any employee benefit plan)), in the case of each of clauses (A) and (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the transactions) and (ii) assume (in the case of the Surviving Corporation, in the Merger without any further action) all obligations of the Company and its Subsidiaries to the Indemnitees in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Charter Documents or the organizational documents of the Company’s Subsidiaries as in effect on the date of this Agreement or in the agreements in effect as of the date of this Agreement providing for indemnification between the Company and any Indemnitee as set forth on Section 5.06(a) of the Company Disclosure Letter; provided that each such Indemnitee agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, non-appealable judgment that such Indemnitee is not ultimately entitled to indemnification pursuant to this Section 5.06. Without limiting the foregoing, for a period of six-years after the Effective Time, Parent shall cause, unless otherwise required by Law, the articles of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities and exculpation of directors and officers and indemnification of and advancement of expenses to directors and officers than are in the Company Charter Documents or organizational documents of the Company’s Subsidiaries (as applicable) as in effect as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

(b) For the six-year period commencing immediately after the Effective Time, the Surviving Corporation shall maintain in effect directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are currently (and any additional individuals who prior to the Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policies on terms and scope with respect to such coverage, and in amounts, no less favorable to such individuals than those of such policy as in effect on the date of this Agreement (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring prior to the Effective Time, including a “tail” policy); provided that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premium currently payable by the Company with respect to such current policy (the “Premium Cap”); provided, however, that if the aggregate annual premium of such insurance coverage exceeds the Premium Cap, the Surviving Corporation shall be obligated to obtain a policy for such year with the greatest coverage available for a cost not exceeding the Premium Cap. The Company shall have the right prior to the Effective Time to purchase a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions, so long as the premium under such policy does not exceed the Premium Cap. If such prepaid “tail policy” has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 5.06(b) and the Surviving Corporation shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

(c) The provisions of this Section 5.06 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter Documents, the organizational documents of the Company’s Subsidiaries, by Contract or otherwise. The obligations of the Surviving Corporation under this Section 5.06 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.06 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification. The Indemnitees to whom this Section 5.06 applies and their respective heirs and representatives shall be third party beneficiaries of this Section 5.06.

(d) In the event that (i) the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person, or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.06.

(e) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company for any of its directors or officers, it being understood and agreed that the indemnification provided for in this Section 5.06 is not prior to or in substitution for any such claims under such policies.

SECTION 5.07. Section 16 Matters. Prior to the Effective Time, the Company and the Board of Directors shall take such customary steps as may be reasonably necessary to cause the Merger and any dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 5.08. Employee Matters.

(a) For a period beginning at the Effective Time and ending on the earlier of (i) the first anniversary of the Effective Time and (ii) the termination of employment of the relevant Continuing Employee, Parent shall, or shall cause the Surviving Corporation to, provide to the employees of the Company immediately prior to, and who remain so employed immediately following, the Effective Time (each, a “Continuing Employee”) (A) an annual base salary or base wage rate (as applicable) not less than the base salary or base wage rate (as applicable) provided to such Continuing Employee immediately prior to the Effective Time, (B) a target annual cash bonus opportunity or target cash commissions opportunity (as applicable) that is not less than such individual’s target annual cash bonus opportunity or target cash commissions opportunity (as applicable) in effect immediately prior to the Effective Time, (C) employee benefits (other than defined benefit pension, nonqualified deferred compensation, severance, retiree or post-termination health or welfare benefits, equity or equity-based compensation, and retention or change in control-related compensation or similar compensation (collectively, the “Specified Arrangements”)) that are no less favorable, in the aggregate to the employee benefits (other than the Specified Arrangements) provided to Continuing Employees immediately prior to the Effective Time under the Company Plans set forth on Section 3.11(a) of the Company Disclosure Letter , and (D) except as otherwise set forth in any individual agreement with a Continuing Employee or any Company Plan, severance protections and benefits that are no less favorable than the severance protections and benefits provided to similarly-situated employees of Parent.

(b) If requested by Parent at least one day prior to the Closing Date, the Company shall take or shall cause to be taken all actions necessary, including the adoption of written resolutions of the appropriate governing body in a form satisfactory to Parent (copies of which shall be provided to Parent prior to the Closing), to terminate each Company Plan intended to be qualified under Section 401(a) of the Code (the “Company 401(k) Plan”), to cease all contributions to such Company 401(k) Plan and to fully vest all participants under such Company 401(k) Plan, such termination, cessation of contributions and vesting to be effective no later than the business day preceding the Closing Date; provided, however, that the Company 401(k) Plan termination, cessation of contributions and full vesting of participants thereunder may be made contingent upon the consummation of the Transactions. To the extent Parent requests termination of the Company 401(k)

Plans, each Continuing Employee who is a participant in a Company 401(k) Plan (each, a “401(k) Participant”) will be allowed to participate, effective as of as soon as administratively practicable following the Effective Time, in a tax qualified plan which includes a cash or deferred arrangement intended to satisfy the provisions of Section 401(k) of the Code that is sponsored by Parent or an Affiliate of Parent (the “Parent 401(k) Plan”). Parent will use commercially reasonable efforts, or will cause an Affiliate to, take all actions necessary so that the Parent 401(k) Plan will accept rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, inclusive of loans) from the 401(k) Plan of the Company, and Parent (or its affiliate) will thereafter maintain such loan under the Parent 401(k) Plan.

(c) Except as set forth below, with respect to any 401(k) plan of the Surviving Corporation and any employee benefit plans (including vacation, paid time-off and severance plans) maintained by the Surviving Corporation, Parent or any of their respective Subsidiaries in which Continuing Employees are eligible to participate after the Effective Time, for purposes of eligibility to participate, level of benefits and vesting, Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to provide that each Continuing Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any of its Subsidiaries, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) prior to the Closing shall be treated as service with the Surviving Corporation (with such service to be credited to the same extent such service was recognized for the same purpose under the analogous Company Plan in which such Continuing Employee participated immediately prior to the Effective Time, if an analogous Company Plan was maintained by the Company immediately prior to the Closing); provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits or compensation for the same period of service. No Continuing Employee shall be credited with his or her years of service with the Company, any of its Subsidiaries or their respective predecessors before the Effective Time for any purposes under any defined benefit pension, retiree or post-termination welfare benefit plan.

(d) Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any group health benefit plan maintained by the Surviving Corporation in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time and in the plan year in which the Effective Time occurs, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the corresponding Company Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to recognize the dollar amount of all co-insurance, deductibles and maximum out-of-pocket expenses paid prior to the Effective Time by each Continuing Employee (and his or her covered, eligible dependents) under a group health Company Plan during the plan year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-insurance limitations under the relevant group health benefit plans of the Surviving Corporation in which they will be eligible to participate from and after the Effective Time and in the plan year in which the Effective Time occurs.

(e) The Company shall take the actions described on Section 5.08(e) of the Company Disclosure Letter with respect to annual bonuses.

(f) Nothing contained in this Section 5.08, whether express or implied, shall be treated as an establishment, termination, amendment or other modification of any benefit or compensation plan, program, agreement, contract, policy or arrangement, or shall limit the right of Parent, the Surviving Corporation or any of their respective Affiliates to establish, amend, terminate or otherwise modify any benefit or compensation plan, program, agreement, contract, policy or arrangement following the Effective Time. Nothing in this Section 5.08, whether express or implied, shall create any rights or remedies whatsoever, including any third-party beneficiary or other rights, in any Person not a party to this Agreement, or shall be construed to create any right to employment or service with Parent, the Surviving Corporation or any of their respective Affiliates or continued

employment or to any particular term or condition of employment or to limit the ability of Parent or the Surviving Corporation or any of their respective Affiliates to terminate the employment or service of any service provider (including any Continuing Employee) at any time and for any or no reason. Further, nothing in this Section 5.08 shall limit Parent’s right, in its sole discretion, to, or to cause the Surviving Corporation or any of their respective Affiliates to, furlough, terminate, temporarily layoff, or reduce the hours or benefits of, any employee (including any Continuing Employee).

SECTION 5.09. Payoff. Prior to Closing, the Company shall (a) deliver (or cause to be delivered) notices of prepayment or termination of the Credit Agreement and (b) deliver to Parent (i) an executed payoff letter (in form and substance reasonably satisfactory to Parent) (the “Payoff Letter”) from the Administrative Agent (as defined in the Credit Agreement) in respect of the Credit Agreement, and (ii) a draft of such Payoff Letter not fewer than three (3) Business days prior to Closing together with drafts of lien terminations and instruments of discharge with respect to the capital stock, property and assets of the Company and its Subsidiaries securing their obligations under the Credit Agreement (other than any obligation which, pursuant to the terms of the Credit Agreement, expressly survives termination). The Payoff Letter shall include (i) the amount of Indebtedness due and payable under the Credit Agreement, (ii) the bank account and wire transfer information for repayment and (iii) that upon receipt of such specified amount in such specified bank account, all obligations under the Credit Agreement shall be deemed paid in full, all Liens and guarantees granted pursuant to the Credit Agreement shall be automatically released, and the Company, Parent or their respective designees may file, or cause to be filed, Uniform Commercial Code termination statements and other instruments of discharge to reflect such release.

SECTION 5.10. Notification of Certain Matters; Stockholder Litigation.

(a) Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent (and in any event within 48 hours), of (i) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (ii) any Action commenced or, to such party’s Knowledge, threatened against such party or its directors, officers, employees, securityholders or Representatives, which relates to this Agreement or the Transactions, or (iii) any fact, event or circumstance that (A) has had or would reasonably be expected to result in any Material Adverse Effect or Parent Material Adverse Effect, as applicable, (B) is reasonably likely to result in any of the conditions set forth in Section 6.01 or Section 6.02 not being able to be satisfied prior to the Outside Date or (C) has had or would reasonably be expected to result in the valid termination of this Agreement pursuant to Section 7.01 (provided that notwithstanding the foregoing, the delivery of any notice pursuant to this Section 5.10(a) shall not limit or otherwise affect the representations, warranties, covenants or agreements of the parties hereto, the remedies available hereunder to the party hereto receiving such notice or the conditions to such party’s obligation to consummate the Merger or any of the other Transactions) (the items set forth in the foregoing clauses (i) through (iii) each being “Transaction Litigation”).

(b) The Company (i) shall (A) give Parent the opportunity to participate in, and review and comment on, the defense and settlement of any Transaction Litigation and (B) keep Parent reasonably informed with respect to the status thereof, including by providing Parent with copies of all material filings or responses to be made by the Company in connection with such Transaction Litigation, and (ii) shall not offer or propose to settle, settle or agree to settle any such Transaction Litigation without Parent’s prior written consent.

SECTION 5.11. OTCQB Quotation and SEC Registration. Parent shall use its reasonable best efforts to, and prior to the Closing, the Company shall use its reasonable best efforts to cooperate with Parent to, cause the Company Common Stock to cease to be quoted on the OTCQB and to be de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.

SECTION 5.12. Preparation of the Proxy Statement; Stockholders Meeting.

(a) As promptly as reasonably practicable after the date of this Agreement, the Company shall prepare and file, the Proxy Statement with the SEC. The Company shall use its reasonable best efforts to (i) cause the Proxy Statement to comply in all respects with the requirements of the Exchange Act applicable thereto as of the date of such filing and (ii) respond as promptly as reasonably practicable to all comments received from the SEC or its staff concerning the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable following its filing with the SEC. The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the date the definitive Proxy Statement is filed with the SEC. The Company shall promptly notify Parent of the receipt of all comments of the SEC or its staff with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information. The Company shall, and, if applicable, shall cause its Representatives to, provide Parent with copies of all correspondence between the Company, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Prior to filing or mailing the Proxy Statement (including any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide, and, if applicable, cause its Representatives to provide, Parent a reasonable opportunity to review and propose comments on such Proxy Statement (or such amendment or supplement thereto) or response to the SEC and shall in good faith consider such comments reasonably proposed by Parent for inclusion therein. Each of Parent and Merger Sub shall cooperate reasonably with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to it as may be required to be set forth in the Proxy Statement under applicable Law.

(b) The Company shall take all action in accordance with applicable Law and the Company Charter Documents and the rules of the OTCQB to establish a record date for, duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock to vote on the adoption of this Agreement (including any adjournment, recess or postponement thereof, the “Stockholders Meeting”) on a date selected by the Company, in consultation with Parent, as promptly as reasonably practicable (and in any event no later than 35 days after the earlier of (i) the tenth calendar day after the preliminary Proxy Statement has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Proxy Statement and (ii) if the SEC has by such date informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement), for the purpose of obtaining the Stockholder Approval. The adoption of this Agreement, the adjournment of the Stockholders Meeting to solicit additional proxies if there are insufficient votes in favor of adoption of this Agreement in accordance with Section 5.12(c), and the advisory vote required by Rule 14a-21(c) under the Exchange Act, if required, shall be the only matters which the Company shall propose to be acted on by the Company’s stockholders at the Stockholders Meeting unless otherwise approved in writing by Parent. As promptly as reasonably practicable after the date of this Agreement, the Company shall initiate a “broker search” in accordance with Rule 14a-13 of the Exchange Act to establish a record date for the Stockholders Meeting.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not postpone, recess or adjourn the Stockholders Meeting without the prior written consent of Parent; provided that the Company may postpone, recess or adjourn such meeting solely (i) to the extent required by applicable Law, (ii) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), (A) the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Stockholder Approval to allow reasonable additional time to solicit additional proxies or (B) there are insufficient shares of Company Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting or (iii) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Board of Directors of the Company has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting to the extent so determined to be necessary (it being understood that, with respect to clauses (ii) through (iii) above, the Company shall not postpone or adjourn the Stockholders Meeting more than two times without Parent’s prior written consent); provided, further that, other than pursuant to clause (i) above, the Stockholders Meeting shall not be postponed, recessed or adjourned pursuant to the immediately preceding proviso to a date that is more than 10 Business Days after the date on which the Stockholders Meeting was originally scheduled (as set forth in the Proxy Statement), and, in any event, to a date not fewer than three Business Days prior to the Outside Date, without the prior written consent of Parent. Notwithstanding the foregoing, the Company shall, at the request of Parent, to the extent permitted by Law, adjourn the Stockholders Meeting to a date specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Stockholder Approval; provided that the Company shall not be required to adjourn the Stockholders Meeting more than two times pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten Business Days.

(d) The Company shall, through the Board of Directors of the Company (or a duly authorized committee thereof), but subject to the right of the Board of Directors of the Company to make an Adverse Recommendation Change in compliance with Section 5.02(d), (i) include the Company Board Recommendation in the Proxy Statement and (ii) use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and obtain the Stockholder Approval.

SECTION 5.13. Director Resignations. Prior to the Closing, the Company shall deliver to Parent written resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

ARTICLE VI

Conditions to the Merger

SECTION 6.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver by Parent and the Company, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained.

(b) [Reserved].

(c) No Restraints. No Judgment enacted, promulgated, issued, entered, amended or enforced or deemed applicable by any Governmental Authority of competent jurisdiction, nor any applicable Law (collectively, “Restraints”) shall be in effect or shall have been enacted, entered, promulgated enforced or deemed applicable by any Governmental Authority of competent jurisdiction in each case (after taking into account any valid surrender (and cessation of business) of any Gaming Approval pursuant to Section 5.03(f)), enjoining, making illegal or otherwise prohibiting consummation of the Merger (provided that, for purposes of this Section 6.01(c), with respect to Gaming Approvals, only Restraints pursuant to any applicable Law in (x) any Core Gaming Approval Jurisdiction or (y) jurisdictions of one or more Required Gaming Approvals that represent Attributable Revenue (as calculated in accordance with Section 8.12 of the Company Disclosure Letter) in the aggregate equal to or greater than the Restraint Threshold shall constitute a Restraint).

SECTION 6.02. Conditions to Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or waiver by Parent, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.02(a) and Section 3.02(b) shall be true and correct in all respects as of the Closing Date, with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for de minimis inaccuracies, (ii) set forth in Section 3.01 (Organization;

Standing), Section 3.02 (Capitalization) (other than as covered by clause (i) of this Section 6.02(a)), Section 3.03 (Subsidiaries), subsections (a) and (b) of Section 3.04 (Authority; Noncontravention), Section 3.16 (No Rights Agreement; Anti-Takeover Provisions), Section 3.22 (Stockholder Approval), the first sentence of Section 3.24 (Opinion of Financial Advisor), and the first sentence of Section 3.25 (Brokers and Other Advisors) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the Closing Date, with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) set forth in Section 3.07(ii) (Absence of Certain Changes) shall be true and correct in all respects as of the Closing Date, with the same effect as though made as of the Closing Date, and (iv) set forth in this Agreement, other than those Sections specifically identified in clauses (i), (ii) and (iii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date, with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iv), where the failure to be so true and correct, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b) Compliance with Covenants. The Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it prior to the Closing under this Agreement.

(c) Company Material Adverse Effect Condition. Since the date of this Agreement there shall have been no Material Adverse Effect that is continuing.

(d) Officer’s Certificate. Parent shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by an executive officer of the Company certifying to the effect that the conditions set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(c) have been satisfied.

(e) Gaming Approvals. The Gaming Approvals in (A) each of the Core Gaming Approval Jurisdictions and (B) such other jurisdictions for which there is a Required Gaming Approval other than the Core Gaming Approval Jurisdictions that, when taken together with the Core Gaming Approval Jurisdictions represents, in the aggregate, Attributable Revenue (as calculated in accordance with Section 8.12 of the Company Disclosure Letter) equal to or greater than the Revenue Threshold, shall, in each case, have been obtained.

SECTION 6.03. Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Closing Date, as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be so true and correct would not, individually and in the aggregate, reasonably be expected to have, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have complied with or performed in all material respects their obligations required to be complied with or performed by them prior to the Closing under this Agreement.

(c) Officer’s Certificate. The Company shall have received a certificate, dated as of the Closing Date, signed on behalf of Parent by an executive officer of Parent certifying to the effect that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied.

SECTION 6.04. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was principally caused by the failure of such party to perform in all material respect its obligations under this Agreement (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing).

ARTICLE VII

Termination

SECTION 7.01. Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval (except as otherwise expressly noted):

(a) by the mutual written consent of the Company and Parent;

(b) by either of the Company or Parent:

(i) if the Merger shall not have been consummated on or prior to July 18, 2025 (the “Initial Outside Date”); provided that (x) if, on the Initial Outside Date, the Extension Trigger Event is then applicable, then the Initial Outside Date shall be automatically extended, without action by any of the parties hereto, to October 18, 2025 (the “First Extended Outside Date”); and (y) if, on the First Extended Outside Date, the Extension Trigger Event is then applicable, then the First Extended Outside Date shall be automatically extended, without action by any of the parties hereto, to January 18, 2026. As used in this Agreement, the term “Outside Date” shall mean the Initial Outside Date, unless the Initial Outside Date has been extended pursuant to the foregoing proviso, in which case the term “Outside Date” shall mean the date to which the Outside Date has been so extended. The right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party hereto if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of the event specified in this Section 7.01(b)(i) (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso); or

(ii) if any Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided that the right to terminate this Agreement under this Section 7.01(b)(ii) shall not be available to any party hereto if the breach by such party of its obligations under Section 5.03 has been a principal cause of the issuance or entry of such Restraint (or if the issuance or entry of such Restraint resulted principally from such breach) (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso); or

(iii) if the Stockholders Meeting (including any adjournments or postponements thereof) shall have concluded and the Stockholder Approval shall not have been obtained; or

(c) by Parent:

(i) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (B) is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, the Company shall not have cured the breach or failure to perform within thirty (30) calendar days (but in no event later than the Outside Date) following receipt by the Company of written notice of such breach or failure to perform from Parent; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements hereunder such that the Company has the right to terminate this Agreement pursuant to Section 7.01(d)(i); or

(ii) if the Board of Directors of the Company or a committee thereof shall have made an Adverse Recommendation Change; or

(d) by the Company:

(i) if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to a failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (y) is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, Parent and Merger Sub shall not have cured the breach or failure to perform within thirty (30) calendar days (but in no event later than the Outside Date) following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in breach of any of its representations, warranties, covenants or agreements hereunder such that Parent has the right to terminate this Agreement pursuant to Section 7.01(c)(i); or

(ii) prior to receipt of the Stockholder Approval, in connection with the Company concurrently entering into a Company Acquisition Agreement providing for a Superior Proposal in accordance with Section 5.02(d)(II) (after complying with Section 5.02(e)); provided that (x) prior to or concurrently with such termination (and as a condition to such termination) the Company pays the Company Termination Fee due under Section 7.03(a), (y) such Superior Proposal did not result from a breach of Section 5.02 with respect to such Superior Proposal and any Takeover Proposal that was a precursor thereto and (z) concurrently with such termination, the Company enters into a Company Acquisition Agreement providing for such Superior Proposal.

SECTION 7.02. Effect of Termination. In the event of the valid termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 7.02 and 7.03, Article VIII and the Confidentiality Agreement, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except that, subject to Section 7.03(d), no such termination shall relieve any party from liability for damages to another party resulting from a willful breach of this Agreement or from fraud.

SECTION 7.03. Termination Fees.

(a) In the event that:

(i) this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii) (provided that, on such date, such termination does not otherwise entitle the Company to payment of the Parent Termination Fee pursuant to Section 7.03(b)), (B) a bona fide Takeover Proposal shall have been publicly announced or shall have become publicly known after the date of this Agreement and, in either case, shall not have been publicly and unconditionally withdrawn or otherwise abandoned (x) in the case of a termination pursuant to Section 7.01(b)(i), prior to the date of such termination or (y) in the case of a termination pursuant to Section 7.01(b)(iii), prior to the date that is 10 Business Days prior to the Stockholders Meeting, and (C) within twelve (12) months of the date this Agreement is so terminated, the Company (1) enters into a Company Acquisition Agreement with respect to any Takeover Proposal or (2) consummates any Takeover Proposal; provided that, for purposes of clauses (B) and (C) of this Section 7.03(a)(i), the references to “twenty percent (20%)” in the definition of Takeover Proposal shall be deemed to be references to “fifty percent (50%)”; or

(ii) this Agreement is terminated (A) by Parent pursuant to Section 7.01(c)(ii) or (B) by the Company pursuant to Section 7.01(d)(ii);

then, in any such event under clause (i) or (ii) of this Section 7.03(a), the Company shall pay the Company Termination Fee to Parent or its designee by wire transfer of same day funds (x) in the case of Section 7.03(a)(ii)(A), within two (2) Business Days after such termination, (y) in the case of Section 7.03(a)(ii)(B), prior to or concurrently with such termination or (z) in the case of Section 7.03(a)(i), within two (2) Business Days after the entry into a Company Acquisition Agreement in respect of, or the consummation of, the Takeover Proposal referred to therein, as applicable; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. As used herein, “Company Termination Fee” shall mean a cash amount equal to $2,617,339.

(b) In the event that this Agreement is terminated (i) by the Company or Parent pursuant to Section 7.01(b)(i) or Section 7.01(b)(ii), (ii) at the time of such termination, any of the conditions set forth in Section 6.01(c) (where the failure of such condition set forth in Section 6.01(c) to be satisfied is a result of any Restraint (x) arising out of any Gaming Law of the jurisdictions of a Core Gaming Approval Jurisdiction or (y) arising out of any Gaming Law of the jurisdictions of one or more Required Gaming Approvals other than the Core Gaming Approval Jurisdictions that represent Attributable Revenue (as calculated in accordance with Section 8.12 of the Company Disclosure Letter) in the aggregate equal to or greater than the Restraint Threshold) or Section 6.02(e) shall not have been satisfied or validly waived and (iii) all of the other conditions set forth in Section 6.01 and Section 6.02 shall have been satisfied or validly waived or shall then be capable of being satisfied if the Closing were to take place on the date of termination, then Parent shall pay the Parent Termination Fee to Company or its designee by wire transfer of same day funds concurrently with such termination (in the case of a termination by Parent) or within two (2) Business Days following such termination (in the case of a termination by the Company); it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. As used herein, “Parent Termination Fee” shall mean a cash amount equal of $5,234,678.

(c) The parties hereto acknowledge that the agreements contained in this Section 7.03 are an integral part of the Transactions and constitute liquidated damages and not a penalty, and that, without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. Accordingly, if the Company or Parent, as applicable, fails promptly to pay the Company Termination Fee or the Parent Termination Fee, as applicable, pursuant to this Section 7.03 (if due and payable), in any legal action with respect to the Company Termination Fee or the Parent Termination Fee, as applicable, the non-prevailing party shall also pay the prevailing party all of the prevailing party’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the prevailing party in connection with such legal action to enforce this Agreement that results in a Judgment against the non-prevailing party for such amount, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to the payment date (such fees, costs and expenses, together with any accrued interest, “Enforcement Expenses”) with respect to the Company Termination Fee or the Parent Termination Fee, as applicable. In no event will the Enforcement Expenses payable by Parent or the Company pursuant to this Section 7.03(c) exceed $1,000,000 (the “Cap”).

(d) Notwithstanding anything in this Agreement to the contrary, in the event that this Agreement is terminated by a party hereto under circumstances where the Parent Termination Fee or the Company Termination Fee is payable pursuant to this Section 7.03, the payment of the Parent Termination Fee or the Company Termination Fee, as applicable, to the party entitled to receive such payment (together with any Enforcement Expenses (subject to the Cap), if applicable) shall be the sole and exclusive remedy of the Company, Parent or their respective Subsidiaries and their respective former, current or further partners, stockholders, managers, members, Affiliates and Representatives, as applicable, and none of Parent, the Company, any of their respective Subsidiaries or any of their respective former, current or future partners, stockholders, managers, members, Affiliates or Representatives, as applicable, shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. The parties agree and understand that (x) if the Company Termination Fee is payable pursuant to this Section 7.03, in no event shall Parent be entitled to receive an amount greater than an amount equal to (A) the Company Termination Fee plus (B) any Enforcement Expenses (subject to the Cap), and (z) if the Parent Termination Fee is payable pursuant to this Section 7.03, in no event shall the Company be entitled to receive an amount greater than an amount equal to (A) the Parent Termination Fee plus (B) any Enforcement Expenses (subject to the Cap).

ARTICLE VIII

Miscellaneous

SECTION 8.01. No Survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies in whole or in part after the Effective Time.

SECTION 8.02. Amendment or Supplement. Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto; provided that after receipt of the Stockholder Approval, if any such amendment or supplement shall by applicable Law or in accordance with the rules of the OTCQB require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company.

SECTION 8.03. Extension of Time, Waiver, Etc. At any time prior to the Effective Time, Parent, the Company and Merger Sub may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing); provided that after receipt of the Stockholder Approval, if any such waiver or extension of this Agreement shall by applicable Law or in accordance with the rules of the OTCQB require further approval of the stockholders of the Company, the effectiveness of such waiver or extension shall be subject to such approval. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

SECTION 8.04. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.04 shall be null and void.

SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

SECTION 8.06. Entire Agreement; No Third Party Beneficiaries. This Agreement, including the Company Disclosure Letter, the Parent Disclosure Letter and all exhibits, annexes and schedules referred to herein, together with the Confidentiality Agreement and the Support Agreements, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for: (i) if the Effective Time occurs, the right of the Company’s stockholders to receive the Merger Consideration; (ii) if the Effective Time occurs, the right of the holders of Company Stock Options and Company Stock Awards to receive such amounts as provided for in Section 2.03, (iii) if the Effective Time occurs, the right of the holders of Company Warrants to receive such amounts as provided for in Section 2.04 and (iv) if the Effective Time occurs, the rights of the Indemnitees set forth in Section 5.06 of this Agreement.

SECTION 8.07. Governing Law; Jurisdiction.

(a) This Agreement and any matters or disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except that the laws of the State of Nevada shall govern (i) the Merger, to the extent mandatorily applicable thereto, (ii) the internal affairs (including fiduciary duties) of the Company and the Board of Directors of the Company, and (iii) any other provisions set forth herein in which such laws are mandatorily applicable to the provisions or transactions contemplated hereby (together, “Nevada Law Matters”).

(b) All Actions arising out of or relating to this Agreement and the Transactions, other than as to Nevada Law Matters, shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any such Action, any state or federal court within the State of Delaware), and in each case, appellate courts therefrom, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action, other than as to Nevada Law Matters, and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. All Actions arising out of the Nevada Law Matters shall be heard and determined exclusively in the Court of the Eighth Judicial District Court of Clark County, Nevada (or, if the court does not have jurisdiction, the Second Judicial District Court of Washoe County, Nevada) and any state appellate court therefrom within the State of Nevada (or, if the Eighth Judicial District Court of Clark County, Nevada and Second Judicial District Court of Washoe County, Nevada decline to accept jurisdiction over a particular matter, any federal court within the State of Nevada (and any appellate court therefrom) or, if any federal court within the State of Nevada declines to accept jurisdiction over a particular matter, any other state court within the State of Nevada (and any appellate court therefrom)). The consents to jurisdiction and venue set forth in this Section 8.07(b) shall not constitute general consents to service of process in the State of Delaware or the State of Nevada, as applicable, and shall have no effect for any purpose except as otherwise provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.10 of this Agreement. The parties hereto agree that a final Judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-Judgment relief regarding, or any appeal from, a final trial court Judgment.

SECTION 8.08. Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. The parties acknowledge and agree that (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.07(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right neither the Company nor Parent would have entered into this Agreement. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.08 shall not be required to provide any bond or other security in connection with any such order or injunction.

SECTION 8.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, by email (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties hereto at the following addresses:

If to Parent or Merger Sub, to it at:

Evolution Malta Holding Limited

Spinola Park, Level 1, Mikiel Ang. Borg Street

St. Juliens, SPK 1000, Malta

Attention:  Jesper Von Bahr

E-mail:   jesper@evolution.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 South Flower Street, Suite 3700

Los Angeles, California 90071

Attention:  Hamed Meshki, P.C.

E-mail:   hamed.meshki@kirkland.com

&

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:  Carlo Zenkner, P.C.

      Andrew Norwich

E-mail:   carlo.zenkner@kirkland.com

      andrew.norwich@kirkland.com

If to the Company, to it at:

Galaxy Gaming, Inc.

6480 Cameron Street, Suite 305

Las Vegas, NV 89118

Attention: Matthew D. Reback, President and CEO

E-mail:   mreback@galaxygaming.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

Attention: Michael A. Treska

     Darren J. Guttenberg

E-mail:  Michael.Treska@lw.com

     Darren.Guttenberg@lw.com

or such other address or e-mail address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 8.11. Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law.

SECTION 8.12. Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Acceptable Confidentiality Agreement” means (i) any confidentiality agreement entered into by the Company from and after the date of this Agreement that contains provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, or (ii) any confidentiality agreement entered into prior to the date of this Agreement that contains provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, it being understood that the Company, in its sole discretion, shall be entitled to waive or release any preexisting explicit or implicit standstill provisions or similar agreements with any Person or group of Persons in order to permit such Person(s) to make a private proposal to the Company; provided that in no event shall an Acceptable Confidentiality Agreement include provisions that prohibit the Company from complying with its obligations under Section 5.02(c).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption, bribery, or money laundering, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and the Bank Secrecy Act, as amended by the USA PATRIOT Act.

“Attributable Revenue” has the meaning given to it in Section 8.12 of the Company Disclosure Letter.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the city of New York or banks in the state of Nevada or the country of Sweden are authorized or required by Law to be closed.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Charter Documents” means the Company’s articles of incorporation and bylaws, each as amended as of the date of this Agreement.

“Company Employee/Contractor” means any current or former employee, consultant or contractor employed or otherwise engaged by the Company or any of its Subsidiaries prior to the Closing Date.

“Company Financial Advisor” means Macquarie Capital.

“Company Lease” means any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

“Company Licensor” means any Person who grants to the Company or any of its Subsidiaries an exclusive license (including any sublicense) or other exclusive right under any Intellectual Property.

“Company Owned IP” means all Intellectual Property owned by, purported to be owned by or filed in the name of the Company or any of its Subsidiaries.

“Company Plan” means each (i) “employee benefit plan” within the meaning of Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA), (ii) stock option, stock purchase, phantom stock, stock appreciation right or other equity or equity-based plan, program, policy, contract, agreement or other arrangement, (iii) employment, individual consulting, severance, termination, retention, change in control or other similar arrangement or agreement or (iv) other benefit or compensation plan, policy, program, practice, arrangement, contract, promise or agreement, whether written or unwritten, including bonus, commissions, incentive, deferred compensation, profit-sharing, retirement, post-employment, vacation, severance or termination pay, retention, change in control, pension, hospitalization, medical, dental or vision benefits, life insurance, death benefit, sick pay, disability benefit, educational assistance, holiday pay, housing assistance, moving expense reimbursement, or fringe-benefit plan, program, policy, agreement or other arrangement, in each case that is sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any current or contingent liability or obligation.

“Company Product” means all products (including Software), tools, or applications, (i) that have been, are currently or that are currently intended to be marketed, sold, offered for sale, imported, exported, supplied, provided, promoted, licensed, distributed, supported, hosted, serviced, made available, maintained, researched, tested, developed, manufactured, or otherwise commercialized by the Company or any of its Subsidiaries, (ii) with respect to which the Company or any of its Subsidiaries has royalty rights, and (iii) from which the Company or its Subsidiaries is currently deriving or is scheduled to derive revenue from the sale, licenses, maintenance or other provision thereof.

“Company Stock Award” means an award of restricted stock, restricted stock units or other right to acquire shares of Company Common Stock issued under the Company Stock Plan.

“Company Stock Option” means each option to purchase shares of Company Common Stock, whether granted under the Company Stock Plan or otherwise.

“Company Stock Plan” means the Company’s 2014 Equity Incentive Plan.

“Company Systems” means the computer systems, including the Software, firmware and hardware, in each case that is owned, leased or licensed by the Company or any of its Subsidiaries in the conduct of their respective businesses.

“Company Warrants” means each warrant to purchase shares of Company Common Stock issued to Fortress Lending II Holdings LP, Fortress Lending Fund II MA-CRPTF LP and Drawbridge Special Opportunities Fund LP in connection with the Credit Agreement.

“Core Gaming Approval Jurisdictions” has the meaning given to it in Section 8.12 of the Company Disclosure Letter.

“Covered Rights” means the right to use, research, develop, manufacture, have manufactured, supply, test, distribute, have distributed, market, promote, license, offer for sale, sell, import, export, commercialize and otherwise exploit any Company Product in any jurisdiction.

“Credit Agreement” shall mean that certain Term Loan Credit Agreement, dated as of November 15, 2021, by and among the Company, as borrower, the lenders banks party thereto and Fortress Credit Corp., as administrative agent (as amended, restated, amended and restated, supplemented, waived or otherwise modified prior to the date hereof).

“Data Privacy and Security Requirements” means, to the extent relating to privacy, data protection and/or security of any PII, all applicable (i) Laws, (ii) policies (including privacy policies), programs and notices of the Company or any of its Subsidiaries, (iii) generally accepted industry standards applicable to the industry in which the Company or any of its Subsidiaries operates (including the Payment Card Industry Data Security Standard (PCI-DSS)), and (iv) contractual requirements to which the Company or any of its Subsidiaries is subject.

“Data Room” means the online data room titled “Project Nebula” located at www.dfsvenue.com.

“Encumbrance” means any mortgage, deed of trust, lease, license, condition, covenant, restriction, hypothecation, option to purchase, license or lease or otherwise acquire any right, title or interest, right of first refusal or offer or other contingent right, conditional sale or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right of way or other title defect, third-party right or encumbrance of any kind or nature.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that, at any relevant time, is or was treated as single employer with the Company or any of its Subsidiaries within the meaning of Section 414 of the Code.

“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Extension Trigger Event” means the conditions to the Closing set forth in Section 6.01(c) or Section 6.02(e) shall not have been satisfied or waived by Parent, but all other conditions set forth in Article VI shall have been satisfied or waived if the Closing were to take place on the Initial Outside Date or the First Extended Outside Date, as applicable.

“Foreign Investment Laws” means all Laws that are designed to regulate transactions involving foreign investments including any Laws that provide for review of national security matters.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Gaming Approvals” means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, consents, declarations, rulings, orders, notices, directives, waivers, exemptions and other similar authorizations of any Gaming Authority or required by any Gaming Law necessary for or relating to the conduct of activities by, the Company or any party hereto or any of its Affiliates and the Transactions, including the ownership, operation, management and development of the Company.

“Gaming Authorities” means those federal, state, local, tribal and other governmental, regulatory and administrative authorities, licensing authorities, agencies, boards and officials responsible for, or involved in, the regulation, oversight, permitting or licensing of gaming, lottery operations, racing, pari-mutuel activities, sports wagering, gaming equipment or slot machine manufacturing or supply, internet gaming services or products or other similar activities applicable to the Company or Parent (including such Person’s respective Affiliates), as applicable.

“Gaming Laws” means all Laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, lottery operations, racing, pari-mutuel activities, sports wagering, gaming equipment or slot machine manufacturing or supply, internet gaming services or products or other similar activities applicable to the Company or Parent (including such Persons’ respective Affiliates), as applicable.

“Government Official” means any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public international organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public international organization.

“Governmental Authority” means any government, court, regulatory, tax or administrative agency, department, commission, arbitrator, arbitral body (public or private), mediator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization) or political subdivision thereof, whether federal, state or local, domestic, foreign or multinational, or any multinational organization or authority, including Gaming Authorities or other authorities of any Native American reservation or nation.

“Indebtedness” means (i) any indebtedness for borrowed money, (ii) all obligations of any Person evidenced by debt securities, bonds, debentures, notes or similar instruments for the payment of which such Person is responsible or liable, (iii) all obligations as an account party in respect of letters of credit and bankers’ acceptances or similar credit transactions, (iv) all obligations under capital leases to the extent required to be capitalized under GAAP, (v) all items constituting indebtedness as determined in accordance with GAAP, (vi) all obligations under any currency, interest rate or other swap or hedge agreement or any other hedging arrangement, (vii) all obligations with respect to deferred purchase price of property or services (other than trade payables or accruals incurred in the ordinary course of business), (viii) warrants or other rights to acquire any debt securities, and (ix) any guarantee of any such indebtedness described in the foregoing clauses (i) through (viii).

“Intellectual Property” or “IP” means any and all of the following in any jurisdiction throughout the world and all rights associated therewith: (i) patents, patent applications, patent disclosures, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, extensions, reissues and reexaminations and counterparts thereof) (collectively, “Patents”); (ii) trademarks and service marks, trade dress, logos, slogans, corporate names, doing business designations, and all other indicia of origin, and all registrations, applications for registration and renewals of the foregoing, and all goodwill associated with the foregoing

(collectively, “Trademarks”); (iii) works of authorship (whether or not copyrightable), copyrights and registrations, applications for registration, and renewals thereof, including moral rights of authors and all designs, data, databases and database rights; (iv) mask works and registrations and applications for registration thereof; (v) data, results, and information of any type whatsoever, whether tangible or intangible and regardless of the form or medium, including any know-how, trade secrets, expertise, knowledge, practices, techniques, concepts, methodologies, methods, processes, protocols, designs, ideas, invention disclosures, inventions (whether or not patentable or reduced to practice), improvements, industrial designs and models, discoveries, developments, unpublished Patent applications, specifications, software, algorithms, models, data, databases, Patent data and records, stability, technology, test and other data and results, screening, analytical and quality control data, results or descriptions, studies and procedures, development, manufacturing and distribution costs, information contained in submissions to and information from regulatory authorities, and studies, marketing and other reports (“Trade Secrets”); (vi) Software (including source code, executable code, systems, network tools, data, databases, applications, firmware and all related documentation); (vii) Internet domain names, (viii) and all social media accounts and addresses and other identifiers; (ix) all proprietary rights and all other intellectual property and all rights associated therewith in any jurisdiction; and (x) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

“IP Registrations” means Patents, registered Trademarks, registered copyrights and designs, mask work registrations, Internet domain name registrations and applications for any Patents or other registrations for any of the foregoing.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” means (i) with respect to the Company, the actual knowledge of the individuals listed on Section 8.12 of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub, the actual knowledge of the individuals listed on Section 8.12 of the Parent Disclosure Letter.

“Lien” means any pledge, lien, charge, Encumbrance or security interest of any kind or nature.

“Material Adverse Effect” means any effect, change, event, fact, circumstance, development or occurrence that: (i) has had or would reasonably be expected to have a material adverse effect on the businesses, results of operations, assets or financial conditions of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, either alone or in combination, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred: (A) any effect, change, event, fact, circumstance, development or occurrence to the extent resulting from (1) general conditions (or changes therein) in the industry in which the Company or any of its Subsidiaries operates, (2) business, economic or political conditions (or changes therein) in the United States or elsewhere in the world or (3) general conditions (or changes therein) in the credit, financial, banking, currency or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates; (B) any effect, change, event, fact, circumstance, development or occurrence to the extent resulting from (1) changes in Law or in GAAP or other applicable accounting standards (or the interpretation thereof) after the date hereof, (2) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, or (3) volcanoes, tsunamis, pandemics (including the COVID-19 pandemic), earthquakes, hurricanes, tornados or other natural disasters; (C) (1) any decline in the market price, or change in trading volume, of the capital stock of the Company or (2) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (C) (1) and (2) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein is, or would reasonably be expected to be, a Material Adverse Effect, unless such change, decline or failure would otherwise be excepted from this definition of “Material Adverse Effect”); (D) any action taken by the Company or any of its Subsidiaries at Parent’s written request; (E) any legal action brought by a stockholder of the Company (on their own behalf or on behalf of the Company) against the

Company, to the extent arising out of the Merger or in connection with the Transactions; (F) the negotiation, execution, public announcement, or the pendency or consummation of the Transactions, including (1) by reason of the identity of Parent, Merger Sub or their Affiliates or (2) the termination of, failure to renew or inability to enter into any Contracts with customers, suppliers, distributors or other business partners as a result of the foregoing (it being understood that this clause (F) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Transactions); provided further, however, that any effect, change, event, fact, circumstance, development or occurrence referred to in clause (A) or clause (B) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such effect, change, event, fact, circumstance, development or occurrence has a disproportionate adverse effect on the businesses, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated companies in the industry in which the Company and its Subsidiaries operate; or (ii) would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the Transactions or the performance by the Company in all material respects of its obligations under this Agreement.

“Open Source Software” means all Software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution terms (including any license described by the Open Source Initiative or listed at http://www.opensource.org/licenses).

“OTCQB” means the Over-The-Counter Quotation Bureau.

“Parent Material Adverse Effect” means any effect, change, event, fact, circumstance, development or occurrence that would reasonably be expected to prevent or materially impede, materially interfere with, materially hinder or materially delay the consummation by Parent or Merger Sub of the Transactions.

“Permitted Encumbrances” means (i) easements, rights-of-way, encroachments, restrictions, conditions and other similar encumbrances of record incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not reasonably be expected to materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, (ii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the businesses of the Company or any of its Subsidiaries thereon and (iii) Permitted Liens.

“Permitted Liens” means (i) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet delinquent or the amount or validity of which is being contested in good faith and by appropriate proceedings and, in each case, for which adequate accruals or reserves have been established in accordance with GAAP, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business which are not due and payable and which shall be paid in full and released at Closing, (iii) Liens securing payment, or any obligation, with respect to outstanding Indebtedness so long as there is no event of default under such Indebtedness, (iv) pledges or deposits under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, in each case incurred or made in the ordinary course of business, (v) Liens discharged at or prior to the Effective Time, (vi) non-exclusive licenses of IP granted in the ordinary course of business, and (vii) such other Liens, Encumbrances or imperfections that do not materially detract from the value of or materially impair the existing use of the asset or property affected by such Lien, Encumbrance or imperfection.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“PII” means any (i) any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household, and (ii) any other information defined as “personal data”, “personally identifiable information”, “individually identifiable health information,” or “personal information” or similar term under any Law.

“Process” and “Processing” means any operation or set of operations which is performed on data (including PII) or on sets of data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination, sharing or otherwise making available, alignment or combination, restriction, erasure or destruction.

“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment.

“Representatives” means, with respect to any Person, its and its Subsidiaries’ and controlled Affiliates’ directors, officers, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, and other representatives (acting in such capacity) retained by or acting on behalf of such Person.

“Required Gaming Approvals” means such Gaming Approvals set forth on Section 5.03(d) of the Company Disclosure Letter.

“Restraint Threshold” has the meaning given to it in Section 8.12 of the Company Disclosure Letter.

“Revenue Threshold” has the meaning given to it in Section 8.12 of the Company Disclosure Letter.

“Sanctioned Country” means any country or region or government thereof that is or has in the past five years been the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Venezuela, Syria, and the Crimea, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic” regions of Ukraine).

“Sanctioned Person” means any individual or entity that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted or prohibited party list, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, the U.S. Department of Commerce’s Denied Persons, Entity and Unverified Lists, the EU Consolidated List, the UN Security Council Consolidated List, and His Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets; (ii) any Person located, organized or resident in a Sanctioned Country; (iii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i)-(ii); or (iv) any national of a Sanctioned Country.

“Sanctions Laws” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State), the United Nations Security Council, the European Union, or the United Kingdom.

“Security Incident” means any (i) breach of security, cybersecurity incident, network intrusion, phishing incident, ransomware or malware attack affecting any Company System or the data transmitted or Processed thereon or thereby, or (ii) incident in which confidential information or PII was or may have been accessed, disclosed, destroyed, Processed, used, or exfiltrated in an unauthorized manner (whether any of the foregoing was possessed or controlled by the Company or by another Person on behalf of the Company).

“Software” means (i) software and computer programs, whether in source code, object code, or other form, (ii) data, databases, and collections of data, (iii) software implementations of algorithms, models, and methodologies, firmware, application programming interfaces, (iv) descriptions, schematics, specifications, flow charts and other work product used to design, plan, organize and develop any of the foregoing, and (v) documentation, including user documentation, user manuals and training materials, files, and records relating to any of the foregoing.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tax” means any and all U.S. federal, state, local or non-U.S. (including provincial and territorial) taxes, fees, levies, duties, tariffs, imposts, and other similar charges of any kind imposed by any Governmental Authority (whether disputed or not), including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, severance, employment, social security (or similar), workers’ compensation, unemployment compensation, alternative or base erosion minimum, commercial rent, recovery or liability in respect of state aid, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges or assessments of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority.

“Tax Returns” means any return, report, claim for refund, declaration, Tax election, estimate, voucher, statement (including information returns) or other document, including any schedule, form or attachment thereto or any amendment thereof, with respect to Taxes (including the determination, assessment, reporting, withholding, collection or payment of any Taxes), filed or required to be filed with any Governmental Authority.

“Third Party Service Provider” means any service provider or any other Person authorized by the Company to collect, store, process, analyze or otherwise have access to any PII or confidential information of the Company.

“Transactions” means, collectively, the transactions contemplated by this Agreement and the Support Agreements, including the Merger.

“Transfer Taxes” means, all direct and indirect transfer, documentary, sales, use, stamp, court, registration and other similar Taxes (including any real estate transfer Taxes), and all conveyance fees, recording charges and other similar fees and charges incurred in connection with the consummation of the Transactions.

The following terms are defined in the section of this Agreement set forth after such term below:

Terms Not Defined in this Section 8.12	Section

Access Limitations	Section 5.05
Action	Section 3.08
Additional Required Gaming Approval	Section 5.03(d)
Adverse Recommendation Change	Section 5.02(d)
Agreement	Preamble
Announcement	Section 5.04
Articles of Merger	Section 1.03
Balance Sheet	Section 3.06(c)
Balance Sheet Date	Section 3.06(c)
Bankruptcy and Equity Exceptions	Section 3.04(a)
Book Entry Share	Section 2.01(c)
Capitalization Date	Section 3.02(a)

Terms Not Defined in this Section 8.12	Section

CBA	Section 3.18(a)(viii)
Certificate	Section 2.01(c)
Closing	Section 1.02
Closing Date	Section 1.02
Company	Preamble
Company 401(k) Plan	Section 5.08(b)
Company Acquisition Agreement	Section 5.02(d)
Company Board Recommendation	Section 3.04(b)
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company Dissenting Shares	Section 2.06
Company IP	Section 3.14(b)
Company OTC Reports	Section 3.27
Company Preferred Stock	Section 3.02(a)
Company Registrations	Section 3.14(a)
Company SEC Documents	Section 3.06(a)
Company Securities	Section 3.02(b)
Company Subsidiary Securities	Section 3.03(b)
Company Termination Fee	Section 7.03(a)(ii)
Confidentiality Agreement	Section 5.05
Continuing Employee	Section 5.08(a)
Contract	Section 3.04(c)
DPA	Section 3.28
Effective Time	Section 1.03
Employee/Contractor IP Agreement	Section 3.14(f)
Environmental Laws	Section 3.10
Exchange Act	Section 3.05
Exchange Fund	Section 2.02(a)
Filed SEC Documents	Article III
Indemnitee(s)	Section 5.06(a)
Interested Party Transaction	Section 3.26
Intervening Event	Section 5.02(j)
Intervening Event Adverse Recommendation Change	Section 5.02(f)
In-the-Money Company Stock Option	Section 2.03(a)(i)
Judgment	Section 3.08
Laws	Section 3.09
Material Contract	Section 3.18(a)
Material Customers	Section 3.21
Material Suppliers	Section 3.21
Merger	Recitals
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
Nevada Law Matters	Section 8.07
NRS	Recitals
OFAC	Definition (Sanction Laws)
OTC Rules	Section 3.27
OTCQB Disclosure Guidelines	Section 3.27
Outside Date	Section 7.01(b)(i)
Parent	Preamble
Parent Disclosure Letter	Article IV

Terms Not Defined in this Section 8.12	Section

Patents	Definition (Intellectual Property)
Paying Agent	Section 2.02(a)
Payoff Letter	Section 5.09
Permits	Section 3.09
Premium Cap	Section 5.06(b)
Proxy Statement	Section 3.05
Restraints	Section 6.01(c)
Sarbanes-Oxley Act	Section 3.06(a)
SEC	Article III
Secretary of State	Section 1.03
Securities Act	Section 3.06(a)
Specified Arrangements	Section 5.08(a)
Stock Award Consideration	Section 2.03(b)
Stock Option Consideration	Section 2.03(a)(i)
Stockholder Approval	Section 3.22
Stockholders Meeting	Section 5.12(b)
Superior Proposal	Section 5.02(i)
Support Agreement	Recitals
Surviving Corporation	Section 1.01
Takeover Law	Section 3.16(b)
Takeover Proposal	Section 5.02(h)
Trade Controls	Section 3.20(a)
Trademarks	Definition (Intellectual Property)
Transaction Litigation	Section 5.10(a)
WARN Act	Section 3.12(b)

SECTION 8.13. Fees and Expenses. Whether or not the Transactions are consummated, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in this Agreement. Other than as described in Section 2.02(b), Parent and Merger Sub shall bear and timely pay all Transfer Taxes and shall prepare and file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

SECTION 8.14. Performance of Merger Sub. Parent hereby agrees to cause Merger Sub to comply with all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time by the Surviving Corporation. Immediately following the execution and delivery of this Agreement, Parent hereby agrees to execute and deliver a written consent duly adopting this Agreement in its capacity as the sole stockholder of Merger Sub in accordance with Section 78.320 of the NRS.

SECTION 8.15. Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to Parent” and words of similar import refer to documents posted to the Data Room by or on behalf of the Company on or prior to 5:30 pm New York City time on July 16, 2024. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The words “ordinary course of business” shall mean the ordinary course of business consistent with past practice. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, Law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, Law or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of Laws or statutes) by succession of comparable successor statutes and any rules, guidelines or regulations promulgated thereunder and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

EVOLUTION MALTA HOLDING LIMITED

By	/s/ Martin Carlesund
Name: Martin Carlesund
Title: Director

GALAGA MERGER SUB, INC.

By	/s/ Jesper Von Bahr
Name: Jesper Von Bahr
Title: Secretary and Treasurer

GALAXY GAMING, INC.

By	/s/ Matthew D. Reback
Name: Matthew D. Reback
Title: President and Chief Executive Officer

Annex B

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of July 18, 2024, is by and among Evolution Malta Holding Limited, a company registered in Malta (“Parent”), Galaga Merger Sub, Inc., a Nevada corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and [●] (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of [●] shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (as defined below) (all such shares, together with any shares of Common Stock of the Company that are hereafter issued to, or otherwise acquired or owned (including beneficial ownership) by, the Stockholder prior to the termination of this Agreement, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and Galaxy Gaming, Inc., a Nevada corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof and as it may be amended from time to time (the “Merger Agreement”), which provides, among other things, for Merger Sub to be merged with and into the Company (the “Merger”) with the Company surviving the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (solely in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO VOTE

Section 1.1 Agreement to Vote. Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company (including the Stockholders Meeting), however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall, to the fullest extent that the Subject Shares are entitled to vote thereon: (a) cause all of the Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted if another Person is the holder of record of any Subject Shares beneficially owned by the Stockholder), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Shares (i) in favor of (A) the adoption and approval of the Merger Agreement and the approval of the Merger, (B) the approval of any proposal to adjourn or postpone such meeting (including the Stockholders Meeting) to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 5.12(b) of the Merger Agreement, and (C) the approval of any other proposal considered and voted upon by the Company’s stockholders at any meeting of the stockholders of the Company (including the Stockholders Meeting) necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any (A) Takeover Proposal, (B) change in the Company’s Board of Directors, (C) action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement and (D) other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger or any other transactions contemplated by the Merger Agreement.

Until the Effective Time, the Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 1.1. Except as set forth in this Section 1.1, nothing in this Agreement shall limit the rights of the Stockholder to vote in favor of, against or abstain with respect to any matter presented to the stockholders of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Parent and Merger Sub that:

Section 2.1 Authority; Binding Agreement. The Stockholder has all requisite legal right, power, authority and capacity to execute, deliver and perform his or her obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery by the Stockholder or the performance of the Stockholder’s obligations hereunder (subject to the Bankruptcy and Equity Exceptions).

Section 2.2 Non-Contravention. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby will not (a) violate any Law or Judgment applicable to the Stockholder or the Subject Shares, or (b) except as may be required by applicable U.S. Federal securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, violate or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Liens on the Stockholder’s properties or assets (including the Subject Shares) pursuant to, any (i) Contract, agreement, trust, commitment, order, Judgment, writ, stipulation, settlement, award, decree or other instrument binding on the Stockholder or the Subject Shares or (ii) any applicable Law, in case of each of clauses (a) and (b), except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of the Stockholder to perform its obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.

Section 2.3 Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Liens, except for Liens as may be applicable under the Securities Act or other applicable securities Laws, or Liens arising hereunder. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire all or any portion of the Subject Shares. Except for the Subject Shares, the Stockholder is not the record or beneficial owner of any voting securities of the Company.

Section 2.4 Voting Power. Other than as provided in this Agreement, the Stockholder has full voting power with respect to all of the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares. None of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

Section 2.5 Reliance. The Stockholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

Section 2.6 Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no Action pending against, or, to the knowledge of the Stockholder, threatened in writing against, and there is no Judgment imposed upon, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of the Stockholder to perform its obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub represent and warrant to the Stockholder, jointly and severally, that:

Section 3.1 Organization; Authorization. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The consummation of the transactions contemplated hereby are within each of Parent’s and Merger Sub’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent and Merger Sub. Each of Parent and Merger Sub has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 3.2 Binding Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (subject to the Bankruptcy and Equity Exceptions).

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.2:

Section 4.1 No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, from and after the date hereof until the earlier of the termination of this Agreement in accordance with Section 5.2 and the receipt of the Stockholder Approval, the Stockholder shall not, directly or indirectly, (a) transfer, sell, assign, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), all or any portion of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (b) enter into any Contract with respect to any Transfer of the Subject Shares, or any interest therein, (c) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to all or any portion of the Subject Shares that is inconsistent with this Agreement, (d) deposit or permit the deposit of all or any portion of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to all or any portion of the Subject Shares that is inconsistent with this Agreement, (e) tender any Subject Shares into any tender or exchange offer or (f) take or permit any other action that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder or the transactions contemplated hereby, except (i) transferring Subject Shares to controlled Affiliates, (ii) transferring Subject Shares to any custodian or nominee for the purpose of holding such Subject Shares for the account of the Stockholder or its Affiliates, (iii) with Parent’s prior written consent, (iv) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, (v) by will or under the Laws of intestacy upon the death of such Stockholder, or (vi) for estate planning purposes, provided that, as a condition to such Transfer pursuant to the exceptions set forth in (i) through (vi), the recipient agrees, prior to such Transfer, to be bound by this Agreement to the same extent as the Stockholder (such exceptions set forth in sections (i) through

(vi) referred to as “Permitted Transfers”). Any action taken in violation of the foregoing sentence (other than a Permitted Transfer) shall be null and void ab initio and the Stockholder agrees that any such prohibited action may and should be enjoined. If any involuntary Transfer of all or any portion of the Subject Shares shall occur (including, if applicable, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with Section 5.2. The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, the Stockholder may Transfer any or all of the Subject Shares, in accordance with applicable Law, to the Stockholder’s controlled Affiliates; provided, that, prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Subject Shares or any interest in any of such Subject Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof, in which case such Affiliate shall be deemed a Stockholder hereunder.

Section 4.2 No Exercise of Appraisal Rights; Actions. The Stockholder (a) waives and agrees not to exercise any appraisal or dissenters’ rights (including under Sections 92A.300 through 92A.500 of the NRS) in respect of all or any portion of the Subject Shares that may arise with respect to the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any Action (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement or the Transactions contemplated thereby.

Section 4.3 Documentation and Information. The Stockholder consents to and hereby authorizes the Company, Parent, and Merger Sub to publish and disclose in all documents and schedules filed with the Nasdaq Stockholm or the OTCQB, as applicable, and any press release or other disclosure document that the Company, Parent, or Merger Sub reasonably determines to be necessary in connection with the Merger and any Transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that the Company, Parent, and Merger Sub may file this Agreement or a form hereof with any Governmental Authority that the Company, Parent, or Merger Sub reasonably determines is necessary in connection with the Merger and any transactions related to the Merger; provided that the Stockholder shall have a reasonable opportunity to review and comment upon such disclosure prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed. The Stockholder agrees to promptly give the Company and Parent any information the Company or Parent may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify the Company and Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

Section 4.4 No Solicitation. Subject to Section 5.15, the Stockholder shall not, nor shall it permit or authorize any of its Representatives to, directly or indirectly, (a) initiate, solicit, or knowingly facilitate (including by way of furnishing non-public information) the submission of any inquiries regarding, or the making of any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person (other than Parent, Merger Sub or their respective Affiliates) any non-public information relating to the Company or its Subsidiaries or afford to any Person access to the business, properties, assets, books or records, or to any personnel of the Company or its Subsidiaries, in any such case, with the intent of, encouraging any inquiry, proposal, or offer that constitutes or would reasonably be expected to lead to, or result in, a Takeover Proposal, (c) approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to a Takeover Proposal or (d) resolve or agree to do any of the foregoing. Notwithstanding anything to the contrary in this Section 4.4, the Stockholder may engage in such activities solely to the extent that the Company is permitted to engage in such activities pursuant to Section 5.02(a) of the Merger Agreement.

Section 4.5 Adjustments; Additional Shares. In the event of any stock split, reverse stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities. In the event that the Stockholder acquires any additional Common Stock of the Company or other interests in or with respect to the Company, such Common Stock or other interests shall, without further action of the parties hereto, be subject to the provisions of this Agreement, and the number of the Subject Shares of the Stockholder will be deemed amended accordingly. The Stockholder shall promptly notify Parent and Merger Sub of any such event.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by registered or certified mail (postage prepaid, return receipt requested), or by email to the respective parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice): (a) if to Parent or Merger Sub, in accordance with the provisions of the Merger Agreement and (b) if to the Stockholder, to the Stockholder’s address or email address set forth on a signature page hereto, or to such other address or email address as such party hereto may hereafter specify in writing for the purpose by notice to each other party hereto.

Section 5.2 Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the Board of Directors of the Company or any committee thereof makes an Adverse Recommendation Change as a result of an Intervening Event in accordance with the terms of the Merger Agreement, and (d) the mutual written consent of all of the parties hereto. Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5.2 shall relieve any party hereto from liability for any willful breach of this Agreement or from fraud prior to termination of this Agreement and (ii) the provisions of this Article V shall survive any termination of this Agreement.

Section 5.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto or, in the case of a waiver, by each party hereto against whom the waiver is to be effective. Any purported amendment or waiver not made in accordance with the foregoing shall be null and void. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.4 Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the Merger is consummated.

Section 5.5 Binding Effect; No Third Party Beneficiaries; Assignment. The parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1. No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 5.6 Governing Law; Jurisdiction.

(a) This Agreement and any matters or disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles; provided, however, that the laws of the State of Nevada shall govern this Agreement with respect to any provisions set forth herein in which such laws are mandatorily applicable to the provisions or transactions contemplated hereby.

(b) All Actions arising out of or relating in any way to this Agreement, including the formation and interpretation of this Agreement, whether sounding in contract, tort, statute or otherwise, shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any such Action, any state or federal court within the State of Delaware), and in each case, appellate courts therefrom, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose, except as provided in this paragraph, and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party hereto in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address described in Section 5.1 of this Agreement and consents to such courts’ exercise of personal jurisdiction over such party. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party hereto’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH (INCLUDING THE MERGER AGREEMENT) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO

THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.6(c).

Section 5.7 Counterparts. This Agreement may be executed in one or more counterparts (including by electronic mail) and by electronic or digital signature, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of a paper document bearing an original signature.

Section 5.8 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter of this Agreement.

Section 5.9 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law.

Section 5.10 Specific Performance. The parties hereto hereby agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur to Parent and Merger Sub if any provision of this Agreement were not performed by the Stockholder in accordance with the terms hereof or is otherwise breached, including if the Stockholder fails to take any action required of it hereunder, and, accordingly, that each of Parent and Merger Sub shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the Stockholder’s performance of the terms and provisions hereof, in addition to any other remedy to which Parent or Merger Sub is entitled at law or in equity. In any Action for specific performance, the Stockholder will waive the defense of adequacy of any other remedy at law, and the Stockholder will waive any requirement for the securing or posting of any bond or other security in connection with the remedies referred to in this Section 5.10.

Section 5.11 Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.12 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Section 5.13 Further Assurances. Parent, Merger Sub and the Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

Section 5.14 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

Section 5.15 Capacity as Stockholder. Notwithstanding anything herein to the contrary, (a) the Stockholder signs this Agreement solely in the Stockholder’s capacity as a Stockholder of the Company, and not in any other capacity, and (b) nothing herein shall in any way limit or restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to prevent the Stockholder from taking any action in his or her capacity as a director or officer of the Company.

Section 5.16 No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

Section 5.17 No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise provided herein.

[Signature Page Follows]

The parties hereto are executing this Agreement on the date set forth in the introductory clause.

EVOLUTION MALTA HOLDING LIMITED

By:
Name: Martin Carlesund
Title: Director

GALAGA MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

Stockholder:

By:
Name:
Email:

[Signature Page to Support Agreement]

Annex C

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.303 “Advance notice statement” defined. “Advance notice statement” when used in reference to a proposed corporate action creating dissenter’s rights that is taken or submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, means written notice of the proposed corporate action sent by the subject corporation to all stockholders of record entitled to assert dissenter’s rights if the corporate action is effectuated. Such notice must:

1. Be sent not later than 20 days before the effective date of the proposed corporate action;

2. Identify the proposed corporate action;

3. Provide that a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must deliver a statement of intent to the subject corporation and set a date by which the subject corporation must receive the statement of intent, which may not be less than 15 days after the date the notice is sent, and state that the stockholder shall be deemed to have waived the right to assert dissenter’s rights with respect to the shares unless the statement of intent is received by the subject corporation by such specified date; and

4. Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

NRS 92A.323 “Statement of intent” defined. “Statement of intent” when used in reference to a proposed corporate action creating dissenter’s rights, means written notice of a stockholder’s intent to assert dissenter’s rights and demand payment for the stockholder’s shares if the corporate action is effectuated.

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or

(3) If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

3. Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1. There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if:

(1) There is no meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(2) The corporate action is a merger described in NRS 92A.133.

3. Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

(a) Cash;

(b) Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

(c) Any combination of paragraphs (a) and (b).

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

6. There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenter’s rights is submitted for approval pursuant to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.

2. If a corporate action creating dissenter’s rights is submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, the domestic corporation:

(a) May send an advance notice statement with respect to the proposed corporate action; and

(b) If the proposed corporate action is taken, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, a statement of intent with respect to the proposed corporate action; and

(b) Must not vote, or cause or permit to be voted, any of the stockholder’s shares of such class or series in favor of the proposed corporate action.

2. If a proposed corporate action creating dissenter’s rights is taken without a vote of the stockholders or submitted for approval pursuant to a written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) If an advance notice statement is sent by the subject corporation pursuant to NRS 92A.410, must deliver a statement of intent with respect to any class or series of shares to the subject corporation by the date specified in the advance notice statement; and

(b) Must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2. The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1. A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3. Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

Annex D

July 18, 2024

Galaxy Gaming, Inc.

6480 Cameron Street, Ste. 305

Las Vegas, NV 89118

Attention: Board of Directors

Members of the Board:

Macquarie Capital (USA) Inc. (“we” or “Macquarie Capital”) understands that Galaxy Gaming, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among Evolution Malta Holding Limited (“Parent”), Galaga Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company (the “Transaction”) and each issued and outstanding share of common stock, par value $0.001 per share (“Company Common Stock”), of the Company, other than (a) shares of Company Common Stock owned by the Company or any wholly owned subsidiary of the Company as treasury stock or otherwise or held by Parent, Merger Sub or any other wholly owned subsidiary of Parent and (b) shares of Company Common Stock as to which the holder has properly exercised appraisal in accordance with the applicable provisions of Sections 92A.300 through 92A.500 of the Nevada Revised Statutes, will be converted into the right to receive $3.20 in cash, without interest (the “Merger Consideration”).

You have requested that Macquarie Capital render its opinion to the Board of Directors

(the “Board”) of the Company (solely in its capacity as such) as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than Parent and its affiliates) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.

In connection with this opinion, we have, among other things:

(i) reviewed an execution version of the Agreement furnished to us on July 18, 2024;

(ii) reviewed certain publicly available business and financial information regarding the Company;

(iii) reviewed certain other information relating to the Company, including financial projections prepared by the management of the Company (and approved for our use by the management of the Company) relating to the Company for the fiscal years ending December 31, 2024 through December 31, 2029 (the “Company Projections”);

(iv) discussed the Transaction and the business, operations, financial condition and prospects of the Company with members of the management of the Company;

(v) reviewed certain financial data with respect to the Company and compared that data with similar data for other companies with publicly traded equity securities that we deemed relevant;

(vi) reviewed, to the extent publicly available, the financial terms of certain other transactions that we deemed relevant; and

(vii) performed such other financial analyses and considered such other information and factors that we deemed appropriate for purposes of this opinion.

We have not undertaken any responsibility for independently verifying, and have not independently verified, any of the foregoing information and we have assumed and relied upon the accuracy and completeness of all such information. Management of the Company has advised us, and we have assumed, that the Company Projections have been reasonably prepared in good faith on bases reflecting such management’s best currently available estimates and judgments as to the future financial performance and condition of the Company. You have advised us and we have assumed that the Company Projections are a reasonable basis upon which to evaluate the Company and the Transaction and, at your direction, we have used and relied upon the Company Projections for purposes of our analyses and opinion. We express no view or opinion as to the Company Projections or the assumptions upon which they are based. Further, we have assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. In connection with this opinion, we have not made, nor assumed any responsibility for making, any physical inspection or independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals.

We have relied upon and assumed that the representations and warranties of each party in the Agreement are true and correct, that each party will fully and timely perform all of the covenants and agreements required to be performed by it under the Agreement, that all of the conditions to the consummation of the Transaction will be satisfied in accordance with the Agreement, and that the Transaction will be consummated in a timely manner in accordance with the terms set forth in the Agreement without waiver, modification or amendment of any terms or provisions thereof. We have further assumed, with your consent, that the Transaction will be effected in a manner that complies in all respects with all applicable federal, state and other statutes, rules and regulations and that all governmental, regulatory, third-party and other consents, approvals or releases necessary for the effectiveness of the Transaction will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the Transaction. In addition, we have assumed that the final form of the Agreement, when executed, will not differ from the draft of the Agreement reviewed by us in any respect material to our analyses or opinion.

Our opinion does not address the underlying business decision of the Board or the Company to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions available to the Company. Our opinion is necessarily based on information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We do not have any obligation to update, revise, reaffirm or withdraw this opinion or to otherwise comment on or consider events occurring or coming to our attention after the date hereof.

This opinion only addresses the fairness, from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates) of the Merger Consideration to be received by such holders in the Transaction pursuant to the Agreement and does not address any other aspect or implication of the Transaction or any consent, agreement, arrangement or understanding provided or entered into in connection therewith or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or Merger Consideration to be paid or payable to any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Merger Consideration or otherwise. We are not providing any advice or opinion as to matters that require legal, regulatory, accounting, insurance, executive compensation, tax or other similar professional advice. We have assumed that the Company has obtained or will obtain such advice or opinions from appropriate professional sources. Furthermore, we have relied upon the accuracy and completeness of the assessments by the Company and its advisors with respect to all legal, regulatory, accounting, insurance, executive compensation and tax matters.

We have acted as financial advisor to the Company in connection with the Transaction and will receive fees for our services, a portion of which is payable upon having informed the Company that we had substantially completed our work in connection with the rendering of our opinion and the principal portion of which is contingent upon consummation of Transaction. In addition, the Company has agreed to reimburse us for certain of our expenses and to indemnify us and certain related parties against certain liabilities arising out of our engagement. In the ordinary course of business, Macquarie Capital and its affiliates may acquire, hold, sell or trade debt, equity and other securities and financial instruments (including derivatives, loans and other obligations) of the Company, Parent or any other company that may be involved in the Transaction, and their respective affiliates, for its and their own accounts and for the accounts of its and their customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments. We and our affiliates provide a wide range of investment banking advice and services, including financial advisory services, securities underwritings and placements, securities sales and trading, brokerage advice and services, and loans. We and our affiliates may in the future provide investment banking advice and services to, and may otherwise seek to expand our business and commercial relationships with, the Company, Parent and their respective affiliates for which we would expect to receive compensation.

It is understood that our opinion is for the information and use of the Board (solely in its capacity as such) in connection with its consideration of the Transaction and does not constitute a recommendation to the Board, the Company or any securityholder of the Company, or any other person, as to how to act or vote with respect to any matter relating to the Transaction. The issuance of this opinion has been approved by an internal committee of Macquarie Capital authorized to review opinions of this nature.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than Parent and its affiliates) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Macquarie Capital (USA) Inc.
MACQUARIE CAPITAL (USA) INC.

SCAN TO VIEW MATERIALS & VOTE w GALAXY GAMING, INC. VOTE BY INTERNET 6480 CAMERON STREET, SUITE 305 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above LAS VEGAS, NV 89118 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GLXZ2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V56770-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GALAXY GAMING, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of July 18, 2024, ! ! ! by and among Evolution Malta Holding Limited, a company registered in Malta (“Parent”), Galaga Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Galaxy Gaming, Inc., a Nevada corporation (“Galaxy”), pursuant to which Merger Sub will be merged with and into Galaxy, with Galaxy surviving as a wholly owned subsidiary of Parent (the “Merger”); 2. To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Galaxy’s named ! ! ! executive officers that is based on or otherwise relates to the Merger; and 3. To approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are ! ! ! insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the special meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V56771-TBD GALAXY GAMING, INC. SPECIAL MEETING OF STOCKHOLDERS November 12, 2024, at 9:00 a.m. Pacific Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint Matt Reback and Steven Kopjo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GALAXY GAMING, INC. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. Pacific Time, on November 12, 2024, virtually via live webcast at www.virtualshareholdermeeting.com/GLXZ2024SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side